Execution Version INCREMENTAL FACILITY AMENDMENT NO. 5 TO CREDIT AGREEMENT, dated as of March 22, 2024 (this “Amendment”), is made and entered into by and among Clean Harbors, Inc., a Massachusetts corporation (the “Borrower”), each of the entities listed as an Incremental Lender on the signature pages hereto (each, an “Incremental Lender” and, collectively, the “Incremental Lenders”), Goldman Sachs Lending Partners LLC (“Goldman Sachs”), as administrative agent and collateral agent (in such capacity, the “Agent”) and the other Loan Parties party hereto. RECITALS: WHEREAS, reference is made to the Credit Agreement dated as of June 30, 2017 (as amended by the First Amendment, dated as of April 17, 2018, the Incremental Facility Amendment to Credit Agreement, dated as of July 19, 2018, the Incremental Facility Amendment No. 2 to Credit Agreement, dated as of October 8, 2021, Amendment No. 3 to Credit Agreement, dated as of June 23, 2023, Amendment No. 4 to Credit Agreement, dated as of December 27, 2023 and as further amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), by and among the Borrower, the other Loan Parties, the lenders from time to time party thereto and the Agent; WHEREAS, it is intended that the Borrower will (a) obtain the 2024 Incremental Term Loans (as defined below) in the form of New Term Loans (as defined in the Credit Agreement) pursuant to Section 2.19 of the Credit Agreement and (b) use the proceeds of the borrowings under the 2024 Incremental Term Loans, together with cash on hand, to (i) finance the acquisition (the “Acquisition”) of Hepaco Blocker Inc., a Delaware corporation (the “Target”) and its subsidiaries (collectively, the “Acquired Business”) and (ii) pay the fees and expenses incurred in connection with the foregoing (the transactions described in this paragraph, collectively, the “Transactions”); WHEREAS, subject to the terms and conditions of the Credit Agreement, and pursuant to Section 2.19 of the Credit Agreement, the Borrower has requested that (a) the Incremental Lenders provide New Term Loans (each a “2024 Incremental Term Loan”) in an aggregate principal amount of $500,000,000 and (b) the Credit Agreement be amended in the manner provided for herein; WHEREAS, the Incremental Lenders are willing to provide the 2024 Incremental Term Loans to the Borrower on the Amendment No. 5 Effective Date (as defined below); and WHEREAS, the parties hereto wish to amend the Credit Agreement on the terms and subject to the conditions set forth herein and in the Amended Credit Agreement (as defined below). NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows: SECTION 1. Defined Terms; Interpretation; Etc. Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Amended Credit Agreement. This Amendment constitutes an amendment to the Credit Agreement pursuant to Section 2.19(f) and a “Loan Document”, as defined in the Amended Credit Agreement. SECTION 2. Incremental Loans. (a) Each Incremental Lender hereby agrees, severally and not jointly, to make a 2024 Incremental Term Loan to the Borrower on the Amendment No. 5 Effective Date in Dollars in an aggregate principal amount equal to the amount set forth opposite such Incremental Lender’s name on Schedule I attached hereto (each, a “2024 Incremental Term Commitment” and,

2 collectively, the “2024 Incremental Term Commitments”), on the terms set forth herein and in the Credit Agreement (as amended hereby), and subject to the conditions set forth herein. The Incremental Term Loans shall be deemed to be “2021 Incremental Term Loans”, “2024 Incremental Term Loans” and “Term Loans” as defined in the Amended Credit Agreement for all purposes of the Loan Documents having terms and provisions identical to those applicable to the 2021 Incremental Term Loans outstanding immediately prior to the Amendment No. 5 Effective Date (the “Existing Term Loans”). (b) The Borrower’s execution and delivery of this Agreement to the Agent shall constitute notice to the Agent by the Borrower requesting the 2024 Incremental Term Loans pursuant to Section 2.19(a) of the Credit Agreement, and, for the avoidance of doubt, shall satisfy such notice requirement set forth in Section 2.19(a) of the Credit Agreement. (c) Unless previously terminated, the commitments of the Incremental Lenders pursuant to Section 2(a) shall terminate upon the making of the 2024 Incremental Term Loans on the Amendment No. 5 Effective Date. (d) Each Incremental Lender (i) confirms that a copy of the Amended Credit Agreement and the other applicable Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment and make a 2024 Incremental Term Loan, have been made available to such Incremental Lender; (ii) agrees that it will, independently and without reliance upon the Agent, Goldman Sachs, JPMorgan Chase Bank, N.A. (“JPMorgan”), BofA Securities, Inc. (“BofA Securities”), Citizens Bank, National Association (“Citizens”), Truist Bank (“Truist Bank”), Truist Securities, Inc. (“Truist Securities” and, together with Truist Bank, “Truist”), Stifel Bank & Trust (“SBT”), Stifel Nicolaus and Company, Incorporated (“SNCI” and, together with SBT, “Stifel”) and Royal Bank of Canada (“RBC”, together with Goldman Sachs, JPMorgan, BofA Securities, Citizens, Truist and Stifel, each in its capacity as a joint lead arranger and joint bookrunner with respect to this Amendment, the “2024 Incremental Amendment Lead Arrangers”), or any other Lender or agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Amended Credit Agreement or the other applicable Loan Documents, including this Amendment; (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Amended Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) acknowledges and agrees that upon the Amendment No. 5 Effective Date such Incremental Lender shall be a “Lender”, a “2024 Incremental Term Lender” and a “New Term Loan Lender” under, and for all purposes of, the Amended Credit Agreement and the other Loan Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender and an Incremental Term Lender thereunder. (e) 2024 Incremental Term Loans shall be made as a single borrowing, with an initial Interest Period that commences on the Amendment No. 5 Effective Date and ends on the last day of the Interest Period applicable to the 2024 Incremental Term Loans on the Amendment No. 5 Effective Date. During such initial Interest Period, Term SOFR applicable to the 2024 Incremental Term Loans shall be the same Term SOFR applicable for the Existing Term Loans as of the Amendment No. 5 Effective Date. Notwithstanding anything to the contrary contained herein or in the Credit Agreement, from and after the Amendment No. 5 Effective Date, the Existing Term Loans and the 2024 Incremental Term Loans shall constitute a single Class and a single borrowing of 2021 Incremental Term Loans for all purposes under the Credit Agreement (as amended hereby). SECTION 3. Amended Credit Agreement. Subject to the terms set forth herein and the conditions set forth in Section 4 hereof, on the Amendment No. 5 Effective Date, the Credit Agreement is

3 hereby amended to incorporate the changes reflected in Exhibit A attached hereto (the “Amended Credit Agreement”) by deleting the stricken text (indicated textually in the same manner as the following example: stricken text) and adding the double-underlined text (indicated textually in the same manner as of the following example: double-underlined text). SECTION 4. Conditions Precedent to 2024 Incremental Term Loans. This Amendment, and each Incremental Lender’s obligation to provide the 2024 Incremental Term Loans pursuant to this Amendment, shall become effective as of the date on which the following conditions precedent are satisfied (such date, the “Amendment No. 5 Effective Date”): (a) The Agent shall have received from the Borrower, each other Loan Party and each Incremental Lender either (i) a counterpart of this Amendment duly executed and delivered on behalf of such party or (ii) written evidence satisfactory to the Agent (which may include facsimile or other electronic transmission of a signed counterpart of this Amendment) that such party has duly executed and delivered a counterpart of this Amendment. (b) The Agent shall have received a favorable written opinion (in each case, addressed to the Agent and the Lenders (including, without limitation, the Incremental Lenders) and dated the Amendment No. 5 Effective Date) of (i) Davis, Malm & D’Agostine, P.C., counsel for the Loan Parties, (ii) Herrick Feinstein LLP, New York counsel for the Loan Parties and (iii) Terschan, Steinle, Hodan & Ganzer LTD, Wisconsin counsel for the Loan Parties. (c) The Agent shall have received a customary certificate from the chief financial officer of the Borrower certifying that the Borrower and its Subsidiaries, on a consolidated basis on the Amendment No. 5 Effective Date after giving effect to this Amendment and the incurrence of the 2024 Incremental Term Loans (and the use of proceeds therefrom to consummate the Acquisition and as otherwise contemplated by this Agreement), are solvent (within the meaning of Section 3.15(a) of the Amended Credit Agreement). (d) The Agent shall have received (i) a certificate of each Loan Party, dated the Amendment No. 5 Effective Date and executed by its Secretary, Assistant Secretary or director, which shall (A) certify the resolutions of its Board of Directors, members or other body authorizing the execution, delivery and performance of this Amendment (and any agreements relating thereto) to which it is a party, (B) identify by name and title and bear the signatures of the other officers of such Loan Party authorized to sign the Amendment (and any agreements relating thereto) to which it is a party, (C) either (1) contain appropriate attachments, including the certificate or articles of incorporation or organization of each such Loan Party (and in the case of any such Loan Party, certified by the relevant authority of the jurisdiction of organization of such Loan Party), and a true and correct copy of its by-laws, memorandum and articles of incorporation or operating, management, partnership or equivalent agreement to the extent applicable, in each case, certified as of a recent date or (2) include a written certification by such Loan Party’s secretary, assistant secretary or other Responsible Officer that such Loan Party’s certificate or articles of incorporation or organization or other applicable constitutive documents most recently certified and delivered to the Agent prior to the Amendment No. 5 Effective Date pursuant to the Loan Documents remain in full force and effect on the Amendment No. 5 Effective Date without modification or amendment since such original delivery and (D) either (1) attach copies of all consents, licenses and approvals required in connection with the consummation by such Loan Party of this Amendment and certify that such consents, licenses and approvals are in full force and effect, or (2) state that no such consents, licenses or approvals are so required and (ii) a good standing certificate for each Loan Party from the applicable governmental authority of its jurisdiction of incorporation.

4 (e) The Agent shall have received for each Incremental Lender that shall have requested a promissory note, a duly completed and executed promissory note for such Incremental Lender. (f) All reasonable and documented or invoiced out-of-pocket costs and expenses (including the reasonable fees, charges and disbursements of Cahill Gordon & Reindel LLP, as counsel to the Agent and the Incremental Lenders) of the Agent and the 2024 Incremental Amendment Lead Arrangers incurred in connection with the transactions contemplated hereby for which invoices have been presented at least three (3) Business Days prior to the Amendment No. 5 Effective Date shall have been paid. (g) The fees previously agreed to be paid by the Borrower on the Amendment No. 5 Effective Date to the 2024 Incremental Amendment Lead Arrangers shall have been paid. (h) The Agent, the 2024 Incremental Amendment Lead Arrangers and Incremental Lenders shall have received all documentation and other information reasonably requested by them at least three (3) Business Days prior to the Amendment No. 5 Effective Date that shall have been reasonably requested by the Agent, the 2024 Incremental Amendment Lead Arrangers or the Incremental Lenders at least ten (10) Business Days prior to the Amendment No. 5 Effective Date and is required to be obtained or maintained by them by regulatory authorities under applicable “know your customer” and anti-money laundering or terrorist financing rules and regulations, including the USA PATRIOT Act. (i) The Agent shall have received a Borrowing Request with respect to the Incremental Term Loans in accordance with the requirements of Section 2.02 of the Amended Credit Agreement. (j) The Acquisition shall have been consummated, in all material respects, pursuant to the definitive Stock Purchase Agreement dated as of February 2, 2024 (the “Original Execution Date”), by and among the Borrower, the current owner of all of the Target’s outstanding stock, and the Target (together with the exhibits and disclosure schedules thereto, the “Acquisition Agreement”). The Acquisition Agreement shall not have been amended or waived or modified or consent granted thereunder by the Borrower or any of the Borrower’s affiliates in a manner materially adverse to the 2024 Incremental Amendment Lead Arrangers or the Incremental Lenders without the consent of the 2024 Incremental Amendment Lead Arrangers (such consent not to be unreasonably withheld, delayed or conditioned). (k) Upon the effectiveness of this Amendment and both immediately before and immediately after giving effect to this Amendment, and the making of the 2024 Incremental Term Loans on the Amendment No. 5 Effective Date and the application of the proceeds thereof to consummate the Acquisition and as otherwise contemplated by this Amendment, the representations and warranties set forth in Article III of the Credit Agreement and in the other Loan Documents and Section 6 of this Amendment shall be true and correct in all material respects with the same effect as though made on and as of the Amendment No. 5 Effective Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date; provided that any representation or warranty that is qualified as to materiality or “Material Adverse Effect” shall be true and correct in all respects after giving effect to any such qualification as to materiality or “Material Adverse Effect.”

5 (l) Upon the effectiveness of this Amendment and both immediately before and immediately after giving effect to this Amendment, and the making of the Incremental Term Loans on the Incremental Amendment Effective Date and the application of the proceeds thereof as contemplated by this Amendment, no Default or Event of Default shall have occurred and be continuing. (m) The Agent shall have received the results of recent lien and judgment searches in each of the jurisdictions reasonably requested by it. (n) At least three (3) Business Days prior to the Amendment No. 5 Effective Date, to the extent the Borrower qualifies as a “legal entity customer” under 31 C.F.R. § 1010.230 (the “Beneficial Ownership Regulation”) and the Agent has requested such a Beneficial Ownership Certification (as defined below) in writing at least ten (10) Business Days prior to the Amendment No. 5 Effective Date, the Agent shall have received a certification regarding individual beneficial ownership as required by the Beneficial Ownership Regulation (the “Beneficial Ownership Certification”) in relation to the Borrower. (o) The Agent and the Incremental Lenders shall have received a certificate from a Responsible Officer of the Borrower dated the Amendment No. 5 Effective Date certifying that the conditions set forth in clauses (k) and (l) of this Section 4 have been satisfied. (p) The Agent shall have received a “Life-of-Loan” flood hazard determination for each real property encumbered by a Mortgage and, for any Mortgaged Property on which improvements are located in a special flood hazard area, (i) a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower and (ii) evidence of insurance required by Section 5.10(b) of the Credit Agreement. (q) The 2024 Incremental Amendment Lead Arrangers and the Incremental Lenders shall have received evidence that the ABL Credit Agreement has been amended (or shall be amended concurrently with the funding of the 2024 Incremental Term Loans) to the extent, if any, required in a manner satisfactory to the 2024 Incremental Amendment Lead Arrangers to permit the Loan Parties to enter into the Transactions. (r) The Agent shall have received with respect to the Target and each of its subsidiaries, other than any Excluded Subsidiary, (i) an executed Joinder Agreement substantially in the form attached to the Amended Credit Agreement as Exhibit D, (ii) an executed supplement to the Security Agreement substantially in the form of Annex 1 to the Security Agreement (the “Security Agreement Supplement”), (iii) the certificates representing the shares of Capital Stock of each Subsidiary pledged pursuant to the Security Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof, (iv) each promissory note and other instrument (if any) pledged to the Agent pursuant to the Security Agreement (to the extent required thereby) endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof, (v) a completed Perfection Certificate dated the Amendment No. 5 Effective Date and signed by a Responsible Officer of the Borrower, together with all attachments contemplated thereby, (vi) each document (including any UCC financing statement) reasonably requested by the Agent to be filed, registered or recorded in order to create in favor of the Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral, (vii) fully executed counterparts of the other Loan Documents to be entered into on the Amendment No. 5 Effective Date, including the ABL Intercreditor Agreement, and such other certificates, documents, instruments and agreements as the Agent shall reasonably request in connection with the transactions and (viii) customary confirmation of releases from liens (other

6 than Permitted Liens) which attach to all or any portion of the Acquired Business, repayment of debt of the Acquired Business and termination of guarantees in respect of such debt. The Agent shall notify the Borrower and the Lenders of the Amendment No. 5 Effective Date, and such notice shall be conclusive and binding. SECTION 5. Post-Closing Requirements. Within ninety (90) days after the Amendment No. 5 Effective Date, unless waived or extended by the Agent in its sole discretion, with respect to each real property encumbered by a Mortgage, the Agent shall have received the following, in each case in form and substance reasonably acceptable to the Agent: (a) Written confirmation (which may be in the form of email correspondence) provided to the Agent from local counsel in the jurisdiction in which the real property encumbered by a Mortgage is located substantially to the effect that: (i) the recording of the existing Mortgage is the only filing or recording necessary to give constructive notice to third parties of the lien created by such Mortgage as security for the Secured Obligations, including the Secured Obligations evidenced by this Amendment, and the other documents executed in connection therewith, for the benefit of the Secured Parties; and (ii) no other documents, instruments, filings, recordings, re-recordings, re-filings or other actions, including, without limitation, the payment of any mortgage recording taxes or similar taxes, are necessary or appropriate under applicable law in order to maintain the continued enforceability, validity or priority of the Lien created by such Mortgage as security for the Secured Obligations, including the Secured Obligations evidenced by this Amendment, and the other documents executed in connection therewith, for the benefit of the Secured Parties; or (b) such other documentation as shall confirm the enforceability, validity, perfection and priority of the lien of the Mortgage in favor of the Secured Parties, including, if reasonably determined to be necessary or advisable by the Agent: (i) an amendment to the existing Mortgage (the “Mortgage Amendment”) to reflect the matters set forth in this Amendment, duly executed and acknowledged by the applicable Loan Party, and in form for recording in the recording office where such Mortgage was recorded, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof under applicable law; (ii) a favorable opinion or opinions, addressed to the Agent and the Secured Parties covering, among other things, the enforceability, due authorization, execution and delivery of the applicable Mortgage, as amended by the Mortgage Amendment; (iii) a date down endorsement to the existing title policy (or other title product where a date down endorsement is not available in the applicable jurisdiction), which shall reasonably assure the Agent as of the date of such endorsement (or as of the date of such other title product) that the real property subject to the lien of such Mortgage, as amended by the Mortgage Amendment, is free and clear of all title defects and encumbrances except for Permitted Liens;

7 (iv) evidence of payment by the Borrower of all search and examination charges, escrow charges and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgage Amendment referred to above; and (v) such affidavits, certificates, information and instruments of indemnification as shall be required, and evidence of payment of all title insurance premiums and other charges, to induce the title insurance company to issue the endorsement to the title policy (or other title product) contemplated in this Section 5(b). SECTION 6. Representations and Warranties. In order to induce the Incremental Lenders and the Agent to enter into this Amendment and to induce the Incremental Lenders to make the Incremental Term Loans hereunder, the Borrower hereby represents and warrants to the Incremental Lenders and the Agent on and as of the Amendment No. 5 Effective Date that: (a) This Amendment has been duly authorized, executed and delivered by each Loan Party party hereto and constitutes the legal, valid and binding obligations of each such Loan Party enforceable against it in accordance with its terms, except that the enforceability hereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and subject to general principles of equity. (b) The execution, delivery and performance by each Loan Party of this Amendment is within such Loan Party’s corporate powers, has been duly authorized by all necessary corporate and, if necessary, stockholder action of such Loan Party, and does not and will not (a) conflict with or contravene the terms of any Loan Party’s organization documents, (b) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect and (ii) for filings and registrations necessary to perfect Liens created pursuant to the Loan Documents, (c) will not violate any Requirement of Law applicable to any Loan Party or any of the Restricted Subsidiaries, (d) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Loan Party or any of the Restricted Subsidiaries or their respective assets, or give rise to a right thereunder to require any payment to be made by any Loan Party or any of the Restricted Subsidiaries, and (e) will not result in the creation or imposition of any Lien on any asset of any Loan Party or any of the Restricted Subsidiaries, except Liens created pursuant to the Loan Documents; except, in the case of each of clauses (b) through (e) above, to the extent that any such violation, default or right, or any failure to obtain such consent or approval or to take any such action, would not reasonably be expected to result in a Material Adverse Effect. (c) The representations and warranties of the Borrower and each other Loan Party contained in Article III of the Credit Agreement or any other Loan Document are true and correct in all material respects on and as of the date hereof provided that, to the extent that such representations and warranties expressly relate to an earlier date, they are true and correct in all material respects as of such earlier date (excluding the representations set forth in Section 3.13 and Section 3.15(a) of the Credit Agreement which are true and correct in all material respects as of the Amendment No. 5 Effective Date after giving effect to this Amendment); provided further that any representation and warranty that is qualified as to materiality or “Material Adverse Effect” is true and correct in all respects on the Amendment No. 5 Effective Date or on such earlier date, as the case may be after giving effect to any such qualification as to materiality or “Material Adverse Effect”.

8 (d) No Default or Event of Default exists on the date hereof before or after giving effect to this Amendment and the incurrence of the 2024 Incremental Term Loans and the use of proceeds therefrom. (e) As of the Amendment No. 5 Effective Date, the information included in the Beneficial Ownership Certification is true and correct in all respects. SECTION 7. Consent and Affirmation of the Loan Guarantors. Each of the Loan Guarantors, in its capacity as a guarantor under Article X of the Credit Agreement and a Grantor under the Security Agreement and as a party to each other Loan Document to which it is a party, hereby (i) consents to the execution, delivery and performance of this Amendment and agrees that each of the Loan Documents to which it is a party is, and shall continue to be, in full force and effect and is hereby in all respects ratified and confirmed on the Amendment No. 5 Effective Date, except that, on and after the Amendment No. 5 Effective Date, each reference to the “Credit Agreement,” “thereunder,” “thereof,” “therein” or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Credit Agreement and (ii) affirms and confirms its guarantee of the Obligations (including the 2024 Incremental Term Loans) and the prior pledge and/or prior grant of a security interest in the Collateral to secure the Obligations (including the 2024 Incremental Term Loans) and, after giving effect to this Amendment, all of the Collateral described in the Loan Documents does, and shall continue to, secure the payment and performance in full of all of the Obligations (including the 2024 Incremental Term Loans), including the Initial Term Loans and the 2024 Incremental Term Loans and the obligations related thereto and no new filings are required to be made or other action required to be taken to perfect or to maintain the perfection and priority of such Liens. SECTION 8. Affirmation of the Borrower. The Borrower hereby (i) agrees that each of the Loan Documents to which it is a party is, and shall continue to be, in full force and effect and is hereby in all respects ratified and confirmed on the Amendment No. 5 Effective Date, except that, on and after the Amendment No. 5 Effective Date, each reference to the “Credit Agreement,” “thereunder,” “thereof,” “therein” or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Credit Agreement and (ii) affirms and confirms its prior pledge and/or prior grant of a security interest in the Collateral to secure the Obligations (including the 2024 Incremental Term Loans) and, after giving effect to this Amendment, all of the Collateral described in the Loan Documents does, and shall continue to, secure the payment and performance in full of all of the Obligations (including the 2024 Incremental Term Loans), including the Initial Term Loans and the 2024 Incremental Term Loans and the obligations related thereto and no new filings are required to be made or other action required to be taken to perfect or to maintain the perfection and priority of such Liens. SECTION 9. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of, the Lenders or the Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. The parties hereto acknowledge and agree that the amendment of the Credit Agreement pursuant to this Amendment and all other Loan Documents amended and/or executed and delivered in connection herewith shall not constitute a novation of the Credit Agreement and the other Loan Documents as in effect prior to the date hereof. Nothing herein shall be deemed to establish a precedent for purposes of interpreting the provisions of the Credit Agreement or entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply to and be effective only

9 with respect to the provisions of the Credit Agreement and the other Loan Documents specifically referred to herein. SECTION 10. Severability. Any term or provision of this Amendment which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Amendment or affecting the validity or enforceability of any of the terms or provisions of this Amendment in any other jurisdiction. If any provision of this Amendment is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable. SECTION 11. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission or electronic transmission shall be effective as delivery of a manually executed counterpart hereof. Delivery of an executed signature page of this Amendment by facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other electronic transmission (including “.pdf”, “.tif” or similar format) shall be effective as delivery of a manually executed counterpart hereof. SECTION 12. Amendment, Modification and Waiver. This Amendment may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto. This Amendment, the Amended Credit Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof. SECTION 13. GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. SECTION 14. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 14. SECTION 15. Certain Tax Matters. After the Amendment No. 5 Effective Date, the parties will treat all 2021 Incremental Term Loans and 2024 Incremental Term Loans as one fungible tranche for U.S. federal income tax purposes. [Remainder of this page intentionally left blank]

[Signature Page to Incremental Facility Amendment No. 5] CLEAN HARBORS LAUREL, LLC CLEAN HARBORS LONE MOUNTAIN, LLC CLEAN HARBORS OF BALTIMORE, INC. CLEAN HARBORS OF BRAINTREE, INC. CLEAN HARBORS OF CONNECTICUT, INC. CLEAN HARBORS PECATONICA, LLC CLEAN HARBORS RECYCLING SERVICES OF CHICAGO, LLC CLEAN HARBORS RECYCLING SERVICES OF OHIO, LLC CLEAN HARBORS REIDSVILLE, LLC CLEAN HARBORS SAN JOSE, LLC CLEAN HARBORS SAN LEON, INC. CLEAN HARBORS SERVICES, INC. CLEAN HARBORS SURFACE RENTALS USA, INC. CONFINED SPACE SERVICES L.L.C. CLEAN HARBORS TENNESSEE, LLC CLEAN HARBORS WESTMORLAND, LLC CLEAN HARBORS WHITE CASTLE, LLC CLEAN HARBORS WICHITA, LLC CLEAN HARBORS WILMINGTON, LLC COUSINS WASTE CONTROL, LLC CROWLEY DISPOSAL, LLC CYN OIL CORPORATION DEBUSK INDUSTRIAL SERVICES COMPANY LLC DFW WASTE OIL SERVICE, INC. DISPOSAL PROPERTIES, LLC EMERALD SERVICES, INC. GLOBAL VAPOR CONTROL, INC. GREEN VIEW TECHNOLOGIES, INC. GSX DISPOSAL, LLC HILLIARD DISPOSAL, LLC HPC INDUSTRIAL GROUP, LLC HPC INDUSTRIAL SERVICES, LLC HPC PETROSERV, INC. IISG CENTRAL REGION LLC IISG GULF COAST LLC IISG REAL ESTATE LLC INDUSTRIAL SERVICE OIL COMPANY, INC. INLAND INDUSTRIAL SERVICES GROUP LLC INLAND WATERS OF OHIO LLC INLAND WATERS POLLUTION CONTROL SERVICES LLC JESCO INDUSTRIAL SERVICE, LLC LJ ENERGY SERVICES INTERMEDIATE HOLDING CORP. MURPHY'S WASTE OIL SERVICE, INC. NOBLE OIL SERVICES, INC. NTS, LLC OMNICHEM, LLC PHILIP SERVICES/NORTH CENTRAL, LLC

[Signature Page to Incremental Facility Amendment No. 5] GOLDMAN SACHS LENDING PARTNERS LLC, as an Incremental Lender and Agent By: Name: Thomas Manning Title: Authorized Signatory

Schedule I As of the Amendment No. 5 Effective Date: Incremental Lender Incremental Term Commitment Goldman Sachs Lending Partners LLC $500,000,000 Total: $500,000,000

Exhibit ACREDIT AGREEMENTDated as of June 30, 2017As amended by the First Amendment on April 17, 2018,As further amended by the Incremental Facility Amendment No. 1 on July 19, 2018,As further amended by the Incremental Facility Amendment No. 2 on October 8, 2021As further amended by Amendment No. 3 on June 23, 2023 andAs further amended by Amendment No. 4 on December 27, 2023 andAs further amended by the Incremental Facility Amendment No. 5 on March 22, 2024AmongTHE FINANCIAL INSTITUTIONS PARTY HERETO,as LendersandGOLDMAN SACHS LENDING PARTNERS LLC,as Administrative Agent and Collateral AgentandCLEAN HARBORS, INC.,as BorrowerandTHE LOAN GUARANTORS FROM TIME TO TIME PARTY HERETO___________GOLDMAN SACHS LENDING PARTNERS LLC,MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,andJPMORGAN CHASE BANK, N.A.,as Joint Lead Arrangers and Joint BookrunnersBARCLAYS BANK PLC,ROBERT W. BAIRD & CO. INCORPORATED,KEYBANC CAPITAL MARKETS INC.,MACQUARIE CAPITAL (USA) INC.,

NEEDHAM & COMPANY, LLC,OPPENHEIMER & CO. INC.,STIFEL, NICOLAUS & COMPANY, INCORPORATED, andRAYMOND JAMES & ASSOCIATES,as Co-ManagersBANK OF AMERICA, N.A.,as Syndication AgentJPMORGAN CHASE BANK, N.A.,as Documentation Agent-2-

TABLE OF CONTENTS PageARTICLE I DEFINITIONSSECTION 1.01 Defined Terms 1SECTION 1.02 Classification of Loans and Borrowings 50SECTION 1.03 Conversion of Currencies 50SECTION 1.04 Terms Generally 50SECTION 1.05 Certain Calculations and Tests 51SECTION 1.06 Change of Currency 51SECTION 1.07 Accounting Terms; GAAP 51SECTION 1.08 Limited Condition Acquisitions 51SECTION 1.09 Term Loan Facility Consent Date and Effectiveness of the 100% Lender ConsentAmendments 52SECTION 1.10 Interest Rates 52ARTICLE II THE CREDITSSECTION 2.01 Term Commitments 53SECTION 2.02 Loans and Borrowings 53SECTION 2.03 [Reserved] 54SECTION 2.04 [Reserved] 54SECTION 2.05 [Reserved] 54SECTION 2.06 Repayment of Term Loans 54SECTION 2.07 Evidence of Debt 54SECTION 2.08 Optional Prepayment of Term Loans 55SECTION 2.09 Mandatory Prepayment of Term Loans 56SECTION 2.10 Fees 58SECTION 2.11 Interest 58SECTION 2.12 Conversion/Continuation Options 59SECTION 2.13 Payments and Computations 59SECTION 2.14 Increased Costs; Change of Law, Etc. 60SECTION 2.15 Taxes 63SECTION 2.16 Allocation of Proceeds; Sharing of Setoffs 66SECTION 2.17 Mitigation Obligations; Replacement of Lenders 67SECTION 2.18 [Reserved] 68SECTION 2.19 Incremental Facilities 68ARTICLE III REPRESENTATIONS AND WARRANTIESSECTION 3.01 Organization; Powers 70SECTION 3.02 Authorization; Enforceability 70SECTION 3.03 Governmental Approvals; No Conflicts 70SECTION 3.04 Financial Condition; No Material Adverse Change 71SECTION 3.05 Properties 71SECTION 3.06 Litigation and Environmental Matters 72SECTION 3.07 Compliance with Laws and Agreements; Licenses and Permits 72SECTION 3.08 Investment Company Status 72SECTION 3.09 Taxes 73-i-

PageSECTION 3.10 [Reserved] 73SECTION 3.11 [Reserved] 73SECTION 3.12 ERISA 73SECTION 3.13 Disclosure 73SECTION 3.14 Material Agreements 74SECTION 3.15 Solvency 74SECTION 3.16 Insurance 74SECTION 3.17 Capitalization and Subsidiaries 74SECTION 3.18 Security Interest in Collateral 74SECTION 3.19 Labor Disputes 75SECTION 3.20 Federal Reserve Regulations 75SECTION 3.21 Anti-Corruption and Sanctions Laws 75SECTION 3.22 Intellectual Property; Licenses, Etc. 75ARTICLE IV CONDITIONSSECTION 4.01 Conditions Precedent to Effectiveness 76SECTION 4.02 Conditions Precedent to Each Term Loan 78ARTICLE V AFFIRMATIVE COVENANTSSECTION 5.01 Financial Statements and Other Information 79SECTION 5.02 Notices of Material Events 81SECTION 5.03 Existence; Conduct of Business 81SECTION 5.04 Payment of Taxes 81SECTION 5.05 Maintenance of Properties 82SECTION 5.06 Books and Records; Inspection Rights 82SECTION 5.07 Maintenance of Ratings 82SECTION 5.08 Compliance with Laws 82SECTION 5.09 Use of Proceeds 82SECTION 5.10 Insurance 83SECTION 5.11 Additional Collateral; Further Assurances; Negative Pledge 83SECTION 5.12 Post-Closing Requirements 85SECTION 5.13 Compliance with Environmental Laws 85ARTICLE VI NEGATIVE COVENANTSSECTION 6.01 Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock andPreferred Stock 86SECTION 6.02 Limitation on Liens 94SECTION 6.03 Merger, Consolidation or Sale of All or Substantially All Assets 94SECTION 6.04 Limitation on Restricted Payments 96SECTION 6.05 Limitations on Transactions with Affiliates 99SECTION 6.06 Dispositions 100SECTION 6.07 Limitation on Investments and Designation of Unrestricted Subsidiaries 102SECTION 6.08 Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries 103SECTION 6.09 Amendments to Junior Indebtedness or Organizational Documents 104SECTION 6.10 [Reserved] 105SECTION 6.11 Business of the Borrower and Restricted Subsidiaries 105SECTION 6.12 Fiscal Year 105-ii-

PageARTICLE VII EVENTS OF DEFAULTSECTION 7.01 Events of Default 105SECTION 7.02 Remedies upon Event of Default 107ARTICLE VIII THE AGENTSECTION 8.01 The Agent 108SECTION 8.02 Credit Bidding 110SECTION 8.03 Withholding Taxes 111SECTION 8.04 Additional Acknowledgments of Lenders 112ARTICLE IX MISCELLANEOUSSECTION 9.01 Notices 114SECTION 9.02 Waivers; Amendments 115SECTION 9.03 Expenses; Indemnity; Damage Waiver 118SECTION 9.04 Successors and Assigns 119SECTION 9.05 Survival 122SECTION 9.06 Counterparts; Integration; Effectiveness; Electronic Execution 123SECTION 9.07 Severability 123SECTION 9.08 Right of Setoff 123SECTION 9.09 Governing Law; Jurisdiction 124SECTION 9.10 WAIVER OF JURY TRIAL 124SECTION 9.11 Headings 125SECTION 9.12 Confidentiality 125SECTION 9.13 Several Obligations; Nonreliance; Violation of Law 125SECTION 9.14 USA PATRIOT Act 125SECTION 9.15 Disclosure 126SECTION 9.16 Interest Rate Limitation 126SECTION 9.17 Material Non-Public Information 126SECTION 9.18 No Fiduciary Duty, etc. 126SECTION 9.19 Keepwell 127SECTION 9.20 Acknowledgement and Consent to Bail-In of Affected Financial Institutions 128SECTION 9.21 Certain ERISA Matters 128SECTION 9.22 Acknowledgment Regarding any Supported QFCs 130ARTICLE X LOAN GUARANTYSECTION 10.01 Guaranty 131SECTION 10.02 Guaranty of Payment 131SECTION 10.03 No Discharge or Diminishment of Loan Guaranty 131SECTION 10.04 Defenses Waived 132SECTION 10.05 Rights of Subrogation 132SECTION 10.06 Reinstatement; Stay of Acceleration 132SECTION 10.07 Information 133SECTION 10.08 [Reserved] 133SECTION 10.09 Maximum Liability 133SECTION 10.10 Contribution 133SECTION 10.11 Liability Cumulative 134-iii-

PageSECTION 10.12 Release of Loan Guarantors 134-iv-

SCHEDULES:Schedule I — Term CommitmentsSchedule 1.01(a) — Unrestricted SubsidiariesSchedule 1.01(b) — Mortgaged PropertiesSchedule 3.05(a) — Principal Place of Business and Chief Executive OfficeSchedule 3.05(f) — Intellectual PropertySchedule 3.17 — Capitalization and SubsidiariesSchedule 3.19 — Labor DisputesSchedule 4.01(b) — Local CounselSchedule 5.12 — Post-Closing RequirementsSchedule 6.01 — Existing IndebtednessSchedule 6.02 — Existing LiensSchedule 6.04 — Restricted PaymentsSchedule 6.05 — Existing Affiliate TransactionsSchedule 6.07 — Existing InvestmentsSchedule 9.01 — Borrower’s Website for Electronic DeliveryEXHIBITS:Exhibit A — Form of Administrative QuestionnaireExhibit B — Form of Assignment and AssumptionExhibit C — Form of Compliance CertificateExhibit D — Joinder AgreementExhibit E — Form of Borrowing RequestExhibit F — Form of Term Loan NoteExhibit G — Form of Conversion or Continuation NoticeExhibit H — [Reserved]Exhibit I — [Reserved]Exhibit J — Form of ABL Intercreditor AgreementExhibit K-1 — Form of U.S. Tax Compliance CertificateExhibit K-2 — Form of U.S. Tax Compliance CertificateExhibit K-3 — Form of U.S. Tax Compliance CertificateExhibit K-4 — Form of U.S. Tax Compliance Certificate-v-

CREDIT AGREEMENT dated as of June 30, 2017 (as amended by the FirstAmendment on April 17, 2018, as amended by the certain Incremental Facility Amendment No. 1 onJuly 19, 2018, as amended by the Incremental Facility Amendment No. 2 on October 8, 2021, asamended by Amendment No. 3, dated as of June 23, 2023 and, as amended by Amendment No. 4, datedas of December 27, 2023 and as amended by the Incremental Facility Amendment No. 5, dated as ofMarch 22, 2024, this “Agreement”), among CLEAN HARBORS, INC., a Massachusetts corporation (the“Borrower”), each Subsidiary of the Borrower that, from time to time, becomes a party hereto, theLenders (as defined in Article I), and GOLDMAN SACHS LENDING PARTNERS LLC, asadministrative agent for the Lenders and collateral agent for the Secured Parties hereunder (in suchcapacities, together with its successors and assigns in such capacities, the “Agent”).WHEREAS, the Borrower has requested that the Lenders extend Term Loans on theClosing Date in an aggregate principal amount of $400,000,000.WHEREAS, the proceeds of the Term Loans funded on the Closing Date will be used,together with cash on hand of the Borrower, to (x) (i) repurchase on the Closing Date $296,202,000aggregate principal amount (“Repurchased Notes”) of its 5.25% Senior Notes due 2020 (the “2020Senior Notes”) through a tender offer (the “Tender Offer”) and (ii) subsequently redeem pursuant to anirrevocable notice of redemption delivered on the Closing Date by the Borrower to the trustee under the2020 Senior Notes Indenture additional 2020 Senior Notes (the “Redeemed Notes”) in an aggregateprincipal amount equal to $103,798,000 (the repurchase of the Repurchased Notes and the redemption ofthe Redeemed Notes being collectively referred to herein as the “Refinancing Transactions”) and (y) payfees and expenses incurred in connection with the foregoing (including premiums and accrued andunpaid interest to be paid in connection with the Refinancing Transactions, the “Transaction Costs”).The borrowing of the Term Loans on the Closing Date, the Refinancing Transactions and the payment ofTransaction Costs are collectively referred to herein as the “Transactions”.NOW THEREFORE, the parties hereto agree as follows:ARTICLE IDEFINITIONSSECTION 1.01 Defined Terms. As used in this Agreement, the following termshave the meanings specified below:“100% Lender Consent Amendments” shall mean each provision of this Agreement thatwill be become effective on the Initial Term Loan Facility Consent or Termination Date.“2018 Incremental Term Commitments” means the New Term Commitments made onthe Incremental Amendment No. 1 Effective Date pursuant to Incremental Facility Amendment No. 1.“2018 Incremental Term Loans” means the New Term Loans made on the IncrementalAmendment No. 1 Effective Date pursuant to Incremental Facility Amendment No 1.“2020 Senior Notes” has the meaning assigned to such term in the recitals to thisAgreement. -1-

“2020 Senior Notes Indenture” the indenture dated as of July 30, 2012 among CleanHarbors, Inc., the guarantors party thereto and U.S. Bank National Association, relating to the 2020Senior Notes. “2021 Incremental Amendment Lead Arrangers” has the meaning set forth inIncremental Facility Amendment No. 2.“2021 Incremental Term Commitments” has the meaning set forth in IncrementalFacility Amendment No. 2. The amount of the 2021 Incremental Term Loan Commitments as of theIncremental Amendment No. 2 Effective Date is $1,000,000,000. The amount of 2021 IncrementalTerm Commitments as of the Amendment No. 5 Effective Date is $500,000,000.“2021 Incremental Term Lender” means each Lender that has a 2021 Incremental TermCommitment or that is a holder of 2021 Incremental Term Loans; provided that, on and after theAmendment No. 5 Effective Date, “2021 Incremental Term Lender” shall also include the 2024Incremental Term Lenders.“2021 Incremental Term Loan Facility” means the 2021 Incremental Term LoanCommitment and the 2021 Incremental Term Loans made thereunder; provided that, on and after theAmendment No. 5 Effective Date, “2021 Incremental Term Loan Facility” shall also include the 2024Incremental Term Commitments and the 2024 Incremental Term Loans made thereunder. “2021 Incremental Term Loans” means the Incremental Term Loans incurred under theIncremental Facility Amendment No. 2.; provided that, on and after the 2024 Amendment No. 5Effective Date, “2021 Incremental Term Loans” shall include the 2024 Incremental Term Loans incurredunder the Incremental Facility Amendment No. 5. The aggregate principal amount of the 2021Incremental Term Loans, including the 2024 Incremental Term Loans, as of the Amendment No. 5Effective Date is $1,480,000,000.“2021 Incremental Term Loan Maturity Date” means October 8, 2028.“2021 Senior Notes” means $845.0 million aggregate principal amount of theBorrower’s 5.125% senior notes due 2021.“2021 Senior Notes Indenture” means the indenture dated as of December 7, 2012among Clean Harbors, Inc., the guarantors party thereto and U.S. Bank National Association, relating tothe 2021 Senior Notes.“2024 Incremental Amendment Lead Arrangers” has the meaning set forth inIncremental Facility Amendment No. 5.“2024 Incremental Term Commitments” has the meaning set forth in IncrementalFacility Amendment No. 5. The amount of the 2024 Incremental Term Commitments as of theAmendment No. 5 Effective Date is $500,000,000.“2024 Incremental Term Lender” means each Lender that has a 2024 Incremental TermCommitment or that is a holder of 2024 Incremental Term Loans.“2024 Incremental Term Loan Facility” means the 2024 Incremental Term Commitmentand the 2024 Incremental Term Loans made thereunder.-2-

“2024 Incremental Term Loans” means the Incremental Term Loans incurred under theIncremental Facility Amendment No. 5.“ABL Credit Agreement” means the Fifth Amended and Restated Credit Agreementdated as of November 1, 2016 by and among the Borrower, each of the other borrower and guarantorparties thereto, each of the lenders and issuing banks party thereto and Bank of America, N.A., asadministrative agent and collateral agent (as amended, amended and restated or otherwise modified fromtime to time). “ABL Intercreditor Agreement” means that certain Intercreditor Agreement dated as ofthe Closing Date in the form of Exhibit J hereto.“ABR Term SOFR Determination Day” has the meaning assigned to such term in thedefinition of “Term SOFR.”“Acquired Business” has the meaning set forth in Incremental Facility Amendment No.2. “Acquired Entity or Business” means any Person, property, business or asset acquiredby the Borrower or any Restricted Subsidiary, to the extent not subsequently sold, transferred orotherwise disposed by the Borrower or such Restricted Subsidiary.“Acquired Indebtedness” means, with respect to any specified Person, (a) Indebtednessof any other Person existing at the time such other Person is merged with or into or became a RestrictedSubsidiary of such specified Person, including Indebtedness incurred in connection with, or incontemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, suchspecified Person, and (b) Indebtedness secured by a Lien encumbering any asset acquired by suchspecified Person.“Acquisition” has the meaning set forth in Incremental Facility Amendment No. 2.“Acquisition Agreement” has the meaning set forth in Incremental Facility AmendmentNo. 2. “Administrative Questionnaire” means an Administrative Questionnaire in the formsupplied by the Agent.“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UKFinancial Institution.“Affiliate” of any specified Person means any other Person directly or indirectlycontrolling or controlled by or under direct or indirect common control with such specified Person. Forpurposes of this Agreement, “control” (including, with correlative meanings, the terms “controlling,”“controlled by” and “under common control with”), as used with respect to any Person, means thepossession, directly or indirectly, of the power to direct or cause the direction of the management orpolicies of such Person, whether through the ownership of voting securities, by agreement or otherwise.“Affiliate Transaction” has the meaning assigned to such term in Section 6.05(a).“Agent” has the meaning assigned to such term in the recitals to this Agreement.-3-

“Agent’s Office” means the Agent’s address and, as appropriate, account as the Agentmay from time to time notify the Borrower and the Lenders.“Amendment No. 3” means that certain Amendment No. 3 to this Agreement, dated asof June 23, 2023, entered into by the Agent.“Amendment No. 4” means that certain Amendment No. 4 to this Agreement, dated asof the Amendment No. 4 Effective Date, among the Borrower, the Agent, the Loan Parties party thereto,the Lenders party thereto and the Purchasing Term Lender.“Amendment No. 4 Effective Date” means December 27, 2023.“Amendment No. 5 Effective Date” has the meaning set forth in Incremental FacilityAmendment No. 5.“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdictionapplicable to the Borrower or any of its direct or indirect parent companies or subsidiaries from time totime concerning or relating to bribery or corruption.“Applicable Amount” means, at any time (the “Reference Time”), an amount equal to(a) the sum, without duplication, of:(i) $495.0 million, plus(ii) an amount equal to 50% of the Consolidated Net Income (excluding fromConsolidated Net Income, for this purpose only, any amount that otherwise increased theApplicable Amount pursuant to clause (v) or (vi) below) of the Borrower for the period (taken asone accounting period) from March 31, 2017 to the end of the Borrower’s most recently endedfiscal quarter for which financial statements have been delivered pursuant to Section 5.01 at theReference Time, or, in case such Consolidated Net Income for such period is a deficit, minus100% of such deficit, plus(iii) the amount of any capital contributions in cash, marketable securities orQualified Proceeds made to, or any proceeds in cash, marketable securities or QualifiedProceeds of an issuance of Equity Interests of the Borrower or any of its direct or indirect parentcompanies (or debt securities that have been converted or exchanged into Equity Interests of theBorrower or any of its direct or indirect parent companies (other than Disqualified Stock)) (ineach case, other than (w) Excluded Contributions, (x) proceeds from Equity Interests of anydirect or indirect parent company of the Borrower constituting the consideration for anInvestment made in reliance on clause (j) of the definition of “Permitted Investments,” (y) theDesignated Equity Amount and (z) the proceeds of Disqualified Stock of the Borrower andDesignated Preferred Stock) received by, the Borrower from and including the Business Dayimmediately following the Closing Date through and including the Reference Time, includingany such proceeds from the issuance of Equity Interests of any direct or indirect parent of theBorrower to the extent the cash proceeds thereof are contributed to the Borrower, plus(iv) to the extent not already reflected as an increase to Consolidated Net Income orreflected as a return of capital or deemed reduction in the amount of such Investment pursuant tosubclause (b)(ii) below, the amount of any distribution in cash, marketable securities orQualified Proceeds received in respect of any Investment made in reliance on clause (q) of thedefinition of “Permitted Investments” and any dividend in cash, marketable securities or-4-

Qualified Proceeds received from an Unrestricted Subsidiary, in each case by the Borrower orany Restricted Subsidiary, plus(v) to the extent not already reflected as a return of capital or deemed reduction inthe amount of such Investment pursuant to subclause (b)(ii) below, the aggregate amountreceived in cash or marketable securities and the fair market value, as determined in good faithby the Borrower, of Qualified Proceeds received after the Closing Date by the Borrower and itsRestricted Subsidiaries by means of (1) the sale or other disposition (other than to the Borroweror a Subsidiary) of Investments made in reliance on clause (q) of the definition of “PermittedInvestments,” repurchases and redemptions of such Investments (other than by the Borrower orany Subsidiary) and repayments of loans or advances that constitute such Investments or (2) thesale (other than to the Borrower or a Subsidiary) of Equity Interests in an UnrestrictedSubsidiary (solely to the extent that such Investments in Unrestricted Subsidiaries wereoutstanding in reliance on clause (q) of the definition of “Permitted Investments”), plus(vi) to the extent not already reflected as a return of capital or deemed reduction inthe amount of such Investment pursuant to subclause (b)(ii) below, the excess, if any, of (x) thefair market value of any Unrestricted Subsidiary redesignated after the Closing Date as aRestricted Subsidiary (as determined by the Borrower in good faith or, if such fair market valueexceeded $150.0 million in writing by an Independent Financial Advisor) at the time of suchredesignation to the extent that any Investment in such Unrestricted Subsidiary by the Borroweror any Restricted Subsidiary was made in reliance on clause (q) of the definition of “PermittedInvestments” over (y) the aggregate actual amount of Investments in such UnrestrictedSubsidiary made in reliance on clause (q) of the definition of “Permitted Investments,”minus (b) the sum, without duplication, of:(i) the aggregate actual amount of Restricted Payments (other than any RestrictedPayments made pursuant to Section 6.04 (except clause (i) of Section 6.04)) since the ClosingDate and prior to the Reference Time; and(ii) the aggregate actual amount of Investments made in reliance on clause (q) of thedefinition of “Permitted Investments” (net of any return of capital in respect of such Investmentor deemed reduction in the amount of such Investment including, without limitation, upon theredesignation of any Unrestricted Subsidiary as a Restricted Subsidiary or the sale of any suchInvestment for cash or Qualified Proceeds).“Applicable Percentage” means, with respect to any Lender, the percentage of theaggregate outstanding Term Loans and Term Commitments represented by such Lender’s Term Loansand Term Commitments. If the Term Loans have been repaid and the Term Commitments haveterminated or expired, the Applicable Percentages shall be determined based upon the Term Loans andTerm Commitments most recently in effect, giving effect to any assignments.“Applicable Rate” means (i) with respect to the Initial Term Loans, a percentage perannum equal to (x) for Term SOFR Term Loans, 1.75%, and (y) for Base Rate Term Loans, 0.75% and(ii) with respect to the 2021 Incremental Term Loans, a percentage per annum equal to (x) for TermSOFR Term Loans, 1.75%, and (y) for Base Rate Term Loans, 0.75%.“Approved Electronic Communications” means each notice, demand, communication,information, document and other material that any Loan Party is obligated to, or otherwise chooses to,provide to the Agent pursuant to any Loan Document or the transactions contemplated therein, including-5-

(a) any supplement, joinder or amendment to the Collateral Documents and any other written contractualobligation delivered or required to be delivered in respect of any Loan Document or the transactionscontemplated therein and (b) any financial statement, financial and other report, notice, request,certificate and other information material.“Approved Electronic Platform” has the meaning assigned to that term in Section 8.01.“Approved Fund” has the meaning assigned to that term in Section 9.04(b).“Asset Sale Prepayment Event” means any Disposition of any business units, assets orother property of the Borrower or any of the Restricted Subsidiaries not in the ordinary course ofbusiness (including any Disposition of any Equity Interests of any Subsidiary of the Borrower owned bythe Borrower or a Restricted Subsidiary). Notwithstanding the foregoing, the term “Asset SalePrepayment Event” shall not include any transaction permitted (or not expressly prohibited) by Section6.06, other than transactions consummated in reliance on Section 6.06(i), (j), (k) or (n).“Assignment and Assumption” means an assignment and assumption entered into by aLender and an assignee (with the consent of any party whose consent is required by Section 9.04), andaccepted by the Agent, in the form of Exhibit B or any other form approved by the Agent.“Attributable Debt” in respect of a Sale and Lease-Back Transaction means, as at thetime of determination, the present value (discounted at the interest rate then borne by the Term Loansthat are Term SOFR Term Loans, compounded annually) of the total obligations of the lessee for rentalpayments during the remaining term of the lease included in such Sale and Lease-Back Transaction(including any period for which such lease has been extended); provided, however, that if such Sale andLease-Back Transaction results in a Capitalized Lease Obligation, the amount of Indebtednessrepresented thereby will be determined in accordance with the definition of “Capitalized LeaseObligation”.” “Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for suchBenchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, anypayment period for interest calculated with reference to such Benchmark, as applicable, pursuant to thisAgreement as of such date.“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by theapplicable Resolution Authority in respect of any liability of an Affected Financial Institution.“Bail-In Legislation” means, (a) with respect to any EEA Member Countryimplementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of theEuropean Union, the implementing law, rule, regulation or requirement for such EEA Member Countryfrom time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to theUnited Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) andany other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsoundor failing banks, investment firms or other financial institutions or their affiliates (other than throughliquidation, administration or other insolvency proceedings).“Bankruptcy Event” means, with respect to any Person, such Person becomes thesubject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee,administrator, custodian, assignee for the benefit of creditors or similar Person charged with thereorganization or liquidation of its business appointed for it, or, in the good faith determination of the-6-

Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescencein, any such proceeding or appointment; provided that a Bankruptcy Event shall not result solely byvirtue of any ownership interest, or the acquisition of any ownership interest, in such Person by aGovernmental Authority or instrumentality thereof, unless such ownership interest results in or providessuch Person with immunity from the jurisdiction of courts within the United States or from theenforcement of judgments or writs of attachment on its assets or permit such Person (or suchGovernmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts oragreements made by such Person.“Base Rate” means, for any day, a rate per annum equal to the greater of (a) the PrimeRate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) Term SOFRfor a one month Interest Period on such day (or if such day is not a Business Day, the immediatelypreceding Business Day) plus 1%; provided that, with respect to the 2021 Incremental Term Loans, theBase Rate shall not be less than 1.00%. Any change in the Base Rate due to a change in the Prime Rate,the NYFRB Rate or Term SOFR shall be effective from and including the effective date of such changein the Prime Rate, the NYFRB Rate or Term SOFR, respectively.“Benchmark” means, initially, Term SOFR; provided that if a replacement of theBenchmark has occurred pursuant to Section 2.14(b)(ii), then “Benchmark” means the applicableBenchmark Replacement to the extent that such Benchmark Replacement has replaced such priorbenchmark rate. Any reference to “Benchmark” shall include, as applicable, the published componentused in the calculation thereof.“Benchmark Replacement” means, for any Available Tenor, the sum of (a) the alternatebenchmark rate and (b) an adjustment (which may be a positive or negative value or zero), in each case,that has been selected by the Agent and the Borrower as the replacement for such Available Tenor ofsuch Benchmark giving due consideration to any evolving or then-prevailing market convention,including any applicable recommendations made by the Relevant Governmental Body, for U.S. dollar-denominated syndicated credit facilities at such time; provided that, if the Benchmark Replacement would be less than the Floor, theBenchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and theother Loan Documents.“Benchmark Replacement Conforming Changes” means, with respect to any BenchmarkReplacement, any technical, administrative or operational changes (including changes to the definition of“Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities BusinessDay,” the definition of “Interest Period,” timing and frequency of determining rates and makingpayments of interest, timing of borrowing requests or prepayment, conversion or continuation notices,the applicability and length of lookback periods, the applicability of breakage provisions, and othertechnical, administrative or operational matters) that the Agent decides may be appropriate to reflect theadoption and implementation of such Benchmark Replacement and to permit the administration thereofby the Agent in a manner substantially consistent with market practice (or, if the Agent decides thatadoption of any portion of such market practice is not administratively feasible or if the Agentdetermines that no market practice for the administration of such Benchmark Replacement exists, in suchother manner of administration as the Agent decides is reasonably necessary in connection with theadministration of this Agreement and the other Loan Documents).“Benchmark Transition Event” means, with respect to any then-current Benchmark, theoccurrence of a public statement or publication of information by or on behalf of the administrator ofthe then-current Benchmark, the regulatory supervisor for the administrator of such Benchmark, theBoard of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an-7-

insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authoritywith jurisdiction over the administrator for such Benchmark or a court or an entity with similarinsolvency or resolution authority over the administrator for such Benchmark, announcing or statingthat (a) such administrator has ceased or will cease on a specified date to provide all Available Tenorsof such Benchmark, permanently or indefinitely, provided that, at the time of such statement orpublication, there is no successor administrator that will continue to provide any Available Tenor ofsuch Benchmark or (b) all Available Tenors of such Benchmark are or will no longer be representativeof the underlying market and economic reality that such Benchmark is intended to measure and thatrepresentativeness will not be restored.“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) thatis subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Personwhose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I ofERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.“Board” means the Board of Governors of the Federal Reserve System of the UnitedStates of America.“Board of Directors” means (a) with respect to a corporation, the board of directors ofthe corporation, (b) with respect to a partnership, the board of directors of the general partner of thepartnership and (c) with respect to any other Person, the board or committee of such Person serving asimilar function.“Board Resolution” means, with respect to the Borrower, a duly adopted resolution ofthe Board of Directors of the Borrower or any committee thereof.“Borrower” has the meaning assigned to such term in the preamble to this Agreement.“Borrower Guaranteed Obligations” has the meaning assigned to such term inSection 10.01(b).“Borrowing” means any Term Loans of the same Class and Type made, converted orcontinued on the same date and, in the case of Term SOFR Term Loans, as to which a single InterestPeriod is in effect.“Borrowing Request” means a request by the Borrower for a Borrowing in accordancewith Section 2.02 and substantially in the form attached hereto as Exhibit E, or such other form as shallbe approved by the Agent.“Business Day” means any day that is not a Saturday, Sunday or other day on whichcommercial banks in New York City are authorized or required by law to remain closed.“Capital Expenditures” means, for any period, the aggregate, without duplication, of (a)all expenditures (whether paid in cash or accrued as liabilities) by the Borrower and the RestrictedSubsidiaries during such period that, in conformity with GAAP, are or are required to be included asadditions during such period to property, plant or equipment reflected in the consolidated balance sheetof the Borrower and the Restricted Subsidiaries; (b) the capitalized amount of any Capitalized LeaseObligations incurred by the Borrower and its Restricted Subsidiaries during such period; and (c)expenditures made for client contract investments and included as additions during the period to otherassets reflected in the consolidated balance sheet of the Borrower and the Restricted Subsidiaries.-8-

“Capital Stock” means (a) in the case of a corporation, corporate stock, (b) in the case ofan association or business entity, any and all shares, interests, participations, rights or other equivalents(however designated) of corporate stock, (c) in the case of a partnership or limited liability company,partnership or membership interests (whether general or limited) and (d) any other interest orparticipation that confers on a Person the right to receive a share of the profits and losses of, ordistributions of assets of, the issuing Person.“Capitalized Lease Obligation” means, subject to Section 1.08, at the time anydetermination thereof is to be made, the amount of the liability in respect of a capital lease that would atsuch time be required to be capitalized and reflected as a liability on a balance sheet (excluding thefootnotes thereto) in accordance with GAAP.“Cash Equivalents” means:(a) Dollars;(b) in the case of any Foreign Subsidiary, such local currencies held by it from timeto time in the ordinary course of business;(c) securities issued or directly and fully and unconditionally guaranteed or insuredby the government of the United States of America or any agency or instrumentality thereof thesecurities of which are unconditionally guaranteed as a full faith and credit obligation of suchgovernment with maturities of 24 months or less from the date of acquisition;(d) certificates of deposit, time deposits and eurodollar time deposits with maturitiesof one year or less from the date of acquisition, bankers’ acceptances with maturities notexceeding one year and overnight bank deposits, in each case with any commercial bank havingcapital and surplus in excess of $250.0 million;(e) repurchase obligations for underlying securities of the types described inclauses (c) and (d) above entered into with any financial institution meeting the qualificationsspecified in clause (d) above;(f) commercial paper rated at least “P-1” by Moody’s or at least “A-1” by S&P andin each case maturing within 12 months after the date of issuance thereof;(g) investment funds investing at least 95% of their assets in securities of the typesdescribed in clauses (a) through (f) above;(h) readily marketable direct obligations issued by any state of the United States ofAmerica or any political subdivision thereof having one of the two highest rating categoriesobtainable from either Moody’s or S&P with maturities of 24 months or less from the date ofacquisition;(i) Indebtedness or Preferred Stock issued by Persons with a rating of “A” or higherfrom S&P or “A2” or higher from Moody’s with maturities of 12 months or less from the date ofacquisition; and(j) in the case of any Foreign Subsidiary, investments of comparable tenure andcredit quality to those described in the foregoing clauses (a) through (i) or other high quality-9-

short-term investments, in each case, customarily utilized in countries in which such ForeignSubsidiary operates for short-term cash management purposes.Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated incurrencies other than those set forth in clauses (a) and (b) above, provided that such amounts areconverted into one or more of the currencies set forth in clauses (a) and (b) above as promptly aspracticable and in any event within ten (10) Business Days following the receipt of such amounts.“Cash Management Agreement” means any agreement or arrangement to provide cashmanagement services, including treasury, depository, overdraft, credit or debit card, purchase card,electronic funds transfer, bilateral letters of credit and other cash management arrangements.“Casualty Event” means, with respect to any equipment, fixed assets or real property(including any improvements thereon) of the Borrower or any Restricted Subsidiary, any loss of ordamage to, or any condemnation or other taking by a Governmental Authority of, such property, the dateon which the Borrower or any of the Restricted Subsidiaries receives insurance proceeds, or proceeds ofa condemnation award or other compensation to replace or repair such property, in each case, in excessof $10 million with respect to any such event.“CFC” means a Foreign Subsidiary that is a “controlled foreign corporation” within themeaning of Section 957 of the Code.“Change in Law” means the occurrence after the date of this Agreement of any of thefollowing: (a) the adoption or taking effect of any law, rule, regulation or treaty; (b) any change in anylaw, rule, regulation or treaty or in the administration, interpretation or application thereof by anyGovernmental Authority; or (c) compliance by the Lender (or, for purposes of Section 2.14(c)(ii), by anylending office of the Lender or by the Lender’s holding company, if any) with any request, guideline,requirement or directive (whether or not having the force of law) of any Governmental Authority madeor issued after the date of this Agreement; provided that notwithstanding anything herein to the contrary,(x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines,requirements or directives thereunder or issued in connection therewith or in the implementation thereof,and (y) all requests, rules, guidelines, requirements or directives promulgated by the Bank forInternational Settlements, the Basel Committee on Banking Supervision (or any successor or similarauthority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shallin each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted, issued orimplemented, but only to the extent such rules, regulations, or published interpretations or directives areapplied to the Borrower and its Subsidiaries by the Agent or any Lender in substantially the samemanner as applied to another similarly situated borrower under comparable syndicated credit facilities.“Change of Control” means the earliest to occur of:(a) the sale, lease or transfer, in one or a series of related transactions, of all orsubstantially all of the assets of the Borrower and its Subsidiaries, taken as a whole, to anyPerson other than a Permitted Holder;(b) the acquisition by any Person or group, including any group acting for thepurpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1)under the Exchange Act as in effect on the Closing Date), other than the Permitted Holders, in asingle transaction or in a series of related transactions, by way of merger, consolidation or other-10-

business combination or purchase of beneficial ownership of 50% or more of the total votingpower of the Voting Stock of the Borrower or any of its direct or indirect parent companies; or(c) the occurrence of any “Change of Control” (or any comparable term) in anydocument pertaining to the 2020 Senior Notes, the 2021 Senior Notes or the ABL CreditAgreement, in each case, including any refinancings thereof.For purposes of this definition, including other defined terms used herein in connectionwith this definition, (i) “beneficial ownership” shall be as defined in Rules 13(d)-3 and 13(d)-5 under theExchange Act as in effect on the date hereof and (ii) the phrase Person or group is within the meaning ofSection 13(d) or 14(d) of the Exchange Act, but excluding any employee benefit plan of such Person orgroup or its subsidiaries and any Person acting in its capacity as trustee, agent or other fiduciary oradministrator of any such plan.Notwithstanding anything to the contrary in this definition or any provision of Section13d-3 of the Exchange Act, a Person or group shall not be deemed to beneficially own Equity Intereststo be acquired by such Person or group pursuant to a stock or asset purchase agreement, mergeragreement, option agreement, warrant agreement or similar agreement until the consummation of theacquisition of the Equity Interests in connection with the transactions contemplated by such agreement.“Class” when used (a) in reference to any Term Loan or Borrowing, refers to whethersuch Term Loan, or the Term Loans comprising such Borrowing, are Initial Term Loans, 2021Incremental Term Loans, 2024 Incremental Term Loans, New Term Loans of any Series or ExtendedTerm Loans of any Extension Series, (b) in reference to any Term Commitment refers to whether suchTerm Commitment is an Initial Term Commitment, 2021 Incremental Term Commitment, 2024Incremental Term Commitment or New Term Commitment (with respect to a Series of New TermLoans) and (c) in reference to any Lender, refers to whether such Lender is an Initial Term Lender, 2021IncrementIncremental Term Lender, 2024 Incremental Term Lender or Lender with a New TermCommitment or holding New Term Loans or Extended Term Loans of any other Class. For theavoidance of doubt, (i) the 2018 Incremental Term Loans incurred under the Incremental FacilityAmendment No. 1 shall constitute the same Class with the Initial Term Loans and the 2018 IncrementalTerm Commitments under the Incremental Facility Amendment No. 1 shall constitute an “Initial TermCommitment” and, (ii) the 2021 Incremental Term Loans incurred under the Incremental FacilityAmendment No. 2 shall constitute a separate Class and Series from the Initial Term Loans. and (iii) the2024 Incremental Term Loans incurred under the Incremental Facility Amendment No. 5 shall constitutethe same Class with the 2021 Incremental Term Loans and the 2024 Incremental Term Commitmentsunder the Incremental Facility Amendment No. 5 shall constitute a “2021 Incremental TermCommitment.” “Closing Date” means June 30, 2017.“Code” means the Internal Revenue Code of 1986, as amended from time to time.“Collateral” means any “Collateral” as defined in the Security Agreement, MortgagedProperty and any and all property owned, leased or operated by a Person from time to time subject to asecurity interest or Lien in favor of the Agent for the benefit of the Secured Parties under the CollateralDocuments. -11-

“Collateral Documents” means, collectively, the Security Agreement, the Mortgages andany other documents granting (or purporting to grant) a Lien upon the Collateral as security for paymentof the Obligations.“Co-Managers” means Barclays Bank PLC, Robert W. Bair &Co. Incorporated,Keybanc Capital Markets Inc., Macquarie Capital (USA) Inc., Needham & Company, LLC,Oppenheimer & Co, Inc., Stifel, Nicolaus & Company, Incorporated and Raymond James & Associates.“Commitments Schedule” means Schedule I.“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 etseq.), as amended from time to time, and any successor statute.“Compliance Certificate” means a certificate of the Borrower substantially in the formof Exhibit C. “Consolidated Depreciation and Amortization Expense” means with respect to anyPerson for any period, the total amount of depreciation and amortization expense of such Person and itsRestricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordancewith GAAP. “Consolidated First Lien Debt Ratio” as of any date of determination means the ratio of(a) the excess of (i) Consolidated Total Indebtedness that is secured by any Lien on any assets orproperty of the Borrower or any of its Subsidiaries; provided that such Indebtedness (A) is not expresslysubordinated pursuant to a written agreement in right of payment to the Obligations or (B) is not securedby Liens on the Collateral that are expressly junior to the Liens securing the Obligations (it beingunderstood that any Indebtedness under the ABL Credit Agreement and any Refinancing Indebtedness inrespect thereof shall be included in the calculation of the Consolidated First Lien Debt Ratio) as of theend of the most recent fiscal quarter for which financial statements have been delivered pursuant toSection 5.01 over (ii) an amount equal to the amount of cash and Cash Equivalents of the Borrower andits Restricted Subsidiaries on such date that are free and clear of any Lien (other than non-consensualPermitted Liens and Permitted Liens of the type set forth in clauses (u) through (x) of the definition of“Permitted Liens”) to (b) EBITDA of the Borrower for the period of the most recently ended TestPeriod, in each case with such pro forma adjustments to Consolidated Total Indebtedness and EBITDA,mutatis mutandis, as are set forth in the definition of “Interest Coverage Ratio”.”“Consolidated Interest Expense” means, with respect to any Person for any period, thesum, without duplication, of (a) consolidated interest expense of such Person and its RestrictedSubsidiaries for such period, to the extent such expense was deducted in computing Consolidated NetIncome (including (i) amortization of original issue discount resulting from the issuance of Indebtednessat less than par, (ii) all commissions, discounts and other fees and charges owed with respect to letters ofcredit or bankers’ acceptances, (iii) noncash interest payments (but excluding any noncash interestexpense attributable to the movement in the mark-to-market valuation of Hedging Obligations or otherderivative instruments pursuant to GAAP), (iv) the interest component of Capitalized Lease Obligations,(v) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness and(vi) all commissions, discounts, yield and other fees and charges in the nature of interest expense relatedto any Receivables Facility, and excluding (A) amortization of deferred financing fees, debt issuancecosts, commissions, fees and expenses, (B) any expensing of bridge, commitment and other financingfees and (C) any redemption premiums paid in connection with the redemption of any Indebtedness, plus(b) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period,whether paid or accrued, less (c) interest income for such period. For purposes of this definition, interest-12-

on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined bysuch Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance withGAAP. “Consolidated Leverage Ratio” with respect to any Person as of any date ofdetermination, means the ratio of (a) the excess of Consolidated Total Indebtedness of such Person as ofthe end of the most recent fiscal quarter for which financial statements have been delivered pursuant toSection 5.01 over the amount of cash and Cash Equivalents of the Borrower and its RestrictedSubsidiaries on such date that are free and clear of any Lien (other than non-consensual Permitted Liensand Permitted Liens of the type set forth in clauses (u) through (x) of the definition of “Permitted Liens”)to (b) the aggregate amount of EBITDA of such Person for the period of the most recently ended TestPeriod, in each case with such pro forma adjustments to Consolidated Total Indebtedness and EBITDAas are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of“Interest Coverage Ratio”.”“Consolidated Net Income” means, with respect to any Person for any period, theaggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on aconsolidated basis, and otherwise determined in accordance with GAAP; provided that, withoutduplication: (a) any net after tax extraordinary, non-recurring or unusual gains or losses (less allfees and expenses relating thereto) or expenses (including relating to severance, relocation,unusual contract terminations, one time compensation charges, warrants or options to purchaseCapital Stock of a direct or indirect parent of the Borrower) shall be excluded,(b) the Net Income for such period shall not include the cumulative effect of achange in accounting principles during such period in accordance with GAAP,(c) any net after-tax income (loss) from disposed or discontinued operations andany net after-tax gains or losses on disposal of disposed or discontinued operations shall beexcluded,(d) any net after-tax gains or losses (less all fees and expenses relating thereto)attributable to asset dispositions or the sale or other disposition of any Capital Stock of anyPerson other than in the ordinary course of business, as determined in good faith by theBorrower, shall be excluded,(e) the Net Income for such period of any Person that is not a Restricted Subsidiary,or that is accounted for by the equity method of accounting, shall be excluded; provided thatConsolidated Net Income of the Borrower shall be increased by the amount of dividends ordistributions or other payments that are actually paid in cash (or to the extent converted intocash) to the Borrower or a Restricted Subsidiary thereof in respect of such period (subject in thecase of dividends, distributions or other payments made to a Restricted Subsidiary to thelimitations contained in clause (f) below),(f) solely for the purpose of determining the Applicable Amount and Excess CashFlow, the Net Income for such period of any Restricted Subsidiary (other than any SubsidiaryGuarantor) shall be excluded if the declaration or payment of dividends or similar distributionsby that Restricted Subsidiary of its Net Income is not at the date of determination whollypermitted without any prior governmental approval (which has not been obtained) or, directly orindirectly, by the operation of the terms of its charter or any agreement, instrument, judgment,-13-

decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary orits stockholders, unless such restriction with respect to the payment of dividends or similardistributions has been legally waived; provided that Consolidated Net Income of the Borrowerwill be increased by the amount of dividends or other distributions or other payments actuallypaid in cash (or to the extent converted into cash) to the Borrower or a Restricted Subsidiarythereof in respect of such period, to the extent not already included therein,(g) any increase in amortization or depreciation or other noncash charges resultingfrom the application of purchase accounting in relation to any acquisition that is consummatedbefore or after the Closing Date, net of taxes, shall be excluded,(h) any net after-tax income (loss) from the early extinguishment of Indebtedness orHedging Obligations or other derivative instruments shall be excluded,(i) any impairment charge or asset write-off, in each case pursuant to GAAP, andthe amortization of intangibles arising pursuant to GAAP shall be excluded, and(j) any noncash compensation expense resulting from the application ofAccounting Standards Codification 718 or any deferred compensation charges net of any cashpayments made under such deferred compensation plans during such period to officers,directors, managers, consultants or employees (or their estates, Controlled Investment Affiliatesor Immediate Family Members) shall be excluded.“Consolidated Secured Debt Ratio” as of any date of determination means the ratio of(a) the excess of (i) Consolidated Total Indebtedness that is secured by any Lien as of the end of themost recent fiscal quarter for which financial statements have been delivered pursuant to Section 5.01over (ii) an amount equal to the amount of cash and Cash Equivalents of the Borrower and its RestrictedSubsidiaries on such date that are free and clear of any Lien (other than non-consensual Permitted Liensand Permitted Liens of the type set forth in clauses (u) through (x) of the definition of “Permitted Liens”)to (b) EBITDA of the Borrower for the period of the most recently ended Test Period, in each case withsuch pro forma adjustments to Consolidated Total Indebtedness and EBITDA, mutatis mutandis, as areset forth in the definition of “Interest Coverage Ratio”.”“Consolidated Total Indebtedness” means, as at any date of determination, an amountequal to the sum of (a) the aggregate amount of all outstanding Indebtedness of the Borrower and theRestricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money,obligations in respect of Capitalized Lease Obligations, Attributable Debt in respect of Sale and Lease-Back Transactions and debt obligations evidenced by bonds, notes, debentures or similar instruments orletters of credit or bankers’ acceptances (and excluding any undrawn letters of credit), (b) the aggregateamount of all outstanding Disqualified Stock of the Borrower and all Disqualified Stock and PreferredStock of the Restricted Subsidiaries on a consolidated basis, with the amount of such Disqualified Stockand Preferred Stock equal to the greater of their respective voluntary or involuntary liquidationpreferences and Maximum Fixed Repurchase Prices and (c) the aggregate outstanding amount ofadvances under any Receivables Facility of the Borrower or any of its Restricted Subsidiaries, in eachcase determined on a consolidated basis in accordance with GAAP. For purposes of this definition, the“Maximum Fixed Repurchase Price” of any Disqualified Stock or Preferred Stock that does not have afixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock orPreferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on whichConsolidated Total Indebtedness shall be required to be determined pursuant to this Agreement, and if-14-

such price is based upon, or measured by, the fair market value of such Disqualified Stock or PreferredStock, such fair market value shall be determined reasonably and in good faith by the Borrower.“Consolidated Working Capital” means, at any date, the excess of (a) the sum of allamounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forthopposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of theBorrower and its Restricted Subsidiaries at such date over (b) the sum of all amounts that would, inconformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption)on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries on such date, includingdeferred revenue but excluding, without duplication, (i) the current portion of any Funded Debt, (ii) thecurrent portion of accrued interest and (iii) the current portion of current and deferred income taxes;provided that for the purposes of calculating increases or decreases of Consolidated Working Capital inthe definition of “Excess Cash Flow”,” any changes in current assets or current liabilities shall beexcluded to the extent arising as a result of (x) the effect of fluctuations in the amount of recognizedassets or liabilities under Hedge Agreements, (y) any reclassification of assets or liabilities betweencurrent and noncurrent in accordance with GAAP (other than as a result of the passage of time) and (z)the effects of acquisition method accounting.“Contingent Obligations” means, with respect to any Person, any obligation of suchPerson guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (the“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly orindirectly, including any obligation of such Person, whether or not contingent, (a) to purchase any suchprimary obligation or any property constituting direct or indirect security therefor, (b) to advance orsupply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain workingcapital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of theprimary obligor, or (c) to purchase property, securities or services primarily for the purpose of assuringthe owner of any such primary obligation of the ability of the primary obligor to make payment of suchprimary obligation against loss in respect thereof.“Controlled Investment Affiliate” means, as to any Person, any other Person whichdirectly or indirectly is in control of, is controlled by, or is under common control with such Person andis organized by such Person (or any Person controlling such Person) primarily for making direct orindirect equity or debt investments in the Borrower and/or other companies.“Covered Party” has the meaning set forth in Section 9.22(a).“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate(which will include a lookback) being established by the Agent in accordance with the conventions forthis rate recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” forsyndicated business loans; provided, that if the Agent decides that any such convention is notadministratively feasible for the Agent, then the Agent may establish another convention in itsreasonable discretion.“Debt Incurrence Prepayment Event” means any issuance or incurrence by the Borroweror any of the Restricted Subsidiaries of (a) any Indebtedness (excluding any Indebtedness permitted tobe issued or incurred under Section 6.01 other than pursuant to Section 6.01(b)(iv) or Section6.01(b)(xxv)(A)) or (b) any Refinancing Term Loans.“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all otherliquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium,arrangement, rearrangement, receivership, insolvency, reorganization, examinership or similar debtor-15-

relief laws of the United States or other applicable jurisdictions from time to time in effect and affectingthe rights of creditors generally.“Default” means any event that is, or with the passage of time or the giving of notice orboth would be, an Event of Default.“Deferred Net Cash Proceeds” has the meaning assigned to such term in the definition of“Net Cash Proceeds”.”“Derivative Transaction” means (a) an interest-rate transaction, including an interest-rateswap, basis swap, forward rate agreement, interest rate option (including a cap, collar, and floor), andany other instrument linked to interest rates that gives rise to similar credit risks (including when-issuedsecurities and forward deposits accepted), (b) an exchange-rate transaction, including a cross-currencyinterest-rate swap, a forward foreign-exchange contract, a currency option, and any other instrumentlinked to exchange rates that gives rise to similar credit risks and (c) a commodity (including preciousmetal) derivative transaction, including a commodity-linked swap, a commodity-linked option, a forwardcommodity-linked contract, and any other instrument linked to commodities that gives rise to similarcredit risks. “Designated Equity Amount” has the meaning assigned to such term in Section6.01(b)(xx). “Designated Noncash Consideration” means the fair market value of noncashconsideration received by the Borrower or a Restricted Subsidiary in connection with a Dispositionpursuant to Section 6.06(j) that is designated as Designated Noncash Consideration pursuant to acertificate of a Responsible Officer delivered to the Agent, setting forth the basis of such valuation(which amount will be reduced by any cash proceeds subsequently received by the Borrower or anyRestricted Subsidiary (other than from the Borrower or a Restricted Subsidiary) in connection with anysubsequent repayment, redemption or Disposition of such noncash consideration).“Designated Preferred Stock” means Preferred Stock of the Borrower or any direct orindirect parent company thereof (in each case other than Disqualified Stock) that is issued for cash (otherthan to a Restricted Subsidiary) and is so designated as Designated Preferred Stock pursuant to anOfficers’ Certificate delivered to the Agent that is executed by a Responsible Officer of the Borrower onthe issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in thedefinition of “Applicable Amount”.”“Discharge of Obligations” shall be deemed to have occurred on the first date that (a) allTerm Commitments shall have been terminated, and (b) all Obligations arising under the LoanDocuments (other than contingent obligations for unasserted claims) shall have been repaid in full. “Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition(including any Sale and Lease-Back Transaction and any issuance or sale of Equity Interests of anySubsidiary) of any property of the Borrower or any of the Restricted Subsidiaries. “Disqualified Stock” means, with respect to any Person, any Capital Stock of suchPerson which, by its terms, or by the terms of any security into which it is convertible or for which it isconvertible or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable(other than solely for Capital Stock that is not Disqualified Stock), other than as a result of a change ofcontrol or asset sale, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option ofthe holder thereof (other than as a result of a change of control or asset sale to the extent the terms of-16-

such Capital Stock provide that such Capital Stock shall not be required to be repurchased or redeemeduntil the Discharge of Obligations has occurred or such repurchase or redemption is otherwise permittedby this Agreement (including as a result of a waiver hereunder)), in whole or in part, in each case prior tothe date that is ninety-one (91) days after the earlier of the Latest Maturity Date at the time of issuancethereof and the Discharge of Obligations; provided that if such Capital Stock is issued to any plan for thebenefit of employees of the Borrower or its Subsidiaries or by any such plan to such employees, suchCapital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchasedby the Borrower or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations;provided, further, that any Capital Stock held by any future, present or former employee, director,manager or consultant (or their respective estates, Controlled Investment Affiliates or Immediate FamilyMembers), of the Borrower, any of its Subsidiaries or any of its direct or indirect parent companies’ orany other entity in which the Borrower or a Restricted Subsidiary has an Investment and is designated ingood faith as an “affiliate” by the Board of Directors of the Borrower (or the Compensation Committeethereof), in each case pursuant to any stockholders’ agreement, management equity plan or stockincentive plan or any other management or employee benefit plan or agreement shall not constituteDisqualified Stock solely because it may be required to be repurchased by the Borrower or itsSubsidiaries following the termination of employment of any such employee, director, manager orconsultant with the Borrower or its Subsidiaries.“Documentation Agent” means JPMorgan Chase Bank, N.A.“Dollars” and the sign “$” each mean the lawful money of the United States of America.“Domestic Subsidiary” means, with respect to any Person, any Restricted Subsidiary ofsuch Person other than a Foreign Subsidiary.“ECF Percentage” means, with respect to the prepayment required by Section 2.09(a)with respect to any fiscal year of the Borrower, if the Consolidated Secured Debt Ratio (prior to givingeffect to the applicable prepayment pursuant to Section 2.09(a), but after giving effect to any voluntaryprepayments made pursuant to such Section prior to the date of such prepayment) as of the end of suchfiscal year is (a) greater than 2.50 to 1.00, 50% of Excess Cash Flow for such fiscal year, (b) less than orequal to 2.50 to 1.00 but greater than 1.50 to 1.00, 25% of Excess Cash Flow for such fiscal year and (c)equal to or less than 1.50 to 1.00, 0% of Excess Cash Flow for such fiscal year.“EBITDA” means, with respect to any Person for any period, the Consolidated NetIncome of such Person for such period,(a) increased by (without duplication):(i) provision for taxes based on income or profits, plus franchise or similartaxes, for such period deducted in computing Consolidated Net Income for such period,plus (ii) consolidated Interest Charges for such period to the extent the same wasdeducted in calculating Consolidated Net Income for such period, plus(iii) Consolidated Depreciation and Amortization Expense for such period tothe extent such depreciation and amortization were deducted in computing ConsolidatedNet Income for such period, plus -17-

(iv) any expenses or charges related to the Refinancing Transactions, anyEquity Offering, Permitted Investment, acquisition, disposition, recapitalization or theincurrence of Indebtedness permitted to be incurred hereunder including a refinancingthereof (whether or not successful and including any such transaction prior to theClosing Date) and any amendment or modification to the terms of any such transactions,including all fees, expenses or charges deducted in computing Consolidated Net Incomefor such period, plus(v) the amount of any restructuring charge or reserve deducted in suchperiod in computing Consolidated Net Income for such period, including any one-timecosts incurred in connection with (A) acquisitions whether consummated before or afterthe Closing Date or (B) the closing or consolidation of facilities whether before or afterthe Closing Date, plus(vi) any write-offs, write-downs or other noncash charges reducingConsolidated Net Income for such period, excluding any such charge that represents anaccrual or reserve for a cash expenditure for a future period, plus(vii) the amount of any non-controlling interest expense deducted incalculating Consolidated Net Income for such period, plus(viii) the amount of net cost savings projected by the Borrower in good faithto be realized during such period (calculated on a pro forma basis as though such costsavings had been realized on the first day of such period) as a result of actions taken orto be taken in connection with any acquisition or disposition by the Borrower or anyRestricted Subsidiary, net of the amount of actual benefits realized during such periodfrom such actions; provided that (A) such cost savings are reasonably identifiable andfactually supportable, (B) such actions are taken or expected to be taken within 18months after the date of such acquisition or disposition and (C) the aggregate amount ofcost savings added pursuant to this clause (viii) shall not exceed 20% of EBITDA of theBorrower for the most recently ended Test Period prior to the determination date(calculated before giving effect to any adjustments pursuant to this clause (viii)) for anyTest Period (which adjustments may be incremental to pro forma adjustments madepursuant to the second paragraph of the definition of “Interest Coverage Ratio”), plus(ix) any costs or expenses incurred by the Borrower or a RestrictedSubsidiary pursuant to any management equity plan or stock option plan or any othermanagement or employee benefit plan or agreement or any stock subscription orstockholders agreement, to the extent that such costs or expenses are funded with cashproceeds contributed to the capital of the Borrower or net cash proceeds of issuance ofEquity Interests of the Borrower (other than Disqualified Stock) in each case, solely tothe extent that such cash proceeds are excluded from the calculation of the ApplicableAmount, plus(x) any net after-tax non-recurring or unusual gains or losses (less all feesand expenses relating thereto) or expenses (including relating to severance, relocation,unusual contract terminations or one-time compensation charges, warrants or options topurchase Capital Stock of any direct or indirect parent), plus(xi) to the extent covered by insurance and actually reimbursed, or, so longas the Borrower has made a determination that there exists reasonable evidence that such-18-

amount will in fact be reimbursed by the insurer and only to the extent that such amountis (A) not denied by the applicable carrier in writing within 180 days and (B) in factreimbursed within 365 days of the date of such evidence (with a deduction for anyamount so added back to the extent not so reimbursed within such 365 days), expenseswith respect to liability or casualty events or business interruption;(b) decreased by (without duplication) noncash gains included in Consolidated NetIncome of such Person for such period, excluding any noncash gains that represent the reversalof any accrual of, or cash reserve for, anticipated cash charges in any prior period (other thansuch cash charges that have been added back to Consolidated Net Income in calculatingEBITDA in accordance with this definition); and(c) increased (by losses) or decreased (by gains), as applicable, by (withoutduplication) (i) any net noncash gain or loss resulting in such period from Hedging Obligationsand the application of Financial Accounting Codification 815 and (ii) any net noncash gain orloss resulting in such period from currency translation gains or losses related to currencyremeasurements of Indebtedness and (iii) revaluations of intercompany balances.“ECF Percentage” means, with respect to the prepayment required by Section 2.09(a)with respect to any fiscal year of the Borrower, if the Consolidated Secured Debt Ratio (prior to givingeffect to the applicable prepayment pursuant to Section 2.09(a), but after giving effect to any voluntaryprepayments made pursuant to such Section prior to the date of such prepayment) as of the end of suchfiscal year is (a) greater than 2.50 to 1.00, 50% of Excess Cash Flow for such fiscal year, (b) less than orequal to 2.50 to 1.00 but greater than 1.50 to 1.00, 25% of Excess Cash Flow for such fiscal year and (c)equal to or less than 1.50 to 1.00, 0% of Excess Cash Flow for such fiscal year.“EEA Financial Institution” means (a) any credit institution or investment firmestablished in any EEA Member Country which is subject to the supervision of an EEA ResolutionAuthority, (b) any entity established in an EEA Member Country which is a parent of an institutiondescribed in clause (a) of this definition, or (c) any financial institution established in an EEA MemberCountry which is a subsidiary of an institution described in clause (a) or (b) of this definition and issubject to consolidated supervision with its parent.“EEA Member Country” means any of the member states of the European Union,Iceland, Liechtenstein, and Norway.“EEA Resolution Authority” means any public administrative authority or any Personentrusted with public administrative authority of any EEA Member Country (including any delegee)having responsibility for the resolution of any EEA Financial Institution.“Effective Yield” for any Indebtedness on any date of determination will be determinedby the Borrower in good faith in consultation with the Agent and consistent with generally acceptedfinancial practices utilizing (a) if applicable, any “Term SOFR floor” applicable to such Indebtedness onsuch date, (b) the interest margin for such Indebtedness on such date and (c) the issue price of suchIndebtedness (after giving effect to any original issue discount (with original issue discount beingequated to interest based on an assumed four-year average life to maturity on a straight-line basis)) orupfront fees (which shall be deemed to constitute like amounts of original issue discount), in each case,incurred or payable to the lenders of such Indebtedness but excluding arrangement, underwriting,commitment, structuring, ticking, unused line, amendment fees and other similar fees not paid generallyto all lenders in the primary syndication of such Indebtedness; provided that with respect to anyIndebtedness that includes a “Term SOFR floor,” (i) to the extent that Term SOFR (without giving effect-19-

to any floors in such definitions), as applicable, on the date that the Effective Yield is being calculated isless than such floor, the amount of such difference shall be deemed added to the interest rate margin forsuch Indebtedness and (ii) to the extent that Term SOFR (without giving effect to any floors in suchdefinitions), as applicable, on such date is greater than such floor, then the floor shall be disregarded.“Electronic Signature” means an electronic sound, symbol, or process attached to, orassociated with, a contract or other record and adopted by a person with the intent to sign, authenticate oraccept such contract or record.“Electronic System” means any electronic system, including e-mail, e-fax, Intralinks®,ClearPar®, Debt Domain, Syndtrak and any other Internet or extranet-based site, whether suchelectronic system is owned, operated or hosted by the Agent and any of its Related Parties or any otherPerson, providing for access to data protected by passcodes or other security system.“Environment” means ambient air, indoor air, surface water, groundwater, drinkingwater, land surface, sediments, and subsurface strata & natural resources such as wetlands, flora andfauna. “Environmental Laws” means all laws (including the common law), rules, regulations,codes, ordinances, orders, decrees, judgments, injunctions or legally binding agreements issued,promulgated or entered into by any Governmental Authority, relating in any way to the protection of theEnvironment, preservation or reclamation of natural resources, the management, Release or threatenedRelease of, or exposure to, any Hazardous Material or to worker health and safety matters.“Environmental Liability” means any liability or obligation, contingent or otherwise(including, without limitation, any liability for damages, costs of environmental investigation,remediation, restoration or monitoring, fines, penalties or indemnities), of the Borrower or any RestrictedSubsidiary directly or indirectly resulting from or based upon (a) an actual or alleged violation of orliability under any Environmental Law or any permit, license or approval issued thereunder, (b) thegeneration, use, handling, transportation, storage, treatment of any Hazardous Materials, (c) exposure toany Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into theEnvironment or (e) any contract, agreement or other legally binding consensual arrangement pursuant towhich liability is assumed or imposed with respect to any of the foregoing.“Environmental Permit” means any permit, approval, identification number, license orother authorization required under any Environmental Law.“Erroneous Payment” has the meaning assigned to it in Section 8.04(a).“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section8.04(d). “Erroneous Payment Impacted Class” has the meaning assigned to it in Section 8.04(d).“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section8.04(d). “Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section8.04(d). -20-

“Equity Interests” means Capital Stock and all warrants, options or other rights toacquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for,Capital Stock. “Equity Offering” means any public or private sale of common stock or Preferred Stockof the Borrower or any of its direct or indirect parent companies (excluding Disqualified Stock), otherthan (a) public offerings with respect to the Borrower’s or any direct or indirect parent company’scommon stock registered on Form S-4 or Form S-8, (b) any such public or private sale that constitutes anExcluded Contribution and (c) an issuance to any direct or indirect parent company of the Borrower, orany Subsidiary of the Borrower.“ERISA” means the Employee Retirement Income Security Act of 1974, as amendedfrom time to time.“ERISA Affiliate” means any trade or business (whether or not incorporated) that,together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or,solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employerunder Section 414 of the Code.“ERISA Event” means (a) any “reportable event,” as defined in Section 4043 of ERISAor the regulations issued thereunder with respect to a Plan (other than an event for which the 30-daynotice period is waived); (b) with respect to any Plan, a failure to satisfy the minimum funding standardunder Section 412 of the Code or Section 302 of ERISA, whether or not waived or a failure to make arequired contribution to a Multiemployer Plan; (c) the filing pursuant to Section 412(c) of the Code orSection 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect toany Plan; (d) a determination that any Plan is in “at-risk” status, within the meaning of Section 430(i)(4)of the Code or Section 303(i)(4) of ERISA; (e) the incurrence by the Borrower or any of its ERISAAffiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (f) anevent or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or theappointment of a trustee to administer, any Plan or Multiemployer Plan; (g) the receipt by the Borroweror any ERISA Affiliate from the PBGC or a plan administrator of any notice of an intent to terminateany Plan or Plans or to appoint a trustee to administer any Plan; (h) the incurrence by the Borrower orany of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal(including under Section 4062(e) of ERISA) from any Plan or Multiemployer Plan; or (i) the receipt bythe Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from theBorrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or adetermination that a Multiemployer Plan is insolvent, within the meaning of Title IV of ERISA or is in“endangered” or “critical” status, within the meaning of Section 432 of the Code or Section 305 ofERISA. “Erroneous Payment” has the meaning assigned to it in Section 8.04(a).“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section8.04(d). “Erroneous Payment Impacted Class” has the meaning assigned to it in Section 8.04(d).“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section8.04(d). -21-

“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section8.04(d). “EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedulepublished by the Loan Market Association (or any successor Person), as in effect from time to time.“Event of Default” has the meaning assigned to such term in Section 7.01.“Excess Cash Flow” means, for any Excess Cash Flow Period, an amount equal to theexcess of: (a) the sum, without duplication, of:(i) Consolidated Net Income of the Borrower for such period,(ii) an amount equal to the amount of all noncash charges to the extentdeducted in arriving at such Consolidated Net Income,(iii) decreases in Consolidated Working Capital and long-term accountreceivables for such period (other than any such decreases arising from acquisitions bythe Borrower and its Restricted Subsidiaries completed during such period), and(iv) an amount equal to the aggregate net noncash loss on the sale, lease,transfer or other disposition of assets by the Borrower and its Restricted Subsidiariesduring such period (other than sales in the ordinary course of business) to the extentdeducted in arriving at such Consolidated Net Income; over(b) the sum, without duplication, of:(i) an amount equal to the amount of all noncash credits included inarriving at such Consolidated Net Income and cash charges described in clauses (a)through (j) of the definition of “Consolidated Net Income” and included in arriving atsuch Consolidated Net Income,(ii) without duplication of amounts deducted in arriving at suchConsolidated Net Income or pursuant to subclause (b)(xi) below in prior periods, theamount of Capital Expenditures made in cash during such period, except to the extentthat such Capital Expenditures were not financed with Internally Generated Funds,(iii) the aggregate amount of all principal payments of Indebtedness of theBorrower and its Restricted Subsidiaries (including (x) the principal component ofpayments in respect of Capitalized Lease Obligations and (y) the amount of anyprepayment of Term Loans pursuant to Section 2.06 or, to the extent made with theproceeds of a Disposition that resulted in an increase to Consolidated Net Income andnot in excess of the amount of such increase, Section 2.09(b) but excluding all otherprepayments of the Term Loans) made during such period (other than in respect of anyrevolving credit facility to the extent there is not an equivalent permanent reduction incommitments thereunder), except to the extent financed with the proceeds of otherIndebtedness of the Borrower or its Restricted Subsidiaries (other than under anyrevolving credit facility), -22-

(iv) an amount equal to the aggregate net noncash gain on the sale, lease,transfer or other disposition of assets by the Borrower and its Restricted Subsidiariesduring such period (other than sales in the ordinary course of business) to the extentincluded in arriving at such Consolidated Net Income,(v) increases in Consolidated Working Capital and long-term accountreceivables for such period (other than any such increases arising from acquisitions of aPerson or business unit by the Borrower and its Restricted Subsidiaries during suchperiod),(vi) cash payments by the Borrower and the Restricted Subsidiaries duringsuch period in respect of long-term liabilities of the Borrower and the RestrictedSubsidiaries other than Indebtedness,(vii) without duplication of amounts deducted pursuant to subclause (b)(xi)below in prior periods, the amount of Investments and acquisitions made during suchperiod to the extent permitted under Section 6.07 (excluding Investments in (x) CashEquivalents, (y) Investment Grade Securities and (z) the Borrower or any of itsRestricted Subsidiaries), to the extent that such Investments and acquisitions werefinanced with Internally Generated Funds,(viii) the amount of Restricted Payments made in cash during such period tothe extent permitted under clauses (i), (iii), (v), (vii), (ix), (xi), (xii), (xiv) and (xvii) ofSection 6.04, to the extent that such Restricted Payments were financed with InternallyGenerated Funds,(ix) the aggregate amount of expenditures actually made by the Borrowerand the Restricted Subsidiaries in cash during such period (including expenditures forthe payment of financing fees) to the extent that such expenditures are not expensedduring such period,(x) the aggregate amount of any premium, make-whole or penalty paymentsactually paid in cash by the Borrower and the Restricted Subsidiaries during such periodthat are required to be made in connection with any prepayment of Indebtedness,(xi) without duplication of amounts deducted in arriving at suchConsolidated Net Income or deducted from Excess Cash Flow in prior periods, (A) theaggregate consideration required to be paid in cash by the Borrower or any of itsRestricted Subsidiaries pursuant to binding contracts, letters of intent or purchase orders(the “Contract Consideration”) entered into prior to or during such period relating toacquisitions or Capital Expenditures and (B) to the extent set forth in a certificate of aFinancial Officer delivered to the Agent prior to the relevant Excess Cash FlowApplication Date, the aggregate amount of cash that is reasonably expected to be paid inrespect of planned cash Capital Expenditures by the Borrower or any of its RestrictedSubsidiaries (“Planned Capital Expenditures”), in each case to be consummated or madeduring the period of four consecutive fiscal quarters of the Borrower following the endof such period; provided that to the extent the aggregate amount of Internally GeneratedFunds actually utilized to finance such acquisitions, Capital Expenditures or PlannedCapital Expenditures during such period of four consecutive fiscal quarters is less thanthe Contract Consideration or Planned Capital Expenditures, the amount of such-23-

shortfall shall be added to the calculation of Excess Cash Flow at the end of such periodof four consecutive fiscal quarters,(xii) the amount of cash taxes paid in such period to the extent they exceedthe amount of tax expense deducted in determining Consolidated Net Income for suchperiod, and(xiii) an amount equal to the aggregate net cash losses on the sale, lease,transfer or other disposition of assets by the Borrower and its Restricted Subsidiariesduring such period (other than sales in the ordinary course of business) to the extentdeducted in determining Consolidated Net Income.“Excess Cash Flow Period” means each fiscal year of the Borrower, commencing withthe fiscal year ending December 31, 2018.“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rulesand regulations of the SEC promulgated thereunder.“Excluded Property” has the meaning assigned to such term in the Security Agreement.“Excluded Contribution” means net cash proceeds, marketable securities or QualifiedProceeds received by the Borrower from (a) contributions to its common equity capital (other than fromthe proceeds of Designated Preferred Stock or Disqualified Stock) and (b) the sale (other than to aSubsidiary of the Borrower or to any management equity plan or stock option plan or any othermanagement or employee benefit plan or agreement of the Borrower) of Capital Stock (other thanDisqualified Stock or Designated Preferred Stock) of the Borrower, in each case designated as ExcludedContributions pursuant to an Officers’ Certificate executed by an executive vice president and theprincipal financial officer of the Borrower on the date such capital contributions are made or the datesuch Equity Interests are sold, as the case may be, which are excluded from the calculation of theApplicable Amount, not used to incur Indebtedness in reliance on Section 6.01(b)(xx)(B) or used tomake Restricted Payments in reliance on Section 6.04(a)(iii).“Excluded Property” has the meaning assigned to such term in the Security Agreement.“Excluded Subsidiary” means any Domestic Subsidiary that is (a) not a Wholly-OwnedSubsidiary, (b) an Unrestricted Subsidiary, (c) a FSHCO, (d) a Subsidiary of a Foreign Subsidiary that isa CFC, (e) a Receivables Subsidiary, (f) [reserved], (g) regulated as an insurance company, (h) organizedas a not-for-profit organization or (i) prohibited by any agreement binding on such Subsidiary at the timesuch Domestic Subsidiary became a Subsidiary and not created in contemplation thereof from becominga Subsidiary Guarantor (for so long as such prohibition remains in effect).“Excluded Swap Obligation” means, with respect to any Loan Party, any SwapObligation if, and to the extent that, all or a portion of the guarantee of such Loan Party of, or the grantby such Loan Party of a security interest to secure, such Swap Obligation (or any guarantee thereof) is orbecomes illegal under the Commodity Exchange Act or any rule, regulation or order of the CommodityFutures Trading Commission (or the application or official interpretation of any thereof) by virtue ofsuch Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in theCommodity Exchange Act at the time the guarantee of such Loan Party becomes effective with respectto such related Swap Obligation. -24-

“Excluded Taxes” means, with respect to any Agent, Lender or any other recipient ofany payment to be made by or on account of any obligation of the Borrower or any other Loan Partyhereunder, (a) Taxes imposed on (or measured by) its net income (however denominated), or franchisetaxes imposed in lieu thereof, in each case, by a jurisdiction as a result of such recipient being organizedor having its principal office or, in the case of any Lender, having its applicable lending office, in suchjurisdiction, (b) any branch profits Taxes under Section 884 of the Code, or any similar Tax, imposed bya jurisdiction described in clause (a), (c) in the case of a Lender (other than an assignee pursuant to arequest by the Borrower under Section 2.17(b)), any U.S. federal withholding Tax that is imposed onamounts payable to such Lender pursuant to a law in effect on the date such Lender becomes a party tothis Agreement (or designates a new lending office), except to the extent such Lender (or its assignor, ifany) was entitled, at the time of designation of a new lending office (or assignment), to receiveadditional amounts from the Borrower or any other Loan Party with respect to such withholding Taxpursuant to Section 2.15(a) or (e), (d) any Taxes imposed under FATCA, and (e) in the case of a Lender,any withholding Tax that is attributable to such Lender’s failure to comply with Section 2.15(f).“Existing Class” has the meaning assigned to such term in Section 2.19(e).“Extended Term Loans” has the meaning assigned to such term in Section 2.19(e).“Extending Lender” has the meaning assigned to such term in Section 2.19(e).“Extension Election” has the meaning assigned to such term in Section 2.19(e).“Extension Request” has the meaning assigned to such term in Section 2.19(e).“Extension Series” means all Extended Term Loans that are established pursuant to thesame supplement pursuant to Section 2.19 (except to the extent such supplement expressly provides thatthe Extended Term Loans provided for therein are intended to be a part of any previously establishedClass of Term Loans) and that provide for the same interest margins, extension fees and amortizationschedule. “FATCA” means Sections 1471 through 1474 of the Code, as of the date of thisAgreement (or any amended or successor version that is substantively comparable and not materiallymore onerous to comply with), any current or future regulations or official interpretations thereof andany agreement entered into pursuant to Section 1471(b)(1) of the Code as of the date of this Agreement(or any amended or successor version described above), and any intergovernmental agreements (togetherwith any related laws, rules, legislation or official administrative guidance) implementing the foregoing.“FEMA” means the Federal Emergency Management Agency.“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRBbased on such day’s federal funds transactions by depositary institutions, as determined in such manneras the NYFRB shall set forth on its public website from time to time, and published on the nextsucceeding Business Day by the NYFRB as the federal funds effective rate; provided that if the FederalFunds Effective Rate shall be less than 0.00%, such rate shall be deemed 0.00% for the purposes of thisAgreement. “Fees” means all amounts payable pursuant to or referred to in Section 2.10.-25-

“Financial Officer” means the chief financial officer, treasurer or controller of theBorrower. “First Amendment” means that certain First Amendment to this Agreement, dated as ofApril 17, 2018, among the Borrower, the Agent, the Lenders party thereto and the Purchasing TermLender. “First Amendment Effective Date” means April 17, 2018.“First Lien Intercreditor Agreement” shall mean an intercreditor agreement in customaryform reasonably acceptable to the Agent and the Borrower.“Flood Insurance Laws” means, collectively, (i) National Flood Insurance Reform Actof 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the FloodDisaster Protection Act of 1973) as now or hereafter in effect or any successor statute thereto, (ii) theFlood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and(iii) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or anysuccessor statute thereto.“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (asof the execution of this Agreement, the modification, amendment (including, for the avoidance of doubt,Amendment No. 3) or renewal of this Agreement or otherwise) with respect to Term SOFR.“Foreign Subsidiary” means, with respect to any Person, any Restricted Subsidiary ofsuch Person that is not organized under the laws of the United States of America, any state thereof or theDistrict of Columbia.“FSHCO” means any Domestic Subsidiary that has no material assets other than CapitalStock of one or more CFCs.“Funded Debt” means all Indebtedness of the Borrower and its Restricted Subsidiariesfor borrowed money that matures more than one year from the date of its creation or matures within oneyear from such date that is renewable or extendable, at the option of such Person, to a date more than oneyear from such date or arises under a revolving credit or similar agreement that obligates the lender orlenders to extend credit during a period of more than one year from such date, including Indebtedness inrespect of the Term Loans.“GAAP” means generally accepted accounting principles in the United States ofAmerica as in effect, subject to Section 1.08, from time to time.“Governmental Authority” means the government of the United States of America, anyother nation, sovereign or government, any state, province or territory or any political subdivisionthereof, and any agency, authority, instrumentality, regulatory body, court, central bank or other entityexercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of orpertaining to government.“guarantee” means a guarantee (other than by endorsement of negotiable instruments forcollection in the ordinary course of business), direct or indirect, in any manner (including letters of creditand reimbursement agreements in respect thereof), of all or any part of any Indebtedness or otherobligations, and, when used as a verb, shall have a corresponding meaning.-26-

“Guaranteed Obligations” has the meaning assigned to such term in Section 10.01(a).“Guarantor Percentage” has the meaning assigned to such term in Section 10.10.“Hazardous Materials” means all explosive or radioactive substances or wastes and allother substances, wastes, materials, pollutants or contaminants, of any nature, regulated pursuant to anyEnvironmental Law, including petroleum products, by-products or petroleum distillates, asbestos orasbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes.“Hedge Agreement” means any agreement with respect to any Derivative Transactionbetween the Borrower or any Restricted Subsidiary and any other Person.“Hedging Obligations” means, with respect to any Person, the obligations of suchPerson under any Hedge Agreement. “Immediate Family Members” means with respect to any individual, such individual’schild, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, formerspouse, qualified domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law(including adoptive relationships) and any trust, partnership or other bona fide estate-planning vehiclethe only beneficiaries of which are any of the foregoing individuals or any private foundation or fundthat is controlled by any of the foregoing individuals or any donor-advised fund of which any suchindividual is the donor.“Increased Amount Date” has the meaning assigned to such term in Section 2.19(a).“Incremental Amendment No. 1 Effective Date” means the date on which the conditionsprecedent set forth in Section 5 of the Incremental Facility Amendment No. 1 were satisfied or waived inaccordance therewith.“Incremental Amendment No. 2 Effective Date” has the meaning set forth inIncremental Facility Amendment No. 2.“Incremental Facility Amendment No. 1” means that certain Incremental FacilityAmendment No. 1 to Credit Agreement dated as of July 19, 2018, among the Borrower, the other LoanParties thereto, the Agent and the Lenders party thereto.“Incremental Facility Amendment No. 2” means that certain Incremental FacilityAmendment No. 2 to Credit Agreement dated as of October 8, 2021, among the Borrower, the otherLoan Parties thereto, the Agent and the Lenders party thereto.“Incremental Facility Amendment No. 5” means that certain Incremental FacilityAmendment No. 5 to Credit Agreement dated as of March 22, 2024, among the Borrower, the otherLoan Parties thereto, the Agent and the Lenders party thereto.“Incremental Term Loan” means any New Term Loans made after the Closing Date(including, for the avoidance of doubt, the 2018 Incremental Term Loans and, the 2021 IncrementalTerm Loans and the 2024 Incremental Term Loans).“incur” has the meaning assigned to such term in Section 6.01(a).-27-

“incurrence” has the meaning assigned to such term in Section 6.01(a).“Indebtedness” means, with respect to any Person, (a) any indebtedness (includingprincipal and premium) of such Person, whether or not contingent (i) in respect of borrowed money, (ii)evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances(or, without duplication, reimbursement agreements in respect thereof), (iii) representing the balancedeferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations),except any such balance that constitutes a trade payable or similar obligation to a trade creditor, in eachcase accrued in the ordinary course of business, (iv) advances under, or in respect of ReceivablesFacilities or (v) representing any Hedging Obligations, if and to the extent that any of the foregoingIndebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon abalance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP; (b) tothe extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor,guarantor or otherwise, on the obligations of the type referred to in clause (a) of another Person (whetheror not such items would appear upon the balance sheet of such obligor or guarantor), other than byendorsement of negotiable instruments for collection in the ordinary course of business; (c) to the extentnot otherwise included, the obligations of the type referred to in clause (a) of another Person secured bya Lien on any asset owned by such Person, whether or not such obligations are assumed by such Personand whether or not such obligations would appear upon the balance sheet of such Person; provided thatthe amount of such Indebtedness will be the lesser of the fair market value of such asset at the date ofdetermination and the amount of Indebtedness so secured; and (d) Attributable Debt in respect of Saleand Lease-Back Transactions; provided, however, that notwithstanding the foregoing, Indebtedness willbe deemed not to include Contingent Obligations incurred in the ordinary course of business with respectto obligations not constituting Indebtedness of a type described in any of clauses (a) through (d) above.“Indemnified Taxes” means (a) all Taxes, other than Excluded Taxes, imposed on orwith respect to any payment made by or on account of any obligation of any Loan Party under any LoanDocument and (b) to the extent not otherwise described in (a), all Other Taxes.“Independent Financial Advisor” means an accounting, appraisal, investment bankingfirm or consultant of nationally recognized standing that is, in the good faith judgment of the Borrower,qualified to perform the task for which it has been engaged and that is independent of the Borrower andits Affiliates. “Ineligible Institution” has the meaning assigned to such term in Section 9.04(b).“Information” has the meaning assigned to such term in Section 3.13(a) except, forpurposes of Section 9.12, in Section 9.12.“Information Memorandum” means the Confidential Information Memorandum datedJune 2017, relating to this Agreement.“Initial Term Commitment” means with respect to each Initial Term Lender, thecommitment of such Initial Term Lender to make Initial Term Loans in the aggregate principal amountset forth opposite such Initial Term Lender’s name on the Commitments Schedule under the heading“Initial Term Commitments” or on Schedule I to Incremental Facility Amendment No. 1, as applicable.“Initial Term Lender” means each Lender that has an Initial Term Commitment or that isa holder of Initial Term Loans. For the avoidance of doubt, each Lender making an Incremental Term-28-

Loan pursuant to Incremental Facility Amendment No. 1 shall constitute an “Initial Term Lender”hereunder. “Initial Term Loan” has the meaning assigned to such term in Section 2.01; providedthat, on and after the Incremental Amendment No. 1 Effective Date, Initial Term Loans shall include the2018 Incremental Term Loans incurred under the Incremental Facility Amendment No. 1.“Initial Term Loan Facility” means the provisions herein related to the Initial TermCommitments and Initial Term Loans.“Initial Term Loan Facility Consent or Termination Date” means the earliest of (i) thatdate that all Initial Term Lenders have consented to the 100% Lender Consent Amendments, (ii) the datethat the Initial Term Loan Facility is refinanced or otherwise replaced and each new Initial Term Lenderhas consented to the 100% Lender Consent Amendments or (iii) the date that all of the Initial TermLoans are no longer outstanding under this Agreement.“Initial Term Loan Maturity Date” means June 30, 2024.“Interest Charges” means, with respect to any Person for any period, the sum of (a)Consolidated Interest Expense of such Person for such period, (b) the consolidated amount of all cashdividend payments (excluding items eliminated in consolidation) on any series of Preferred Stock(including any dividends paid to any direct or indirect parent company of the Borrower in order topermit the payment of dividends by such parent company on its Designated Preferred Stock) paid bysuch Person and its Restricted Subsidiaries during such period and (c) the consolidated amount of allcash dividend payments (excluding items eliminated in consolidation) by such Person and its RestrictedSubsidiaries on any series of Disqualified Stock made during such period.“Interest Coverage Ratio” means, with respect to any Person for any period, the ratio ofEBITDA of such Person for such period to the Interest Charges of such Person for such period. In theevent that the Borrower or any Restricted Subsidiary incurs, assumes, guarantees, redeems, retires orextinguishes any Indebtedness (other than Indebtedness incurred under any revolving credit facilityunless such revolving credit facility has been permanently repaid and has not been replaced) or issues orredeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for whichthe Interest Coverage Ratio is being calculated but prior to or simultaneously with the event for whichthe calculation of the Interest Coverage Ratio is made (the “Calculation Date”), then the InterestCoverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee,redemption, retirement or extinguishing of Indebtedness, or such issuance or redemption of DisqualifiedStock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarterperiod (the “reference period”).For purposes of making the computation referred to above, Investments, acquisitions,Dispositions, mergers, consolidations and disposed operations (as determined in accordance with GAAP)that have been made by the Borrower or any Restricted Subsidiary during the applicable reference periodor subsequent to such reference period and on or prior to or simultaneously with the Calculation Dateshall be calculated on a pro forma basis assuming that all such Investments, acquisitions, Dispositions,mergers, consolidations and disposed operations (and the change in any associated Interest Charges andthe change in EBITDA resulting therefrom) had occurred on the first day of the reference period;provided that, at the option of the Borrower, no such pro forma adjustment to EBITDA shall be made inrespect of any such transaction to the extent the aggregate consideration with respect to any suchtransaction was less than $25.0 million for the reference period. If since the beginning of such periodany Person (that subsequently became a Restricted Subsidiary or was merged with or into the Borrower-29-

or any Restricted Subsidiary since the beginning of such period) shall have made any Investment,acquisition, Disposition, merger, consolidation or disposed operation that would have requiredadjustment pursuant to this definition, then the Interest Coverage Ratio shall be calculated giving proforma effect thereto for such period as if such Investment, acquisition, Disposition, merger,consolidation or disposed operation had occurred at the beginning of the reference period (subject to thethreshold specified in the previous sentence).For purposes of this definition, whenever pro forma effect is to be given to a transaction,the pro forma calculations shall be made in good faith by a responsible financial or accounting officer ofthe Borrower. If any Indebtedness bears a floating rate of interest and is being given pro forma effect,the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date hadbeen the applicable rate for the entire period (taking into account any Hedging Obligations applicable tosuch Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interestrate reasonably determined by a Financial Officer of the Borrower in accordance with GAAP. Forpurposes of making the computation referred to above, interest on any Indebtedness under a revolvingcredit facility computed on a pro forma basis shall be computed based upon the average daily balance ofsuch Indebtedness during the applicable period. Interest on Indebtedness that may optionally bedetermined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbankoffered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none,then based upon such optional rate chosen as the Borrower may designate.“Interest Election Request” means a request by the Borrower to convert or continue aBorrowing in accordance with Section 2.12.“Interest Period” means with respect to any Term SOFR Borrowing, the periodcommencing on the date of such Borrowing and ending on the numerically corresponding day in thecalendar month that is one, three or six months thereafter, as the Borrower may elect; provided that (a) ifany Interest Period would end on a day other than a Business Day, such Interest Period shall be extendedto the next succeeding Business Day unless such next succeeding Business Day would fall in the nextcalendar month, in which case such Interest Period shall end on the next preceding Business Day, (b)any Interest Period that commences on the last Business Day of a calendar month (or on a day for whichthere is no numerically corresponding day in the last calendar month of such Interest Period) shall endon the last Business Day of the last calendar month of such Interest Period and (c) no Interest Period forany Term SOFR Term Loans shall end after the stated maturity date of such Term Loans.“Internally Generated Funds” means any amount expended by the Borrower and itsRestricted Subsidiaries and not representing (a) a reinvestment by the Borrower or any RestrictedSubsidiaries of the Net Cash Proceeds of any Disposition outside the ordinary course of business orCasualty Event, (b) the proceeds of any issuance of Indebtedness of the Borrower or any RestrictedSubsidiary (other than Indebtedness under any revolving credit facility) or (c) any credit received by theBorrower or any Restricted Subsidiary with respect to any trade in of property for substantially similarproperty or any “like kind exchange” of assets.“Investment Grade Securities” means (a) securities issued or directly and fullyguaranteed or insured by the government of the United States of America or any agency orinstrumentality thereof (other than Cash Equivalents), (b) debt securities or debt instruments with arating of BBB- or higher by S&P or Baa3 or higher by Moody’s or the equivalent of such rating by suchrating organization, or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by anyother nationally recognized securities rating agency, but excluding any debt securities or instrumentsconstituting loans or advances among the Borrower and its subsidiaries, (c) investments in any fund thatinvests exclusively in investments of the type described in clauses (a) and (b), which fund may also hold-30-

immaterial amounts of cash pending investment or distribution and (d) corresponding instruments incountries other than the United States of America customarily utilized for high quality investments, ineach case, consistent with the Borrower’s cash management and investment practices.“Investments” means, with respect to any Person, all investments by such Person inother Persons (including Affiliates) in the form of guarantees, loans or advances of money or capitalcontributions to such Person (but excluding any such loan, advance or capital contribution arising in theordinary course of business and having a term not exceeding 364 days and furthermore excluding, forthe avoidance of doubt, any extensions of trade credit in the ordinary course of business) or purchases orother acquisitions of stocks, bonds, debentures, notes or similar securities or equity interests issued bysuch Person. For purposes of the definition of “Unrestricted Subsidiary” and Section 6.07, (a)“Investments” shall include the portion (proportionate to the Borrower’s equity interest in suchSubsidiary) of the fair market value of the net assets of a Subsidiary of the Borrower at the time that suchSubsidiary is designated an Unrestricted Subsidiary; provided that upon a redesignation of suchUnrestricted Subsidiary as a Restricted Subsidiary, the Borrower shall be deemed to continue to have apermanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (i) theBorrower’s “Investment” in such Subsidiary at the time of such redesignation, less (ii) the portion(proportionate to the Borrower’s equity interest in such Subsidiary) of the fair market value of the netassets of such Subsidiary at the time of such redesignation, and (b) any property transferred to or from anUnrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each caseas determined in good faith by the Borrower. For the avoidance of doubt, a guarantee by a specifiedPerson of the obligations of another Person (the “primary obligor”) shall be deemed to be an Investmentby such specified Person in the primary obligor to the extent of such guarantee except that any guaranteeby any Loan Party of the obligations of a primary obligor in favor of a Loan Party shall be deemed to bean Investment by a Loan Party in another Loan Party.“IRS” means the U.S. Internal Revenue Service.“Joinder Agreement” has the meaning assigned to such term in Section 5.11(a).“Joint Lead Arrangers” means (xw) Goldman Sachs Lending Partners LLC, MerrillLynch, Pierce, Fenner & Smith Incorporated (or any other registered broker-dealer wholly-owned byBank of America Corporation to which all or substantially all of Bank of America Corporation’s or anyof its subsidiaries’ investment banking, commercial lending services or related businesses may betransferred following the date of this Agreement) and JP Morgan Chase Bank, N.A, (yx) the 2021Incremental Amendment Lead Arrangers and, (zy) the Lead Arrangers (as defined in Amendment No. 4)and (z) the 2024 Incremental Amendment Lead Arrangers (as defined in Incremental FacilityAmendment No. 5).“Junior Indebtedness” means any Material Indebtedness of the Borrower or anySubsidiary Guarantor (other than Indebtedness owing to the Borrower or a Restricted Subsidiary) that iseither (x) by its terms expressly subordinated to the obligations of the Borrower or such SubsidiaryGuarantor under this Agreement with respect to the Obligations or (y) secured by a Lien on Collateralthat is junior to the Liens securing the Obligations.“Junior Lien Intercreditor Agreement” means an intercreditor agreement in customaryform reasonably acceptable to the Agent and the Borrower.“Latest Maturity Date” means, at any time, the latest final maturity date then in effectfor any Class of Term Loans outstanding under this Agreement.-31-

“LCT Election” has the meaning assigned to such term in Section 1.08.“LCT Test Date” has the meaning assigned to such term in Section 1.08.“Lending Office” means, with respect to any Lender, the office of such Lender specifiedas its “Lending Office” in its Administrative Questionnaire or such other office of such Lender as suchLender may from time to time specify to the Borrower and the Agent.“Lender Parent” means, with respect to any Lender, any Person as to which such Lenderis, directly or indirectly, a subsidiary.“Lenders” means the lenders having Term Commitments or Term Loans from time totime or at any time and, as the context requires, includes their respective successors and assigns aspermitted hereunder and any other Person that shall have become a party hereto pursuant to Section 2.19or an Assignment and Assumption (including the Purchasing Term Lender), other than any such Personthat ceases to be a party hereto pursuant to an Assignment and Assumption. For the avoidance of doubt,each Lender making an Incremental Term Loan pursuant to (i) the Incremental Facility Amendment No.1 shall constitute a “Lender” hereunder and, after the Incremental Amendment No. 1 Effective Date, theAgent shall update and/or modify the Register to give effect to the Incremental Amendment No. 1Effective Date and the transactions contemplated by the Incremental Facility Amendment No. 1 and, (ii)the Incremental Facility Amendment No. 2 shall constitute a “Lender” hereunder and, after theIncremental Amendment No. 2 Effective Date, the Agent shall update and/or modify the Register to giveeffect to the Incremental Amendment No. 2 Effective Date and the transactions contemplated by theIncremental Facility Amendment No. 2. and (iii) the Incremental Facility Amendment No. 5 shallconstitute a “Lender” hereunder and, after the Amendment No. 5 Effective Date, the Agent shall updateand/or modify the Register to give effect to the Amendment No. 5 Effective Date and the transactionscontemplated by the Incremental Facility Amendment No. 5.“Lending Office” means, with respect to any Lender, the office of such Lender specifiedas its “Lending Office” in its Administrative Questionnaire or such other office of such Lender as suchLender may from time to time specify to the Borrower and the Agent.“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, securityinterest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwiseperfected under applicable law, including any conditional sale or other title retention agreement, anylease in the nature thereof, any option or other agreement to sell or give a security interest in and anyfiling of or agreement to give any financing statement under the UCC (or equivalent statutes) of anyjurisdiction; provided that in no event shall an operating lease or license be deemed to constitute a Lien.“Limited Condition Acquisition” means any acquisition of an Acquired Entity orBusiness by the Borrower or any Restricted Subsidiary the consummation of which is not conditioned onthe availability of financing.“Loan Documents” means this Agreement, any promissory notes issued pursuant to thisAgreement, the Collateral Documents, the ABL Intercreditor Agreement, any First Lien IntercreditorAgreement, any Junior Lien Intercreditor Agreement, the First Amendment, the Incremental FacilityAmendment No. 1, the Incremental Facility Amendment No. 2, Amendment No. 3, Amendment No. 4,the Incremental Facility Amendment No. 5 and any other agreement, document or instrument to whichany Loan Party is a party and which is designated as a Loan Document. Any reference in this-32-

Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits orschedules thereto, and all amendments, restatements, supplements or other modifications thereto.“Loan Guarantor” means each Loan Party (other than the Borrower).“Loan Guaranty” means Article X of this Agreement.“Loan Parties” means the Borrower, each of the Domestic Subsidiaries of the Borrowerthat is a party to this Agreement as a Loan Guarantor on the Closing Date or that becomes a party to thisAgreement as a Loan Guarantor pursuant to a Joinder Agreement, and their respective successors andassigns except for any such Domestic Subsidiary that has been released as a Loan Guarantor inaccordance herewith.“Management Stockholders” means the members of management (and their ControlledInvestment Affiliates and Immediate Family Members) of the Borrower or its direct or indirect parentwho are holders of Equity Interests of any direct or indirect parent company of the Borrower on theClosing Date. “Margin Stock” has the meaning assigned to such term in Regulation U.“Material Adverse Effect” means a material adverse effect on (a) the business, assets,operations or financial condition of the Borrower and the Restricted Subsidiaries taken as a whole, (b)the ability of the Borrower and the other Loan Parties (taken as a whole) to perform their paymentobligations under the Loan Documents or (c) the rights of, or remedies available to, the Agent or theLenders under the Loan Documents.“Material Indebtedness” means Indebtedness (other than the Term Loans), or obligationsin respect of one or more Hedge Agreements, of any one or more of the Borrower and the RestrictedSubsidiaries in an aggregate principal amount exceeding $50.0 million. For purposes of determiningMaterial Indebtedness, the “obligations” of the Borrower or any Restricted Subsidiary in respect of anyHedge Agreement at any time shall be the maximum aggregate amount (giving effect to any nettingagreements) that the Borrower or such Restricted Subsidiary would be required to pay if such HedgeAgreement were terminated at such time.“Maximum Incremental Amount” means, at any time, the sum of (a) the greater of(i) $400.0 million and (ii) 100% of EBITDA of the Borrower for the most recently ended Test Periodminus the aggregate principal amount of New Term Loans and Permitted Alternative IncrementalFacilities Debt previously established or incurred in reliance on this clause (a), plus (b) the aggregateprincipal amount of Term Loans outstanding on the Closing Date (or established pursuant to clause (a)above) that are optionally prepaid or optionally reduced (other than with the proceeds of long-termIndebtedness (other than borrowings under any revolving credit facility)) following the Closing Date andon or prior to such time (and, in the case of any prepayment of Term Loans pursuant to Section 2.08(d),based on the amount expended by the Borrower pursuant to such Section 2.08(d) and not the principalamount), plus (c) an unlimited amount so long as, in the case of this clause (c) only, on a pro forma basis(including the application of proceeds therefrom but excluding any increase in cash and cash equivalentsand treating all Permitted Alternative Incremental Facilities Debt incurred pursuant to this clause (c) assecured by pari passu Liens on the Collateral whether or not actually secured (but without giving effectto any substantially simultaneous incurrence of any New Term Loans or Permitted AlternativeIncremental Facilities Debt made pursuant to the foregoing clauses (a) and (b))), the Consolidated FirstLien Debt Ratio would not exceed 2.00 to 1.00 (it being understood that the Borrower shall be deemed to-33-

have used amounts under clause (c) (to the extent compliant herewith) prior to utilization of amountsunder clause (a) or (b)).“Maximum Liability” has the meaning assigned to such term in Section 10.09.“Moody’s” means Moody’s Investors Service, Inc. and any successor to its ratingagency business.“Mortgaged Property” means, initially, each owned real property of the Loan Partiesspecified on Schedule 1.01(b), and shall include each other parcel of real property and improvementsthereto with respect to which a Mortgage is granted pursuant to Section 5.11.“Mortgage” means any mortgage, deed of trust or other agreement which conveys orevidences a Lien in favor of the Agent, for the benefit of the Agent and the other Secured Parties, on fee-owned real property of a Loan Party, including any amendment, modification or supplement thereto.“Mortgaged Property” means, initially, each owned real property of the Loan Partiesspecified on Schedule 1.01(b), and shall include each other parcel of real property and improvementsthereto with respect to which a Mortgage is granted pursuant to Section 5.11.“Multiemployer Plan” means a multiemployer plan as defined in Section 3(37) or4001(a)(3) of ERISA.“Net Cash Proceeds” means, with respect to any Prepayment Event, (a) the gross cashproceeds (including payments from time to time in respect of installment obligations, if applicable) asand when actually received by or freely transferable for the account of the Borrower or any of theRestricted Subsidiaries in respect of such Prepayment Event, less (b) the sum of:(i) the amount, if any, of all taxes paid or estimated to be payable by the Borroweror any of the Restricted Subsidiaries in connection with such Prepayment Event; provided thatany estimated taxes not actually paid shall be deemed to be Net Cash Proceeds of suchPrepayment Event,(ii) the amount of any reasonable reserve established in accordance with GAAP inrespect of (A) the sale price of the assets that are the subject of an Asset Sale Prepayment Event(including in respect of working capital adjustments or an evaluation of such assets) or (B) anyliabilities (other than any taxes deducted pursuant to clause (i) above) (x) associated with theassets that are the subject of such Prepayment Event and (y) retained by the Borrower or any ofthe Restricted Subsidiaries, including pension and other post-employment benefit liabilities andliabilities related to environmental matters or against any indemnification obligations associatedwith such transaction; provided that the amount of any subsequent reduction of such reserve(other than in connection with a payment in respect of any purchase price adjustments or suchliability) shall be deemed to be Net Cash Proceeds of such Prepayment Event occurring on thedate of such reduction,(iii) the principal amount, premium or penalty, if any, interest and other amountspayable on or in respect of any Indebtedness secured by a Lien on the assets that are the subjectof such Prepayment Event (other than Indebtedness under this Agreement and Indebtednesssecured on a pari passu basis with or junior priority basis to the Obligations) to the extent that-34-

such Indebtedness is, or under the instrument creating or evidencing such Indebtedness, isrequired to be repaid upon consummation of such Prepayment Event,(iv) in the case of any Asset Sale Prepayment Event or Casualty Event, the amountof any proceeds of such Prepayment Event that the Borrower or any Restricted Subsidiary hasreinvested (or intends to reinvest within the Reinvestment Period) in the business of theBorrower or any of the Restricted Subsidiaries; provided that any portion of such proceeds thathas not been so reinvested within such Reinvestment Period (with respect to such PrepaymentEvent, the “Deferred Net Cash Proceeds”) shall (x) be deemed to be Net Cash Proceeds of anAsset Sale Prepayment Event or Casualty Event occurring on the last day of such ReinvestmentPeriod, and (y) be applied to the repayment of Term Loans in accordance with Section 2.09(b)and (v) the reasonable out-of-pocket fees and expenses actually incurred in connectionwith such Prepayment Event.“Net Income” means, with respect to any Person, the net income (loss) of such Person,determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.“New Term Commitments” has the meaning assigned thereto in Section 2.19(a).“New Term Loan” has the meaning assigned thereto in Section 2.19(c).“New Term Loan Lender” means each Lender providing a New Term Commitment.“Non-Consenting Lender” has the meaning assigned to such term in Section 9.02(e).“Non-Funding Lender” has the meaning assigned to such term in Section 2.02(d).“Non-Paying Guarantor” has the meaning assigned to such term in Section 10.10.“Non-U.S. Lender” means a Lender that is not a “United States person” within themeaning of Section 7701(a)(30) of the Code.“NYFRB” means the Federal Reserve Bank of New York.“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Ratein effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day thatis not a Business Day, for the immediately preceding Business Day); provided that if none of such ratesis published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federalfunds transaction quoted at 11:00 a.m. on such day received by the Agent from a federal funds broker ofrecognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less thanzero, such rate shall be deemed to be zero for purposes of this Agreement.“Obligated Party” has the meaning assigned to such term in Section 10.02.“Obligations” means all unpaid principal of and accrued and unpaid interest on the TermLoans made to the Borrower, all accrued and unpaid fees (including pursuant to Section 2.10 of thisAgreement) and all expenses, reimbursements, indemnities and other obligations of the Loan Parties tothe Lenders or to any Lender, the Agent or any indemnified party arising under the Loan Documents-35-

(including interest and fees accruing after commencement of any bankruptcy or insolvency proceedingagainst any Loan Party, whether or not allowed in such proceeding).“Officer” means the Chairman of the Board, the Chief Executive Officer, the President,the Chief Financial Officer, the Treasurer, any Executive Vice President, Senior Vice President or VicePresident or the Secretary of the Borrower.“Officers’ Certificate” means a certificate signed on behalf of the Borrower by anOfficer of the Borrower.“Other Information” has the meaning assigned to such term in Section 3.13(b).“Other Taxes” means all present or future stamp, registration, court or documentary,intangible, recording, filing or similar Taxes arising from any payment made or required to be madeunder, from the execution, delivery, performance, enforcement or registration of, from the receipt orperfection of a security interest under, or otherwise with respect to, this Agreement or any other LoanDocument. “Overnight Bank Funding Rate” means, for any day, the rate comprised of bothovernight federal funds and overnight eurodollar borrowings by U.S.-managed banking offices ofdepository institutions, as such composite rate shall be determined by the NYFRB as set forth on itspublic website from time to time, and published on the next succeeding Business Day by the NYFRB asan overnight bank funding rate (from and after such date as the NYFRB shall commence to publish suchcomposite rate). “Participant” has the meaning assigned to such term in Section 9.04(c).“Participant Register” has the meaning assigned to such term in Section 9.04(c).“Paying Guarantor” has the meaning assigned to such term in Section 10.10.“Payment Recipient” has the meaning assigned to it in Section 8.04(a).“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined inERISA and any successor entity performing similar functions.“Perfection Certificate” means a certificate in the form of Exhibit B to the SecurityAgreement or any other form approved by the Agent.“Periodic Term SOFR Determination Day” has the meaning assigned to such term in thedefinition of “Term SOFR.”“Permitted Alternative Incremental Facilities Debt” has the meaning assigned to suchterm in Section 6.01(b)(xxvii).“Permitted Business” means any business conducted by the Borrower or any of itsRestricted Subsidiaries that is not in contravention of Section 6.11.“Permitted Holder” means each of the Management Stockholders and any group (assuch term is used in the definition of “Change of Control”) of which any of the foregoing are members;provided that, in the case of such group and without giving effect to the existence of such group or any-36-

other group, the Management Stockholders, collectively, have beneficial ownership of more than 50% ofthe total voting power of the Voting Stock of the Borrower or any of its direct or indirect parentcompanies. “Permitted Investments” means:(a) any Investment by the Borrower or any Restricted Subsidiary in the Borrower orany Restricted Subsidiary; provided that any Investments made pursuant to this clause (a) by anyLoan Party in any Restricted Subsidiary that is not a Loan Party, together with any Investmentsmade pursuant to clause (c) of this definition in any Restricted Subsidiary that is not or does notbecome a Loan Party, shall not exceed in the aggregate the greater of (x) $200.0 million and(y) 50% of EBITDA of the Borrower for the most recently ended Test Period for which financialstatements have been delivered;(b) any Investment in cash and Cash Equivalents or Investment Grade Securities;(c) (i) any Investment by the Borrower or any Restricted Subsidiary in any Person(or in exchange for the Equity Interests of such Person) if as a result of such Investment (A) suchPerson becomes a Restricted Subsidiary or (B) such Person, in one transaction or a series ofrelated transactions, is merged, consolidated or amalgamated with or into, or transfers orconveys substantially all of its assets to, or is liquidated into, the Borrower or a RestrictedSubsidiary; (ii) any Investment held by such Person and not acquired by such Person incontemplation of such acquisition, merger, consolidation or transfer; and (iii) any Investment bythe Borrower or any Restricted Subsidiary in exchange for all or any portion of a business if, asa result of such Investment, the assets acquired thereby become owned by the Borrower or anyRestricted Subsidiary; provided that any Investments made pursuant to this subclause (c)(i) andsubclause (c)(iii) in any Restricted Subsidiary that is not or does not become a Loan Partytogether with any Investments made pursuant to clause (a) of this definition by any Loan Partyin a Restricted Subsidiary that is not a Loan Party shall not exceed, in the aggregate, the greaterof (x) $200.0 million and (y) 50.0% of EBITDA of the Borrower for the most recently endedTest Period for which financial statements have been delivered;(d) any Investment in securities or other assets not constituting cash, CashEquivalents or Investment Grade Securities and received in connection with a Disposition madepursuant to Section 6.06;(e) any Investment existing on the Closing Date or made pursuant to legally bindingwritten commitments in existence on the Closing Date; provided that such Investment shall beset forth on Schedule 6.07;(f) loans and advances to, and guarantees of Indebtedness of, employees not inexcess of $15.0 million outstanding at any one time, in the aggregate;(g) any Investment acquired by the Borrower or any Restricted Subsidiary (i) inexchange for any other Investment or accounts receivable held by the Borrower or any suchRestricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganizationor recapitalization of the Person in which such other Investment is made or which is the obligorwith respect to such accounts receivable, (ii) in satisfaction of judgments against other Personsor (iii) as a result of a foreclosure by the Borrower or any Restricted Subsidiary with respect toany secured Investment or other transfer of title with respect to any Investment in default;-37-

(h) Hedging Obligations permitted under Section 6.01(b)(xii);(i) loans and advances to officers, directors and employees (i) for business-relatedtravel expenses, moving expenses and other similar expenses, in each case incurred in theordinary course of business or consistent with past practice or (ii) to fund such Person’spurchase of Equity Interests of the Borrower or any direct or indirect parent company thereofunder compensation plans approved by the Board of Directors of the Borrower or thecompensation committee thereof in good faith; provided that to the extent that the net proceedsof any such purchase is made to any direct or indirect parent of the Borrower, such net proceedsare contributed to the Borrower;(j) Investments the payment for which consists of Equity Interests of the Borrower;(k) (i) performance guarantees in the ordinary course of business, (ii) guaranteesexpressly permitted under Section 6.01(b)(xiv) provided that guarantees by Loan Parties inrespect of Indebtedness or other obligations of Restricted Subsidiaries that are not Loan Partiesshall be subject to clause (a) of this definition and (iii) guarantees of obligations of the Borroweror any Restricted Subsidiary to any employee benefit plan of the Borrower and its RestrictedSubsidiaries and any Person acting in its capacity as trustee, agent or other fiduciary of any suchplan; (l) Investments consisting of purchases and acquisitions of inventory, supplies,material or equipment or the licensing or contribution of intellectual property pursuant to jointmarketing arrangements with other Persons in the ordinary course of business;(m) Investments consisting of purchases and acquisitions of assets or services in theordinary course of business;(n) Investments made in the ordinary course of business in connection withobtaining, maintaining or renewing client contracts;(o) [reserved];(p) customary Investments relating to a Receivables Facility;(q) Investments out of the Applicable Amount; provided that, at the time theInvestment is made and after giving pro forma effect to such Investment (x) no Default or Eventof Default has occurred and is continuing and (y) the Borrower would be permitted to incur atleast $1.00 of Indebtedness pursuant to Section 6.01(a);(r) Investments out of Excluded Contributions that have not otherwise been appliedto make Restricted Payments;(s) any transaction to the extent it constitutes an Investment that is permitted underSection 6.04 (other than by reference to this definition) or is made in accordance with theprovisions of Section 6.05(b) (other than any transaction set forth in subclauses (i), (ii), (v), (vii)and (xiv) of Section 6.05(b));(t) additional Investments having an aggregate fair market value, taken togetherwith all other Investments made pursuant to this clause (t) that are at that time outstanding, notto exceed an amount equal to the greater of (x) $200.0 million and (y) 50.0% of EBITDA of the-38-

Borrower for the most recently ended Test Period, as of such time any such Investment is made(with the fair market value of each Investment being measured at the time made and withoutgiving effect to subsequent changes in value but net of any actual return on capital in respect ofsuch Investment);(u) Investments in an amount (when taken together with all Restricted Paymentsmade in reliance on Section 6.04(xii) and net of any actual return on capital in respect of suchInvestment) not to exceed the greater of (x) $200.0 million and (y) 50.0% of EBITDA of theBorrower for the most recently ended Test Period as of such time any such Investment is made(with the fair market value of each Investment being measured at the time made and withoutgiving effect to subsequent changes in value but net of any actual return on capital in respect ofsuch Investment); and(v) additional Investments; provided that (x) as of the last day of the most recentlyended Test Period prior to the date of such Investment, after giving pro forma effect to suchInvestment (including the application of the net proceeds therefrom) the Consolidated LeverageRatio at such time does not exceed 3.00:1.00 and (y) after giving pro forma effect to suchInvestment no Default or Event of Default has occurred and is continuing.“Permitted Liens” means, with respect to any Person:(a) (i) Liens on accounts, payment intangibles and related assets to secure anyReceivables Facility and (ii) Liens arising under the Loan Documents;(b) pledges or deposits by such Person under workmen’s compensation laws,unemployment insurance laws or similar legislation, or good faith deposits to secure bids,tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person isa party, or deposits to secure public or statutory obligations of such Person or deposits of cash orU.S. government bonds to secure surety or appeal bonds to which such Person is a party, ordeposits as security for contested taxes or import duties or for the payment of rent, in each caseincurred in the ordinary course of business;(c) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liensand other similar Liens, in each case, for sums not yet overdue for a period of more than thirty(30) days or being contested in good faith by appropriate proceedings or other Liens arising outof judgments or awards against such Person with respect to which such Person shall then beproceeding with an appeal or other proceedings for review, if adequate reserves with respectthereto are maintained on the books of such Person in accordance with GAAP;(d) Liens for taxes, assessments or other governmental charges or claims not yetpayable or overdue for a period of more than thirty (30) days or which are being contested ingood faith by appropriate proceedings diligently conducted, if adequate reserves with respectthereto are maintained on the books of such Person in accordance with GAAP;(e) Liens in favor of issuers of performance and surety bonds or bid bonds or withrespect to other regulatory requirements or letters of credit issued pursuant to the request of andfor the account of such Person in the ordinary course of its business;(f) minor survey exceptions, minor encumbrances, easements or reservations of, orrights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone linesand other similar purposes, or zoning or other restrictions as to the use of real properties or Liens-39-

incidental to the conduct of the business of such Person or to the ownership of its properties, ineach case, which were not incurred in connection with Indebtedness and which do not in theaggregate materially adversely affect the value of said properties or materially impair their use inthe operation of the business of such Person;(g) (i) Liens existing on the Closing Date; provided that any Lien securing FundedDebt in excess of (x) $5.0 million individually or (y) $25.0 million in the aggregate (when takentogether with all other Liens securing obligations outstanding in reliance on this clause (g) thatare not listed on Schedule 6.02) shall not be permitted pursuant to this clause (g) except to theextent such Lien is listed on Schedule 6.02 and (ii) Liens securing Indebtedness permitted to beincurred in accordance with subclause (iii) of Section 6.01(b);(h) Liens on property of a Person at the time such Person becomes a RestrictedSubsidiary; provided that such Liens are not created or incurred in connection with, or incontemplation of, such other Person becoming such a Restricted Subsidiary; provided, further,that such Liens may not extend to any other property owned by the Borrower or any RestrictedSubsidiary;(i) Liens on property at the time the Borrower or a Restricted Subsidiary acquiredthe property, including any acquisition by means of a merger or consolidation with or into theBorrower or any Restricted Subsidiary; provided that such Liens are not created or incurred inconnection with, or in contemplation of, such acquisition; provided, further, that the Liens maynot extend to any other property owned by the Borrower or any Restricted Subsidiary;(j) Liens securing Indebtedness or other obligations of the Borrower or a RestrictedSubsidiary owing to the Borrower or another Restricted Subsidiary permitted to be incurred inaccordance with clause (ix) or (x) of Section 6.01(b);(k) Liens on specific items of inventory or other goods and proceeds of any Personsecuring such Person’s obligations in respect of bankers’ acceptances issued or created for theaccount of such Person to facilitate the purchase, shipment or storage of such inventory or othergoods; (l) leases, subleases, licenses and sublicenses granted to others in the ordinarycourse of business which do not materially interfere with the ordinary conduct of the business ofthe Borrower or any of the Restricted Subsidiaries and do not secure any Indebtedness;(m) Liens arising from financing statement filings under the UCC or similar state orprovincial laws regarding operating leases entered into by the Borrower and its RestrictedSubsidiaries in the ordinary course of business;(n) Liens in favor of the Borrower or any Subsidiary Guarantor;(o) Liens on inventory or equipment of the Borrower or any Restricted Subsidiarygranted in the ordinary course of business to the Borrower’s or such Restricted Subsidiary’sclient at which such inventory or equipment is located;(p) Liens to secure any refinancing, refunding, extension, renewal or replacement(or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or inpart, of any Indebtedness secured by any Lien referred to in clauses (g), (h), (i) and (q) of thisdefinition; provided that (x) such new Lien shall be limited to all or part of the same property-40-

that secured the original Lien (plus improvements on such property), and (y) the Indebtednesssecured by such Lien at such time is not increased to any amount greater than the sum of (A) theoutstanding principal amount or, if greater, committed amount of the Indebtedness describedunder clauses (g), (h), (i) and (q) of this definition at the time the original Lien became aPermitted Lien pursuant to this Agreement, and (B) an amount necessary to pay any fees andexpenses, including premiums, related to such refinancing, refunding, extension, renewal orreplacement;(q) Liens securing Indebtedness permitted to be incurred pursuant toSection 6.01(a), 6.01(b)(vi), (b)(xvi) and (b)(xxi); provided that (A) Liens securing Indebtednesspermitted to be incurred pursuant to Section 6.01(a) shall, in the case of Liens on Collateral(including real property required to become Collateral pursuant to Section 5.11(h)) be securedon a junior priority basis relative to the Secured Obligations and such Indebtedness shall besubject to a Junior Lien Intercreditor Agreement, (B) Liens securing Indebtedness permitted tobe incurred pursuant to Section 6.01(b)(vi) do not at any time encumber any property other thanthe property financed by such Indebtedness and the proceeds and the products thereof, (C) Lienssecuring Indebtedness permitted to be incurred pursuant to Section 6.01(b)(xvi)(x) shall, in thecase of Liens on Collateral, be secured on a junior priority basis relative to the SecuredObligations and such Indebtedness shall be subject to a Junior Lien Intercreditor Agreement,(D) Liens securing Indebtedness permitted to be incurred pursuant to Section 6.01(b)(xvi)(y)shall be solely on acquired property or the assets (including any acquired Equity Interests) of theAcquired Entity or Business and such Liens were not created or incurred in connection with, orin contemplation of, such acquisition, as the case may be; and (E) Liens securing Indebtednesspermitted to be incurred pursuant to Section 6.01(b)(xxi) shall only extend to the propertyDisposed of in the applicable Sale and Lease-Back Transaction;(r) deposits in the ordinary course of business to secure liability to insurancecarriers;(s) Liens securing judgments for the payment of money not constituting an Event ofDefault under clause (h) of Section 7.01, so long as such Liens are adequately bonded and anyappropriate legal proceedings that may have been duly initiated for the review of such judgmentand have not been finally terminated or the period within which such proceedings may beinitiated has not expired;(t) Liens in favor of customs and revenue authorities arising as a matter of law tosecure payment of customs duties in connection with the importation of goods in the ordinarycourse of business;(u) Liens (i) of a collection bank arising under Section 4-210 of the UCC on itemsin the course of collection, (ii) attaching to commodity trading accounts or other commoditybrokerage accounts incurred in the ordinary course of business and (iii) in favor of bankinginstitutions arising as a matter of law encumbering deposits (including the right of setoff) andwhich are within the general parameters customary in the banking industry;(v) Liens that are contractual rights of setoff (i) relating to the establishment ofdepository relations with banks not given in connection with the issuance of Indebtedness, (ii)relating to pooled deposit or sweep accounts of the Borrower or any of its RestrictedSubsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinarycourse of business of the Borrower and its Restricted Subsidiaries or (iii) relating to purchase-41-

orders and other agreements entered into with customers of the Borrower or any of its RestrictedSubsidiaries in the ordinary course of business;(w) Liens encumbering reasonable customary initial deposits and margin depositsand similar Liens attaching to commodity trading accounts or other brokerage accounts incurredin the ordinary course of business and not for speculative purposes;(x) Liens deemed to exist in connection with Investments in repurchase agreementspermitted under Section 6.01; provided that such Liens do not extend to any assets other thanthose assets that are the subject of such repurchase agreement;(y) Liens on the assets of any Foreign Subsidiary securing Indebtedness permittedto be incurred pursuant to Section 6.01(b);(z) other Liens securing obligations in an aggregate amount not to exceed thegreater of (x) $100.0 million and (y) 25% of EBITDA of the Borrower for the most recentlyended Test Period as of such time any such Lien is incurred; and(aa) Liens on the Collateral (or any portion thereof) securing Indebtedness issuedpursuant to Section 6.01(b)(xxv) and Section 6.01(b)(xxvii), so long as at the time of theincurrence of such Indebtedness the holders of such Indebtedness (or a representative thereof onbehalf of such holders) shall have entered into a First Lien Intercreditor Agreement or JuniorLien Intercreditor Agreement with the Agent agreeing that such Liens are subject to the termsthereof. “Permitted Refinancing Notes” means senior secured notes, senior unsecured or seniorsubordinated debt securities of the Borrower (or of a Subsidiary Guarantor which are guaranteed by theBorrower) incurred after the Closing Date (a) the terms of which do not provide for any scheduledprincipal repayment, mandatory redemption or sinking fund obligations prior to the Latest Maturity Dateon the date such debt securities are issued (other than customary offers to repurchase upon a change ofcontrol, asset sale or event of loss and customary acceleration rights after an event of default), (b) thecovenants, events of default, guarantees, collateral and other terms of which (other than interest rate, callprotection and redemption premiums), taken as a whole, are not more restrictive to the Borrower and theSubsidiaries than those set forth in this Agreement; provided that a certificate of a Financial Officer ofthe Borrower delivered to the Agent in good faith at least three Business Days (or such shorter period asthe Agent may reasonably agree) prior to the incurrence of such Indebtedness, together with a reasonablydetailed description of the material terms and conditions of such Indebtedness or drafts of thedocumentation relating thereto, stating that the Borrower has determined in good faith that such termsand conditions satisfy the foregoing requirement shall be conclusive evidence that such terms andconditions satisfy the foregoing requirement, (c) of which no Subsidiary of the Borrower is an issuer orguarantor other than any Loan Party and (d) which are not secured by any Liens on any assets of theBorrower or any of its Subsidiaries other than assets of the Loan Parties that constitute Collateral.“Person” means any individual, corporation, limited liability company, partnership, jointventure, association, joint stock company, trust, unincorporated organization, company, government orany agency or political subdivision thereof or any other entity.“Plan” means any employee pension benefit plan (other than a Multiemployer Plan)subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and-42-

in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, wouldunder Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.“Platform” means Debt Domain, Intralinks, Syndtrak or a substantially similar electronictransmission system.“Preferred Stock” means any Equity Interest with preferential rights of payment ofdividends or upon liquidation, dissolution, or winding-up.“Prepayment Event” means any Asset Sale Prepayment Event, Debt IncurrencePrepayment Event or Casualty Event.“Prime Rate” means the rate of interest per annum publicly announced from time to timeby the Agent as its prime rate in effect at its principal office located in New York, New York; eachchange in the Prime Rate shall be effective from and including the date such change is publiclyannounced as being effective.“Projections” means the projections of the Borrower and the Restricted Subsidiariesincluded in the Information Memorandum and any other projections and any forward-looking statementsof such entities furnished to the Lenders or the Agent by or on behalf of the Borrower or any of theSubsidiaries prior to the Closing Date.“PTE” means a prohibited transaction class exemption issued by the U.S. Department ofLabor, as any such exemption may be amended from time to time.“Public-Sider” means a Lender whose representatives may trade in securities of theBorrower or its controlling person or any of its Subsidiaries while in possession of the financialstatements provided by the Borrower under the terms of this Agreement.“Purchasing Term Lender” has the meaning set forth in the First Amendment andAmendment No. 4, as applicable.“QFC Credit Support” has the meaning set forth in Section 9.22.“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each LoanGuarantor that has total assets exceeding $10,000,000 at the time the relevant guarantee under thisAgreement or grant of the relevant security interest becomes effective with respect to such SwapObligation or that otherwise constitutes an “eligible contract participant” under the CommodityExchange Act or any regulations promulgated thereunder and can cause another person to qualify as an“eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) ofthe Commodity Exchange Act.“Qualified Proceeds” means assets that are used or useful in a Permitted Business;provided that the fair market value of any such assets shall be determined by the Borrower in good faith.“Ratable Portion” means, with respect to any Lender under any Term Loan Facility, thepercentage obtained by dividing the amount of Term Loans held by such Lender under such Term LoanFacility by the aggregate amount of Term Loans of all Lenders under such Term Loan Facility.“Receivables Facility” means one or more receivables financing facilities, in each case,as amended, supplemented, modified, extended, increased, renewed, restated, refunded, replaced or-43-

refinanced from time to time, the Indebtedness of which is non-recourse (except for StandardReceivables Facility Undertakings) to the Borrower and its Restricted Subsidiaries, other than anyReceivables Subsidiary, pursuant to which the Borrower or any of its Restricted Subsidiaries sells itsaccounts, payment intangibles and related assets to either (a) a Person that is not a Restricted Subsidiaryor (b) a Receivables Subsidiary that in turn sells its accounts, payment intangibles and related assets to aPerson that is not a Restricted Subsidiary.“Receivables Facility Repurchase Obligation” means any obligation of the Borrower ora Restricted Subsidiary that is a seller of assets in a Receivables Facility to repurchase the assets it soldthereunder as a result of a breach of a representation, warranty or covenant or otherwise, including as aresult of a receivable or portion thereof becoming subject to any asserted defense, dispute, offset orcounterclaim of any kind as a result of any action taken by, any failure to take action by or any otherevent relating to the seller.“Receivables Fees” means distributions or payments made directly or by means ofdiscounts with respect to any participation interest issued or sold in connection with, and other fees paidto a Person that is not a Restricted Subsidiary in connection with, any Receivables Facility.“Receivables Subsidiary” means any Subsidiary formed solely for the purpose ofengaging, and that engages only, in one or more Receivables Facilities.“Redeemed Notes” has the meaning assigned to such term in the recitals to thisAgreement. “Refinancing Indebtedness” has the meaning assigned to such term inSection 6.01(b)(xv).“Refinancing Term Loan” means any New Term Loan that is designated as a“Refinancing Term Loan” in the applicable supplement creating such New Term Loan in accordancewith Section 2.19.“Refinancing Transactions” has the meaning assigned to such term in the recitals to thisAgreement. “Register” has the meaning assigned to such term in Section 9.04(b)(iv).“Regulation T” means Regulation T of the Board as from time to time in effect and allofficial rulings and interpretations thereunder or thereof, and any successor provision thereto.“Regulation U” means Regulation U of the Board as from time to time in effect and allofficial rulings and interpretations thereunder or thereof, and any successor provision thereto.“Regulation X” means Regulation X of the Board as from time to time in effect and allofficial rulings and interpretations thereunder or thereof, and any successor provision thereto.“Reinvestment Period” means 15 months following the date of an Asset SalePrepayment Event or Casualty Event (or, if later, 180 days after the date the Borrower or a RestrictedSubsidiary has entered into a binding commitment to reinvest the proceeds of any such Asset SalePrepayment Event or Casualty Event prior to the expiration of such 15 months).-44-

“Related Parties” means, with respect to any specified Person, such Person’s Affiliatesand the respective directors, officers, trustees, employees, agents and advisors of such Person and suchPerson’s Affiliates.“Release” means any release, spill, emission, leaking, dumping, injection, pouring,deposit, disposal, discharge, dispersal, leaching or migration into or through the Environment or within,from or into any building, structure, facility or fixture.“Relevant Governmental Body” means the Board of Governors of the Federal ReserveSystem or the Federal Reserve Bank of New York, or a committee officially endorsed or convened bythe Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or anysuccessor thereto.“Repricing Transaction” means, other than in connection with a transaction constitutinga Change of Control or Transformative Acquisition, (i) any prepayment or repayment of any 2021Incremental Term Loan with the proceeds of, or any conversion of any 2021 Incremental Term Loaninto, any new or replacement Indebtedness constituting term loans with an Effective Yield less than theEffective Yield applicable to the 2021 Incremental Term Loans and (ii) any amendment to thisAgreement which reduces the Effective Yield applicable to any 2021 Incremental Term Loan and, in thecase of each of clauses (i) and (ii), which was for the primary purpose of reducing the Effective Yield onthe 2021 Incremental Term Loans.“Repurchased Notes” has the meaning assigned to such term in the recitals to thisAgreement. “Required Additional Debt Terms” has the meaning assigned to such term in Section6.01(b)(xxvii). “Required Class Lenders” means with respect to any Term Loan Facility, Lendersholding more than 50% of the Term Commitments and Term Loans under such Term Loan Facility.“Required Lenders” means, collectively, Lenders having more than 50% of theaggregate principal amount of all Term Loans then outstanding.“Requirement of Law” means, as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule, officialadministrative pronouncement, executive order or regulation or determination of an arbitrator or a courtor other Governmental Authority, in each case applicable to or binding upon such Person or any of itsproperty or to which such Person or any of its property is subject.“Resolution Authority” means an EEA Resolution Authority or, with respect to any UKFinancial Institution, a UK Resolution Authority.“Responsible Officer” of any Person means the chief executive officer, the president,any vice president, any director, the chief operating officer or any financial officer of such Person andany other officer or similar official thereof responsible for the administration of the obligations of suchPerson in respect of this Agreement, and, as to any document delivered on the Closing Date (but subjectto the express requirements set forth in Section 4.01), shall include any secretary or assistant secretary ofa Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a LoanParty shall be conclusively presumed to have been authorized by all necessary corporate, partnership-45-

and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusivelypresumed to have acted on behalf of such Loan Party.“Restricted Equity Payment” means a Restricted Payment of the type described inclauses (x) and (y) of the definition of “Restricted Payment” set forth in the first paragraph of Section6.4. “Restricted Junior Debt Payment” means a Restricted Payment of the type described inclause (z) of the definition of “Restricted Payment” set forth in the first paragraph of Section 6.4.“Restricted Payments” has the meaning assigned to such term in the first paragraph ofSection 6.04. “Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of theBorrower (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided thatupon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, suchSubsidiary shall be included in the definition of “Restricted Subsidiary”.”“Rule 144A Securities” means any then outstanding securities issued by the Borrower orany of its Subsidiaries eligible for trading in compliance with Rule 144A under the Securities Act.“S&P” means Standard & Poor’s Financial Services LLC, a division of the McGraw-Hill Companies, Inc., and any successor to its rating agency business. “Sale and Lease-Back Transaction” means any arrangement with any Person providingfor the leasing by the Borrower or any Restricted Subsidiary of any real or tangible personal property,which property has been or is to be sold or transferred by the Borrower or such Restricted Subsidiary tosuch Person in contemplation of such leasing.“S&P” means Standard & Poor’s Financial Services LLC, a division of the McGraw-Hill Companies, Inc., and any successor to its rating agency business.“Sanctioned Country” means, at any time, a country, region or territory which is orwhose government is the subject or target of country-wide Sanctions (as of the Closing Date, Cuba, Iran,North Korea, Sudan, Syria and Crimea).“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-relatedlist of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department ofthe Treasury, the U.S. Department of State, or by the United Nations Security Council, Her Majesty’sTreasury, the Office of the Superintendent of Financial Institutions or the European Union, (b) anyPerson located, operating, organized or resident in a Sanctioned Country or (c) any Person that is 50% ormore owned by a Person or Persons described in (a) or (b) of this definition.“Sanctions” means economic or financial sanctions or trade embargoes imposed,administered or enforced from time to time by (a) the U.S. government, including those administered bythe Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department ofState, or (b) the United Nations Security Council, Her Majesty’s Treasury, the Office of theSuperintendent of Financial Institutions or the European Union.-46-

“SEC” means the Securities and Exchange Commission, or any Governmental Authoritysucceeding to any or all of its functions.“Secured Cash Management Obligations” means all obligations owing by the Borroweror any Restricted Subsidiary to the Agent, a Joint Lead Arranger, the Documentation Agent, theSyndication Agent, any Affiliate of any of the foregoing or a Person that was a Lender or an Affiliate ofa Lender on the Closing Date or at the time the Cash Management Agreement giving rise to suchobligations was entered into.“Secured Hedging Obligations” means all Hedging Obligations owing by the Borroweror any Restricted Subsidiary to the Agent, a Joint Lead Arranger, the Documentation Agent, theSyndication Agent, any Affiliate of any of the foregoing or a Person that was a Lender or an Affiliate ofa Lender on the Closing Date or at the time the Hedge Agreement giving rise to such HedgingObligations was entered into.“Secured Indebtedness” means any Indebtedness secured by a Lien.“Secured Obligations” means all Obligations, together with all Secured HedgingObligations and Secured Cash Management Obligations, excluding, with respect to any Loan Party,Excluded Swap Obligations of such Loan Party.“Secured Parties” has the meaning assigned to such term in the Security Agreement.“Securities Act” means the Securities Act of 1933, as amended, and the rules andregulations of the SEC promulgated thereunder.“Security Agreement” means that certain U.S. Pledge and Security Agreement, dated asof the Closing Date, between the Loan Parties and the Agent, for the benefit of the Agent and the otherSecured Parties.“Series” has the meaning assigned to such term in Section 2.19(a).“Significant Subsidiary” means any Subsidiary (or group of Subsidiaries as to which anycondition specified in clause (f) or (g) of Section 7.01 applies) of the Borrower that would be a“significant subsidiary” as defined in Article I, Rule 2-02 of Regulation S-X, promulgated pursuant tothe Securities Act, as such regulation is in effect on the date hereof.“SOFR” means a rate per annum equal to the secured overnight financing rate for suchBusiness Day published by the Federal Reserve Bank of New York (or a successor administrator of thesecured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently athttp://www.newyorkfed.org (or any successor source for the secured overnight financing rate identified assuch by the administrator of the secured overnight financing rate from time to time).“SOFR Adjustment” means, with respect to Term SOFR, 0.11448% (11.448 basis points)for an Available Tenor of one-month’s duration, 0.26161% (26.161 basis points) for an Available Tenor ofthree-months’ duration, and 0.42826% (42.826 basis points) for an Available Tenor of six-months’duration. “Specified Acquisition Agreement Representations” means the representations andwarranties made by or on behalf of, or with respect to, the Acquired Business in the AcquisitionAgreement as are material to the interests of the 2021 Incremental Term Lenders and the 2021-47-

Incremental Amendment Lead Arrangers (but only to the extent that the Borrower or its Affiliates havethe right not to consummate the Acquisition, or to terminate its obligations (or otherwise not have anobligation to close), under the Acquisition Agreement as a result of the breach of such representations inthe Acquisition Agreement.“Specified Representations” means mean the representations and warranties set forth inSections 3.01(a) (as it pertains to the Loan Parties), 3.02 (as it relates to the organizational power andauthority of the Loan Parties in each case to enter into and perform its obligations under the LoanDocuments and the due execution, delivery and enforceability of the Loan Documents), 3.03(c) (as itpertains to the execution, delivery, and performance by the Loan Parties of the Loan Documents,incurrence of the 2021 Incremental Term Loans and the granting of the guarantees and the securityinterests in respect thereof not conflicting with the organizational documents of the Loan Parties), 3.08,3.15 (after giving effect to the transactions contemplated by Incremental Facility Amendment No. 2),3.18, 3.20 and 3.21 of this Agreement and 3.2(a) of the Security Agreement.“Standard Receivables Facility Undertakings” means representations, warranties,covenants and indemnities entered into by the Borrower or any Restricted Subsidiary of the Borrowerthat the Borrower has determined in good faith to be customary in financings similar to a ReceivablesFacility, including, without limitation, those relating to the servicing of the assets of a ReceivablesSubsidiary, it being understood that any Receivables Facility Repurchase Obligation shall be deemed tobe a Standard Receivables Facility Undertaking.“Subsequent Transaction” has the meaning assigned to such term in Section 1.08.“Subsidiary” means, with respect to any Person, (a) any corporation, association, orother business entity (other than a partnership, joint venture, limited liability company or similar entity)of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard tothe occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is atthe time of determination owned or controlled, directly or indirectly, by such Person or one or more ofthe other subsidiaries of that Person or a combination thereof and (b) any partnership, joint venture,limited liability company or similar entity of which (i) more than 50% of the capital accounts,distribution rights, total equity and voting interests or general or limited partnership interests, asapplicable, are owned or controlled, directly or indirectly, by such Person or one or more of the othersubsidiaries of that Person or a combination thereof whether in the form of membership, general, specialor limited partnership or otherwise, and (ii) such Person or any subsidiary of such Person is a controllinggeneral partner or otherwise controls such entity.“Subsidiary Guarantor” means each Restricted Subsidiary of the Borrower that executesthis Agreement as a Loan Guarantor on the Closing Date and each other Restricted Subsidiary of theBorrower that thereafter becomes a Subsidiary Guarantor pursuant to a Joinder Agreement except forany Restricted Subsidiary that has been released as a Subsidiary Guarantor in accordance with the termsof this Agreement.“Successor Borrower” has the meaning assigned to such term in Section 6.03(a)(i).“Successor Person” has the meaning assigned to such term in Section 6.03(b)(i).“Supported QFC” has the meaning assigned to such term in Section 9.22.-48-

“Swap Obligation” means, with respect to any Loan Party, any obligation to pay orperform under any agreement, contract or transaction that constitutes a “swap” within the meaning ofsection 1a(47) of the Commodity Exchange Act.“Syndication Agent” means Bank of America, N.A.“Target” has the meaning set forth in Incremental Facility Amendment No. 2.“Taxes” means all present or future taxes, levies, imposts, duties, deductions,withholdings (including backup withholding), assessments, fees or other charges imposed by anyGovernmental Authority, including any interest, penalties or additions to tax applicable thereto.“Tender Offer” has the meaning assigned to such term in the recitals to this Agreement.“Term Commitments” means each of the Initial Term Commitments, the 2021Incremental Term Commitments and, if applicable, New Term Commitments with respect to any Series.“Term Loan” means each of the Initial Term Loans, the 2021 Incremental Term Loansand, if applicable, New Term Loans with respect to any Series and any Extended Term Loans.“Term Loan Borrowing” means a Borrowing consisting of Term Loans under aparticular Term Loan Facility.“Term Loan Facility” means, as the context requires, the Initial Term Loan Facility, the2021 Incremental Term Loan Facility, each Extension Series of Extended Term Loans and each otherSeries of New Term Loans.“Term Loan Note” means a promissory note of the Borrower substantially in the form ofExhibit F. “Term SOFR” means,(a) for any calculation with respect to a Term SOFR Term Loan, the Term SOFRReference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the“Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities BusinessDays prior to the first day of such Interest Period, as such rate is published by the Term SOFRAdministrator; provided, however, that if as of 5:00 p.m. (New York City time) on any PeriodicTerm SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has notbeen published by the Term SOFR Administrator, then Term SOFR will be the Term SOFRReference Rate for such tenor as published by the Term SOFR Administrator on the firstpreceding U.S. Government Securities Business Day for which such Term SOFR Reference Ratefor such tenor was published by the Term SOFR Administrator so long as such first precedingU.S. Government Securities Business Day is not more than three (3) U.S. Government SecuritiesBusiness Days prior to such Periodic Term SOFR Determination Day, in each case, plus theSOFR Adjustment for such term, and(b) for any calculation with respect to a Base Rate Term Loan on any day, the TermSOFR Reference Rate for a tenor of one month on the day (such day, the “ABR Term SOFRDetermination Day”) that is two (2) U.S. Government Securities Business Days prior to suchday, as such rate is published by the Term SOFR Administrator; provided, however, that if as of5:00 p.m. (New York City time) on any ABR Term SOFR Determination Day the Term SOFR-49-

Reference Rate for the applicable tenor has not been published by the Term SOFRAdministrator, then Term SOFR will be the Term SOFR Reference Rate for such tenor aspublished by the Term SOFR Administrator on the first preceding U.S. Government SecuritiesBusiness Day for which such Term SOFR Reference Rate for such tenor was published by theTerm SOFR Administrator so long as such first preceding U.S. Government Securities BusinessDay is not more than three (3) U.S. Government Securities Business Days prior to such ABRTerm SOFR Determination Day, in each case, plus the SOFR Adjustment for such term.provided, further, that if Term SOFR determined as provided above (including pursuantto the proviso under clause (a) or clause (b) above) shall ever be less than zero, then Term SOFR shall bedeemed to be zero for the purposes of this Agreement.“Term SOFR Administrator” means CME Group Benchmark Administration Limited(CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Agent in itsreasonable discretion).“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.“Test Period” means, at any date of determination, the most recently completed fourconsecutive fiscal quarters of the Borrower ending on or prior to such date for which financial statementshave been (or were required to have been) delivered pursuant to Section 5.01; provided that prior to thefirst date financial statements have been delivered pursuant to 5.01, the Test Period in effect shall be theperiod of four consecutive fiscal quarters of the Borrower ended March 31, 2017.“Total Assets” means the total amount of all assets of the Borrower and the RestrictedSubsidiaries, determined on a consolidated basis in accordance with GAAP as shown on the most recentbalance sheet of the Borrower.“Transaction Costs” has the meaning assigned to such term in the recitals to thisAgreement. “Transactions” has the meaning assigned to such term in the recitals to this Agreement.“Transformative Acquisition” means any acquisition of an Acquired Entity or Businessby the Borrower or any Restricted Subsidiary or other similar Investment that is either (a) not permittedhereunder immediately prior to the consummation of such transaction or (b) if permitted hereunderimmediately prior to the consummation of such transaction, this Agreement would not provide theBorrower and its Restricted Subsidiaries with adequate flexibility for the continuation or expansion oftheir combined operations following such consummation, as reasonably determined by the Borroweracting in good faith.“Type,” when used in reference to any Term Loan or Borrowing, refers to whether therate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference toTerm SOFR or the Base Rate.“UCC” means the Uniform Commercial Code as in effect from time to time in the stateof New York or any other state the laws of which are required to be applied in connection with the issueof perfection of security interests.“UK Financial Institution” means any BRRD Undertaking (as such term is definedunder the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom-50-

Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (asamended from time to time) promulgated by the United Kingdom Financial Conduct Authority, whichincludes certain credit institutions and investment firms, and certain affiliates of such credit institutionsor investment firms.“UK Resolution Authority” means the Bank of England or any other publicadministrative authority having responsibility for the resolution of any UK Financial Institution.“Unrestricted Subsidiary” means (a) any Subsidiary of the Borrower that at the time ofdetermination is an Unrestricted Subsidiary (as designated by the Borrower, as provided below) and (b)any Subsidiary of an Unrestricted Subsidiary. The Unrestricted Subsidiaries as of the Closing Date arelisted in Schedule 1.01(a).So long as no Default has occurred and is continuing, the Borrower may designate anyRestricted Subsidiary of the Borrower (including any existing Restricted Subsidiary and any newlyacquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any ofits Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, anyproperty of, the Borrower or any Subsidiary of the Borrower (other than any Subsidiary of theSubsidiary to be so designated); provided that (i) any Unrestricted Subsidiary must be an entity of whichshares of the capital stock or other equity interests (including partnership interests) entitled to cast atleast a majority of the votes that may be cast by all shares or equity interests having ordinary votingpower for the election of directors or other governing body are owned, directly or indirectly, by theBorrower, (ii) such designation complies with Section 6.07 and (iii) each of (A) the Subsidiary to be sodesignated and (B) its Subsidiaries has not at the time of designation, and does not thereafter, create,incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to anyIndebtedness pursuant to which the lender has recourse to any of the assets of the Borrower or anyRestricted Subsidiary.The Borrower may designate any Unrestricted Subsidiary to be a Restricted Subsidiary;provided that, immediately after giving effect to such designation no Default shall have occurred and becontinuing and the Borrower could incur at least $1.00 of additional Indebtedness pursuant to the InterestCoverage Ratio test described in Section 6.01(a).Any such designation by the Borrower shall be notified by the Borrower to the Agent bypromptly delivering to the Agent a copy of any applicable Board Resolution giving effect to suchdesignation and an Officers’ Certificate certifying that such designation complied with the foregoingprovisions. Notwithstanding the foregoing, as of the Closing Date, all of the Subsidiaries of theBorrower will, except as listed on Schedule 1.01(a), be Restricted Subsidiaries.“USA PATRIOT Act” means The Uniting and Strengthening America by ProvidingAppropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L.No. 107-56 (signed into law October 26, 2001)), as amended from time to time.“U.S. Government Securities Business Day” means any Business Day, except anyBusiness Day on which any of the Securities Industry and Financial Markets Association, the New YorkStock Exchange or the Federal Reserve Bank of New York is not open for business because such day is alegal holiday under the federal laws of the United States or the laws of the State of New York, asapplicable. “U.S. Special Resolution Regimes” has the meaning set forth in Section 9.22.-51-

“U.S. Tax Compliance Certificate” has the meaning assigned to such term inSection 2.15(f). “Voting Stock” of any Person as of any date means the Capital Stock of such Person thatis at the time entitled to vote in the election of the Board of Directors of such Person.“Weighted Average Life to Maturity” means, when applied to any Indebtedness,Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing(1) the sum of the products of the number of years from the date of determination to the date of eachsuccessive scheduled principal payment of such Indebtedness or redemption or similar payment withrespect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment, by (2)the sum of all such payments.“Wholly-Owned Subsidiary” of any Person means a Restricted Subsidiary of suchPerson, 100% of the outstanding Capital Stock or other ownership interests of which (other thandirectors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a completeor partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E ofTitle IV of ERISA.“Write-Down and Conversion Powers” means, (a) with respect to any EEA ResolutionAuthority, the write-down and conversion powers of such EEA Resolution Authority from time to timeunder the Bail-In Legislation for the applicable EEA Member Country, which write-down andconversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to theUnited Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation tocancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contractor instrument under which that liability arises, to convert all or part of that liability into shares, securitiesor obligations of that person or any other person, to provide that any such contract or instrument is tohave effect as if a right had been exercised under it or to suspend any obligation in respect of thatliability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of thosepowers. “100% Lender Consent Amendments” shall mean each provision of this Agreement thatwill be become effective on the Initial Term Loan Facility Consent or Termination Date.SECTION 1.02 Classification of Loans and Borrowings. For purposes of thisAgreement, Term Loans may be classified and referred to by Class (e.g., an “Initial Term Loan”) or byType (e.g., a “Term SOFR Term Loan”) or by Class and Type (e.g., a “Term SOFR Initial Term Loan”).Borrowings also may be classified and referred to by Class (e.g., an “Initial Term Borrowing”) or byType (e.g., a “Term SOFR Borrowing”) or by Class and Type (e.g., a “Term SOFR Initial TermBorrowing”). SECTION 1.03 Conversion of Currencies.(a) Rounding-Off. The Agent may set up appropriate rounding off mechanisms orotherwise round off amounts hereunder to the nearest higher or lower amount in whole Dollar or cent toensure amounts owing by any party hereunder or that otherwise need to be calculated or convertedhereunder are expressed in whole Dollars or in whole cents, as may be necessary or appropriate.-52-

(b) Negative Covenants, Etc. The Borrower shall not be deemed to have violatedany of the covenants set forth in Article VI solely as a result of currency fluctuations following the dateany action is taken if such action was permitted on the date on which it was taken.SECTION 1.04 Terms Generally. The definitions of terms herein shall apply equallyto the singular and plural forms of the terms defined. Whenever the context may require, any pronounshall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes”and “including” shall be deemed to be followed by the phrase “without limitation”. Unless otherwisespecifically indicated, the term “consolidated” with respect to any Person refers to such Personconsolidated with its Restricted Subsidiaries, and excludes from such consolidation any UnrestrictedSubsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person. The word “will”shall be construed to have the same meaning and effect as the word “shall”. Unless the context requiresotherwise (a) any definition of or reference to any agreement, instrument or other document herein shallbe construed as referring to such agreement, instrument or other document as from time to timeamended, restated, amended and restated, supplemented or otherwise modified (subject to anyrestrictions on such amendments, supplements or modifications set forth herein), (b) any reference hereinto any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,”“hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement inits entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections,Exhibits and Schedules shall, except as otherwise indicated, be construed to refer to Articles andSections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property”shall be construed to have the same meaning and effect and to refer to any and all tangible and intangibleassets and properties, including cash, securities, accounts and contract rights.SECTION 1.05 Certain Calculations and Tests. For purposes of determining thepermissibility of any action, change, transaction or event that requires a calculation of any financial ratioor test hereunder (including any Consolidated Leverage Ratio test, any Consolidated Secured Debt Ratiotest, and/or Interest Coverage Ratio test, the amount of EBITDA and/or Total Assets), such financialratio or test shall be calculated (subject to Section 1.08) at the time such action is taken, such change ismade, such transaction is consummated or such event occurs, as the case may be, and no Default orEvent of Default shall be deemed to have occurred solely as a result of a change in such financial ratio ortest occurring after the time such action is taken, such change is made, such transaction is consummatedor such event occurs, as the case may be.SECTION 1.06 Change of Currency. Each provision of this Agreement shall besubject to such reasonable changes of construction as the Agent may from time to time specify with theBorrower’s consent to appropriately reflect a change in currency of any country and any relevant marketconventions or practices relating to such change in currency.SECTION 1.07 Accounting Terms; GAAP. Except as otherwise expressly providedherein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as ineffect from time to time; provided that, if the Borrower notifies the Agent that the Borrower requests anamendment to any provision hereof to eliminate the effect of any change occurring after the date hereofin GAAP or in the application thereof on the operation of such provision (or if the Agent notifies theBorrower that the Required Lenders request an amendment to any provision hereof for such purpose),regardless of whether any such notice is given before or after such change in GAAP or in the applicationthereof, then such provision shall be interpreted on the basis of GAAP as in effect and appliedimmediately before such change shall have become effective until such notice shall have been withdrawnor such provision amended in accordance herewith. Notwithstanding any other provision containedherein (i) all terms of an accounting or financial nature used herein shall be construed, and allcomputations of amounts and ratios referred to herein shall be made, without giving effect to any-53-

election under Financial Accounting Standards Board Accounting Standards Codification 825 (or anyother Financial Accounting Standard having a similar result or effect) to value any Indebtedness or otherliabilities of the Borrower or any Subsidiary at “fair value,” as defined therein and (ii) the accounting forany lease (and whether the obligations thereunder shall constitute “Capitalized Lease Obligations”) shallbe based on GAAP as in effect on the Closing Date and without giving effect to any subsequent changesin GAAP (or the required implementation of any previously promulgated changes in GAAP) relating tothe treatment of a lease as an operating lease or capitalized lease.SECTION 1.08 Limited Condition Acquisitions. As it relates to any action beingtaken solely in connection with a Limited Condition Acquisition, for purposes of:(i) determining compliance with any provision of this Agreement which requiresthe calculation of any financial ratio or financial test,(i) testing availability under baskets set forth in this Agreement (including basketsdetermined by reference to EBITDA or Total Assets), or(ii) testing whether a Default or Event of Default has occurred and, with respect toany New Term Loan to finance such Limited Condition Acquisition, testing whether anyrepresentation or warranty in any Loan Document is correct as of such date,in each case, at the option of the Borrower (the Borrower’s election to exercise such option in connectionwith any Limited Condition Acquisition, an “LCT Election”), the date of determination of whether anysuch action is permitted hereunder, any such Default or Event of Default exists and any suchrepresentation or warranty is correct shall be deemed to be the date the definitive agreements for suchLimited Condition Acquisition are entered into (the “LCT Test Date”), and if, after giving pro formaeffect to the Limited Condition Acquisition (and the other transactions to be entered into in connectiontherewith, including any incurrence of Indebtedness and the use of proceeds thereof, as if they hadoccurred on the first day of the most recently ended Test Period prior to the LCT Test Date), theBorrower or the applicable Restricted Subsidiary would have been permitted to take such action on therelevant LCT Test Date in compliance with such ratio, test or basket, such ratio, test or basket shall bedeemed to have been complied with or if no such Default or Event of Default shall exist on such LCTTest Date or such representation or warranty is correct as of such LCT Test Date then such conditionshall be deemed satisfied on the date of consummation of such LCT Test Date for purposes of clause (iii)above; provided that if financial statements for one or more subsequent fiscal periods shall have becomeavailable, the Borrower may elect, in its sole discretion, to redetermine all such ratios, tests or baskets onthe basis of such financial statements, in which case, such date of redetermination shall thereafter bedeemed to be the applicable LCT Test Date. For the avoidance of doubt, if the Borrower has made anLCT Election and any of the ratios, tests or baskets for which compliance was determined or tested as ofthe LCT Test Date would have failed to have been complied with as a result of fluctuations in any suchratio, test or basket, including due to fluctuations in EBITDA or Total Assets of the Borrower or thePerson subject to such Limited Condition Acquisition, at or prior to the consummation of the relevanttransaction or any Default or Event of Default has occurred and is continuing or any such representationor warranty in any Loan Document is not correct on the date of such Limited Condition Acquisition,such baskets, tests or ratios or requirement will not be deemed to have failed to have been complied withas a result of such circumstance; however, if any ratios improve or baskets increase as a result of suchfluctuations, such improved ratios or baskets may be utilized. If the Borrower has made an LCTElection for any Limited Condition Acquisition, then in connection with any calculation of any ratio, testor basket availability with respect to any transaction permitted hereunder (each, a “SubsequentTransaction”) following the relevant LCT Test Date and prior to the earlier of the date on which suchLimited Condition Acquisition is consummated or the date that the definitive agreement for such Limited-54-

Condition Acquisition is terminated or expires without consummation of such Limited ConditionAcquisition, for purposes of determining whether such Subsequent Transaction is permitted under thisAgreement, any such ratio, test or basket shall be required to be satisfied on a pro forma basis assumingsuch Limited Condition Acquisition and other transactions in connection therewith (including anyincurrence of Indebtedness and the use of proceeds thereof) have been consummated.-55-

SECTION 1.09 Term Loan Facility Consent Date and Effectiveness of the 100%Lender Consent Amendments. Notwithstanding anything to the contrary herein, on the Initial TermLoan Facility Consent or Termination Date all of the 100% Lender Consent Amendments shallautomatically become effective.SECTION 1.10 Interest Rates. The Agent does not warrant or accept anyresponsibility for, and shall not have any liability with respect to, (a) the continuation of, administrationof, submission of, calculation of or any other matter related to the Base Rate, the Term SOFR ReferenceRate or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, orany alternative, successor or replacement rate thereto (including any Benchmark Replacement),including whether the composition or characteristics of any such alternative, successor or replacementrate (including any Benchmark Replacement) will be similar to, or produce the same value or economicequivalence of, or have the same volume or liquidity as, the Base Rate, the Term SOFR Reference Rate,Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect,implementation or composition of any Benchmark Replacement Conforming Changes. The Agent andits affiliates or other related entities may engage in transactions that affect the calculation of the BaseRate, the Term SOFR Reference Rate, Term SOFR, any alternative, successor or replacement rate(including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manneradverse to the Borrower. The Agent may select information sources or services in its reasonablediscretion to ascertain the Base Rate, the Term SOFR Reference Rate, Term SOFR or any otherBenchmark, or any component definition thereof or rates referred to in the definition thereof, in eachcase pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender orany other person or entity for damages of any kind, including direct or indirect, special, punitive,incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise andwhether at law or in equity), for any error or calculation of any such rate (or component thereof)provided by any such information source or service.ARTICLE IITHE CREDITSSECTION 2.01 Term Commitments. On the terms and subject to the conditionscontained in this Agreement, each Initial Term Lender severally agrees to make a loan (each an “InitialTerm Loan”) in Dollars to the Borrower on the Closing Date, in an amount equal to such Lender’s InitialTerm Commitment. Amounts of Initial Term Loans repaid or prepaid may not be reborrowed. On theterms and subject to the conditions contained in this Agreement and the Incremental Facility AmendmentNo. 2, each 2021 Incremental Term Lender severally agrees to make a 2021 Incremental Term Loan inDollars to the Borrower on the Incremental Amendment No. 2 Effective Date, in an amount equal tosuch Lender’s 2021 Incremental Term Commitment. Amounts of 2021 Incremental Term Loans repaidor prepaid may not be reborrowed. On the terms and subject to the conditions contained in thisAgreement and the Incremental Facility Amendment No. 5, each 2024 Incremental Term Lenderseverally agrees to make a 2024 Incremental Term Loan in Dollars to the Borrower on the AmendmentNo. 5 Effective Date, in an amount equal to such Lender’s 2024 Incremental Term Commitment.Amounts of 2024 Incremental Term Loans repaid or prepaid may not be reborrowed.SECTION 2.02 Loans and Borrowings.(a) All Term Loan Borrowings shall be made upon receipt of a Borrowing Requestgiven by the Borrower to the Agent not later than 12:00 noon (New York City time) (i) one BusinessDay prior to the requested date of Borrowing, in the case of Base Rate Term Loans and (ii) three U.S.Government Securities Business Days prior to the requested date of Borrowing, in the case of Term-56-

SOFR Term Loans (or, in the case of any Borrowing on the Closing Date or the Incremental AmendmentNo. 2 Effective Date or the Amendment No. 5 Effective Date, at such later time as may be agreed by theAgent). The Borrowing Request shall specify (A) the requested date of Borrowing, (B) the aggregateamount of each proposed Borrowing and the Term Loan Facility under which such Borrowing is to bemade, (C) whether any portion of the proposed Borrowing will be Term SOFR Term Loans, (D) in thecase of any Term SOFR Term Loans, the initial Interest Period or Interest Periods for any Term SOFRTerm Loans and (E) the account or accounts into which the proceeds of such Term Loans are to bedeposited. If no Interest Period is specified with respect to any requested Term SOFR Term Loan, thenthe Borrower shall be deemed to have selected an Interest Period of one month’s duration. Each suchTerm Loan Borrowing shall be in an aggregate amount of (x) $2,000,000 or an integral multiple of$1,000,000 in excess thereof, in the case of a Borrowing of Base Rate Term Loans or (y) $5,000,000 oran integral multiple of $1,000,000 in excess thereof, in the case of a Borrowing of Term SOFR TermLoans. (b) The Agent shall give to each applicable Lender prompt notice of the Agent’sreceipt of a Borrowing Request and, if Term SOFR Term Loans are properly requested in suchBorrowing Request, the applicable interest rate determined pursuant to Section 2.11(a). Each applicableLender shall, before 3:00 p.m. (New York City time) on the date of the proposed Borrowing, makeavailable to the Agent at the Agent’s Office, in immediately available funds, such Lender’s RatablePortion of such proposed Borrowing. If a Lender funds such Borrowing to the Agent, upon fulfillment(or due waiver in accordance with Section 9.02) on the requested date of Borrowing of the conditions setforth in Section 4.01 or Section 4.02, as applicable, and after the Agent’s receipt of such funds, theAgent shall make such funds available to the Borrower.(c) Unless the Agent shall have received notice from a Lender prior to the date ofany proposed Borrowing that such Lender will not make available to the Agent such Lender’s RatablePortion of such Borrowing (or any portion thereof), the Agent may assume that such Lender has madesuch Ratable Portion available to the Agent on the date of such Borrowing in accordance with thisSection 2.02 and the Agent may, in reliance upon such assumption, make available to the Borrower onsuch date a corresponding amount. If and to the extent that such Lender shall not have so made suchRatable Portion available to the Agent, such Lender and the Borrower severally agree to repay to theAgent forthwith on demand such corresponding amount together with interest thereon for each day fromthe date such amount is made available to the Borrower until the date such amount is repaid to the Agentat (i) in the case of the Borrower, the interest rate applicable at the time to the Term Loans comprisingsuch Borrowing and (ii) in the case of such Lender, the Federal Funds Effective Rate for the firstBusiness Day and thereafter at the interest rate applicable at the time to the Term Loans comprising suchBorrowing. If such Lender shall repay to the Agent such corresponding amount, such amount so repaidshall constitute such Lender’s Term Loan as part of such Borrowing for purposes of this Agreement. Ifthe Borrower shall repay to the Agent such corresponding amount, such payment shall not relieve suchLender of any obligation it may have hereunder to the Borrower.(d) The failure of any Lender to make on the date specified any Term Loan or anypayment required by it (such Lender, during the period of such failure, being a “Non-Funding Lender”),shall not relieve any other Lender of its obligations to make such Term Loan or payment on such datebut no such other Lender shall be responsible for the failure of any Non-Funding Lender to make a TermLoan or payment required under this Agreement.SECTION 2.03 [Reserved].SECTION 2.04 [Reserved]. -57-

SECTION 2.05 [Reserved].SECTION 2.06 Repayment of Term Loans. The Borrower promises to repay inDollars (i) the Initial Term Loans as set forth on Schedule II to Incremental Facility Amendment No. 1(subject to Sections 2.08(b), 2.08(d) and 2.09(c)) and (ii) the 2021 Incremental Term Loans (including,for the avoidance of doubt, on and after the Amendment No. 5 Effective Date, the 2024 IncrementalTerm Loans) on the last day of each of March, June, September and December, commencing March 31,2022 in an amount equal to the product of (x) the aggregate principal amount of 2021 Incremental TermLoans (including the 2024 Incremental Term Loans) outstanding on the Amendment No. 25 EffectiveDate multiplied by (y) 0.250.25510204% (subject to Sections 2.08(b), 2.08(d) and 2.09(c)); provided,however, that the Borrower shall repay the entire unpaid principal amount of (x) the Initial Term Loanson the Initial Term Loan Maturity Date and (y) the 2021 Incremental Term Loans (including, for theavoidance of doubt, the 2024 Incremental Term Loans) on the 2021 Incremental Term Loan MaturityDate. SECTION 2.07 Evidence of Debt.(a) Each Lender shall maintain in accordance with its usual practice an account oraccounts evidencing the indebtedness of the Borrower to such Lender resulting from each Term Loanmade by such Lender, including the amounts of principal and interest payable and paid to such Lenderfrom time to time hereunder.(b) The Agent shall maintain accounts in which it shall record (i) the amount ofeach Term Loan made hereunder, the Type thereof and the Interest Period (if any) applicable to eachTerm Loan hereunder, (ii) the amount of any principal, interest and fees due and payable or to becomedue and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum receivedby the Agent hereunder for the account of the Lenders and each Lender’s share thereof.(c) The entries made in the accounts maintained pursuant to clause (a) or (b) of thisSection 2.07 shall be prima facie evidence of the existence and amounts of the obligations recordedtherein; provided that the failure of any Lender or the Agent to maintain such accounts or any errortherein shall not in any manner affect the obligation of the Borrower to repay its Obligations inaccordance with the terms of this Agreement.(d) Any Lender may request that Term Loans made by it be evidenced by apromissory note. In such event, the Borrower shall reasonably promptly prepare, execute and deliver tosuch Lender a Term Loan Note payable to such Lender and its registered assigns and in substantially theform of Exhibit F hereto with appropriate insertions and deletions.SECTION 2.08 Optional Prepayment of Term Loans.(a) [Reserved].(b) Term Loans. The Borrower may, upon prior notice to the Agent not later than11:00 a.m. (New York City time) (i) at least three Business Days prior to the date of prepayment, in thecase of any prepayment of Term SOFR Term Loans and (ii) on the date of prepayment, in the case ofany prepayment of Base Rate Term Loans, prepay without premium or penalty (except as set forth inclause (c) below) its Term Loans under any Term Loan Facility, in whole or in part, together withaccrued interest to the date of such prepayment on the principal amount prepaid; provided, however, thatif any prepayment of any Term SOFR Term Loan is made by the Borrower other than on the last day ofan Interest Period for such Term Loan, Borrower shall also pay any amounts owing pursuant to Section-58-

2.14(e); provided, further, that each partial prepayment shall be in an aggregate amount not less than (x)$2,000,000, in the case of Base Rate Term Loans and (y) $5,000,000, in the case of Term SOFR TermLoans and that any such partial prepayment shall be applied to reduce the remaining installments of theoutstanding principal amount of the Term Loans under the applicable Term Loan Facility as directed bythe Borrower. Upon the giving of any notice of prepayment, the principal amount of the Term Loansspecified therein to be prepaid shall become due and payable on the date specified therein for suchprepayment (except that any notice of prepayment in connection with the refinancing of all or anyportion of the Term Loan Facilities may be contingent upon the consummation of such refinancing).(c) Prepayment Premiums. In the event that, within 6 months of the AmendmentNo. 45 Effective Date, (x) the Borrower makes any prepayment of any 2021 Incremental Term Loans inconnection with any Repricing Transaction, or (y) effects any amendment of this Agreement (other than,for the avoidance of doubt, Amendment No. 4) resulting in a Repricing Transaction, the Borrower shallpay to the Agent, for the account of each 2021 Incremental Term Lender (including any 2021Incremental Term Lender that is required to assign its 2021 Incremental Term Loans pursuant toSection 9.02(e) in connection therewith but not its assignee), (I) in the case of subclause (c)(x), aprepayment premium of 1% of the amount of such 2021 Incremental Term Lender’s 2021 IncrementalTerm Loans being repaid in connection with such Repricing Transaction and (II) in the case ofsubclause (c)(y), a payment equal to 1% of the aggregate amount of such 2021 Incremental TermLender’s 2021 Incremental Term Loans that are subject to such Repricing Transaction and outstandingimmediately prior to such amendment.(d) In addition to any prepayment of Term Loans pursuant to Section 2.08(b), theBorrower may at any time prepay Term Loans of any Class of any Lender at such price or prices as maybe mutually agreed by the Borrower and such Lender (which, for avoidance of doubt, may be aprepayment at a discount to par), pursuant to individually negotiated transactions with any Lender oroffers to prepay that are open to all Lenders of Term Loans of any Class selected by the Borrower solong as (i) at the time of, and after giving effect to, any such prepayment pursuant to this Section 2.08(d),no Event of Default has occurred and is continuing, and (ii) the Borrower and each Lender whose TermLoans are to be prepaid pursuant to this Section 2.08(d) execute and deliver to the Agent an instrumentidentifying the amount of Term Loans of each Class of each such Lender to be so prepaid, the date ofsuch prepayment and the prepayment price therefor. The principal amount of any Term Loans of anyClass prepaid pursuant to this clause (d) shall reduce remaining scheduled amortization for such Class ofTerm Loans on a pro rata basis.(e) Notwithstanding anything in this Agreement to the contrary, in the event that onany date, an outstanding Term Loan of a Lender would otherwise be prepaid pursuant to Section 2.08(b),2.08(d) or 2.09 from the proceeds of any new Term Loans to be established on such date, then, if agreedto by the Borrower and such Lender in writing delivered to the Agent, such outstanding Term Loan ofsuch Lender may be converted on a “cashless roll” basis into a new Term Loan being established onsuch date. SECTION 2.09 Mandatory Prepayment of Term Loans.(a) No later than three Business Days after the earlier of (i) ninety (90) days afterthe end of each fiscal year of the Borrower, commencing with the fiscal year ending on December 31,2018, and (ii) the date on which the financial statements with respect to such fiscal year are deliveredpursuant to Section 5.01(a) (the “Excess Cash Flow Application Date”), the Borrower shall prepayoutstanding Term Loans in an aggregate principal amount equal to the ECF Percentage for the ExcessCash Flow Period then ended; provided that no such prepayment shall be required for any Excess CashFlow Period to the extent Excess Cash Flow for such Excess Cash Flow Period was less than $10.0-59-

million; provided, further, that the amount of such prepayment shall be further reduced (withoutduplication of any amount that has reduced the amount of Term Loans required to be prepaid pursuant tothis clause (a) in any other year) by an amount equal to the amount of Term Loans prepaid pursuant toSection 2.08 during the time period commencing at the beginning of the Excess Cash Flow Period withrespect to which such prepayment is required and ending on the day preceding the Excess Cash FlowApplication Date (in the case of a prepayment of Term Loans pursuant to Section 2.08(d), limited to theamount of cash expended), other than prepayments funded with the proceeds of the incurrence of long-term Indebtedness (other than under any revolving credit facility).(b) On each occasion that a Prepayment Event occurs, the Borrower shall withinfive Business Days after the occurrence of such Prepayment Event (or, in the case of Deferred Net CashProceeds, within five Business Days after the last day of the Reinvestment Period relating to suchPrepayment Event), prepay, in accordance with clause (c) below, a principal amount of Term Loansequal to 100% of the Net Cash Proceeds from such Prepayment Event; provided that with respect to theNet Cash Proceeds of an Asset Sale Prepayment Event or Casualty Event, the Borrower may (i) use aportion of such Net Cash Proceeds to prepay or repurchase other Indebtedness (other than Term Loansand loans and commitments under the ABL Credit Agreement or any permitted RefinancingIndebtedness in respect thereof) secured on a pari passu basis with the Obligations (and, in the case ofany revolving Indebtedness, to correspondingly reduce commitments) to the extent the Borrower isrequired to prepay such other Indebtedness as a result of such Prepayment Event, in each case in anamount not to exceed the product of (x) the amount of such Net Cash Proceeds multiplied by (y) afraction, the numerator of which is the outstanding principal amount of such other Indebtedness and thedenominator of which is the sum of the outstanding principal amount of such other Indebtedness and theoutstanding principal amount of Term Loans or (ii) use such Net Cash Proceeds in respect of AccountsCollateral (as such term is defined in the ABL Credit Agreement as in effect on the date hereof) toprepay Indebtedness (and correspondingly reduce commitments) under the ABL Credit Agreement orany permitted Refinancing Indebtedness in respect thereof to the extent the Borrower is required to repaysuch other Indebtedness as a result of such Prepayment Event in an amount not to exceed the Net CashProceeds in respect of such Accounts Collateral.(c) The Borrower shall deliver to the Agent, at the time of each prepaymentrequired under Section 2.09(a) or (b), (i) a certificate signed by a Financial Officer of the Borrowersetting forth in reasonable detail the calculation of the amount of such prepayment and (ii) to the extentpracticable, at least three (3) Business Days prior written notice of such prepayment. Amounts requiredto be applied to the prepayment of Term Loans in accordance with clauses (a) and (b) above shall beapplied pro rata to prepay Term Loans under the Term Loan Facilities and shall be applied to scheduledamortization of such Term Loans as directed by the Borrower; provided that notwithstanding theforegoing, the Borrower may elect in its sole discretion to apply the Net Cash Proceeds from any DebtIncurrence Prepayment Event to prepay any Class of Term Loans selected by the Borrower. Each noticeof prepayment shall specify the prepayment date, the Type of each Term Loan being prepaid and theprincipal amount of each Term Loan (or portion thereof) to be prepaid. Prepayments shall beaccompanied by accrued interest as required by Section 2.11. All prepayments of Borrowings under thisSection 2.09 shall be subject to Section 2.14 (and, in the case of a Repricing Transaction, Section2.08(c)), but shall otherwise be without premium or penalty.(d) [Reserved].(e) Notwithstanding any other provisions of this Section 2.09, (A) to the extent thatany of or all the Net Cash Proceeds of any Asset Sale Prepayment Event by a Foreign Subsidiary givingrise to a prepayment pursuant to Section 2.09(b) (a “Foreign Prepayment Event”) or Excess Cash Flowattributable to a Foreign Subsidiary are prohibited or delayed by any Requirement of Law from being-60-

repatriated to the Borrower with respect to Term Loans in an aggregate principal amount equal to theECF Percentage for the Excess Cash Flow Period then ended, an amount equal to the portion of such NetCash Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loansat the times provided in this Section 2.09, as the case may be, so long, but only so long, as the applicableRequirement of Law will not permit repatriation to the Borrower (the Borrower hereby agreeing to causethe applicable Foreign Subsidiary to promptly take all actions reasonably required by the applicableRequirement of Law to permit such repatriation), and once such repatriation of any of such affected NetCash Proceeds or Excess Cash Flow is permitted under the applicable Requirement of Law, an amountequal to such Net Cash Proceeds or Excess Cash Flow will be promptly (and in any event not later thanthree Business Days after such repatriation) applied (net of additional taxes payable or reserved againstas a result of repatriation) to the repayment of the Term Loans pursuant to this Section 2.09, and (B) tothe extent that and for so long as the Borrower has determined in good faith that repatriation of any of orall the Net Cash Proceeds of any Foreign Prepayment Event or Excess Cash Flow would have a materialadverse tax consequence to the Borrower and its Subsidiaries (taking into account any foreign tax creditor benefit actually realized in connection with such repatriation) with respect to such Net Cash Proceedsor Excess Cash Flow, an amount equal to the Net Cash Proceeds or Excess Cash Flow so affected willnot be required to be applied to repay Term Loans at the times provided in this Section 2.09; providedthat when the Borrower determines in good faith that repatriation of any of or all the Net Cash Proceedsof any Foreign Prepayment Event or Excess Cash Flow would no longer have a material adverse taxconsequence to the Borrower and its Subsidiaries (taking into account any foreign tax credit or benefitactually realized in connection with such repatriation) with respect to such Net Cash Proceeds or ExcessCash Flow, an amount equal to such Net Cash Proceeds or Excess Cash Flow shall be promptly (and inany event not later than three Business Days after such repatriation) applied (net of additional taxespayable or reserved against as a result of repatriation) to the repayment of the Term Loans pursuant tothis Section 2.09.SECTION 2.10 Fees. The Borrower shall pay to the Agent such fees as have beenseparately agreed between the Borrower and the Agent.SECTION 2.11 Interest.(a) Rate of Interest.(i) [Reserved].(ii) All Term Loans shall bear interest on the unpaid principal amount thereof whichshall accrue and be payable in the currency in which such Term Loan is denominated from the date suchTerm Loans are made as follows:(A) if a Base Rate Term Loan, at a rate per annum equal to the sum of (1) the BaseRate as in effect from time to time and (2) the Applicable Rate in effect from time to time;(B) [Reservedreserved]; or(C) if a Term SOFR Term Loan, at a rate per annum equal to the sum of (A) TermSOFR determined for the applicable Interest Period and (B) the Applicable Rate in effect fromtime to time during such Interest Period.(b) Interest Payments. (i) Interest accrued on each Base Rate Term Loan shall bepayable in arrears (A) for the preceding calendar quarter, no later than the fourth Business Day of eachcalendar quarter, commencing on the first such day following the making of such Base Rate Term Loan,-61-

(B) upon the payment or prepayment thereof in full or in part and (C) if not previously paid in full, atmaturity (whether by acceleration or otherwise) of such Base Rate Term Loan, (ii) interest accrued oneach Term SOFR Term Loan shall be payable in arrears (A) on the last day of each Interest Periodapplicable to such Term Loan and, if such Interest Period has a duration of more than three months, oneach date during such Interest Period occurring every three months from the first day of such InterestPeriod, (B) upon the payment or prepayment thereof in full or in part and (C) if not previously paid infull, at maturity (whether by acceleration or otherwise) of such Term SOFR Term Loan, as the case maybe and (iii) interest accrued on the amount of all other Obligations shall be payable on demand from andafter the time such Obligation becomes due and payable (whether by acceleration or otherwise).(c) Default Interest. If all or a portion of (i) the principal amount of any Term Loanor (ii) any interest payable thereon shall not be paid when due (whether at the stated maturity, byacceleration or otherwise), such overdue amount shall bear interest at a rate per annum that is (x) in thecase of overdue principal, the rate that would otherwise be applicable thereto plus 2% and (y) in the caseof any overdue interest, to the extent permitted by applicable law, the rate described in Section2.11(a)(A) or Section 2.11(a)(C), as applicable, plus 2% from and including the date of such non-payment to but excluding the date on which such amount is paid in full (after as well as beforejudgment). SECTION 2.12 Conversion/Continuation Options.(a) (i) The Borrower may elect (x) at any time on any Business Day to convert BaseRate Term Loans or any portion thereof to Term SOFR Term Loans or (y) at the end of any InterestPeriod, to convert such Term Loan into a Base Rate Term Loan, and (ii) the Borrower may elect at theend of any applicable Interest Period, to continue Term SOFR Term Loans or any portion thereof for anadditional Interest Period; provided, however, that in the case of clause (i) above the aggregate amountof the Term SOFR Term Loans, for each Interest Period shall not be less than $2,000,000 (in the case ofBase Rate Term Loans) or $5,000,000 (in the case of Term SOFR Term Loans). Each conversion orcontinuation shall be allocated among the Term Loans of each Lender in accordance with such Lender’sRatable Portion. Each such election shall be in substantially the form of Exhibit G and shall be made bygiving the Agent prior written notice by 12:00 noon (New York City time) at least three Business Daysin advance specifying (A) the amount and type of Term Loan being converted or continued, (B) in thecase of a conversion to or a continuation of Term SOFR Term Loans, the applicable Interest Period and(C) in the case of a conversion, the date of such conversion.(b) The Agent shall promptly notify each applicable Lender of its receipt of anInterest Election Request and of the options selected therein. Notwithstanding the foregoing, no (i)conversion in whole or in part of Base Rate Term Loans to Term SOFR Term Loans, or (ii) continuationin whole or in part of Term SOFR Term Loans upon the expiration of any applicable Interest Period, ineach case, shall be permitted at any time at which (A) an Event of Default shall have occurred and becontinuing and the Agent or the Required Lenders shall have determined not to permit such continuationor conversion or (B) the continuation of, or conversion into, a Term SOFR Term Loan would violate anyprovision of Section 2.14(b). If, within the time period required under the terms of this Section 2.12, theAgent does not receive an Interest Election Request from the Borrower containing a permitted election tocontinue any Term SOFR Term Loans for an additional Interest Period or to convert any such TermLoans, then, upon the expiration of the applicable Interest Period, Term Loans shall be automaticallyconverted into Base Rate Term Loans. Each Interest Election Request shall be irrevocable.-62-

SECTION 2.13 Payments and Computations.(a) The Borrower shall make each payment hereunder (including fees and expenses)not later than 1:00 p.m. (New York City time), on the day when due, in Dollars, except as specified inthe following sentence, to the Agent at the Agent’s Office for payments in immediately available fundswithout setoff or counterclaim. The Agent shall promptly thereafter cause to be distributed immediatelyavailable funds relating to the payment of principal, interest or fees to the applicable Lending Offices ofthe applicable Lenders for such payments ratably in accordance with the amount of such principal,interest or fees due and owing to such Lenders on such date; provided, however, that amounts payablepursuant to Section 2.14 or Section 2.15 shall be paid only to the affected Lender or Lenders. Paymentsreceived by the Agent after 1:00 p.m. (New York City time) shall, at the option of the Agent, be deemedto be received on the next Business Day.(b) All computations of interest and of fees shall be made by the Agent on the basisof a year of 360 days (other than computations of interest for Base Rate Term Loans calculated byreference to the Prime Rate, which shall be made by the Agent on the basis of a year of 365 or 366 days,as the case may be, in each case, for the actual number of days (including the first day but excluding thelast day) occurring in the period for which such interest and fees are payable). Each determination bythe Agent of a rate of interest hereunder shall be conclusive and binding for all purposes, absent manifesterror. (c) [Reserved].(d) Whenever any payment hereunder shall be stated to be due on a day other than aBusiness Day, the due date for such payment shall be extended to the next succeeding Business Day, andsuch extension of time shall in such case be included in the computation of payment of interest or fees,as the case may be; provided, however, that, if such extension would cause payment of interest on orprincipal of any Term SOFR Term Loan to be made in the next calendar month, such payment shall bemade on the immediately preceding Business Day. All repayments of Term Loans shall be applied asfollows: first, to repay such Term Loans outstanding as Base Rate Term Loans, and second, to repaysuch Term Loans outstanding as Term SOFR Term Loans, with those Term SOFR Term Loans havingearlier expiring Interest Periods being repaid prior to those having later expiring Interest Periods.(e) Unless the Agent shall have received notice from the Borrower to the Lendersprior to the date on which any payment is due hereunder that the Borrower will not make such paymentin full, the Agent may assume that the Borrower has made such payment in full to the Agent on suchdate and the Agent may, in reliance upon such assumption, cause to be distributed to each applicableLender on such due date an amount equal to the amount then due such Lender. If and to the extent thatthe Borrower shall not have made such payment in full to the Agent, each applicable Lender shall repayto the Agent forthwith on demand such amount distributed to such Lender together with interest thereon(at the Federal Funds Effective Rate for the first Business Day, and, thereafter, at the rate applicable toBase Rate Term Loans) for each day from the date such amount is distributed to such Lender until thedate such Lender repays such amount to the Agent.SECTION 2.14 Increased Costs; Change of Law, Etc.(a) Determination of Interest Rate. Term SOFR for each Interest Period for TermSOFR Term Loans shall be determined by the Agent pursuant to the procedures set forth in thedefinition of “Term SOFR”.” -63-

(b) Interest Rate Unascertainable, Inadequate or Unfair. (i) Prior to the Initial TermLoan Facility Consent or Termination Date:(A) in the event that (i) the Agent determines that adequate and fair means do notexist for ascertaining the applicable interest rates by reference to which Term SOFR then beingdetermined is to be fixed or (ii) the Required Class Lenders of the affected Term Loan Facilitynotify the Agent that Term SOFR for any Interest Period will not adequately reflect the cost tothe Lenders of making or maintaining such Term Loans for such Interest Period, the Agent shallforthwith so notify the Borrower and the Lenders, whereupon each affected Term SOFR TermLoan shall automatically, on the last day of the current Interest Period for such Term Loan,convert into a Base Rate Term Loan and the obligations of the Lenders to make Term SOFRTerm Loans or to convert Base Rate Term Loans into Term SOFR Term Loans shall besuspended until the Agent shall notify the Borrower that the Required Class Lenders under theaffected Term Loan Facility have determined that the circumstances causing such suspension nolonger exist.(ii) From and after the Initial Term Loan Facility Consent or Termination Date(notwithstanding anything to the contrary herein or in any other Loan Document):(A) [Reserved].(B) Replacing Future Benchmarks. Upon the occurrence of a Benchmark TransitionEvent, the Benchmark Replacement will replace the then-current Benchmark for all purposeshereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement isprovided to the Lenders without any amendment to, or further action or consent of any otherparty to, this Agreement or any other Loan Document so long as the Agent has not received, bysuch time, written notice of objection to such Benchmark Replacement from Lenders comprisingthe Required Class Lenders. At any time that the administrator of the then-current Benchmarkhas permanently or indefinitely ceased to provide such Benchmark or such Benchmark has beenannounced by the regulatory supervisor for the administrator of such Benchmark pursuant topublic statement or publication of information to be no longer representative of the underlyingmarket and economic reality that such Benchmark is intended to measure and thatrepresentativeness will not be restored, the Borrower may revoke any request for a borrowing of,conversion to or continuation of Loans to be made, converted or continued that would bearinterest by reference to such Benchmark until the Borrower’s receipt of notice from the Agentthat a Benchmark Replacement has replaced such Benchmark, and, failing that, the Borrowerwill be deemed to have converted any such request into a request for a borrowing of orconversion to Base Rate Term Loans. During the period referenced in the foregoing sentence,the component of Base Rate based upon the Benchmark will not be used in any determination ofthe Base Rate.(C) Benchmark Replacement Conforming Changes. In connection with theimplementation and administration of a Benchmark Replacement, the Agent will have the rightto make Benchmark Replacement Conforming Changes from time to time and, notwithstandinganything to the contrary herein or in any other Loan Document, any amendments implementingsuch Benchmark Replacement Conforming Changes will become effective without any furtheraction or consent of any other party to this Agreement.(D) Notices; Standards for Decisions and Determinations. The Agent will promptlynotify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement-64-

and (ii) the effectiveness of any Benchmark Replacement Conforming Changes. Anydetermination, decision or election that may be made by the Agent or, if applicable, any Lender(or group of Lenders) pursuant to this Section 2.14, including any determination with respect toa tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance ordate and any decision to take or refrain from taking any action, will be conclusive and bindingabsent manifest error and may be made in its or their sole discretion and without consent fromany other party hereto, except, in each case, as expressly required pursuant to this Section 2.14.(E) Unavailability of Tenor of Benchmark. At any time (including in connection withthe implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a termrate (including Term SOFR), then the Agent may remove any tenor of such Benchmark that isunavailable or non-representative for Benchmark (including Benchmark Replacement) settingsand (ii) the Agent may reinstate any such previously removed tenor for Benchmark (includingBenchmark Replacement) settings.(c) Increased Costs.(i) If any Change in Law shall:(A) impose, modify or deem applicable any reserve, special deposit or similarrequirement against assets of, deposits with or for the account of, or credit extended by, anyLender (except any such reserve requirement reflected in Term SOFR);(B) impose on any Lender or the relevant interbank market any other conditionaffecting this Agreement or Term SOFR Term Loans made by such Lender; or(C) subject any Lender to any Taxes (other than Indemnified Taxes indemnifiableunder Section 2.15 or Excluded Taxes);and the result of any of the foregoing shall be to increase the cost to such Lender of making ormaintaining any Term Loan or to reduce the amount of any sum received or receivable by such Lenderhereunder (whether of principal, interest or otherwise), then, following delivery of the certificatecontemplated by subclause (iii) of this clause (c), the Borrower will pay to such Lender in accordancewith subclause (iii) such additional amount or amounts as will compensate such Lender for suchadditional costs incurred or reduction suffered, as reasonably determined by such Lender (whichdetermination shall be made in good faith (and not on an arbitrary or capricious basis)) and in a mannerconsistent with similarly situated borrowers of such Lender, under agreements having provisions similarto this Section 2.14.(ii) If any Lender determines that any Change in Law regarding capital or liquidityrequirements has or would have the effect of reducing the rate of return on such Lender’s capital or onthe capital of such Lender’s holding company, if any, as a consequence of this Agreement or the TermLoans made by such Lender to a level below that which such Person or such Person’s holding companycould have achieved but for such Change in Law (taking into consideration such Person’s policies andthe policies of such Person’s holding company with respect to capital adequacy and liquidity), then fromtime to time following delivery of the certificate contemplated by subclause (iii) of this clause (c) of thisSection 2.14 the Borrower will pay to such Lender in accordance with subclause (iii) such additionalamount or amounts as will compensate such Person or such Person’s holding company for any suchreduction suffered, as reasonably determined by such Lender (which determination shall be made in-65-

good faith (and not on an arbitrary or capricious basis)) and in a manner consistent with similarlysituated borrowers of such Lender, under agreements having provisions similar to this Section 2.14.(iii) A certificate of a Lender setting forth the amount or amounts necessary tocompensate such Lender or its holding company as specified in subclause (i) or (ii) of this clause (c) andsetting forth in reasonable detail the manner in which such amount or amounts were determined shall bedelivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay suchLender the amount shown as due on any such certificate within ten (10) days after receipt thereof.(iv) Failure or delay on the part of any Lender to demand compensation pursuant tothis clause (c) shall not constitute a waiver of such Person’s right to demand such compensation;provided that the Borrower shall not be required to compensate a Lender pursuant to this clause (c) forany increased costs or reductions incurred more than 180 days prior to the date that such Lender notifiesthe Borrower of the Change in Law giving rise to such increased costs or reductions and of suchPerson’s intention to claim compensation therefor; provided, further, that, if the Change in Law givingrise to such increased costs or reductions is retroactive, then the 180-day period referred to above shallbe extended to include the period of retroactive effect thereof.(d) Illegality. Notwithstanding any other provision of this Agreement, if anyLender determines that the introduction of, or any change in or in the interpretation of, any law, treaty orgovernmental rule, regulation or order after the date of this Agreement shall make it unlawful, or anycentral bank or other Governmental Authority shall assert that it is unlawful, for such Lender or itsapplicable Lending Office to make Term SOFR Term Loans or to continue to fund or maintain TermSOFR Term Loans, then, on notice thereof and demand therefor by such Lender to the Borrower throughthe Agent, (i) the obligation of such Lender to make or to continue Term SOFR Term Loans and toconvert Base Rate Term Loans into Term SOFR Term Loans shall be suspended, and each such Lendershall make a Base Rate Term Loan as part of any requested Borrowing of Term SOFR Term Loans, and(ii) if any affected Term Loans are then outstanding as Term SOFR Term Loans, the Borrower shallimmediately convert each such Term Loan into Base Rate Term Loans. If, at any time after a Lendergives notice under this clause (d), such Lender determines that it may lawfully make Term SOFR TermLoans, such Lender shall promptly give notice of that determination to the Borrower and the Agent, andthe Agent shall promptly transmit the notice to each other Lender. The Borrower’s right to request, andsuch Lender’s obligation, if any, to make Term SOFR Term Loans, shall thereupon be restored.(e) Breakage Costs. In addition to all amounts required to be paid by the Borrowerpursuant to Section 2.11, the Borrower shall compensate each Lender that has made a Term Loan to theBorrower, upon written request in accordance with this clause (e), for all losses, expenses and liabilities(including any loss or expense incurred by reason of the liquidation or reemployment of deposits orother funds acquired by such Lender to fund or maintain such Lender’s Term SOFR Term Loans or tothe Borrower but excluding any loss of the Applicable Rate on the relevant Term Loans) that suchLender may sustain (i) if for any reason (other than by reason of such Lender being a Non-FundingLender) a proposed Borrowing, conversion into or continuation of Term SOFR Term Loans does notoccur on a date specified therefor in a Borrowing Request or an Interest Election Request given by theBorrower or in a telephonic request by it for borrowing or conversion or continuation or a successiveInterest Period does not commence after notice therefor is given pursuant to Section 2.12, (ii) if for anyreason any Term SOFR Term Loan is repaid or prepaid (including pursuant to Section 2.09) on a datethat is not the last day of the applicable Interest Period, (iii) as a consequence of a required conversion ofa Term SOFR Term Loan to a Base Rate Term Loan, as a result of any of the events indicated in clause(d) above or (iv) as a result of any assignment of any Term SOFR Term Loans pursuant to a request bythe Borrower pursuant to Section 2.17. In the case of a Term SOFR Term Loan, such loss, cost orexpense to any Lender shall be deemed to be the amount determined by such Lender to be the excess, if-66-

any, of (i) the amount of interest which would have accrued on the principal amount of the Term Loanhad such event not occurred, at Term SOFR that would have been applicable to the Term Loan for theperiod from the date of such event to the last day of the then current Interest Period therefor (or, in thecase of a failure to borrow, convert or continue, for the period that would have been the Interest Periodfor the Term Loan), over (ii) the amount of interest which would accrue on such principal amount forsuch period at the interest rate which such Lender would bid were it to bid, at the commencement ofsuch period, for dollar deposits of a comparable amount and period from other banks in the eurodollarmarket. The Borrower shall pay the applicable Lender the amount shown as due on any certificatedelivered to the Borrower and setting forth any amount or amounts that such Lender is entitled to receivepursuant to this clause (e) and the basis therefor within ten (10) days after receipt thereof; provided suchcertificate sets forth in reasonable detail the manner in which such amount or amounts was determined.SECTION 2.15 Taxes.(a) All payments by or on account of any obligation of the Borrower or any otherLoan Party under any Loan Document shall be made free and clear of and without deduction orwithholding for or on account of any Taxes unless a deduction or withholding is required by law;provided that if the Borrower, the Agent, or any other applicable withholding agent shall be required bylaw to deduct or withhold any Taxes from any such payment, then (i) to the extent such Tax is anIndemnified Tax, the sum payable by the Borrower or other Loan Party shall be increased as necessaryso that after all such required deductions or withholdings (including deductions or withholdingsapplicable to additional sums payable under this Section 2.15) by the applicable withholding agent, theLender (or, in the case of a payment received by the Agent for its account, the Agent) receives anamount equal to the sum it would have received had no such deductions or withholdings been made, (ii)the applicable withholding agent shall make such required deductions or withholdings and (iii) theapplicable withholding agent shall timely pay the full amount deducted or withheld to the relevantGovernmental Authority within the time allowed and in accordance with applicable Requirements ofLaw. If at any time the Borrower or a Loan Party is required by applicable Requirements of Law tomake any deduction or withholding from any sum payable under any Loan Document, the Borrower orsuch Loan Party shall promptly notify the relevant Agent or Lender upon becoming aware of the same.(b) [Reserved](c) [Reserved](d) The Borrower and the other Loan Parties shall pay to the relevant GovernmentalAuthority in accordance with applicable Requirements of Law, or at the option of the Agent timelyreimburse it for the payment of, any Other Taxes.(e) The Borrower and each other Loan Party shall, jointly and severally, indemnifythe Agent and each Lender, within ten (10) days after written demand therefor, for the full amount of anyIndemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amountspayable under this Section 2.15) payable or paid by such Agent or Lender and any reasonable expensesarising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly orlegally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount ofsuch payment or liability delivered to the Borrower by a Lender, or by the Agent on its own behalf or onbehalf of any Lender, shall be conclusive absent manifest error.(f) As soon as practicable after any payment of any Taxes by the Borrower or otherLoan Party to a Governmental Authority pursuant to this Section 2.15, the Borrower or other Loan Partyshall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental-67-

Authority evidencing such payment, a copy of the return reporting such payment or other evidence ofsuch payment reasonably satisfactory to the Agent.(i) Each Lender that is legally entitled to an exemption from or reductionof withholding tax with respect to any payments made under any Loan Document shalldeliver to the Borrower and the Agent, at the time or times reasonably requested by theBorrower or the Agent, such properly completed and executed documentationreasonably requested by the Borrower or the Agent as will permit such payments to bemade without withholding or at a reduced rate of withholding. In addition, any Lender,if reasonably requested by the Borrower or the Agent, shall deliver such otherdocumentation prescribed by applicable Requirements of Law or reasonably requestedby the Borrower or the Agent as will enable the Borrower or the Agent to determinewhether or not such Lender is subject to backup withholding or information reportingrequirements. Each Lender agrees that if any documentation it previously deliveredexpires or becomes obsolete or inaccurate in any respect, it shall deliver to the Borrowerand the Agent updated or other appropriate documentation (including any newdocumentation reasonably requested by the Borrower or the Agent) or promptly notifythe Borrower and the Agent in writing of its legal ineligibility to do so.(ii) Without limiting the generality of Section 2.15(f)(i) above:(A) Each Lender that is a United States Person shall deliver to the Borrower and theAgent, on or prior to the date on which such Lender becomes a Lender under this Agreement(and from time to time thereafter upon the reasonable request of the Borrower or the Agent), twoduly completed and executed originals of IRS Form W-9 (or successor form) certifying that suchLender is exempt from U.S. federal backup withholding tax.(B) Each Non-U.S. Lender, shall deliver to the Borrower and the Agent on or priorto the date on which such Lender becomes a Lender under this Agreement (and from time totime thereafter upon the reasonable request of the Borrower or the Agent), two duly completedand executed originals of whichever of the following is applicable:(I) In the case of a Non-U.S. Lender claiming the benefits of an income taxtreaty to which the United States is a party, IRS Form W-8BEN or W-8BEN-E (or anysuccessor thereto) establishing an exemption from, or reduction of, U.S. federalwithholding tax pursuant to such treaty, IRS Form W-8ECI (or any successor thereto);(II) In the case of a Non-U.S. Lender claiming the benefits of the exemptionfor portfolio interest under Section 871(h) or 881(c) of the Code, (x) a certificatesubstantially in the form of Exhibit K-1 to the effect that such Non-U.S. Lender is not a“bank” as defined in Section 881(c)(3)(A) of the Code, a “10-percent shareholder” ofthe Borrower within the meaning of Section 881(c) (3)(B) of the Code, or a “controlledforeign corporation” described in Section 881(c)(3)(C) of the Code and that the interestpayments in respect of the Term Loans are not effectively connected with such Non-U.S. Lender’s conduct of a U.S. trade or business (a “U.S. Tax Compliance Certificate”)and (y) IRS Form W-8BEN or W-8BEN-E (or any successor thereto); or(III) To the extent a Non-U.S. Lender is not the beneficial owner, IRS FormW–8IMY, accompanied by a copy of IRS Form W–8ECI, IRS Form W–8BEN, IRSForm W–8BEN–E, a U.S. Tax Compliance Certificate substantially in the form ofExhibit K-2 or Exhibit K-3, IRS Form W–9, and/or other certification documents from-68-

each beneficial owner, as applicable; provided that if the Non-U.S. Lender is apartnership (and not a participating Lender) and one or more direct or indirect partnersof such Non-U.S. Lender are claiming the portfolio interest exemption, such Non-U.S.Lender may provide a U.S. Tax Compliance Certificate substantially in the form ofExhibit K-4 on behalf of such direct and indirect partner(s); and(IV) Each Non-U.S. Lender shall deliver to the Borrower and the Agent (insuch number of copies as shall be requested by the recipient) such other duly completedand executed documentation prescribed by applicable Requirement of Law as a basis forclaiming exemption from, or reduction in, U.S. federal withholding Tax, together withsuch supplementary documentation as may be prescribed by applicable Requirement ofLaw to permit the Borrower or the Agent to determine the withholding or deductionrequired to be made; and(C) Each Lender shall deliver to the Borrower and the Agent at the time or timesprescribed by law and at such time or times reasonably requested by the Borrower or the Agentsuch documentation prescribed by applicable Requirement of Law (including as prescribed bySection 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requestedby the Borrower or the Agent as may be necessary for the Borrower and the Agent to complywith their obligations under FATCA and to determine whether such Lender has complied withsuch Lender'sLender’s obligations under FATCA or to determine the amount, if any, to deductand withhold from such payment. Solely for purposes of this subclause (C), “FATCA” shallinclude any amendments made to FATCA after the date of this Agreement.(iii) Notwithstanding anything to the contrary in this Section 2.15(g), noLender shall be required to provide any documentation that such Lender is not legallyeligible to provide.(iv) Each Lender hereby authorizes the Agent to deliver to the Borrower andother Loan Parties and to any successor Agent any documentation provided by suchLender to the Agent pursuant to this Section 2.15(f).(g) If the Agent or a Lender determines, in its sole discretion exercised in goodfaith, that it has received and retained a refund of any Indemnified Taxes as to which it has beenindemnified by the Borrower or other Loan Party or with respect to which the Borrower or such LoanParty has paid additional amounts pursuant to this Section 2.15, it shall pay over such refund to theBorrower or such Loan Party (but only to the extent of indemnity payments made, or additional amountspaid, by the Borrower or such Loan Party under this Section 2.15 with respect to the Taxes giving rise tosuch refund), net of all out-of-pocket expenses (including Taxes) of the Agent or such Lender as isdetermined by the Agent or such Lender in its sole discretion exercised in good faith, and withoutinterest (other than any interest paid by the relevant Governmental Authority with respect to suchrefund); provided that the Borrower or such Loan Party, upon the request of the Agent or such Lender,shall repay as soon as reasonably practicable the amount paid over to the Borrower or such Loan Party(plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to theAgent or such Lender in the event the Agent or such Lender is required to repay such refund to suchGovernmental Authority. Notwithstanding anything to the contrary in this Section 2.15(g), in no eventwill any Agent or Lender be required to pay any amount to the Borrower or other Loan Party pursuant tothis Section 2.15 the payment of which would place such Agent or Lender in a less favorable net after-Tax position than it would have been in if the Tax subject to indemnification and giving rise to suchrefund had not been deducted, withheld or otherwise imposed and the indemnification payments oradditional amounts with respect to such Tax had never been paid. This Section 2.15(g) shall not be-69-

construed to require the Agent or any Lender to make available its tax returns (or any other informationrelating to its taxes that it deems confidential) to the Borrower or any other Loan Party or any otherPerson. SECTION 2.16 Allocation of Proceeds; Sharing of Setoffs.(a) All proceeds of any Collateral received by the Agent after an Event of Defaulthas occurred and is continuing and all or any portion of the Term Loans shall have been acceleratedhereunder pursuant to Section 7.02, shall upon election by the Agent or at the direction of the RequiredLenders be applied, first, to, ratably, pay any fees, indemnities, or expense reimbursements then due tothe Agent from the Borrower, second, ratably, to pay any expense reimbursements then due to theLenders or the other Secured Parties from the Borrower or the other Loan Parties, third, to pay interestdue and payable in respect of the Term Loans or in respect of any Secured Hedging Obligations orSecured Cash Management Obligations, ratably, fourth, to pay principal on the Term Loans and anyamounts owing with respect to Secured Hedging Obligations or Secured Cash Management Obligations,ratably, fifth, to the payment of any other Secured Obligation due to the Agent or any Lender, and sixth,to the applicable Loan Party or as the Borrower shall direct. Notwithstanding the foregoing, (i) theAgent shall not be required to pay any amount pursuant to this Section 2.16(a) to any holder of SecuredHedging Obligations or Secured Cash Management Obligations unless the holder thereof or theBorrower has provided notice to the Agent thereof prior to the date of the applicable payment pursuantto this Section 2.16(a) and (ii) no amount received on the account of any Collateral of any Loan Partyshall be applied to the payment of any Secured Obligations in respect of Excluded Swap Obligations ofsuch Loan Party.(b) If, following any Event of Default under Section 7.01(a) (but only to the extentthat prior to the waiver of such Event of Default an Event of Default under Section 7.01(f) (with respectto the Borrower) or an acceleration of the Term Loans pursuant to Section 7.02 occurs), Section 7.01(f)(with respect to the Borrower) or any acceleration of the Term Loans pursuant to Section 7.02, anyLender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect ofany fees, principal of or interest on any of its Term Loans resulting in such Lender receiving payment ofa greater proportion of the aggregate amount of its Term Loans and accrued interest and fees thereonthan the proportion received by any other Lender, then the Lender receiving such greater proportionshall purchase (for cash at face value) participations in the Term Loans of other Lenders at such timeoutstanding to the extent necessary so that the benefit of all such payments shall be shared by theLenders ratably in accordance with the aggregate amount of principal of and accrued interest and fees ontheir respective Term Loans; provided that (i) if any such participations are purchased and all or anyportion of the payment giving rise thereto is recovered, such participations shall be rescinded and thepurchase price restored to the extent of such recovery, without interest, and (ii) the provisions of thisclause (b) shall not be construed to apply to any payment made by the Borrower pursuant to and inaccordance with the express terms of this Agreement (including, without limitation, Section 2.08(d)) orany payment obtained by a Lender as consideration for the assignment of or sale of a participation in anyof its Term Loans to any assignee or participant). The Borrower consents to the foregoing and agrees, tothe extent it may effectively do so under applicable law, that any Lender acquiring a participationpursuant to the foregoing arrangements may exercise against the Borrower rights of setoff, consolidationand counterclaim with respect to such participation as fully as if such Lender were a direct creditor of theBorrower in the amount of such participation.(c) If any Lender shall fail to make any payment required to be made by it pursuantto this Agreement, then the Agent may, in its discretion (notwithstanding any contrary provision hereof),-70-

apply any amounts thereafter received by the Agent for the account of such Lender to satisfy suchobligations of such Lender until all such unsatisfied obligations are fully paid.SECTION 2.17 Mitigation Obligations; Replacement of Lenders.(a) If any Lender requests compensation under Section 2.14, or if the Borrower isrequired to pay any additional amount to any Lender or any Governmental Authority for the account ofany Lender pursuant to Section 2.15, then such Lender shall use reasonable efforts to designate adifferent lending office for funding or booking its Term Loans hereunder or to assign its rights andobligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment ofsuch Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant toSection 2.14 or 2.15, as applicable, in the future and (ii) would not subject such Lender (or its parentcompanies) to any material unreimbursed cost or expense and would not otherwise be disadvantageousto such Lender in any material respect. The Borrower hereby agrees to pay all reasonable costs andexpenses incurred by any Lender in connection with any such designation or assignment.(b) If any Lender requests compensation under Section 2.14, or if the Borrower isrequired to pay any additional amount to any Lender or any Governmental Authority for the account ofany Lender pursuant to Section 2.15, or if any Lender becomes a Non-Funding Lender, then theBorrower may, at its sole expense and effort, upon notice to such Lender and the Agent, replace suchLender by requiring such Lender to assign and delegate (and such Lender shall be obligated to assignand delegate), without recourse (in accordance with and subject to the restrictions contained inSection 9.04), all its interests, rights and obligations under this Agreement to an assignee that shallassume such obligations (which assignee may be another Lender, if a Lender accepts such assignment);provided that (i) the Borrower shall have received the prior written consent of the Agent, which consentshall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal tothe outstanding principal of its Term Loans, accrued interest thereon, accrued fees and all other amountsdue and payable to it hereunder, from the assignee (to the extent of such outstanding principal orparticipation) or the Borrower (in the case of all other amounts) and (iii) in the case of any suchassignment resulting from a claim for compensation under Section 2.14 or payments required to be madepursuant to Section 2.15, such assignment will result in a reduction in such compensation or payments.A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a resultof a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require suchassignment and delegation cease to apply.SECTION 2.18 [Reserved].SECTION 2.19 Incremental Facilities.(a) The Borrower may by written notice to the Agent elect to request theestablishment of one or more additional tranches of term loans or new Term Commitments to increaseany existing Class of Term Loans (the “New Term Commitments”) in an amount at any time not toexceed (other than in the case of any New Term Commitments with respect to Refinancing Term Loans)the Maximum Incremental Amount at such time and not less than $25.0 million individually (or suchlesser amount which shall be approved by the Agent or such lesser amount that shall constitute the entireremaining availability hereunder). Each such notice shall specify the date (each, an “Increased AmountDate”) on which the Borrower proposes that the New Term Commitments shall be effective, which shallbe a date not less than five Business Days after the date on which such notice is delivered to the Agent(or such shorter period as may be agreed by the Agent); provided that any Lender offered or approachedto provide all or a portion of the New Term Commitments may elect or decline, in its sole discretion, toprovide a New Term Commitment. Such New Term Commitments shall become effective, as of such-71-

Increased Amount Date; provided that (i) subject to Section 1.08, no Default or Event of Default shallexist on such Increased Amount Date before or after giving effect to such New Term Commitments, asapplicable; (ii) subject to Section 1.08, both before and after giving effect to the making of any NewTerm Loans, each of the conditions set forth in Section 4.02 shall be satisfied; and (iii) the New TermCommitments shall be effected pursuant to one or more supplements or amendments to this Agreementexecuted and delivered by the Loan Parties, the New Lenders and the Agent. Any New Term Loans(other than any New Term Loans which are designated as an increase in the amount of any previouslyestablished Class of Term Loans) made on an Increased Amount Date shall be designated a separateseries (a “Series”) of New Term Loans for all purposes of this Agreement. In connection with theobtaining of any New Term Commitments pursuant to this Section 2.19(a), the Borrower shall, or shallcause the other applicable Loan Parties to, make such amendments to the Collateral Documents and takesuch other customary actions, if any, as the Agent may reasonably request in order to preserve andprotect the Liens on the Collateral securing the Obligations.(b) [Reserved](c) On any Increased Amount Date on which any New Term Commitments of anyClass are effective, subject to the satisfaction of the foregoing terms and conditions, (i) each Lender witha New Term Commitment (each, a “New Term Loan Lender”) of any Class shall make a Term Loan tothe Borrower (a “New Term Loan”) in an amount equal to its New Term Commitment of such Class, and(ii) each New Term Loan Lender of any Class shall become a Lender hereunder with respect to the NewTerm Commitment of such Class and the New Term Loans of such Class made pursuant thereto.(d) The terms and provisions of the New Term Loans and New Term Commitmentsshall be, except as otherwise set forth herein or in the applicable supplement or amendment relatingthereto, identical to the existing Term Loans; provided that (i) the final maturity date of the New TermLoans shall be no earlier than (x) in the case of Refinancing Term Loans, the Term Loans refinancedtherewith and (y) in the case of any other New Term Loans, the Latest Maturity Date, and, in the case ofall New Term Loans, the mandatory prepayment provisions applicable to the New Term Loans shall notrequire that any mandatory prepayment pursuant to Section 2.09 apply to such New Term Loans on agreater basis than ratable basis then outstanding Term Loans, (ii) the optional prepayment provisions,rate of interest and the amortization schedule applicable to any New Term Loans of each Series shall bedetermined by the Borrower and the applicable new Lenders and shall be set forth in the applicablesupplement relating thereto; provided that (A) the Weighted Average Life to Maturity of any New TermLoans will be no shorter than (x) in the case of Refinancing Term Loans, the Weighted Average Life toMaturity of the Term Loans refinanced, and (y) in the case of any other New Term Loans, the thenremaining Weighted Average Life to Maturity of any Class of Term Loans and (B) if the Effective Yieldof any New Term Loans (other than Refinancing Term Loans) established on any Increased AmountDate occurring on or prior to the six (6) month anniversary of the Amendment No. 45 Effective Dateexceeds the Effective Yield of the 2021 Incremental Term Loans by more than 100 basis points, theApplicable Rates for the 2021 Incremental Term Loans shall be increased to the extent necessary so that,after giving effect to such increase, the Effective Yield of the 2021 Incremental Term Loans is equal tothe Effective Yield of such New Term Loans minus 100 basis points, (iii) New Term Loans shall not beguaranteed by any Subsidiary of the Borrower that is not a Loan Party and shall be secured only byCollateral on a pari passu basis with the other Obligations pursuant to the Collateral Documents and (iv)all other terms applicable to the New Term Loans of each Series that differ from the existing Term Loansshall be no more favorable to the Lenders providing such New Term Loans than those applicable to theTerm Loans (taken as a whole) (except for covenants or other provisions applicable only to periods afterthe Latest Maturity Date); provided that if any financial maintenance covenant is added for the benefit of-72-

any New Term Loans, such provisions shall also be applicable to the Term Loans (except to the extentsuch financial covenant applies only to periods after the Latest Maturity Date).(e) (i) The Borrower may at any time and from time to time request that all or aportion of the Term Loans under any Term Loan Facility (an “Existing Class”) be converted to extendthe scheduled maturity date(s) of any payment of principal with respect to all or a portion of anyprincipal amount of such Term Loans and/or amended to lower the Effective Yield thereof (any suchTerm Loans which have been so converted and/or extended, “Extended Term Loans”) and to provide forother terms consistent with this Section 2.19(e). In order to establish any Extended Term Loans, theBorrower shall provide a notice to the Agent (who shall provide a copy of such notice to each of theLenders of the applicable Existing Class) (an “Extension Request”) setting forth the proposed terms ofthe Extended Term Loans to be established, which shall be identical to the Term Loans of the ExistingClass from which they are to be converted except (w) all or any of the scheduled amortization paymentsof principal of the Extended Term Loans may be delayed to later dates than the scheduled amortizationof principal of the Term Loans of such Existing Class, (x) (A) the interest rate and fee provisions withrespect to the Extended Term Loans may be different from those applicable to the Term Loans of suchExisting Class (and Extended Term Loans may provide for prepayment protection that is different fromthose applicable to such Existing Class) and/or (B) additional fees may be payable to the Lendersproviding such Extended Term Loans in addition to or in lieu of any increased margins contemplated bythe preceding subclause (A), (y) the amendment or supplement to this Agreement providing for suchExtended Term Loans may provide for other terms applicable to such Extended Term Loans so long aseither (A) such additional terms do not apply until all Term Loans and Term Commitments outstandingimmediately prior to the establishment of such Extended Term Loans have been repaid, terminated orreturned as applicable, (B) such additional terms are less favorable to the holders of the Extended TermLoans than the corresponding Existing Class or (C) such additional terms have been approved by theRequired Lenders and (z) the mandatory prepayment rights of the Extended Term Loans and suchExisting Class may be different so long as the proportion (if any) of the proceeds thereof to which suchExtended Term Loans are entitled is no greater on a proportionate basis than the portion of suchproceeds to which the Existing Class is entitled to receive.(ii) The Borrower shall provide the applicable Extension Request at least five (5)Business Days prior to the date on which Lenders under the Existing Class are requested to respond (orsuch shorter period as may be agreed by the Agent). Any Lender (an “Extending Lender”) wishing tohave all or a portion of its Term Loans of the Existing Class subject to such Extension Request convertedinto Extended Term Loans shall notify the Agent (an “Extension Election”) on or prior to the datespecified in such Extension Request of the amount of its Term Loans of the Existing Class which it haselected to convert into Extended Term Loans. In the event that the aggregate amount of Term Loans ofthe Existing Class subject to Extension Elections exceeds the amount of Extended Term Loans requestedpursuant to the Extension Request, Term Loans subject to Extension Elections shall be converted toExtended Term Loans on a pro rata basis based on the amount of Term Loans included in each suchExtension Election (subject to such rounding as the Agent deems expedient). Any Extended Term Loansshall be established on the date set forth in the amendment or supplement to this Agreement entered intoby the Borrower, the other Loan Parties and the Agent pursuant to this Section 2.19(e) (it beingunderstood that by providing an Extension Election, an Extending Lender will agree to be boundthereby). (f) Each amendment or supplement to this Agreement pursuant to this Section 2.19may, without the consent of any other Lenders, effect such amendments to this Agreement and the otherLoan Documents as may be necessary or appropriate, in the opinion of the Agent, to (i) effect theprovision of this Section 2.19 or (ii) to the extent the terms and conditions of the New Term Loans aremore favorable to the Lenders than comparable terms existing in the Loan Documents, to bring the terms-73-

and conditions of the existing Term Loans in line with the terms and conditions of the New Term Loansnecessary to achieve fungibility.(g) The provisions of this Section 2.19 shall override any provisions of Section 9.02to the contrary and, for the avoidance of doubt, Section 9.02(b).ARTICLE IIIREPRESENTATIONS AND WARRANTIESEach Loan Party represents and warrants to the Lenders that:SECTION 3.01 Organization; Powers. Except as would not individually or in theaggregate reasonably be expected to result in a Material Adverse Effect, each of the Loan Parties andeach of the Restricted Subsidiaries (a) is duly organized or incorporated and validly existing under thelaws of the jurisdiction of its organization or incorporation, as the case may be, and (b) has all requisitepower and authority to own its property and assets and to carry on its business as now conducted and isqualified to do business in, and is in good standing (to the extent such concepts exist in the applicablejurisdictions) in every jurisdiction where such qualification is required.SECTION 3.02 Authorization; Enforceability. The Transactions are within eachapplicable Loan Party’s corporate powers and have been duly authorized by all necessary corporate and,if required, stockholder action of such Loan Party. Each Loan Document to which each Loan Party is aparty has been duly executed and delivered by such Loan Party and is a legal, valid and bindingobligation of such Loan Party, enforceable in accordance with its terms, subject to applicablebankruptcy, insolvency or similar laws affecting creditors’ rights generally and to general principles ofequity. SECTION 3.03 Governmental Approvals; No Conflicts. The Transactions (a) do notrequire any consent or approval of, registration or filing with, or any other action by, any GovernmentalAuthority, except (i) such as have been obtained or made and are in full force and effect and (ii) forfilings and registrations necessary to perfect Liens created pursuant to the Loan Documents, (b) will notviolate any Requirement of Law applicable to any Loan Party or any of the Restricted Subsidiaries, (c)will not violate or result in a default under any indenture, agreement or other instrument binding uponany Loan Party or any of the Restricted Subsidiaries or their respective assets, or give rise to a rightthereunder to require any payment to be made by any Loan Party or any of the Restricted Subsidiaries,and (d) will not result in the creation or imposition of any Lien on any asset of any Loan Party or any ofthe Restricted Subsidiaries, except Liens created pursuant to the Loan Documents; except, in the case ofeach of clauses (a) through (d) above, to the extent that any such violation, default or right, or any failureto obtain such consent or approval or to take any such action, would not reasonably be expected to resultin a Material Adverse Effect.SECTION 3.04 Financial Condition; No Material Adverse Change.(a) The Borrower has heretofore furnished to the Lenders the consolidated balancesheet and statements of earnings, shareholders’ equity and cash flows of the Borrower, (i) as of and forthe fiscal years ended December 31, 2016 and 2015, each reported on by Deloitte & Touche LLP, anindependent registered public accounting firm and (ii) as of and for the fiscal quarter ended March 31,2017. Such financial statements present fairly, in all material respects, the financial position and results-74-

of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and forsuch periods in accordance with GAAP.(b) No event, change or condition has occurred that has had, or would reasonablybe expected to have, a Material Adverse Effect, since December 31, 2016.SECTION 3.05 Properties.(a) As of the Closing Date, Schedule 1.01(b) sets forth the address of each parcel ofreal property (or each set of parcels that collectively comprise one operating property) that is owned byeach Loan Party with an aggregate fair market value (as determined by the Borrower in good faith) of$10.0 million or more or that the Borrower has otherwise agreed shall initially be a Mortgaged Property.Schedule 3.05(a) identifies the principal place of business and chief executive office of each Loan Partyas of the Closing Date.(b) The Borrower and each of the Restricted Subsidiaries has good and insurablefee simple title to, or valid leasehold interests in, or easements or other limited property interests in, allits real properties (including all Mortgaged Properties) and has good and marketable title to its personalproperty and assets, in each case, except for defects in title that do not materially interfere with its abilityto conduct its business as currently conducted or to utilize such properties and assets for their intendedpurposes and except where the failure to have such title would not reasonably be expected to have,individually or in the aggregate, a Material Adverse Effect. All such properties and assets are free andclear of Liens, other than Permitted Liens.(c) The Borrower and each of the Restricted Subsidiaries has complied with allobligations under all leases to which it is a party, except where the failure to comply would notreasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and all suchleases are in full force and effect, except leases in respect of which the failure to be in full force andeffect would not reasonably be expected to have, individually or in the aggregate, a Material AdverseEffect. The Borrower and each of the Restricted Subsidiaries enjoys peaceful and undisturbedpossession under all such leases, other than leases in respect of which the failure to enjoy peaceful andundisturbed possession would not reasonably be expected to have, individually or in the aggregate, aMaterial Adverse Effect.(d) As of the Closing Date, the Borrower has not received any notice of, or has anyknowledge of, any pending or contemplated condemnation proceeding affecting any of the MortgagedProperties or any sale or disposition thereof in lieu of condemnation.(e) To the Borrower’s knowledge, as of the Closing Date, none of the Borrower orany Restricted Subsidiary is obligated under any right of first refusal, option or other contractual right tosell, assign or otherwise dispose of any Mortgaged Property or any interest therein.(f) To the Borrower’s knowledge, each of the Borrower and the RestrictedSubsidiaries owns or possesses, or is licensed to use, all patents, trademarks, service marks, trade namesand copyrights and all licenses and rights with respect to the foregoing, necessary for the present conductof its business, without any conflict with the rights of others, and free from any burdensome restrictionson the present conduct of its business, except where such failure to own, possess or hold pursuant to alicense or such conflicts and restrictions would not reasonably be expected to have, individually or in theaggregate, a Material Adverse Effect or except as set forth on Schedule 3.05(f).-75-

SECTION 3.06 Litigation and Environmental Matters.(a) There are no actions, suits or proceedings by or before any GovernmentalAuthority pending against or, to the knowledge of the Borrower, threatened against the Loan Parties orany of their Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination andthat, if adversely determined, would reasonably be expected, individually or in the aggregate, to result ina Material Adverse Effect or (ii) on the Closing Date, that involve any Loan Documents or theTransactions. (b) Except for matters that, individually or in the aggregate would not reasonably beexpected to result in a Material Adverse Effect (i) no Loan Party nor any of its Subsidiaries or theirrespective operations or facilities has received notice of any claim with respect to any EnvironmentalLiability, (ii) no Loan Party nor any of its Subsidiaries (A) has failed to comply with any EnvironmentalLaw or to obtain, maintain or comply with any permit, license or other approval required under anyEnvironmental Law or (B) is subject to any Environmental Liability or knows of any basis for anyEnvironmental Liability of any Loan Party or any subsidiary, and (iii) no lien, charge, encumbrance orrestriction has been recorded pursuant to any Environmental Law with respect to any assets, facility orproperty owned, operated or leased by the Company or any of its subsidiaries.SECTION 3.07 Compliance with Laws and Agreements; Licenses and Permits.(a) Each Loan Party and each Restricted Subsidiary is in compliance with allRequirements of Law applicable to it or its property and all indentures, agreements and other instrumentsbinding upon it or its property, except where the failure to do so, individually or in the aggregate, wouldnot reasonably be expected to result in a Material Adverse Effect.(b) Each Loan Party and the Restricted Subsidiaries have obtained and hold in fullforce and effect, all franchises, licenses, leases, permits, certificates, authorizations, qualifications,easements, rights of way and other rights and approvals which are necessary or advisable for theoperation of their businesses as presently conducted and as proposed to be conducted, except where thefailure to have so obtained or hold or to be in force, individually or in the aggregate, would notreasonably be expected to result in a Material Adverse Effect. No Loan Party or any of the RestrictedSubsidiaries is in violation of the terms of any such franchise, license, lease, permit, certificate,authorization, qualification, easement, right of way, right or approval, except where any such violation,individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.SECTION 3.08 Investment Company Status. No Loan Party is an “investmentcompany” as defined in, or is required to be registered under, the Investment Company Act of 1940.SECTION 3.09 Taxes. The Loan Parties and the Subsidiaries have timely filed orcaused to be filed all Tax returns and reports required to have been filed and have paid or caused to bepaid all Taxes required to have been paid by them (whether or not shown on a tax return), except (a)Taxes that are being contested in good faith by appropriate proceedings and for which such Loan Partyor such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAPor (b) to the extent that the failure to do so, individually or in the aggregate, would not reasonably beexpected to result in a Material Adverse Effect. All amounts have been withheld by each of the LoanParties and the Subsidiaries from their respective employees for all periods in compliance with the tax,social security and unemployment withholding provisions of the applicable law and such withholdingshave been timely paid to the respective Governmental Authorities, except to the extent that the failure to-76-

withhold and pay would not reasonably be expected to, individually or in the aggregate, result in aMaterial Adverse Effect.SECTION 3.10 [Reserved].SECTION 3.11 [Reserved].SECTION 3.12 ERISA.(a) No ERISA Event has occurred and is continuing or is reasonably expected tooccur that, when taken together with all other such ERISA Events for which liability is reasonablyexpected to occur, would reasonably be expected to result in a Material Adverse Effect. Neither anyLoan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069or 4212(c) of ERISA, except as would not reasonably be expected to result in a Material Adverse Effect.Except as would not reasonably be expected to have a Material Adverse Effect, the present value of allaccumulated benefit obligations under all Plans (based on the assumptions used for purposes ofAccounting Standards Codification No. 715) did not, as of the date of the most recent financialstatements reflecting such amounts, exceed the fair market value of the assets of such Plans, in theaggregate. (b) The Borrower represents and warrants as of the First Amendment Effective Datethat the Borrower is not and will not be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the TermLoans. SECTION 3.13 Disclosure.(a) All written information (other than the Projections, the pro forma financialstatements and estimates and information of a general economic nature) concerning the Borrower and itssubsidiaries, the Transactions and any other transactions contemplated hereby included in theInformation Memorandum or otherwise prepared by or on behalf of the foregoing or their representativesand made available to the Lenders or the Agent in writing in connection with the Transactions or thetransactions contemplated by any Loan Document (the “Information”), when taken as a whole, as of thedate such Information was furnished to the Agent or such Lenders, as the case may be, did not containany untrue statement of a material fact as of any such date or omit to state a material fact necessary inorder to make the statements contained therein not materially misleading in light of the circumstancesunder which such statements were made.(b) The Projections and estimates and information of a general economic natureprepared by or on behalf of the Borrower or any of its representatives and that have been made availableto any Lenders or the Agent in writing in connection with the Transactions or the transactionscontemplated by any Loan Document (the “Other Information”) (i) have been prepared in good faithbased upon assumptions believed by the Borrower to be reasonable as of the date thereof (it beingunderstood that actual results may vary materially from the Other Information), and (ii) as of the ClosingDate, have not been modified in any material respect by the Borrower.SECTION 3.14 Material Agreements. Neither any Loan Party nor any RestrictedSubsidiary is in default in any material respect in the performance, observance or fulfillment of any of itsobligations contained in (i) any material agreement to which it is a party or (ii) any agreement or-77-

instrument to which it is a party evidencing or governing Indebtedness, except where any such defaultwould not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.SECTION 3.15 Solvency.(a) Immediately after the consummation of the Transactions on the Closing Date,(i) the fair value of the assets of the Borrower and its Subsidiaries on a consolidated basis, at a fairvaluation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of theBorrower and its Subsidiaries on a consolidated basis; (ii) the present fair saleable value of the propertyof the Borrower and its Subsidiaries on a consolidated basis will be greater than the amount that will berequired to pay the probable liability of the Borrower and its Subsidiaries on a consolidated basis, ontheir debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and otherliabilities become absolute and matured; (iii) the Borrower and its Subsidiaries on a consolidated basiswill be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debtsand liabilities become absolute and matured; and (iv) the Borrower and its Subsidiaries on a consolidatedbasis will not have unreasonably small capital with which to conduct the businesses in which they areengaged as such businesses are now conducted and are proposed to be conducted following the ClosingDate. (b) The Borrower and its Subsidiaries do not intend to incur debts beyond theirability to pay such debts as they mature, taking into account the timing and amounts of cash to bereceived by the Borrower and its Subsidiaries and the timing and amounts of cash to be payable by theBorrower and its Subsidiaries on or in respect of their Indebtedness.SECTION 3.16 Insurance. As of the Closing Date, all commercial insurancemaintained by or on behalf of the Loan Parties and the Restricted Subsidiaries is in full force and effectand all premiums in respect of such insurance have been duly paid. The Borrower believes that theinsurance maintained by or on behalf of the Borrower and its Subsidiaries is adequate and is inaccordance with normal industry practice.SECTION 3.17 Capitalization and Subsidiaries. As of the Closing Date,Schedule 3.17 sets forth (a) a correct and complete list of the name and relationship to the Borrower ofeach and all of the Borrower’s Subsidiaries, (b) a true and complete listing of each class of each of theBorrower’s authorized Equity Interests, of which all of such issued shares are validly issued,outstanding, fully paid and non-assessable, and owned beneficially and of record by the Personsidentified on Schedule 3.17, and (c) the type of entity of the Borrower and each of its Subsidiaries. Allof the issued and outstanding Equity Interests of the Restricted Subsidiaries owned by any Loan Partyhave been (to the extent such concepts are relevant with respect to such ownership interests) dulyauthorized and issued and are fully paid and non-assessable free and clear of all Liens (other thanPermitted Liens).SECTION 3.18 Security Interest in Collateral. The provisions of the CollateralDocuments create legal and valid Liens on all the Collateral in favor of the Agent, for the benefit of theSecured Parties; and upon the proper filing of UCC financing statements required pursuant to Section4.01(i) and any Mortgages with respect to Mortgaged Properties and with regard to Collateral that isperfected by control, upon delivery of possession or control, which shall be delivered to the extentrequired by the Collateral Documents, such Liens constitute perfected and continuing Liens on theCollateral, securing the Obligations, enforceable against the applicable Loan Party and all third parties,and having priority over all other Liens on the Collateral except Permitted Liens but only to the extent-78-

that such Liens are required to be perfected by the terms of the Loan Documents (including as describedin Section 5.11(c)).SECTION 3.19 Labor Disputes. Except as, individually or in the aggregate, wouldnot reasonably be expected to have a Material Adverse Effect, there are no strikes, lockouts orslowdowns against any Loan Party currently occurring or, to the knowledge of the Borrower, threatened.Except as, individually or in the aggregate, would not reasonably be expected to have a Material AdverseEffect, the hours worked by and payments made to employees of the Borrower or any of the RestrictedSubsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable lawdealing with such matters. Except (i) as, individually or in the aggregate, would not reasonably beexpected to have a Material Adverse Effect or (ii) as set forth on Schedule 3.19, the consummation of theTransactions will not give rise to a right of termination or right of renegotiation on the part of any unionunder any collective bargaining agreement to which the Borrower or any of the Restricted Subsidiaries(or any predecessor) is a party or by which the Borrower or any of the Restricted Subsidiaries (or anypredecessor) is bound.SECTION 3.20 Federal Reserve Regulations.(a) None of the Collateral is Margin Stock.(b) None of the Borrower and the Restricted Subsidiaries is engaged principally, oras one of its important activities, in the business of extending credit for the purpose of buying or carryingMargin Stock. (c) No part of the proceeds of any Term Loan will be used, whether directly orindirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry Margin Stock orto extend credit to others for the purpose of purchasing or carrying Margin Stock or to refundindebtedness originally incurred for such purpose, or (ii) for any purpose that entails a violation of, orthat is inconsistent with, the provisions of Regulation T, U or X.SECTION 3.21 Anti-Corruption and Sanctions Laws. The Borrower and each of itsSubsidiaries have implemented and maintain in effect policies and procedures reasonably designed topromote compliance by the Borrower, its Subsidiaries and their respective directors, officers andemployees while acting on behalf of the Borrower or its Subsidiaries with applicable Anti-CorruptionLaws and applicable Sanctions. The Borrower, its Subsidiaries and, to the knowledge of the Borrower,their respective directors, officers and employees, are in compliance with applicable (i) Anti-CorruptionLaws in all material respects and (ii) Sanctions in all material respects and are not knowingly engaged inany activity that would reasonably be expected to result in any such Person being designated as aSanctioned Person. None of (a) the Borrower, any Subsidiary or any officer or director of Borrower orany Subsidiary or (b) to the knowledge of the Borrower, any employee or agent of the Borrower or anySubsidiary that will act in any capacity in connection with or benefit from the credit facilities establishedhereby, is a Sanctioned Person.SECTION 3.22 Intellectual Property; Licenses, Etc. Each Loan Party and each of itsSubsidiaries owns, or possesses the right to use, all of the trademarks, service marks, trade names,copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively,“IP Rights”) that are reasonably necessary for the operation of their respective businesses, withoutmaterial conflict with the rights of any other Person. Schedule 11 to the Perfection Certificate sets fortha complete and accurate list of all such IP Rights owned or used by any Loan Party. To the bestknowledge of the Borrower, no slogan or other advertising device, product, process, method, substance,part or other material now employed, or now contemplated to be employed, by any Loan Party or any of-79-

its Subsidiaries infringes upon any rights held by any other Person. No claim or litigation regarding anyof the foregoing is pending or, to the best knowledge of the Borrower, threatened, which, eitherindividually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.Schedule 11 to the Perfection Certificate sets forth all of the agreements or other arrangements of theLoan Parties, other than commercially available “shrink-wrap” software and such agreements and otherarrangements the termination of which could not be reasonably expected to result in a Material AdverseEffect, pursuant to which any such Loan Party has a license or other right to use any trademarks, logos,designs, representations or other IP Rights owned by another Person as in effect on the Closing Date andthe dates of the expiration of such agreements or other arrangements of any such Loan Party as in effecton the Closing Date (collectively, together with such agreements or other arrangements as may beentered into by any such Loan Party after the Closing Date, collectively, the “License Agreements” andindividually, a “License Agreement”). No trademark, servicemark, or other IP Right at any time used byany Loan Party which is owned by another Person, or owned by any such Loan Party subject to anysecurity interest, Lien, collateral assignment, pledge or other encumbrance in favor of any Person otherthan a Secured Party, is fixed to any Inventory, except to the extent either (i) permitted under the term ofthe License Agreements listed on Schedule 11 to the Perfection Certificate or (ii) as could not bereasonably expected to result in a Material Adverse Effect.ARTICLE IVCONDITIONSSECTION 4.01 Conditions Precedent to Effectiveness. This Agreement shallbecome effective on and as of the date on which all of the following conditions precedent shall havebeen satisfied: (a) Credit Agreement and Loan Documents. The Agent shall have received fromeach other party hereto either (i) a counterpart of this Agreement signed on behalf of such partyor written evidence satisfactory to the Agent that such party has signed a counterpart of thisAgreement and (ii) fully executed copies of the other Loan Documents to be entered into on theClosing Date, including the ABL Intercreditor Agreement, and such other certificates,documents, instruments and agreements as the Agent shall reasonably request in connection withthe transactions contemplated by this Agreement and the other Loan Documents, including anyTerm Loan Notes requested by a Lender pursuant to Section 2.07 prior to the Closing Date.(b) Legal Opinions. The Agent shall have received, on behalf of itself and theLenders on the Closing Date, a favorable written opinion of (i) Davis, Malm & D’Agostine,P.C., counsel for the Loan Parties and (ii) local or other counsel reasonably satisfactory to theAgent as specified on Schedule 4.01(b), in each case (A) dated the Closing Date, (B) addressedto the Agent and the Lenders as of the Closing Date and (C) in form and substance reasonablysatisfactory to the Agent and covering such customary matters under the laws of the respectivejurisdiction in which such counsel is admitted to practice relating to the Loan Documents and theTransactions, as the Agent shall reasonably request.(c) Financial Statements and Projections. The Lenders shall have received (i) thefinancial statements referred to in Sections 3.04(a) and (b) and (ii) projections for the Borrowerand its Restricted Subsidiaries on a pro forma basis for completion of the Transactions for thefiscal years 2017 through 2021.(d) Closing Certificates; Certified Certificate of Incorporation; Good StandingCertificates. The Agent shall have received (i) a certificate of each Loan Party, dated the-80-

Closing Date and executed by its Secretary, Assistant Secretary or director, which shall(A) certify the resolutions of its Board of Directors, members or other body authorizing theexecution, delivery and performance of the Loan Documents to which it is a party, (B) identifyby name and title and bear the signatures of the other officers of such Loan Party authorized tosign the Loan Documents to which it is a party, (C) contain appropriate attachments, includingthe certificate or articles of incorporation or organization of each such Loan Party (and in thecase of any such Loan Party, certified by the relevant authority of the jurisdiction oforganization of such Loan Party), and a true and correct copy of its by-laws, memorandum andarticles of incorporation or operating, management, partnership or equivalent agreement to theextent applicable, and (ii) a good standing certificate for each Loan Party from its jurisdiction oforganization to the extent such concept exists in such jurisdiction and (D) either (1) attach copiesof all consents, licenses and approvals required in connection with the consummation by suchLoan Party of the Transactions and certify that such consents, licenses and approvals are in fullforce and effect, or (2) state that no such consents, licenses or approvals are so required.(e) Fees. The Lenders and the Agent shall have received all fees required to bepaid, and all expenses for which invoices have been presented by three (3) Business Days priorto the Closing Date (including the reasonable documented fees and expenses of legal counsel),on or before the Closing Date.(f) Lien and Judgment Searches. The Agent shall have received the results ofrecent lien and judgment searches in each of the jurisdictions reasonably requested by it.(g) Solvency. The Agent shall have received a customary certificate from the chieffinancial officer of the Borrower certifying that the Borrower and its Subsidiaries, on aconsolidated basis after giving effect to the Transactions to occur on the Closing Date, aresolvent (within the meaning of Section 3.15).(h) Pledged Stock; Stock Powers; Pledged Notes. The Agent shall have received(i) the certificates representing the shares of Capital Stock of each Subsidiary pledged pursuantto the Security Agreement, together with an undated stock power for each such certificateexecuted in blank by a duly authorized officer of the pledgor thereof, and (ii) each promissorynote and other instrument (if any) pledged to the Agent pursuant to the Security Agreement (tothe extent required thereby) endorsed (without recourse) in blank (or accompanied by anexecuted transfer form in blank) by the pledgor thereof.(i) Perfection Certificate; Filings, Registrations and Recordings; Insurance. TheAgent shall have received (i) a completed Perfection Certificate dated the Closing Date andsigned by a Responsible Officer of the Borrower, together with all attachments contemplatedthereby, (ii) each document (including any UCC financing statement) reasonably requested bythe Agent to be filed, registered or recorded in order to create in favor of the Agent, for thebenefit of the Secured Parties, a perfected Lien on the Collateral and (iii) evidence that allproperty and liability insurance required to be maintained pursuant to the Loan Documents hasbeen obtained and is in effect.(j) Refinancing Transactions. The Agent shall be reasonably satisfied with thearrangements to consummate the Refinancing Transactions, including (k) the purchase throughthe Tender Offer of the Repurchased Notes on the Closing Date and (l) delivery on the ClosingDate to the trustee under the 2020 Senior Notes Indenture of an irrevocable notice of redemptionin respect of the Redeemed Notes. -81-

(m) PATRIOT Act. The Agent shall have received all documentation and otherinformation reasonably requested by it at least three (3) Business Days prior to the Closing Datethat is required to be obtained or maintained by it by regulatory authorities under applicable“know your customer” and anti-money laundering or terrorist financing rules and regulations,including the USA PATRIOT Act.(n) No action, suit, investigation, litigation or proceeding pending or threatened inany court or before any arbitrator or governmental instrumentality could, in the judgment of theAgent, reasonably be expected to have a Material Adverse Effect on the business, assets,properties, liabilities, operations, condition or prospects of the Borrower or its Subsidiaries, orcould impair any Loan Party’s ability to perform any of its obligations under the LoanDocuments, or could reasonably be expected to materially and adversely affect the Transactions.(o) The Agent shall have received a certificate dated the Closing Date and signed bya Responsible Officer of the Borrower certifying that each of the conditions set forth in Section4.02(b) have been satisfied.SECTION 4.02 Conditions Precedent to Each Term Loan. The obligation of eachLender on any date to make any Term Loan is subject to the satisfaction of each of the followingconditions precedent:(a) Request for Borrowing. The Agent shall have received a duly executedBorrowing Request.(b) Representations and Warranties; No Defaults. Subject to Section 1.08, on thedate of such Term Loan, both before and after giving effect thereto and to the application of theproceeds thereof:(i) the representations and warranties set forth in Article III and in the otherLoan Documents shall be true and correct in all material respects with the same effect asthough made on and as of such date, except to the extent such representations andwarranties expressly relate to an earlier date, in which case such representations andwarranties shall have been true and correct in all material respects as of such earlier date;provided that any representation or warranty that is qualified as to materiality or“Material Adverse Effect” shall be true and correct in all respects after giving effect toany such qualification as to materiality or “Material Adverse Effect”; and(ii) no Default shall have occurred and be continuing.Subject to Section 1.08, the acceptance by the Borrower of the proceeds of each Term Loan requested inany Borrowing Request shall be deemed to constitute a representation and warranty by the Borrower asto the matters specified in clause (b) above on the date of the making of such Term Loan (except that noopinion need be expressed as to the Agent’s or the Required Lenders’ satisfaction with any document,instrument or other matter). -82-

ARTICLE VAFFIRMATIVE COVENANTSUntil the Discharge of Obligations, each Loan Party covenants and agrees, jointly andseverally with all of the Loan Parties, with the Lenders that:SECTION 5.01 Financial Statements and Other Information. The Borrower willfurnish to the Agent (which will promptly furnish such information to the Lenders in accordance with itscustomary practice):(a) within ninety (90) days after the end of each fiscal year of the Borrower,commencing with the fiscal year ending December 31, 2017, its audited consolidated balancesheet and related statements of earnings, shareholders’ equity and cash flows as of the end of andfor such year, setting forth in each case in comparative form the figures for the previous fiscalyear, all reported on by Deloitte & Touche LLP or other independent public accountants ofrecognized national standing and reasonably acceptable to the Agent (without a “going concern”or like qualification or exception or exception as to the scope of such audit (other than a “goingconcern” qualification attributable solely to upcoming maturity under this Agreement)) to theeffect that such consolidated financial statements present fairly, in all material respects, thefinancial position and results of operations of the Borrower and its consolidated Subsidiaries ona consolidated basis in accordance with GAAP;(b) within forty-five (45) days after the end of each of the first three fiscal quartersof each fiscal year of the Borrower commencing with the fiscal quarter ending June 30, 2017, itsconsolidated balance sheet and related statements of earnings and cash flows as of the end of andfor such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case incomparative form the figures for the corresponding period or periods of (or, in the case of thebalance sheet, as of the end of) the previous fiscal year, all certified by one of its FinancialOfficers as presenting fairly, in all material respects, the financial position and results ofoperations of the Borrower and its consolidated Subsidiaries on a consolidated basis inaccordance with GAAP, subject to normal year-end audit adjustments;(c) concurrently with any delivery of financial statements under clause (a) or (b)above commencing with the financial statements for the fiscal quarter ending September 30,2017, a Compliance Certificate signed by a Financial Officer of the Borrower in substantially theform of Exhibit C (i) certifying that no Event of Default or Default has occurred or, if an Eventof Default or Default has occurred, specifying the details thereof and any action taken orproposed to be taken with respect thereto and (ii) setting forth, in the case of the financialstatements delivered under clause (a), commencing with the fiscal year ending on December 31,2017, the Borrower’s calculation of Excess Cash Flow for the Excess Cash Flow Period endingon the last day of such fiscal year;(d) concurrently with any delivery of consolidated financial statements under clause(a) or (b) above, the related unaudited consolidating financial information reflecting theadjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from suchconsolidated financial statements; -83-

(e) within 90 days following the end of each fiscal year, commencing with thefiscal year ending December 31, 2017, a forecasted budget in reasonable detail of the Borrowerand the Restricted Subsidiaries for such fiscal year;(f) as soon as practicable upon the reasonable request of the Agent, deliver anupdated Perfection Certificate (or, to the extent such request relates to specified informationcontained in the Perfection Certificate, such information) reflecting all changes since the date ofthe information most recently received pursuant to this clause (f) or Section 5.11;(g) promptly after the same become publicly available, copies of all periodic andother reports, proxy statements and other materials publicly filed by the Borrower or anyRestricted Subsidiary with the SEC, or with any other securities exchange, or, distributed by theBorrower to its shareholders generally, as the case may be;(h) promptly following the Agent’s request therefor, all documentation and otherinformation that the Agent reasonably requests on its behalf or on behalf of any Lender in orderto comply with its ongoing obligations under applicable “know your customer” and anti-moneylaundering or terrorist financing rules and regulations, including the USA PATRIOT Act; and(i) as promptly as reasonably practicable from time to time following the Agent’srequest therefor, such other information regarding the operations, business affairs and financialcondition of the Borrower or any Restricted Subsidiary, or compliance with the terms of anyLoan Document, as the Agent may reasonably request (on behalf of itself or any Lender).Notwithstanding the foregoing, the obligations in clauses (a) and (b) of this Section 5.01may be satisfied with respect to financial information of the Borrower and its Subsidiaries by furnishingthe Borrower’s (or any direct or indirect parent thereof), Form 10-K or 10-Q, as applicable, filed with theSEC; provided that, (i) to the extent such information relates to a parent entity, such information isaccompanied by consolidating information that explains in reasonable detail the differences between theinformation relating to such parent, on the one hand, and the information relating to the Borrower and itsSubsidiaries on a standalone basis, on the other hand and (ii) to the extent such information is in lieu ofinformation required to be provided under clause (a) of this Section 5.01, such materials areaccompanied by a report and opinion of Deloitte & Touche LLP or other independent public accountantsof recognized national standing and reasonably acceptable to the Agent, which report and opinion shallbe prepared in accordance with generally accepted auditing standards and shall not be subject to any“going concern” or like qualification or exception or any qualification or exception as to the scope ofsuch audit (other than a “going concern” attributable solely to an upcoming maturity under thisAgreement). The Borrower represents and warrants that it, its controlling Person and any Subsidiary,in each case, if any, either (i) has no registered or publicly traded securities outstanding, or (ii) files itsfinancial statements (or those of its controlling Person together with consolidating information withrespect to the Borrower) with the SEC and/or makes its financial statements (or those of its controllingPerson together with consolidating information with respect to the Borrower) available to potentialholders of its Rule 144A Securities, and, accordingly, the Borrower hereby (i) authorizes the Agent tomake the financial statements to be provided under Section 5.01(a) and (b) above, along with the LoanDocuments, available to Public-Siders and (ii) agrees that at the time such financial statements areprovided hereunder, they shall already have been made available to holders of its securities. TheBorrower will not request that any other material be posted to Public-Siders without expresslyrepresenting and warranting to the Agent in writing that such materials do not constitute material non-public information within the meaning of the federal securities laws or that the Borrower and each of its-84-

controlling Persons has no outstanding publicly traded securities, including Rule 144A Securities.Notwithstanding anything herein to the contrary, in no event shall the Borrower request that the Agentmake available to Public-Siders budgets or any certificates, reports or calculations with respect to theBorrower’s compliance with the covenants contained herein.Documents required to be delivered pursuant to clause (a), (b), (d) or (f) of thisSection 5.01 may be delivered electronically and if so delivered, shall be deemed to have been deliveredon the date (i) on which the Borrower posts such documents, or provides a link thereto on theBorrower’s website on the Internet at the website address listed on Schedule 9.01; (ii) on which suchdocuments are posted on the Borrower’s behalf on a Platform to which each Lender and the Agent haveaccess (whether a commercial, third-party website or whether sponsored by the Agent); or (iii) on whichsuch documents are filed for public availability on the SEC’s Electronic Data Gathering and RetrievalSystem; provided that the Borrower shall notify (which may be by facsimile or electronic mail) theAgent of the posting of any such documents and provide to the Agent by electronic mail electronicversions (i.e., soft copies) of such documents.SECTION 5.02 Notices of Material Events. The Borrower will furnish to the Agentwritten notice of the following promptly after any Responsible Officer of the Borrower obtainsknowledge thereof:(a) the occurrence of any Event of Default or Default;(b) the filing or commencement of any action, suit or proceeding, whether at law orin equity or by or before any Governmental Authority or in arbitration, against the Borrower orany of the Restricted Subsidiaries as to which an adverse determination is reasonably probableand which, if adversely determined, would reasonably be expected to have a Material AdverseEffect; (c) the occurrence of any ERISA Event that, together with all other ERISA Eventsthat have occurred and are continuing, would reasonably be expected to have a Material AdverseEffect; and(d) the assertion or occurrence thereof, notice of any action or proceeding against orof any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Lawor Environmental Permit that could reasonably be expected to have a Material Adverse Effect.Each notice delivered under this Section 5.02 shall be accompanied by a statement of a ResponsibleOfficer of the Borrower setting forth the details of the event or development requiring such notice andany action taken or proposed to be taken with respect thereto.SECTION 5.03 Existence; Conduct of Business. Each Loan Party will, and willcause each Restricted Subsidiary to, do or cause to be done all things reasonably necessary to preserve,renew and keep in full force and effect its legal existence and the rights, qualifications, licenses, permits,franchises, governmental authorizations, intellectual property rights, licenses and permits (except as suchwould otherwise reasonably expire, be abandoned or permitted to lapse in the ordinary course ofbusiness), necessary in the normal conduct of its business, and maintain all requisite authority to conductits business in each jurisdiction in which its business is conducted, except (i) other than with respect tothe Borrower’s existence, to the extent such failure to do so would not reasonably be expected to have aMaterial Adverse Effect or (ii) pursuant to a transaction permitted by Section 6.03.-85-

SECTION 5.04 Payment of Taxes. Each Loan Party will, and will cause eachSubsidiary to, pay or discharge all Tax liabilities, before the same shall become delinquent or in default,except where (a) the validity or amount thereof is being contested in good faith by appropriateproceedings, and such Loan Party or such Subsidiary has set aside on its books adequate reserves withrespect thereto in accordance with GAAP or (b) the failure to make such payments, individually or in theaggregate, would not reasonably be expected to result in a Material Adverse Effect.SECTION 5.05 Maintenance of Properties. Each Loan Party will, and will causeeach Restricted Subsidiary to, (a) at all times maintain and preserve all material property necessary to thenormal conduct of its business in good repair, working order and condition, ordinary wear and tearexcepted and casualty or condemnation excepted and (b) make, or cause to be made, all needful andproper repairs, renewals, additions, improvements and replacements thereto as necessary in accordancewith prudent industry practice in order that the business carried on in connection therewith, if any, maybe properly conducted at all times, except, in each case, where the failure to do so, individually or in theaggregate, would not reasonably be expected to result in a Material Adverse Effect.SECTION 5.06 Books and Records; Inspection Rights. The Borrower shall, andshall cause its Restricted Subsidiaries, to permit representatives and independent contractors of theAgent and each Lender to visit and inspect any of its properties, to examine its corporate, financial andoperating records, and make abstracts therefrom, and to discuss its affairs, finances and accounts with itsdirectors, officers, and independent public accountants, all at the reasonable expense of the Borrower andat such reasonable times during normal business hours and as often as may be reasonably desired, uponreasonable advance notice to the Borrower (it being understood that, in the case of any such meetings oradvice from such independent accountants, the Borrower shall be deemed to have satisfied its obligationsunder this Section 5.06 to the extent that it has used commercially reasonable efforts to cause itsindependent accountants to participate in any such meeting); provided that, excluding any such visits,meetings and inspections during the continuation of an Event of Default, only the Agent on behalf of theLenders may exercise rights of the Agent and the Lenders under this Section 5.06 and the Agent shallnot exercise such rights more often than two (2) times during any calendar year absent the existence ofan Event of Default and only one (1) such time shall be at the Borrower’s expense; provided, further,that when an Event of Default exists, the Agent or any Lender (or any of their respective representativesor independent contractors) may do any of the foregoing at the expense of the Borrower at any timeduring normal business hours and upon reasonable advance notice. The Agent and the Lenders shallgive the Borrower the opportunity to participate in any discussions with the Borrower’s independentpublic accountants.SECTION 5.07 Maintenance of Ratings. The Borrower shall use commerciallyreasonable efforts to cause the credit facilities provided for herein to be continuously rated by S&P andMoody’s and to maintain a corporate family rating of the Borrower from each of S&P and Moody’s.SECTION 5.08 Compliance with Laws. Each Loan Party will, and will cause eachSubsidiary to, comply in all material respects with all Requirements of Law applicable to it or itsproperty, except where the failure to do so, individually or in the aggregate, would not reasonably beexpected to result in a Material Adverse Effect.SECTION 5.09 Use of Proceeds.(a) The proceeds of the Term Loans incurred under this Agreement on the ClosingDate will be used only for the purposes specified in the recitals to this Agreement. The proceeds of the2021 Incremental Term Loans incurred on the Incremental Amendment No. 2 Effective Date will beused to finance the Transactions (as defined in Incremental Facility Amendment No. 2). The proceeds of-86-

the 2024 Incremental Term Loans incurred on the Amendment No. 5 Effective Date will be used tofinance the Transactions (as defined in Incremental Facility Amendment No. 5). No part of the proceedsof any Term Loan or other extension of credit hereunder will be used, whether directly or indirectly, forany purpose that would entail a violation of Regulation T, U or X.(b) The Borrower will not, and will not permit any of its Subsidiaries to, requestany Borrowing, and the Borrower shall not use, and shall procure that its Subsidiaries and its respectivedirectors, officers, employees and agents of the Borrower and its Subsidiaries shall not use, the proceedsof any Borrowing for the purpose of (i) offering, paying, promising to pay or authorizing of the paymentor giving of money, or anything else of value, to any Person in violation of any applicable Anti-Corruption Law, (ii) funding, financing or facilitating any activities, business or transaction of or withany Sanctioned Person, or in any Sanctioned Country or (iii) in any manner that would result in theviolation of any Sanctions applicable to any party hereto.SECTION 5.10 Insurance.(a) Each Loan Party will, and will cause each Restricted Subsidiary to, maintain,with financially sound and reputable insurance companies (i) insurance in such amounts and against suchrisks, as are customarily maintained by similarly situated companies engaged in the same or similarbusinesses operating in the same or similar locations (after giving effect to any self-insurance reasonableand customary for similarly situated companies) and (ii) all insurance required pursuant to the CollateralDocuments (and shall use commercially reasonable efforts to cause the Agent to be listed as a loss payeeon property and casualty policies covering loss or damage to Collateral and as an additional insured oncommercial general liability policies). The Borrower will furnish to the Agent, upon request,information in reasonable detail as to the insurance so maintained.(b) With respect to each Mortgaged Property, if at any time the area in which anyimprovements are located on any Mortgaged Property is designated a special flood hazard area in anyflood insurance rate map published by FEMA (or any successor agency), (i) maintain flood insurance insuch total amount as the Agent may from time to time reasonably require and otherwise sufficient tocomply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws andwhich shall otherwise be in form and substance reasonably satisfactory to the Agent and comply with theFlood Insurance Laws and (ii) deliver to the Agent evidence of such compliance in form and substancereasonably acceptable to the Agent including, without limitation, evidence of annual renewals of suchinsurance. SECTION 5.11 Additional Collateral; Further Assurances; Negative Pledge.(a) The Borrower shall cause (i) each of its Domestic Subsidiaries (other than anyExcluded Subsidiary) which becomes a Domestic Subsidiary after the Closing Date) and (ii) any suchDomestic Subsidiary that was an Excluded Subsidiary but, as of the end of the most recently ended fiscalquarter of the Borrower has ceased to qualify as an Excluded Subsidiary), to become a Loan Party aspromptly thereafter as reasonably practicable (and in any event within 30 days of the date suchSubsidiary becomes a Domestic Subsidiary or ceases to be an Excluded Subsidiary (or such longer timeperiod as may be reasonably agreed to by the Agent)) by executing a Joinder Agreement in substantiallythe form set forth as Exhibit D hereto (the “Joinder Agreement”). Upon execution and delivery thereof,each such Person (i) shall automatically become a Loan Guarantor hereunder and thereupon shall haveall of the rights, benefits, duties, and obligations in such capacity under the Loan Documents and (ii) willsimultaneously therewith or as soon as practicable thereafter (and in any event within 30 days of the datesuch Subsidiary becomes a Domestic Subsidiary or ceases to be an Excluded Subsidiary (or such longertime period as may be reasonably agreed to by the Agent)) grant Liens to the Agent, for the benefit of-87-

the Agent and the other Secured Parties to the extent required by the terms of the Collateral Documents,in any property (subject to the limitations with respect to Equity Interests set forth in clause (b) of thisSection 5.11 and the Security Agreement, the limitations with respect to real property set forth in clause(f) of this Section 5.11 and any other limitations set forth in the Security Agreement) of such Loan Party(other than Excluded Property), on such terms as may be required pursuant to the terms of the CollateralDocuments or otherwise constitute Excluded Property.(b) The Borrower and each Domestic Subsidiary that is a Loan Party will cause(i) 100% of the issued and outstanding Equity Interests of each of its Domestic Subsidiaries, other than(x) any FSHCO or (y) any CFC and (ii) (A) 65% of the issued and outstanding Equity Interests entitledto vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and (B) 100% of the issued andoutstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in each case of subclause (b)(ii)(A) and (b)(ii)(B) above, of each CFC and FSHCO owneddirectly by the Borrower or any Subsidiary Guarantor to be subject at all times to a first priorityperfected Lien in favor of the Agent pursuant to the terms and conditions of the Loan Documents orother security documents as the Agent shall reasonably request; provided, however, that (1) thisclause (b) shall not require any Loan Party to grant a security interest in the Equity Interests of anyUnrestricted Subsidiary and (2) no pledge of any Equity Interests shall be required to the extent suchEquity Interests are excluded from the Collateral pursuant to the terms of the Security Agreement.(c) Without limiting the foregoing, the Borrower shall, and shall cause each LoanParty to, execute and deliver, or cause to be executed and delivered, to the Agent such documents,agreements and instruments, and will take or cause to be taken such further actions (including the filingand recording of financing statements, fixture filings, Mortgages and other documents and such otheractions or deliveries of the type required by Article IV, as applicable), which are required by law andwhich the Agent may, from time to time, reasonably request to carry out the terms and conditions of thisAgreement and the other Loan Documents and to ensure perfection and priority of the Liens created orintended to be created by the Collateral Documents (subject to the limitations with respect to EquityInterests set forth in clause (b) of this Section 5.11, the limitations with respect to real property set forthin clause (f) of this Section 5.11 and any other limitations set forth in the Security Agreement), all at theexpense of the Loan Parties.(d) Subject to the limitations set forth or referred to in this Section 5.11, if anymaterial assets (including any real property or improvements thereto or any interest therein) are acquiredby the Borrower or any Subsidiary that is a Loan Party after the Closing Date (other than (i) ExcludedProperty and (ii) assets constituting Collateral under the Security Agreement that become subject to theLien in favor of the Agent upon acquisition thereof), the Borrower will notify the Agent and the Lendersthereof, and the Borrower will cause such assets to be subjected to a Lien securing the Obligations andwill take, and cause the Loan Parties that are Subsidiaries to take, such actions (including, with respect toreal property, the deliverables listed on Schedule 5.12) as shall be necessary or reasonably requested bythe Agent to grant and perfect such Liens (in each case, to the extent required under clauses (a), (b) and(c) of this Section 5.11 above, clause (f) of this Section 5.11 below, Section 5.12 and by the SecurityAgreement), including actions described in clause (c) of this Section 5.11, all at the expense of the LoanParties. (e) [Reserved].(f) Notwithstanding anything to the contrary in this Section 5.11, real propertyrequired to be mortgaged under this Section 5.11 shall be limited to each real property located in theUnited States of America owned in fee by a Loan Party having a fair market value at the time of theacquisition thereof of $10.0 million or more and that does not otherwise constitute an Excluded Property-88-

(as defined in the Security Agreement) (and provided that the cost of perfecting such Lien is notunreasonable in relation to the benefits to the Lenders of the security afforded thereby in the Agent’sreasonable judgment after consultation with the Borrower).(g) Notwithstanding the foregoing provisions of this definition or anything in thisAgreement or any other Loan Document to the contrary, (i) the foregoing provisions of this Section 5.11(or other provision of the Loan Documents) shall not require the creation or perfection of pledges of orsecurity interests in, or the obtaining of title insurance, legal opinions or other deliverables with respectto, particular assets of the Loan Parties, or the provision of guarantees by any Subsidiary, if, and for solong as and to the extent that the Agent and the Borrower reasonably agree in writing that the cost ofcreating or perfecting such pledges or security interests in such assets, or obtaining such title insurance,legal opinions or other deliverables in respect of such assets, or providing such guarantees (taking intoaccount any material adverse Tax consequences to the Borrower and its Subsidiaries (including theimposition of withholding or other material Taxes)), shall be excessive in view of the benefits to beobtained by the Lenders therefrom, (ii) no perfection actions shall be required with respect to vehiclesand other assets subject to certificates of title (other than the filing of UCC financing statements), (iii) noperfection actions shall be required with respect to any commercial tort claim with a value less than$10.0 million and no perfection actions shall be required with respect to promissory notes evidencingany debt for borrowed money in a principal amount of less than $10.0 million (other than the filing ofUCC financing statements), (iv) no actions in any non-U.S. jurisdiction or required by the laws of anynon-U.S. jurisdiction shall be required to be taken to create any security interests in assets located ortitled outside of the United States (including any Equity Interests of Foreign Subsidiaries and any foreignintellectual property) or to perfect or make enforceable any security interests in any such assets (it beingunderstood that there shall be no security agreements or pledge agreements governed under the laws ofany non-U.S. jurisdiction) and (v) in no event shall the Collateral include any Excluded Property. TheAgent may grant extensions of time or waivers for the creation and perfection of security interests in orthe obtaining of title insurance, legal opinions or other deliverables with respect to particular assets orthe provision of any guarantee by any Subsidiary where it determines that such action cannot beaccomplished without undue effort or expense by the time or times at which it would otherwise berequired to be accomplished by this Agreement or the other Loan Documents.(h) In the event that any Loan Party grants a Lien to any Person on any fee-ownedreal property located in the United States of America having a fair market value at the time such Lien isgranted of $5.0 million or more that does not otherwise constitute Excluded Property, thensimultaneously therewith (or at the time such property is no longer Excluded Property) such Loan Partyshall notify the Agent thereof in writing and without request of the Agent, such Loan Party shall takesuch actions otherwise required pursuant to this Section 5.11 to grant a Lien on such property in favor ofthe Agent, for the benefit of the Secured Parties, on a senior priority basis to such other Lien (or if suchLiens are permitted to be secured on a pari passu basis pursuant to this Agreement, on a pari passubasis). SECTION 5.12 Post-Closing Requirements. Except as otherwise agreed by theAgent in its sole discretion, the Borrower shall, and shall cause each of the other Loan Parties to, delivereach of the documents, instruments and agreements and take each of the actions set forth on Schedule5.12, if any, within the time periods set forth therein (or such longer time periods as determined by theAgent in its sole discretion).SECTION 5.13 Compliance with Environmental Laws. The Borrower shall, andshall cause each of its Restricted Subsidiaries to, comply, and take reasonable steps to cause all lesseesand other Persons operating or occupying its properties to comply, in all material respects, with allapplicable Environmental Laws and Environmental Permits; obtain and renew all Environmental Permits-89-

necessary for its operations and properties; and conduct any investigation, study, sampling and testing,and undertake any cleanup, response or other corrective action necessary to address all HazardousMaterials at, on, under or emanating from any properties currently or formerly owned, leased or operatedby it as required by any applicable Environmental Laws; provided, however, that neither the Borrowernor any of its Subsidiaries shall be required to undertake any of the obligations above to the extent thatits obligation to do so is being contested in good faith and by proper proceedings and appropriatereserves are being maintained with respect to such circumstances in accordance with GAAP, or wherethe failure to undertake such obligation would not reasonably be expect to result in a Material AdverseEffect. ARTICLE VINEGATIVE COVENANTSUntil the Discharge of Obligations, the Loan Parties covenant and agree, jointly andseverally, with the Lenders that:SECTION 6.01 Limitation on Incurrence of Indebtedness and Issuance ofDisqualified Stock and Preferred Stock.(a) The Borrower will not, and will not permit any Restricted Subsidiary to, directlyor indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable,contingently or otherwise (collectively, “incur” and collectively, an “incurrence”), with respect to anyIndebtedness (including Acquired Indebtedness), and the Borrower will not issue any shares ofDisqualified Stock and will not permit any Restricted Subsidiary to issue any shares of DisqualifiedStock or Preferred Stock; provided that so long as no Event of Default has occurred and is continuing theBorrower may incur Indebtedness (including Acquired Indebtedness) or issue shares of DisqualifiedStock, and any Restricted Subsidiary may incur Indebtedness (including Acquired Indebtedness), issueshares of Disqualified Stock or issue shares of Preferred Stock, if the Borrower’s Interest Coverage Ratiofor the Borrower’s most recently ended Test Period would have been at least 2.00 to 1.00, determined ona pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additionalIndebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the casemay be, and the application of the proceeds therefrom had occurred at the beginning of such Test Period;provided, further, that (x) such Indebtedness, Disqualified Stock or Preferred Stock complies with theRequired Additional Debt Terms and (y) any incurrence of Indebtedness or issuance of DisqualifiedStock or Preferred Stock by any Restricted Subsidiary that is not a Subsidiary Guarantor pursuant to thisclause (a) shall be subject to the limitations set forth in Section 6.01(g).(b) The limitations set forth in clause (a) of this Section 6.01 shall not apply to anyof the following items:(i) Indebtedness under any Receivables Facility; provided that any Indebtednessincurred under this subclause (i) shall reduce (for so long as, and to the extent that, theIndebtedness referred to in this subclause (i) remains outstanding) dollar-for-dollar the aggregateamount of Indebtedness permitted to be incurred under Section 6.01(b)(iii)(y);(ii) Indebtedness of the Borrower and any of its Restricted Subsidiaries under theLoan Documents;(iii) Indebtedness under the ABL Credit Agreement, when aggregated with the thenoutstanding amount of Indebtedness under subclause 6.01(b)(xv) incurred to refinance-90-

Indebtedness permitted by this subclause (iii), in an amount not to exceed the greater of(x) $500.0 million and (y) the Borrowing Base (as defined in the ABL Credit Agreement as ineffect on the date hereof); provided that (1) the aggregate principal amount of Indebtednesspermitted to be incurred pursuant to this subclause (iii)(y) shall be reduced dollar-for-dollar bythe amount of Indebtedness then outstanding under Section 6.01(b)(i) and (2) no DomesticSubsidiary other than a Loan Party shall at any time be an obligor under such Indebtedness;(iv) Indebtedness arising under (x) the 2021 Senior Notes in an aggregate principalamount, when aggregated with the then outstanding amount of Indebtedness undersubclause (b)(xv) incurred to refinance Indebtedness permitted by this subclause (b)(iv)(x), notto exceed $845.0 million and (y) the 2020 Senior Notes in an aggregate principal amount, whenaggregated with the then outstanding amount of Indebtedness under subclause (b)(xv) belowincurred to refinance Indebtedness permitted by this subclause (b)(iv)(y), in an aggregateprincipal amount not to exceed $400.0 million, provided that if the aggregate principal amountof the Repurchased Notes accepted for repurchase in the Tender Offer is less than $400.0million, the aggregate principal amount of the 2020 Senior Notes permitted by this subclause(b)(iv)(y) shall be increased by the aggregate principal amount of the Redeemed Notes called forredemption through the irrevocable notice delivered on the Closing Date under Section 4.01(j)until such Redeemed Notes are redeemed; provided, further, that, in each case, no Person otherthan a Loan Party shall at any time be an obligor under such Indebtedness;(v) Indebtedness (other than Indebtedness under the ABL Credit Agreement, the2020 Senior Notes and the 2021 Senior Notes) existing on the Closing Date; provided that anyIndebtedness which is in excess of (x) $5.0 million individually or (y) $25.0 million in theaggregate (when taken together with all other Indebtedness outstanding in reliance on thissubclause (b)(v) that is not set forth on Schedule 6.01)) shall only be permitted under thissubclause (b)(v) to the extent such Indebtedness is set forth on Schedule 6.01;(vi) Indebtedness (including Capitalized Lease Obligations), Disqualified Stock andPreferred Stock incurred by the Borrower or any of the Restricted Subsidiaries to finance thedevelopment, construction, purchase, lease (other than the lease, pursuant to Sale and Lease-Back Transactions, of property (real or personal), equipment or other fixed or capital assetsowned by the Borrower or any Restricted Subsidiary as of the Closing Date or acquired by theBorrower or any Restricted Subsidiary after the Closing Date in exchange for, or with theproceeds of the sale of, such assets owned by the Borrower or any Restricted Subsidiary as ofthe Closing Date), repairs, additions or improvement of property (real or personal), equipment orother fixed or capital assets; provided that at the time of incurrence of such Indebtedness orissuance of such Disqualified Stock or Preferred Stock, the aggregate amount of all outstandingIndebtedness, Disqualified Stock and Preferred Stock permitted by this subclause (b)(vi), whenaggregated with the then outstanding amount of Indebtedness under subclause (b)(xv) belowincurred to refinance Indebtedness permitted by this subclause (b)(vi), in an amount not toexceed the greater of (A) $150.0 million and (B) 35% of EBITDA of the Borrower for the mostrecently ended Test Period as of the time any such Indebtedness is incurred;(vii) Indebtedness incurred by the Borrower or any Restricted Subsidiary constitutingreimbursement obligations with respect to letters of credit or surety bonds issued in the ordinarycourse of business, including letters of credit in respect of workers’ compensation claims, orother Indebtedness with respect to reimbursement type obligations regarding workers’compensation claims; provided that, upon the drawing of such letters of credit or the incurrence-91-

of such Indebtedness, such obligations are reimbursed within thirty (30) days following suchdrawing or incurrence;(viii) Indebtedness arising from agreements of the Borrower or a RestrictedSubsidiary providing for indemnification, adjustment of purchase price or similar obligations, ineach case, incurred or assumed in connection with the disposition of any business, assets or aSubsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or anyportion of such business, assets or Subsidiary for the purpose of financing such acquisition;provided that (A) such Indebtedness is not reflected on the balance sheet of the Borrower or anyRestricted Subsidiary (contingent obligations referred to in a footnote to financial statements andnot otherwise reflected on the balance sheet shall not be deemed to be reflected on such balancesheet for purposes of this subclause (A)) and (B) the maximum assumable liability in respect ofall such Indebtedness (other than for those indemnification obligations that are not customarilysubject to a cap) shall at no time exceed the gross proceeds including noncash proceeds (the fairmarket value of such noncash proceeds being measured at the time received and without givingeffect to any subsequent changes in value) actually received by the Borrower and the RestrictedSubsidiaries in connection with such disposition;(ix) Indebtedness of the Borrower owing to a Restricted Subsidiary; provided thatany such Indebtedness owing to a Restricted Subsidiary that is not a Subsidiary Guarantor isunsecured and subordinated in right of payment to the Obligations; provided, further, that anysubsequent issuance or transfer of any Capital Stock or any other event which results in any suchRestricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer ofany such Indebtedness (except to the Borrower or another Restricted Subsidiary) shall bedeemed, in each case, to be an incurrence of such Indebtedness not permitted by this subclause(b)(ix); (x) Indebtedness of a Restricted Subsidiary owing to the Borrower or anotherRestricted Subsidiary; provided that (A) if a Subsidiary Guarantor incurs such Indebtedness to aRestricted Subsidiary that is not a Subsidiary Guarantor, such Indebtedness is unsecured andsubordinated in right of payment to the obligations of such Subsidiary Guarantor under its LoanGuaranty and (B) any Indebtedness of a Restricted Subsidiary that is not a Loan Party owing to aLoan Party was made by such Loan Party in compliance with Section 6.07; provided, further,that any subsequent issuance or transfer of Capital Stock or any other event that results in anysuch Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer ofany such Indebtedness (except to the Borrower or another Restricted Subsidiary) shall bedeemed, in each case, to be an incurrence of such Indebtedness not permitted by thissubclause (b)(x);(xi) subject to compliance with Section 6.07, shares of Preferred Stock of aRestricted Subsidiary issued to the Borrower or another Restricted Subsidiary; provided that anysubsequent issuance or transfer of Capital Stock or any other event that results in any suchRestricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of anysuch Preferred Stock (except to the Borrower or another Restricted Subsidiary) shall be deemed,in each case, to be an issuance of such shares of Preferred Stock not permitted by this subclause(b)(xi);(xii) Hedging Obligations (excluding Hedging Obligations entered into forspeculative purposes) for the purpose of limiting: (A) interest rate risk with respect to any-92-

Indebtedness that is permitted under this Agreement to be outstanding, (B) exchange rate risk or(C) commodity pricing risk;(xiii) obligations in respect of performance, bid, appeal and surety bonds andcompletion guarantees and similar obligations provided by the Borrower or any RestrictedSubsidiary in the ordinary course of business;(xiv) (A) subject to compliance with Section 6.07, any guarantee by the Borrower or aRestricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary, so longas, in the case of any guarantee of Indebtedness, the incurrence of such Indebtedness is permittedunder the terms of this Agreement or (B) any guarantee by a Restricted Subsidiary ofIndebtedness of the Borrower is permitted to be incurred under the terms of this Agreement;provided, in each case, that in the case of any guarantee of Indebtedness of the Borrower or anySubsidiary Guarantor by any Restricted Subsidiary that is not a Subsidiary Guarantor, suchRestricted Subsidiary executes a Joinder Agreement in order to become a Subsidiary Guarantorunder this Agreement and otherwise complies with Section 5.11 as if such Restricted Subsidiaryis a newly acquired or formed Domestic Subsidiary; provided further, that no RestrictedSubsidiary that is a Foreign Subsidiary shall become a Subsidiary Guarantor without the consentof the Agent;(xv) Indebtedness, Disqualified Stock or Preferred Stock of the Borrower or anyRestricted Subsidiary that serves to extend, replace, refund, refinance, renew or defease anyIndebtedness, Disqualified Stock or Preferred Stock of such Person incurred as permitted underclause (a) of this Section 6.01 and subclauses (b)(iii), (iv), (v) and (vi) above, thissubclause (b)(xv) and subclauses (b)(xvi), (b)(xvii) and (b)(xx)(B) below, and additionalIndebtedness, Disqualified Stock or Preferred Stock incurred to pay premiums and fees(including reasonable lender premiums) in connection therewith (collectively, “RefinancingIndebtedness”); provided, however, that:(A) such Refinancing Indebtedness has a (1) Weighted Average Life to Maturity atthe time such Refinancing Indebtedness is incurred which is not less than the remainingWeighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stockbeing extended, replaced, refunded, refinanced, renewed or defeased and (2) maturity date that isno shorter than the maturity date of the Indebtedness, Disqualified Stock or Preferred Stockbeing extended, replaced, refunded, refinanced, renewed or defeased,(B) to the extent such Refinancing Indebtedness extends, replaces, refunds,refinances, renews or defeases (1) Indebtedness subordinated to the Obligations or the LoanGuaranty of any Subsidiary Guarantor, such Refinancing Indebtedness is subordinated to theObligations or such Loan Guaranty at least to the same extent as the Indebtedness beingextended, replaced, refunded, refinanced, renewed or defeased or (2) Disqualified Stock orPreferred Stock, such Refinancing Indebtedness is Disqualified Stock or Preferred Stock,respectively,(C) shall not include (1) Indebtedness, Disqualified Stock or Preferred Stock of aRestricted Subsidiary that is not a Subsidiary Guarantor that refinances Indebtedness,Disqualified Stock or Preferred Stock of the Borrower, (2) Indebtedness, Disqualified Stock orPreferred Stock of a Restricted Subsidiary that is not a Subsidiary Guarantor that refinancesIndebtedness, Disqualified Stock or Preferred Stock of a Subsidiary Guarantor or(3) Indebtedness, Disqualified Stock or Preferred Stock of the Borrower or a Restricted-93-

Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of anUnrestricted Subsidiary,(D) such Refinancing Indebtedness shall be in an aggregate principal amount (oraccreted value, if applicable) that does not exceed the principal amount (or accreted value, ifapplicable) of the Indebtedness, Disqualified Stock or Preferred Stock so modified, refinanced,refunded, renewed or extended except by an amount equal to unpaid accrued interest andpremium thereon plus other reasonable amounts paid, and fees and expenses reasonablyincurred, in connection with such extension, replacement, refunding, refinancing, renewal ordefeasance,(E) if such Indebtedness, Disqualified Stock or Preferred Stock being so extended,replaced, refunded, refinanced, renewed or defeased is secured by a Lien on the Collateral, theLien securing such Refinancing Indebtedness shall not be senior in priority to the Lien on theCollateral securing the Indebtedness, Disqualified Stock or Preferred Stock being so extended,replaced, refunded, refinanced, renewed or defeased unless otherwise permitted under thisAgreement and any such Liens shall be subject to a First Lien Intercreditor Agreement or JuniorLien Intercreditor Agreement, as applicable,(F) the terms and conditions (including, if applicable, as to collateral but excludingas to subordination, interest rate and redemption premium) of any such RefinancingIndebtedness, taken as a whole, are not materially less favorable to the lenders of suchRefinancing Indebtedness than the terms and conditions of the Indebtedness, Disqualified Stockor Preferred Stock being extended, replaced, refunded, refinanced, renewed or defeased, and(G) to the extent such Indebtedness, Disqualified Stock or Preferred Stock beingextended, replaced, refunded, refinanced, renewed or defeased is unsecured, such RefinancingIndebtedness is unsecured;provided, further, that any incurrence of Indebtedness or issuance of Disqualified Stock orPreferred Stock by any Restricted Subsidiary that is not a Subsidiary Guarantor pursuant to thissubclause (b)(xv) shall be subject to the limitations set forth in Section 6.01(g) to the sameextent as the Indebtedness refinanced;(xvi) Indebtedness, Disqualified Stock or Preferred Stock (x) of the Borrower or anyRestricted Subsidiary incurred to finance any Investment permitted by subclause (c)(i)(A) or (B)or (c)(iii) of the definition of “Permitted Investments” or (y) of Persons that are acquired by theBorrower or any Restricted Subsidiary or Persons that are merged into the Borrower or aRestricted Subsidiary in accordance with the terms of this Agreement or that is assumed by theBorrower or a Restricted Subsidiary in connection with such Investment; provided that (A) inthe case of subclauses (b)(xvi)(x) and (b)(xvi)(y) above, on a pro forma basis for the issuance orassumption of such Indebtedness, Disqualified Stock or Preferred Stock and the application ofproceeds therefrom, either (1) the Borrower would be permitted to incur at least $1.00 ofadditional Indebtedness pursuant to Section 6.01(a) or (2) the Interest Coverage Ratio of theBorrower for the Borrower’s most recently ended Test Period would be greater than immediatelyprior to such acquisition or merger, (B) such Indebtedness, Disqualified Stock or Preferred Stockis not incurred while an Event of Default exists and no Event of Default shall result therefrom,(C) in the case of subclause (b)(xvi)(x) above only, such Indebtedness, Disqualified Stock orPreferred Stock complies with the Required Additional Debt Terms and (D) in the case ofsubclause (b)(xvi)(y) above only, such Indebtedness, Disqualified Stock or Preferred Stock isnot incurred in contemplation of such acquisition or merger; provided, further, that any-94-

incurrence of Indebtedness or issuance of Disqualified Stock or Preferred Stock by anyRestricted Subsidiary that is not a Subsidiary Guarantor pursuant to this subclause (b)(xvi) shallbe subject to the limitations set forth in Section 6.01(g);(xvii) Indebtedness arising from the honoring by a bank or other financial institutionof a check, draft or similar instrument drawn against insufficient funds in the ordinary course ofbusiness; provided that such Indebtedness is extinguished within ten (10) Business Days of itsincurrence;(xviii) [Reserved];(xix) Indebtedness incurred by a Foreign Subsidiary which, when aggregated with theprincipal amount of all other Indebtedness incurred pursuant to this subclause (b)(xix) and thenoutstanding, does not exceed the greater of (x) $150.0 million and (y) 35.0% of EBITDA of theBorrower for the most recently ended Test Period as of the time such Indebtedness is incurred;(xx) Indebtedness, Disqualified Stock and Preferred Stock of the Borrower or anyRestricted Subsidiary not otherwise permitted under this Section 6.01 in an aggregate principalamount or liquidation preference which, when aggregated with the principal amount andliquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock incurredpursuant to this subclause (b)(xx) and then outstanding (together with any RefinancingIndebtedness in respect of any such Indebtedness, Disqualified Stock or Preferred Stock which isthen outstanding in reliance on subclause (b)(xv) above), does not at any one time outstandingexceed the sum of (A) the greater of (1) $300.0 million and (2) 75% of EBITDA of the Borrowerfor the most recently ended Test Period as of the time such Indebtedness, Disqualified Stock orPreferred Stock is incurred (it being understood that any Indebtedness, Disqualified Stock andPreferred Stock incurred pursuant to this subclause (b)(xx) shall for purposes of this subclause(b)(xx) cease to be deemed incurred or outstanding under this subclause (b)(xx) but shall bedeemed incurred pursuant to Section 6.01(a) from and after the first date on which the Borroweror such Restricted Subsidiary, as applicable, could have incurred such Indebtedness,Disqualified Stock or Preferred Stock pursuant to Section 6.01(a) without reliance on thissubclause (b)(xx)(A)), plus (B) 100% of the net cash proceeds received by the Borrower sincethe Closing Date from the issue or sale of Equity Interests of the Borrower or cash contributed tothe capital of the Borrower (in each case, other than proceeds of Disqualified Stock, DesignatedPreferred Stock or sales of Equity Interests to the Borrower or any of its Subsidiaries) asdetermined in accordance with subclause (a)(iii) of the definition of “Applicable Amount” to theextent such net cash proceeds or cash has not been applied to make Restricted Payments or tomake Permitted Investments (such amount, the “Designated Equity Amount”);(xxi) Attributable Debt incurred by the Borrower or any Restricted Subsidiarypursuant to Sale and Lease-Back Transactions of property (real or personal), equipment or otherfixed or capital assets owned by the Borrower or any Restricted Subsidiary as of the ClosingDate or acquired by the Borrower or any Restricted Subsidiary after the Closing Date inexchange for, or with the proceeds of the sale of, such assets owned by the Borrower or anyRestricted Subsidiary as of the Closing Date; provided that the aggregate amount of AttributableDebt incurred under this subclause (b)(xxi) does not exceed the greater of (x) $100.0 million and(y) 25.0% of EBITDA of the Borrower for the most recently ended Test Period as of the timesuch Attributable Debt is incurred;(xxii) [Reserved]; -95-

(xxiii) Indebtedness, Disqualified Stock and Preferred Stock of the Borrower issued toformer, future and current employees, officers, managers, directors or consultants, (or theirrespective estates, Controlled Investment Affiliates or Immediate Family Members) of theBorrower, any of its Subsidiaries or any direct or indirect parent company of the Borrower ineach case to finance the purchase or redemption of Equity Interests of the Borrower or any director indirect parent company of the Borrower permitted by Section 6.04(iii);(xxiv) [Reserved];(xxv) Indebtedness of the Loan Parties in respect of Permitted Refinancing Notes (A)issued for cash consideration to the extent that the Net Cash Proceeds therefrom are applied topermanently repay Term Loans in accordance with Section 2.09, (B) issued in exchange for allor any portion of the Term Loans under any Term Loan Facility (and with a principal amountnot to exceed the principal amount of Term Loans received by the Borrower in exchangetherefor) pursuant to an exchange offer by the Borrower conducted pursuant to exchangeprocedures satisfactory to the Agent and the Borrower (including, without limitation, withrespect to compliance with United States Federal and State securities laws) for all or any portionof the Term Loans outstanding under any Term Loan Facility (or, in the case of an exchangeoffer of Permitted Refinancing Notes that have not been registered under the Securities Act, forall or any portion of such Term Loans that are held by Lenders that are “qualified institutionalbuyers” (as defined in Rule 144A promulgated pursuant to the Securities Act)), it beingunderstood and agreed that no Lender shall be required to participate in any such exchangeoffer; provided that any Term Loans acquired by the Borrower in connection with any such offershall be deemed to have been repaid immediately upon the acquisition thereof by the Borrowerand (C) any refinancing, refunding, renewal or extension of any Indebtedness specified insubclause (A) or (B) above; provided that (x) the principal amount of any such Indebtedness isnot increased above the principal amount thereof outstanding immediately prior to suchrefinancing, refunding, renewal or extension (except for any original issue discount thereon,accrued and unpaid interest and the amount of fees, expenses and premium in connection withsuch refinancing) and (y) such refinancing, refunding, renewal or extension meets therequirements set forth in the definition of “Permitted Refinancing Notes”; and(xxvi) [Reserved];(xxvii) (A) Indebtedness (in the form of senior secured, senior unsecured, seniorsubordinated, or subordinated notes or junior lien or unsecured loans) incurred by the Borrowerin an aggregate principal amount not to exceed the then remaining Maximum IncrementalAmount, which Indebtedness shall be deemed to have been incurred in reliance on Section 2.19;provided that (1) such Indebtedness shall not mature earlier than the Latest Maturity Date ineffect at such time, (2) as of the date of the incurrence of such Indebtedness, the WeightedAverage Life to Maturity of such Indebtedness shall be no shorter than that of the WeightedAverage Life to Maturity of the existing Term Loans under any Term Loan Facility, (3) noRestricted Subsidiary is a borrower or guarantor with respect to such Indebtedness other thanany Loan Party, (4) the covenants, events of default, guarantees, collateral and other terms ofsuch Indebtedness (other than pricing and optional prepayment or redemption terms), taken as awhole, are not more materially restrictive to the Borrower and the Restricted Subsidiaries, asreasonably determined by the Borrower, than those set forth in this Agreement; (5) if secured,such indebtedness shall only be secured by Collateral and, at the time of incurrence the holdersof such Indebtedness (or a representative thereof on behalf of such holders) shall have enteredinto a First Lien Intercreditor Agreement or Junior Lien Intercreditor Agreement with the Agentagreeing that any Liens securing such Indebtedness are subject to the terms thereof (provided-96-

that, for the avoidance of doubt, such Liens shall be pari passu with or junior to the Lienssecuring the Obligations) and (6) the Borrower has delivered to the Agent a certificate of aResponsible Officer of the Borrower, together with a reasonably detailed description of thematerial terms and conditions of such Indebtedness or drafts of the documentation relatingthereto, stating that the Borrower has determined in good faith that such terms and conditionssatisfy the foregoing requirements set forth in subclauses (1)-(4) (and which shall be conclusiveevidence that such terms and conditions satisfy the foregoing requirement) (such Indebtednessincurred pursuant to this subclause (b)(xxvii) being referred to as “Permitted AlternativeIncremental Facilities Debt” and the requirements set forth in this proviso being referred to asthe “Required Additional Debt Terms”) and (B) any refinancing, refunding, renewal orextension of any Indebtedness specified in subclause (A) above; provided that (x) the principalamount of any such Indebtedness is not increased above the principal amount thereofoutstanding immediately prior to such refinancing, refunding, renewal or extension (except forany original issue discount thereon, accrued and unpaid interest and the amount of fees,expenses and premium in connection with such refinancing) and (y) such refinancing, refunding,renewal or extension meets the requirements set forth in subclauses (b)(xxvii)(A)(1) through (b)(xxvii)(A)(6) above.(c) For purposes of determining compliance with this Section 6.01, in the event thatan item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) at any time meetsthe criteria of more than one of the categories described in subclauses (i) through (xxvii) ofSection 6.01(b) or is entitled to be incurred pursuant to clause (a) of Section 6.01, the Borrower, in itssole discretion, shall classify or reclassify, or later divide, classify or reclassify, such item ofIndebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and shall only be requiredto include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in one ormore of the above clauses at such time; provided that (w) all Indebtedness outstanding under the LoanDocuments shall at all times be deemed to have been incurred in reliance on the exception insubclause (ii) of Section 6.01(b), (x) Indebtedness incurred pursuant to Section 2.19 in reliance on theMaximum Incremental Amount may not be later reclassified among the clauses set forth in suchdefinition, (y) all Indebtedness outstanding under any Receivables Facility shall at all times be deemedto have been incurred in reliance on the exception in subclause (i) of Section 6.01(b), and (z) allIndebtedness outstanding under the ABL Credit Agreement and any Refinancing Indebtedness in respectthereof will at all times be deemed to have been incurred in reliance on the exception in subclause (b)(iii)of Section 6.01. (d) The accrual of interest, the accretion of accreted value and the payment ofinterest in the form of additional Indebtedness, Disqualified Stock or Preferred Stock shall not bedeemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of thisSection 6.01. (e) For purposes of determining compliance with any restriction on the incurrenceof Indebtedness, the dollar equivalent principal amount of Indebtedness denominated in a foreigncurrency shall be calculated based on the relevant currency exchange rate in effect on the date suchIndebtedness was incurred, in the case of term debt, or first committed, in the case of revolving creditdebt; provided that, if such Indebtedness is incurred to extend, replace, refund, refinance, renew ordefease other Indebtedness denominated in a foreign currency, and such extension, replacement,refunding, refinancing, renewal or defeasance would cause the applicable restriction to be exceeded ifcalculated at the relevant currency exchange rate in effect on the date of such extension, replacement,refunding, refinancing, renewal or defeasance, such restriction shall be deemed not to have been-97-

exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principalamount of such Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased.(f) The principal amount of any Indebtedness incurred to extend, replace, refund,refinance, renew or defease other Indebtedness, if incurred in a different currency from the Indebtednessbeing extended, replaced, refunded, refinanced, renewed or defeased, shall be calculated based on thecurrency exchange rate applicable to the currencies in which such respective Indebtedness isdenominated that is in effect on the date of such extension, replacement, refunding, refinancing, renewalor defeasance. (g) Notwithstanding anything to the contrary contained in clause (a) or (b) of thisSection 6.01, no Restricted Subsidiary of the Borrower that is not a Subsidiary Guarantor shall incur anyIndebtedness or issue any Disqualified Stock or Preferred Stock in reliance on Section 6.01(a) or underSection 6.01(b)(xvi) (the foregoing provisions (except to the extent specifically excluded) being referredto collectively as the “Limited Guarantor Debt Exceptions”) if the amount of such Indebtedness,Disqualified Stock and Preferred Stock, when aggregated with the amount of all other Indebtedness,Disqualified Stock and Preferred Stock outstanding under the Limited Guarantor Debt Exceptions(together with any Refinancing Indebtedness in respect thereof) would exceed the greater of (A) $150.0million and (B) 35.0% of EBITDA for the most recently ended Test Period as of the time suchIndebtedness, Disqualified Stock or Preferred Stock is incurred; provided that in no event shall anyIndebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary that is not a SubsidiaryGuarantor (i) existing at the time it became a Restricted Subsidiary or (ii) assumed in connection withany acquisition, merger or acquisition of minority interests of a non-Wholly-Owned Subsidiary (and inthe case of subclauses (i) and (ii), not created in contemplation of such Person becoming a RestrictedSubsidiary or such acquisition, merger or acquisition of minority interests) be deemed to be Indebtednessoutstanding under the Limited Guarantor Debt Exceptions for purposes of this clause (g).SECTION 6.02 Limitation on Liens. The Borrower will not, and the Borrower willnot permit any of the Subsidiary Guarantors to, directly or indirectly, create, incur, assume or suffer toexist any Lien (other than Permitted Liens) on any asset or property of the Borrower or any RestrictedSubsidiary now owned or hereafter acquired, or any income or profits therefrom, or assign or convey anyright to receive income therefrom.SECTION 6.03 Merger, Consolidation or Sale of All or Substantially All Assets.(a) The Borrower shall not consolidate or merge with or into or wind up into(whether or not the Borrower is the surviving entity), or sell, assign, transfer, lease, convey or otherwisedispose of properties and assets constituting all or substantially all of the properties or assets of theBorrower and the Restricted Subsidiaries on a consolidated basis, in one or more related transactions, toany Person unless:(i) the Borrower is the surviving corporation or the Person formed by or survivingany such consolidation or merger (if other than the Borrower) or to which such sale, assignment,transfer, lease, conveyance or other disposition shall have been made is a corporation, limitedpartnership or limited liability company organized or existing under the laws of the UnitedStates of America, any state thereof or the District of Columbia (the Borrower or such Person, asthe case may be, being herein called the “Successor Borrower”);(ii) the Successor Borrower, if other than the Borrower, expressly assumes all theobligations of the Borrower under this Agreement and the other Loan Documents pursuant to-98-

supplements to the Loan Documents or other documents or instruments in form reasonablysatisfactory to the Agent;(iii) immediately after such transaction, no Default exists;(iv) immediately after giving pro forma effect to such transaction, as if suchtransaction had occurred at the beginning of the most recently ended Test Period, the SuccessorBorrower would be permitted to incur at least $1.00 of additional Indebtedness pursuant to theInterest Coverage Ratio test set forth in Section 6.01(a);(v) each Loan Guarantor, unless it is the other party to the transactions describedabove and is not the Successor Borrower, shall have by supplement to the Loan Documentsconfirmed that its guarantee of the Obligations shall apply to such Successor Borrower’sobligations under the Loan Documents and the Term Loans; and(vi) the Borrower shall have delivered to the Agent an Officers’ Certificate and anopinion of counsel, each stating that such consolidation, merger or transfer and suchsupplements to the Loan Documents, if any, comply with this Agreement and the other LoanDocuments;provided that the Borrower shall promptly notify the Agent of any such transaction and shall take allrequired actions either prior to or within 30 days following such transaction (or such longer period as towhich the Agent may consent) in order to preserve and protect the Liens on the Collateral securing theObligations; provided, further, the Borrower shall, promptly following a request by the Agent (on behalfof itself or any Lender), provide all reasonable documentation and other information that the Agent orsuch Lender reasonably requests with respect to such Successor Borrower that is a Requirement of Lawin order to comply with its ongoing obligations under applicable “know your customer” and anti-moneylaundering rules and regulations, including the USA PATRIOT Act.Upon compliance with the foregoing requirements, the Successor Borrower shallsucceed to, and be substituted for, the Borrower under this Agreement and the other Loan Documentsand, except in the case of a lease transaction, the predecessor Borrower will be released from itsobligations hereunder and thereunder. Notwithstanding subclauses (a)(iii) and (a)(iv) of thisSection 6.03, (i) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of itsproperties and assets to, the Borrower, and (ii) the Borrower may merge with an Affiliate of theBorrower incorporated solely for the purpose of reincorporating the Borrower in another state of theUnited States of America so long as the amount of Indebtedness of the Borrower and the RestrictedSubsidiaries is not increased thereby.(b) Subject to Section 10.12, no Subsidiary Guarantor shall, and the Borrower shallnot permit any Subsidiary Guarantor to, consolidate or merge with or into or wind up into (whether ornot such Subsidiary Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey orotherwise dispose of all or substantially all of its properties or assets in one or more related transactionsto, any Person unless:(i) (A) such Subsidiary Guarantor is the surviving corporation or the Person formedby or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) or towhich such sale, assignment, transfer, lease, conveyance or other disposition shall have beenmade is a corporation, partnership, limited partnership, limited liability company or trustorganized or existing under the laws of the United States of America, any state thereof or theDistrict of Columbia (such Subsidiary Guarantor or such Person, as the case may be, being-99-

herein called the “Successor Person”), (B) the Successor Person, if other than such SubsidiaryGuarantor, expressly assumes all the obligations of such Subsidiary Guarantor under suchSubsidiary Guarantor’s Loan Guaranty and the other Loan Documents, pursuant to a JoinderAgreement and supplements to the Loan Documents or other documents or instruments in formreasonably satisfactory to the Agent, (C) immediately after such transaction, no Event of Defaultexists, and (D) the Borrower shall have delivered to the Agent an Officers’ Certificate and anopinion of counsel, each stating that such consolidation, merger or transfer and such JoinderAgreement and supplements, if any, comply with this Agreement and the other LoanDocuments; or(ii) the transaction is made in compliance with Section 6.06 (other than clause (e)thereof) and Section 6.07;provided that the Borrower shall notify the Agent of any transaction referred to in subclause (b)(i) aboveand shall take all required actions either prior to or within 30 days following such transaction (or suchlonger period as to which the Agent may consent) in order to preserve and protect the Liens on theCollateral securing the Obligations.Upon compliance with the requirements of subclause (b)(i) above, the Successor Personshall succeed to, and be substituted for, such Subsidiary Guarantor under such Subsidiary Guarantor’sLoan Guaranty and the other Loan Documents and, except in the case of a lease transaction, suchSubsidiary Guarantor will be released from its obligations thereunder. Notwithstanding the foregoing,any Subsidiary Guarantor may merge into or transfer all or part of its properties and assets to anotherSubsidiary Guarantor or the Borrower.(c) [Reserved].(d) [Reserved].(e) [Reserved].(f) For purposes of this Section 6.03, the sale, lease, conveyance, assignment,transfer or other disposition of all or substantially all of the properties and assets of one or moreSubsidiaries of the Borrower, which properties and assets, if held by the Borrower instead of suchSubsidiaries, would constitute all or substantially all of the properties and assets of the Borrower and itsRestricted Subsidiaries on a consolidated basis (excluding from such determination any Person that isnot a Restricted Subsidiary of the Borrower), shall be deemed to be the transfer of all or substantially allof the properties and assets of the Borrower on a consolidated basis. However, transfers of assetsbetween or among the Borrower and the Restricted Subsidiaries in compliance with Section 6.06 andSection 6.07 shall not be subject to this Section 6.03(f).SECTION 6.04 Limitation on Restricted Payments. The Borrower shall not, andshall not permit any Restricted Subsidiary to, directly or indirectly (x) declare or pay any dividend ormake any distribution on account of the Borrower’s or any Restricted Subsidiary’s Equity Interests,including any dividend or distribution payable in connection with any merger, amalgamation orconsolidation, other than (A) dividends or distributions by the Borrower payable in Equity Interests(other than Disqualified Stock) of the Borrower or (B) dividends or distributions by a RestrictedSubsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class orseries of securities issued by a Restricted Subsidiary other than a Wholly-Owned Subsidiary, theBorrower or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution inaccordance with its Equity Interests in such class or series of securities, (y) purchase, redeem, defease or-100-

otherwise acquire or retire for value any Equity Interests of the Borrower or any direct or indirect parentof the Borrower, including in connection with any merger or consolidation, or (z) make any principalpayment on, or redeem, repurchase, defease or otherwise acquire or retire for value in each case, prior toany scheduled repayment, sinking fund payment or maturity, any Junior Indebtedness (other than thepurchase, repurchase or other acquisition of Junior Indebtedness purchased in anticipation of satisfying asinking fund obligation, principal installment or final maturity, in each case due within one year of thedate of purchase, repurchase or acquisition) (all such payments and other actions set forth in clauses (x)through (z) above being collectively referred to as “Restricted Payments”), other than:(i) Restricted Payments in an amount not to exceed the Applicable Amount;provided that at the time any such Restricted Payment is made and after giving pro forma effectto such Restricted Payment (x) no Default or Event of Default has occurred and is continuingand (y) the Borrower would be permitted to incur at least $1.00 of Indebtedness pursuant toSection 6.01(a);(ii) the defeasance, redemption, repurchase or other acquisition or retirement ofJunior Indebtedness of the Borrower or a Subsidiary Guarantor made by exchange for, or out ofthe proceeds of the substantially concurrent sale of, Refinancing Indebtedness of such Personthat is incurred in compliance with Section 6.01(b)(xv);(iii) a Restricted Payment to pay for the repurchase, retirement or other acquisitionor retirement for value of Equity Interests in any direct or indirect parent companies of theBorrower held by any future, present or former employee, director, manager or consultant (ortheir respective estates, Controlled Investment Affiliates or Immediate Family Members) of theBorrower, any of its Subsidiaries or any of its direct or indirect parent companies or any otherentity in which the Borrower or a Restricted Subsidiary has an Investment and that is designatedin good faith as an “affiliate” by the Board of Directors of the Borrower (or the compensationcommittee thereof), in each case pursuant to any stockholders’ agreement, any managementequity plan or stock incentive plan or any other management or employee benefit plan oragreement; provided that the aggregate Restricted Payments made under this clause (iii) do notexceed $20.0 million in any fiscal year (with unused amounts in any fiscal year being carriedover to succeeding fiscal years subject to a maximum (without giving effect to the followingproviso) of $30.0 million in any fiscal year; provided, further, that such amount in any fiscalyear may be increased by an amount not to exceed the (A) cash proceeds of key man lifeinsurance policies received by the Borrower and the Restricted Subsidiaries after the ClosingDate, plus (B) the cash proceeds from the sale of Equity Interests (other than Disqualified Stock)of the Borrower and, to the extent contributed to the Borrower, Equity Interest of any of theBorrower’s direct or indirect parent companies, in each case to members of management,directors, managers or consultants (or their respective estates, Controlled Investment Affiliatesor Immediate Family Members), of the Borrower, any of its Subsidiaries or any of its direct orindirect parent companies that occurs after the Closing Date, to the extent the cash proceedsfrom the sale of such Equity Interests have not otherwise been applied to the incurrence ofIndebtedness in reliance on Section 6.01(b)(xx)(B), the payment of Restricted Payments inreliance on clause (i) of this Section 6.04 or the making of Investments in reliance on clause (q)of the definition of “Permitted Investments,” less (C) the amount of any Restricted Paymentspreviously made pursuant to clauses (A) and (B) of this clause (iii); and provided, further, thatcancellation of Indebtedness owing to the Borrower or any Restricted Subsidiary from membersof management, directors, managers or consultants (or their respective estates, ControlledInvestment Affiliates or Immediate Family Members), of the Borrower, any of its direct orindirect parent companies or any Restricted Subsidiary in connection with a repurchase ofEquity Interests of any of the Borrower’s direct or indirect parent companies shall not be deemed-101-

to constitute a Restricted Payment for purposes of this Section 6.04 or any other provision of thisAgreement;(iv) Restricted Payments that are made with Excluded Contributions that have nototherwise been applied to make Investments;(v) the declaration and payment of dividends by the Borrower to, or the making ofloans to, its direct or indirect parent company in amounts required for the Borrower’s direct orindirect parent companies to pay, in each case without duplication, (A) franchise taxes, and otherfees and expenses, required to maintain their corporate existence, (B) for any period in which theBorrower is a member of a group filing consolidated, combined or unitary income tax returns forwhich a direct or indirect parent of the Borrower is the common parent (a “Tax Group”), to paythe foreign, federal, state and/or local income taxes (as applicable) of such Tax Group for suchtaxable period, to the extent such income taxes are attributable to the income of the Borrowerand its Restricted Subsidiaries and, to the extent of the amount actually received from itsUnrestricted Subsidiaries for such purpose, income taxes to the extent attributable to the incomeof such Unrestricted Subsidiaries; provided that in each case the amount of such payments forany taxable period does not exceed the amount that the Borrower, its applicable RestrictedSubsidiaries and its applicable Unrestricted Subsidiaries (to the extent described above) wouldbe required to pay in respect of such foreign, federal, state and/or local income taxes (asapplicable) for such taxable period were the Borrower, such Restricted Subsidiaries and suchUnrestricted Subsidiaries (to the extent described above) to pay such taxes as a stand-aloneperson or a stand-alone group (as applicable), less any such taxes payable directly by theBorrower or its Restricted Subsidiaries, (C) customary salary, bonus and other benefits payableto officers and employees of any direct or indirect parent company of the Borrower to the extentsuch salaries, bonuses and other benefits are attributable to the ownership or operation of theBorrower and the Restricted Subsidiaries, (D) general corporate overhead expenses of any director indirect parent company of the Borrower to the extent such expenses are attributable to theownership or operation of the Borrower and its Restricted Subsidiaries, and (E) reasonable feesand expenses incurred in connection with any unsuccessful debt or equity offering by such director indirect parent company of the Borrower;(vi) [Reservedreserved];(vii) distributions or payments of Receivables Fees;(viii) the redemption, repurchase, retirement or other acquisition of any EquityInterests of the Borrower or any Equity Interests of any direct or indirect parent company of theBorrower, in exchange for, or out of the proceeds of the substantially concurrent sale (other thanto a Subsidiary) of, Equity Interests of the Borrower (other than any Disqualified Stock) or, tothe extent the proceeds thereof have actually been contributed to the Borrower, Equity Interestsof any direct or indirect parent company of the Borrower;(ix) the payment of any dividend or distribution within 60 days after the date ofdeclaration thereof, if at the date of declaration such payment would have complied with theprovisions of this Agreement;(x) repurchases of Equity Interests deemed to occur upon exercise of stock optionsor warrants if such Equity Interests represent a portion of the exercise price of such options orwarrants; -102-

(xi) Restricted Payments made pursuant to agreements set forth on Schedule 6.04;(xii) Restricted Equity Payments in an amount which, when taken together with allother Restricted Equity Payments made pursuant to this subclause (xii) and all Investmentsoutstanding in reliance on clause (u) of the definition of “Permitted Investments,” does notexceed the greater of (x) $200.0 million and (y) 50.0% of EBITDA of the Borrower for the mostrecently ended Test Period as of the time any such Restricted Payment is made;(xiii) [Reservedreserved];(xiv) the declaration and payment of dividends to holders of any class or series ofDisqualified Stock of the Borrower or any Restricted Subsidiary issued in accordance withSection 6.01 to the extent such dividends are included in the definition of “Interest Charges”;(xv) [Reservedreserved];(xvi) Restricted Junior Debt Payments in an amount which, when taken together withall other Restricted Junior Debt prepayments made pursuant to this subclause (xvi) does notexceed the greater of (x) $100.0 million and (y) 25.0% of EBITDA of the Borrower for the mostrecently ended Test Period as of the time such Restricted Junior Debt Payment;(xvii) payments made or expected to be made by the Borrower or any RestrictedSubsidiary in respect of any repurchases (including in respect of withholding or similar Taxespayable in connection therewith) of Equity Interests held by any future, present or formeremployee, director, manager or consultant (or their respective estates, Controlled InvestmentAffiliates or Immediate Family Members) including deemed repurchases in connection with theexercise of stock options; and(xviii) additional Restricted Payments; provided that as of the last day of the mostrecently ended Test Period prior to the date of such Restricted Payment, after giving pro formaeffect to such Restricted Payment (including the application of the net proceeds therefrom), theConsolidated Leverage Ratio at such time does not exceed 3.00:1.00.provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted undersubclauses (i), (xii), (xvi) and (xviii) of this Section 6.04, no Default shall have occurred and becontinuing or would occur as a consequence thereof.SECTION 6.05 Limitations on Transactions with Affiliates.(a) The Borrower shall not, and shall not permit any Restricted Subsidiary to, makeany payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, orpurchase any property or assets from, or enter into or make or amend any transaction, contract,agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of theBorrower (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments orconsideration in excess of $10.0 million, unless (i) such Affiliate Transaction is on terms that are notmaterially less favorable to the Borrower or the relevant Restricted Subsidiary than those that wouldhave been obtained in a comparable transaction by the Borrower or such Restricted Subsidiary with anunrelated Person and (ii) the Borrower delivers to the Agent with respect to any Affiliate Transaction orseries of related Affiliate Transactions involving aggregate payments or consideration in excess of $25.0million, a Board Resolution adopted by the majority of the members of the Board of Directors of the-103-

Borrower approving such Affiliate Transaction and set forth in an Officers’ Certificate certifying thatsuch Affiliate Transaction complies with subclause (i) above.(b) The limitations set forth in clause (a) of this Section 6.05 shall not apply to:(i) transactions between or among the Borrower or any of the RestrictedSubsidiaries;(ii) Restricted Payments that are permitted by the provisions of Section 6.04 andPermitted Investments;(iii) the payment of reasonable and customary fees paid to, and indemnities providedon behalf of, officers, directors, managers, employees or consultants of the Borrower, any of itsdirect or indirect parent companies or any Restricted Subsidiary;(iv) [Reservedreserved];(v) transactions in which the Borrower or any Restricted Subsidiary, as the casemay be, delivers to the Agent a letter from an Independent Financial Advisor stating that suchtransaction is fair to the Borrower or such Restricted Subsidiary from a financial point of view ormeets the requirements of subclause (a)(i) of this Section 6.05;(vi) (A) payments and Indebtedness, Disqualified Stock and Preferred Stock (andcancellations of any thereof) of the Borrower and its Restricted Subsidiaries to any future,present or former employee, director, manager or consultant (or their respective estates,Controlled Investment Affiliates or Immediate Family Members) of the Borrower, any of itsSubsidiaries or any of its direct or indirect parent companies or any other entity in which theBorrower or a Restricted Subsidiary has an Investment and that is designated in good faith as an“affiliate” by the Board of Directors of the Borrower (or the compensation committee thereof),in each case pursuant to any stockholders’ agreement, management equity plan or stock optionplan or any other management or employee benefit, plan or agreement; and (B) any employmentagreements, stock option plans and other compensatory arrangements and any supplementalexecutive retirement benefit plans or arrangements) with any such employees, directors,managers or consultants (or their respective estates, Controlled Investment Affiliates orImmediate Family Members) that are, in each case, approved by the Borrower in good faith;(vii) any agreement, instrument or arrangement as in effect as of the Closing Dateand set forth on Schedule 6.05, or any amendment thereto (so long as any such amendment isnot disadvantageous to the Lenders when taken as a whole in any material respect as comparedto the applicable agreement as in effect on the Closing Date as reasonably determined in goodfaith by the Borrower);(viii) [Reservedreserved];(ix) [Reservedreserved];(x) transactions with customers, clients, suppliers, or purchasers or sellers of goodsor services, in each case in the ordinary course of business and otherwise in compliance with theterms of this Agreement that are fair to the Borrower and the Restricted Subsidiaries, in thereasonable determination of the Board of Directors or the senior management of the Borrower,-104-

or are on terms at least as favorable as might reasonably have been obtained at such time from anunaffiliated party;(xi) [reserved];(xii) sales of accounts receivable, payment intangibles and related assets orparticipations therein, in connection with any Receivables Facility and Standard ReceivablesFacility Undertakings;(xiii) [reserved]; and(xiv) payments to or from, and transactions with, any joint venture in the ordinarycourse of business.SECTION 6.06 Dispositions. The Borrower shall not and shall not permit anyRestricted Subsidiary to make any Disposition or enter into any agreement to make any Disposition,except: (a) Dispositions of obsolete or worn out property, whether now owned or hereafteracquired, in the ordinary course of business and Dispositions of property no longer used oruseful in the conduct of the business of the Borrower and the Restricted Subsidiaries;(b) Dispositions of inventory, goods held for sale and immaterial assets in theordinary course of business;(c) Dispositions of property to the extent that (i) such property is exchanged forcredit against the purchase price of similar replacement property or (ii) the proceeds of suchDisposition are promptly applied to the purchase price of similar replacement property;(d) Dispositions of property to the Borrower or to a Restricted Subsidiary(including through the dissolution of any Restricted Subsidiary); provided that such Dispositionsare in the ordinary course of business at prices and on terms and conditions not less favorable tothe Borrower or any applicable Restricted Subsidiary than could be obtained on an arm’s lengthbasis from unrelated third parties;(e) Dispositions permitted by Sections 6.03 and 6.04, Liens permitted bySection 6.02 and Investments permitted by Section 6.07, in each case other than by reference tothis Section 6.06(e);(f) Dispositions of Cash Equivalents;(g) Dispositions of accounts receivable in connection with the collection orcompromise thereof or Dispositions of accounts receivable, payment intangibles and relatedassets in connection with any Receivables Facility permitted under Section 6.01(b)(i);(h) leases, subleases, assignments, licenses or sublicenses, in each case in theordinary course of business and which do not materially interfere with the business of theBorrower and the Restricted Subsidiaries;-105-

(i) transfers of property subject to Casualty Events upon receipt of the Net CashProceeds of such Casualty Event;(j) Dispositions of property (other than any disposition of assets in connection witha securitization transaction) not otherwise permitted under this Section 6.06; provided that (i) atthe time of such Disposition (other than any such Disposition made pursuant to a legally bindingcommitment entered into at a time when no Default exists), no Default or Event of Default shallexist or would result from such Disposition and (ii) with respect to any Disposition pursuant tothis clause (j) with an aggregate fair market value in excess of $50.0 million, the Borrower or aRestricted Subsidiary shall receive not less than 75% of such consideration in the form of cashor Cash Equivalents (in each case, free and clear of all Liens at the time received, other thannonconsensual Liens permitted by Section 7.02); provided, however, that for the purposes of thissubclause (j)(ii), (A) any liabilities (as shown on the most recent consolidated balance sheet ofthe Borrower provided hereunder or in the footnotes thereto) of the Borrower or such RestrictedSubsidiary, other than with respect to Indebtedness that is not secured by the assets disposed of,that are assumed by the transferee with respect to the applicable Disposition and for which theBorrower and all of the Restricted Subsidiaries shall have been validly released by all applicablecreditors, (B) any securities received by the Borrower or such Restricted Subsidiary from suchtransferee that are converted by the Borrower or such Restricted Subsidiary into cash (to theextent of the cash received) within 180 days following the closing of the applicable Dispositionand (C) any Designated Noncash Consideration received by the Borrower or such RestrictedSubsidiary in respect of such Disposition having an aggregate fair market value, taken togetherwith all other Designated Noncash Consideration received pursuant to this subclause (C) that isat that time outstanding, not in excess of the greater of (x) $150.0 million and (y) 35.0% ofEBITDA of the Borrower for the most recently ended Test Period at the time of the receipt ofsuch Designated Noncash Consideration, with the fair market value of each item of DesignatedNoncash Consideration being measured at the time received and without giving effect tosubsequent changes in value, shall in each case of subclauses (A), (B) and (C) be deemed to becash; (k) any issuance or sale of Equity Interests in, or Indebtedness or other securities of,an Unrestricted Subsidiary;(l) to the extent allowable under Section 1031 of the Code (or comparable orsuccessor provision), any exchange of like property (excluding any boot thereon permitted bysuch provision) for use in a Permitted Business;(m) the unwinding of any Hedging Obligations;(n) Dispositions in connection with Sale and Lease-Back Transactions permitted bySection 6.01(b)(xxi);(o) Dispositions of Investments in joint ventures to the extent required by, or madepursuant to customary buy/sell arrangements between, the joint venture parties set forth in jointventure arrangements and similar binding arrangements; and(p) any Disposition to the extent not involving property (when taken together withany related Disposition or series of Dispositions) with a fair market value in excess of $25.0million; -106-

provided that any Disposition or series of related Dispositions of any property pursuant to this Section6.06 (other than Section 6.06(d)) with a fair market value in excess of $25.0 million, shall be for no lessthan the fair market value of such property at the time of such Disposition. To the extent any Collateralis Disposed of as expressly permitted by this Section 6.06 to any Person other than a Loan Party, suchCollateral shall be sold free and clear of the Liens created by the Loan Documents, and the Agent shallbe authorized to take any actions deemed appropriate in order to effect the foregoing.SECTION 6.07 Limitation on Investments and Designation of UnrestrictedSubsidiaries. (a) The Borrower shall not, and shall not permit any Restricted Subsidiary to,directly or indirectly, make any Investment other than Permitted Investments.(b) The Borrower shall not permit any Unrestricted Subsidiary to become aRestricted Subsidiary except pursuant to the penultimate paragraph of the definition of “UnrestrictedSubsidiary”.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, alloutstanding Investments by the Borrower and the Restricted Subsidiaries (except to the extent repaid) inthe Subsidiary so designated shall be deemed to be Investments in an amount determined as set forth inthe next to last sentence of the definition of “Investment”.” Such designation shall be permitted only ifan Investment by the Borrower and its Restricted Subsidiaries complies with the definition of “PermittedInvestments” and if such Subsidiary otherwise meets the definition of an “Unrestricted Subsidiary”.”SECTION 6.08 Dividends and Other Payment Restrictions Affecting RestrictedSubsidiaries. (a) The Borrower shall not, and shall not permit any Restricted Subsidiary that isnot a Subsidiary Guarantor to, directly or indirectly, create or otherwise cause or suffer to exist orbecome effective any consensual encumbrance or consensual restriction on the ability of any suchRestricted Subsidiary to:(i) (A) pay dividends or make any other distributions to the Borrower or anyRestricted Subsidiary on its Capital Stock or with respect to any other interest or participation in,or measured by, its profits, or (B) pay any Indebtedness owed to the Borrower or any RestrictedSubsidiary;(ii) make loans or advances to the Borrower or any Restricted Subsidiary; or(iii) sell, lease or transfer any of its properties or assets to the Borrower or anyRestricted Subsidiary.(b) The limitations set forth in clause (a) of this Section 6.08 shall not apply (ineach case) to such encumbrances or restrictions existing under or by reason of:(i) contractual encumbrances or restrictions in effect on the Closing Date, includingpursuant to the Loan Documents and the related documentation (including CollateralDocuments);(ii) the ABL Credit Agreement or the loan documents related thereto, the 2020Senior Notes or the 2021 Senior Notes, in each case, as in effect on the Closing Date;-107-

(iii) purchase money obligations for property acquired in the ordinary course ofbusiness and Capitalized Lease Obligations that impose restrictions of the nature described insubclause (a)(iii) of this Section 6.08 on the property so acquired;(iv) applicable law or any applicable rule, regulation or order;(v) any agreement or other instrument of a Person acquired by the Borrower or anyRestricted Subsidiary in existence at the time of such acquisition (but not created in connectiontherewith or in contemplation thereof), which encumbrance or restriction is not applicable to anyPerson, or the properties or assets of any Person, other than the Person, or the property or assetsof the Person, so acquired;(vi) contracts for the sale of assets, including customary restrictions with respect to aRestricted Subsidiary pursuant to an agreement that has been entered into for the sale ordisposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary;(vii) Secured Indebtedness otherwise permitted to be incurred pursuant to Sections6.01 and 6.02 that limit the right of the debtor to dispose of the assets securing suchIndebtedness;(viii) restrictions on cash or other deposits or net worth imposed by customers undercontracts entered into in the ordinary course of business;(ix) other Indebtedness, Disqualified Stock or Preferred Stock of ForeignSubsidiaries permitted to be incurred after the Closing Date pursuant to Section 6.01;(x) customary provisions in joint venture agreements and other similar agreements;(xi) customary provisions contained in leases and other agreements entered into inthe ordinary course of business;(xii) restrictions created in connection with any Receivables Facility; provided that, ifsuch restrictions are necessary or advisable, in the good faith determination of the Borrower, toeffect such Receivables Facility;(xiii) restrictions or conditions contained in any trading, netting, operating,construction, service, supply, purchase or other agreement to which the Borrower or any of itsRestricted Subsidiaries is a party entered into in the ordinary course of business; provided thatsuch agreement prohibits the encumbrance of solely the property or assets of the Borrower orsuch Restricted Subsidiary that are the subject of such agreement, the payment rights arisingthereunder or the proceeds thereof and does not extend to any other asset or property of theBorrower or such Restricted Subsidiary or the assets or property of any other RestrictedSubsidiary; and(xiv) encumbrances or restrictions contained in Indebtedness permitted to be incurredpursuant to Section 6.01(b)(xvi)(y) that apply only to the Person or assets acquired with theproceeds of such Indebtedness;(xv) restrictions on cash or other deposits or net worth imposed by customers undercontracts entered into in the ordinary course of business; and-108-

(xvi) any encumbrances or restrictions of the type referred to in subclauses (a)(i), (ii)and (iii) of this Section 6.08 imposed by any amendments, modifications, restatements,renewals, increases, supplements, refundings, replacements or refinancings of the contracts,instruments or obligations referred to in subclauses (b)(i) through (b)(xv) of this Section 6.08;provided that such amendments, modifications, restatements, renewals, increases, supplements,refundings, replacements or refinancings are, in the good faith judgment of the Borrower, notmaterially more restrictive with respect to such encumbrance and other restrictions than thoseprior to such amendment, modification, restatement, renewal, increase, supplement, refunding,replacement or refinancing; provided, further, that, with respect to contracts, instruments orobligations existing on the Closing Date, any amendments, modifications, restatements,renewals, increases, supplements, refundings, replacements or refinancings are not materiallymore restrictive with respect to such encumbrances and other restrictions than those contained insuch contracts, instruments or obligations as in effect on the Closing Date.SECTION 6.09 Amendments to Junior Indebtedness or Organizational Documents.(a) The Borrower will not, and will not permit any Subsidiary Guarantor to, amend,modify or alter the documentation governing any Junior Indebtedness in any manner that is materiallyadverse to the interests of the Lenders.(b) The Borrower will not, and will not permit any Subsidiary Guarantor to,terminate, amend, modify or change any of its organizational documents (including by the filing ormodification of any certificate of designation) or any agreement to which it is a party with respect to itsEquity Interests (including any stockholders’ agreement), or enter into any new agreement with respectto its Equity Interests, other than any such amendments, modifications or changes or such newagreements which are not adverse in any material respect to the interests of the Agent or the SecuredParties; provided that the Borrower may issue such Equity Interests, so long as such issuance ispermitted or not prohibited by this Agreement or any other Loan Document, and may amend itsorganizational documents to authorize any such Equity Interests.SECTION 6.10 [Reserved].SECTION 6.11 Business of the Borrower and Restricted Subsidiaries. The Borrowerand the Restricted Subsidiaries, taken as a whole, will not fundamentally and substantially alter thecharacter of their business, taken as a whole, from the business conducted by the Borrower and theRestricted Subsidiaries, taken as a whole, on the Closing Date.SECTION 6.12 Fiscal Year. The Borrower will not make any change in its fiscalyear. ARTICLE VIIEVENTS OF DEFAULTSECTION 7.01 Events of Default. If any of the following events (“Events ofDefault”) shall occur:(a) Non-Payment. The Borrower or any other Loan Party fails to pay (i) when andas required to be paid herein, any amount of principal of any Term Loan, or (ii) within five (5)-109-

Business Days after the same becomes due, any interest on any Term Loan or any other amountpayable hereunder or with respect to any other Loan Document; or(b) Specific Covenants. The Borrower or any Restricted Subsidiary fails to performor observe any term, covenant or agreement contained in any of Sections 5.02(a) or 5.03 (solelywith respect to the Borrower), Section 5.09(b) or Article 6; or(c) Other Defaults. Any Loan Party or any Restricted Subsidiary fails to perform orobserve any other covenant or agreement (not specified in Section 7.01(a) or (b) above)contained in any Loan Document on its part to be performed or observed and such failurecontinues for thirty (30) days after notice thereof by the Agent to the Borrower; or(d) Representations and Warranties. Any representation, warranty, certification orstatement of fact made or deemed made by or on behalf of the Borrower or any other Loan Partyherein, in any other Loan Document, or in any document required to be delivered in connectionherewith or therewith shall be incorrect or misleading in any material respect when made ordeemed made; or(e) Cross-Default. Any Loan Party or any Restricted Subsidiary (i) fails to makeany payment beyond the applicable grace period with respect thereto, if any (whether byscheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of anyMaterial Indebtedness, or (ii) fails to observe or perform any other agreement or conditionrelating to any such Material Indebtedness, or any other event occurs, the effect of which defaultor other event is to cause, or to permit the holder or holders of such Material Indebtedness (or atrustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, withthe giving of notice if required, such Material Indebtedness to become due or to be repurchased,prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay,defease or redeem such Indebtedness to be made, prior to its stated maturity; provided that thissubclause (e)(ii) shall not apply to (A) secured Material Indebtedness that becomes due as aresult of the voluntary sale or transfer of the property or assets securing such MaterialIndebtedness, if such sale or transfer is permitted hereunder or (B) termination events or similarevents occurring under any Hedge Agreement that constitutes Material Indebtedness (it beingunderstood that this subclause (e)(ii) will apply to any failure to make any payment required as aresult of any such termination or similar event); provided, further, that there shall not be anEvent of Default under this subclause (e)(ii) with respect to a default under Section 10.2.11 ofthe ABL Credit Agreement (as in effect on the date hereof), or any other financial covenanttherein or in any Refinancing Indebtedness in respect of the ABL Credit Agreement until theearlier of (1) the date on which the Indebtedness under the ABL Credit Agreement or any suchRefinancing Indebtedness has been accelerated as a result of such default and (2) the date onwhich the administrative agent, the collateral agent and/or the lenders under the ABL CreditAgreement or any such Refinancing Indebtedness have exercised their secured creditor remediesas a result of such default; or(f) Insolvency Proceedings, Etc. The Borrower or any Significant Subsidiaryinstitutes or consents to the institution of any proceeding under any Debtor Relief Law, or makesan assignment for the benefit of creditors; or applies for or consents to the appointment of anyreceiver, receiver-manager, trustee, custodian, conservator, liquidator, rehabilitator,administrator, administrative receiver, examiner or similar officer for it or for all or any materialpart of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator,administrator, administrative receiver, examiner or similar officer is appointed without theapplication or consent of such Person and the appointment continues undischarged or unstayed-110-

for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to anysuch Person or to all or any material part of its property is instituted without the consent of suchPerson and continues undismissed or unstayed for sixty (60) calendar days, or an order for reliefis entered in any such proceeding; or(g) Inability to Pay Debts; Attachment. (i) The Borrower or any SignificantSubsidiary becomes unable or admits in writing its inability or fails generally to pay its MaterialIndebtedness as it becomes due, or (ii) any writ or warrant of attachment or execution or similarprocess is issued or levied against all or any material part of the property of the Loan Parties,taken as a whole, and is not released, vacated or fully bonded within sixty (60) days after itsissue or levy; or(h) Judgments. There is entered against any Loan Party or any RestrictedSubsidiary a final judgment or order for the payment of money in an aggregate amountexceeding $50.0 million (to the extent not covered by independent third-party insurance as towhich the insurer has been notified of such judgment or order and has not denied coverage, itbeing understood for purposes of this Agreement that the issuance of reservation of rights letterwill not be considered a denial of coverage) and such judgment or order shall not have beensatisfied, vacated, discharged or stayed or bonded pending an appeal for a period of sixty (60)consecutive days; or(i) ERISA. (i) An ERISA Event occurs with respect to a Plan or MultiemployerPlan which has resulted or could reasonably be expected to result in liability of any Loan Partyin an aggregate amount which could reasonably be expected to result in a Material AdverseEffect, or (ii) any Loan Party or any ERISA Affiliate fails to pay when due, after the expirationof any applicable grace period, any installment payment with respect to its withdrawal liabilityunder Section 4201 of ERISA under a Multiemployer Plan which has resulted or couldreasonably be expected to result in liability of any Loan Party in an aggregate amount whichcould reasonably be expected to result in a Material Adverse Effect; or(j) Invalidity of Loan Documents. Any material provision of any Loan Document,at any time after its execution and delivery and for any reason other than as expressly permittedhereunder or thereunder (including as a result of a transaction permitted under Section 6.03 or6.05) or as a result of acts or omissions by the Agent or any Lender or the Discharge ofObligations, ceases to be in full force and effect; or any Loan Party contests in writing thevalidity or enforceability of any provision of any Loan Document; or any Loan Party denies inwriting that it has any or further liability or obligation under any Loan Document (other than asa result of the discharge of such Loan Party’s obligations hereunder in accordance with the termsof this Agreement), or purports in writing to revoke or rescind any Loan Document; or(k) Change of Control. There occurs any Change of Control; or(l) Collateral Documents. Any Collateral Document after delivery thereof pursuantto Section 4.01, 5.11 or 5.12 or pursuant to the Collateral Documents shall for any reason (otherthan pursuant to the terms thereof including as a result of a transaction permitted under Section6.03 or 6.05) cease to create a valid and perfected Lien, with the priority required by theCollateral Documents, (or other security purported to be created on the applicable Collateral) onand security interest in any portion of the Collateral purported to be covered thereby, subject toLiens permitted under Section 6.02, in each case, to the extent such Collateral has an aggregatefair market value in excess of $25.0 million.-111-

SECTION 7.02 Remedies upon Event of Default. If any Event of Default occurs andis continuing, the Agent, at the request of the Required Lenders, shall take any or all of the followingactions: (a) declare the commitment of each Lender to make Term Loans to be terminated,whereupon such commitments shall be terminated;(b) declare the unpaid principal amount of all outstanding Term Loans, all interestaccrued and unpaid thereon, and all other amounts owing or payable hereunder or under anyother Loan Document to be immediately due and payable, without presentment, demand, protestor other notice of any kind, all of which are hereby expressly waived by the Borrower; and(c) exercise on behalf of itself and the Lenders all rights and remedies available to itand the Lenders under the Loan Documents or applicable law;provided that upon the occurrence of an actual or deemed entry of an order for relief with respect to theBorrower under the Bankruptcy Code of the United States, the obligation of each Lender to make TermLoans shall automatically terminate, the unpaid principal amount of all outstanding Term Loans and allinterest and other amounts as aforesaid shall automatically become due and payable, in each casewithout further act of the Agent or any Lender.ARTICLE VIIITHE AGENTSECTION 8.01 The Agent. Each of the Lenders hereby irrevocably appoints theAgent (together with its Affiliates and branches) as its agent and authorizes the Agent to take suchactions on its behalf, including execution of the other Loan Documents, and to exercise such powers asare delegated to the Agent by the terms of the Loan Documents, together with such actions and powersas are reasonably incidental thereto.The Agent shall have the same rights and powers in its capacity as a Lender as any otherLender and may exercise the same as though it were not the Agent, and the Agent and its Affiliates mayaccept deposits from, lend money to and generally engage in any kind of business with the Loan Partiesor any Subsidiary of a Loan Party or other Affiliate thereof as if it were not the Agent hereunder.The Agent shall also act as the “collateral agent” under the Loan Documents, and eachof the Lenders (including in its capacities as a holder of Secured Hedging Obligations and Secured CashManagement, as “collateral agent”) and any co-agents, sub-agents and attorneys-in-fact appointed by theAgent for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) grantedunder the Collateral Documents, or for exercising any rights and remedies thereunder at the direction ofthe Agent, shall be entitled to the benefits of all provisions of this Article VIII and Article IX (as thoughsuch co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents)as if set forth in full herein with respect thereto.The Agent shall not have any duties or obligations except those expressly set forth in theLoan Documents. Without limiting the generality of the foregoing, (a) the Agent shall not be subject toany fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b)the Agent shall not have any duty to take any discretionary action or exercise any discretionary powers,except discretionary rights and powers expressly contemplated by the Loan Documents that the Agent isrequired to exercise in writing as directed by the Required Lenders (or such other number or percentage-112-

of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) exceptas expressly set forth in the Loan Documents, the Agent shall not have any duty to disclose, and shall notbe liable for the failure to disclose, any information relating to any Loan Party or any of its Subsidiariesthat is communicated to or obtained by the bank serving as Agent or any of its Affiliates in any capacity.The Agent shall not be liable for any action taken or not taken by it with the consent or at the request ofthe Required Lenders (or such other number or percentage of the Lenders as shall be necessary under thecircumstances as provided in Section 9.02) or in the absence of its own gross negligence or willfulmisconduct as determined by a court of competent jurisdiction by a final and nonappealable judgment.The Agent shall be deemed not to have knowledge of any Default unless and until written notice thereofis given to the Agent by the Borrower or a Lender, and the Agent shall not be responsible for or haveany duty to ascertain or inquire into (i) any statement, warranty or representation made in or inconnection with any Loan Document, (ii) the contents of any certificate, report or other documentdelivered hereunder or in connection with any Loan Document, (iii) the performance or observance ofany of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) thevalidity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement,instrument or document, (v) the value or sufficiency of the Collateral or the creation, perfection orpriority of Liens on the Collateral or the existence of the Collateral, or (vi) the satisfaction of anycondition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt ofitems expressly required to be delivered to the Agent.The Agent shall be entitled to rely upon, and shall not incur any liability for relyingupon, any notice, request, certificate, consent, statement, instrument, document or other writing believedby it to be genuine and to have been signed or sent by the proper Person. The Agent also may rely uponany statement made to it orally or by telephone and believed by it to be made by the proper Person, andshall not incur any liability for relying thereon. The Agent may consult with legal counsel (who may becounsel for the Loan Parties), independent accountants and other experts selected by it, and shall not beliable for any action taken or not taken by it in accordance with the advice of any such counsel,accountants or experts.The Agent may perform any and all its duties and exercise its rights and powers by orthrough any one or more sub-agents appointed by the Agent. The Agent and any such sub-agent mayperform any and all its duties and exercise its rights and powers through their respective Related Parties.The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to theRelated Parties of the Agent and any such sub-agent, and shall apply to their respective activities inconnection with the syndication of the credit facilities provided for herein as well as activities as Agent.Each of the Lenders and the Loan Parties agree that the Agent may, but shall not beobligated to, make the Approved Electronic Communications available to the Lenders by posting suchApproved Electronic Communications on IntraLinks™ or a substantially similar electronic platformchosen by the Agent to be its electronic transmission system (the “Approved Electronic Platform”).Although the Approved Electronic Platform and its primary web portal are secured withgenerally-applicable security procedures and policies implemented or modified by the Agent from timeto time (including, as of the Closing Date, a dual firewall and a User ID/Password Authorization System)and the Approved Electronic Platform is secured through a single-user-per-deal authorization methodwhereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each ofthe Lenders and the Loan Parties acknowledge and agree that the distribution of material through anelectronic medium is not necessarily secure and that there are confidentiality and other risks associatedwith such distribution. In consideration for the convenience and other benefits afforded by suchdistribution and for the other consideration provided hereunder, the receipt and sufficiency of which ishereby acknowledged, each of the Lenders and the Loan Parties hereby approves distribution of the-113-

Approved Electronic Communications through the Approved Electronic Platform and understands andassumes the risks of such distribution.The Approved Electronic Communications and the Approved Electronic Platform areprovided “as is” and “as available”. None of the Agent or any of its Affiliates or any of their respectiveofficers, directors, employees, agents, advisors or representatives (the “Agent Affiliates”) warrant theaccuracy, adequacy or completeness of the Approved Electronic Communications and the ApprovedElectronic Platform and each expressly disclaims liability for errors or omissions in the ApprovedElectronic Communications and the Approved Electronic Platform. No warranty of any kind, express,implied or statutory (including, without limitation, any warranty of merchantability, fitness for aparticular purpose, noninfringement of third party rights or freedom from viruses or other code defects)is made by the Agent Affiliates in connection with the approved electronic communications or theapproved electronic platform.Each of the Lenders and the Loan Parties agrees that the Agent may, but (except as maybe required by applicable law) shall not be obligated to, store the Approved Electronic Communicationson the Approved Electronic Platform in accordance with the Agent’s generally-applicable documentretention procedures and policies.Subject to the appointment and acceptance of a successor Agent as provided in thisparagraph, the Agent may resign at any time by notifying the Lenders and the Borrower. Upon any suchresignation, the Required Lenders shall have the right, with the consent (not to be unreasonably withheldor delayed) of the Borrower, to appoint a successor; provided that, during the existence and continuationof an Event of Default, no consent of the Borrower shall be required. If no successor shall have been soappointed by the Required Lenders and shall have accepted such appointment within thirty (30) daysafter the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of theLenders appoint a successor Agent which shall be a commercial bank or an Affiliate of any suchcommercial bank reasonably acceptable to the Borrower. Upon the acceptance of its appointment asAgent hereunder by a successor, such successor shall succeed to and become vested with all the rights,powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from itsduties and obligations hereunder. The fees payable by the Borrower to a successor Agent shall be thesame as those payable to its predecessor unless otherwise agreed between the Borrower and suchsuccessor. After the Agent’s resignation hereunder, the provisions of this Article VIII and Section 9.03shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective RelatedParties in respect of any actions taken or omitted to be taken by any of them while it was acting asAgent. Each Lender acknowledges that it has, independently and without reliance upon theAgent, any Joint Lead Arranger, any Co-Manager, the Documentation Agent, the Syndication Agent orany other Lender or a Related Party of any of the foregoing and based on such documents andinformation as it has deemed appropriate, made its own credit analysis and decision to enter into thisAgreement. Each Lender also acknowledges that it will, independently and without reliance upon theAgent, any Joint Lead Arranger, any Co-Manager, the Documentation Agent, the Syndication Agent orany other Lender or a Related Party of any of the foregoing and based on such documents andinformation as it shall from time to time deem appropriate, continue to make its own decisions in takingor not taking action under or based upon this Agreement, any other Loan Document or related agreementor any document furnished hereunder or thereunder.-114-

The Joint Lead Arrangers, the Co-Managers, the Documentation Agent and theSyndication Agent shall not have any right, power, obligation, liability, responsibility or duty under thisAgreement other than those applicable to all Lenders as such.Each Lender authorizes and directs the Agent to, upon the request of the Borrower, enterinto any intercreditor agreement with any agent under any Receivables Facility of the Borrower or anyof the Restricted Subsidiaries and each Lender agrees to be bound by the terms thereof that areapplicable to it thereunder.SECTION 8.02 Credit Bidding. The Secured Parties hereby irrevocably authorizethe Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations(including by accepting some or all of the Collateral in satisfaction of some or all of the Obligationspursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly orthrough one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereofconducted under the provisions of the Bankruptcy Code of the United States, including under Sections363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar laws in any otherjurisdictions, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by(or with the consent or at the direction of) the Agent (whether by judicial action or otherwise) inaccordance with any applicable law. In connection with any such credit bid and purchase, theObligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Agent atthe direction of the Required Lenders on a ratable basis (with Obligations with respect to contingent orunliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vestupon the liquidation of such claims in an amount proportional to the liquidated portion of the contingentclaim amount used in allocating the contingent interests) for the asset or assets so purchased (or for theequity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connectionwith such purchase). In connection with any such bid (i) the Agent shall be authorized to form one ormore acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles,(ii) each of the Secured Parties’ ratable interests in the Obligations which were credit bid shall bedeemed without any further action under this Agreement to be assigned to such vehicle or vehicles forthe purpose of closing such sale, (iii) the Agent shall be authorized to adopt documents providing for thegovernance of the acquisition vehicle or vehicles (provided that any actions by the Agent with respect tosuch acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof,shall be governed, directly or indirectly, by, and the governing documents shall provide for, control bythe vote of the Required Lenders or their permitted assignees under the terms of this Agreement or thegoverning documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective ofthe termination of this Agreement and without giving effect to the limitations on actions by the RequiredLenders contained in Section 9.02 of this Agreement), (iv) the Agent on behalf of such acquisitionvehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of therelevant Obligations which were credit bid, interests, whether as equity, partnership, limited partnershipinterests or membership interests, in any such acquisition vehicle and/or debt instruments issued by suchacquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any furtheraction, and (v) to the extent that Obligations that are assigned to an acquisition vehicle are not used toacquire Collateral for any reason (as a result of another bid being higher or better, because the amount ofObligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by theacquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the SecuredParties pro rata and the equity interests and/or debt instruments issued by any acquisition vehicle onaccount of such Obligations shall automatically be cancelled, without the need for any Secured Party orany acquisition vehicle to take any further action. Notwithstanding that the ratable portion of theObligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forthin clause (ii) above, each Secured Party shall execute such documents and provide such informationregarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or-115-

debt instruments issued by such acquisition vehicle) as the Agent may reasonably request in connectionwith the formation of any acquisition vehicle, the formulation or submission of any credit bid or theconsummation of the transactions contemplated by such credit bid.SECTION 8.03 Withholding Taxes. To the extent required by any applicableRequirement of Law, the Agent may withhold from any payment to any Lender an amount equivalent toany applicable withholding Tax. Without limiting or expanding the provisions of Section 2.15, eachLender shall indemnify and hold harmless the Agent against, within ten (10) days after written demandtherefor, any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees,charges and disbursements of any counsel for the Agent) incurred by or asserted against the Agent by theIRS or any other Governmental Authority as a result of the failure of the Agent to properly withhold Taxfrom amounts paid to or for the account of any Lender for any reason (including, without limitation,because the appropriate form was not delivered or not properly executed, or because such Lender failedto notify the Agent of a change in circumstance that rendered the exemption from, or reduction ofwithholding Tax ineffective). A certificate as to the amount of such payment or liability delivered to anyLender by the Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agentto set off and apply any and all amounts at any time owing to such Lender under this Agreement or anyother Loan Document against any amount due the Agent under this Article VIII. The agreements in thisSection 8.03 shall survive the resignation and/or replacement of the Agent, any assignment of rights by,or the replacement of, a Lender, the termination of the Term Commitments and the repayment,satisfaction or discharge of all other Obligations.SECTION 8.04 Additional Acknowledgments of Lenders.(a) If the Agent notifies a Lender or Secured Party (any such Lender or SecuredParty, a “Payment Recipient”) that the Agent has determined in its sole discretion (whether or not afterreceipt of any notice under immediately succeeding clause (b)) that any funds received by such PaymentRecipient from the Agent or any of its Affiliates were erroneously transmitted to, or otherwiseerroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender,Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment,prepayment or repayment of principal, interest, fees, distribution or otherwise, individually andcollectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portionthereof)), such Erroneous Payment shall at all times remain the property of the Agent and shall besegregated by the Payment Recipient and held in trust for the benefit of the Agent, and such Lender orSecured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf,shall cause such Payment Recipient to) promptly, but in no event later than two Business Daysthereafter, return to the Agent the amount of any such Erroneous Payment (or portion thereof) as towhich such a demand was made, in same day funds (in the currency so received), together with interestthereon in respect of each day from and including the date such Erroneous Payment (or portion thereof)was received by such Payment Recipient to the date such amount is repaid to the Agent in same dayfunds at the greater of the Federal Funds Effective Rate and a rate determined by the Agent inaccordance with banking industry rules on interbank compensation from time to time in effect. A noticeof the Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.(a) Without limiting immediately preceding clause (a), each Lender or SecuredParty hereby further agrees that if it receives a payment, prepayment or repayment (whether received asa payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from theAgent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, thatspecified in a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates)with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied bynotice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates), or (z) that such-116-

Lender or Secured Party, or other such recipient otherwise becomes aware was transmitted, or received,in error or by mistake (in whole or in part) in each case:(i) (A) in the case of immediately preceding clauses (x) or (y), an error shall bepresumed to have been made (absent written confirmation from the Agent to the contrary) or (B) an errorhas been made (in the case of immediately preceding clause (z)), in each case, with respect to suchpayment, prepayment or repayment; and(ii) such Lender or Secured Party shall (and shall cause any other recipient thatreceives funds on its respective behalf to) promptly (and, in all events, within one Business Day of itsknowledge of such error) notify the Agent of its receipt of such payment, prepayment or repayment, thedetails thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to thisSection 8.04(b). (b) Each Lender or Secured Party hereby authorizes the Agent to set off, net andapply any and all amounts at any time owing to such Lender or Secured Party under any LoanDocument, or otherwise payable or distributable by the Agent to such Lender or Secured Party from anysource, against any amount due to the Agent under immediately preceding clause (a) or under theindemnification provisions of this Agreement.(c) In the event that an Erroneous Payment (or portion thereof) is not recovered bythe Agent for any reason, after demand therefor by the Administrative Agent in accordance withimmediately preceding clause (a), from any Lender that has received such Erroneous Payment (orportion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portionthereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment ReturnDeficiency”), upon the Agent’s notice to such Lender at any time, (i) such Lender shall be deemed tohave assigned its Loans (but not its Commitments) of the relevant Class with respect to which suchErroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to theErroneous Payment Return Deficiency (or such lesser amount as the Agent may specify) (suchassignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the“Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with theassignment fee to be waived by the Agent in such instance), and is hereby (together with the Borrower)deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, anagreement incorporating an Assignment and Assumption by reference pursuant to an approved electronicplatform as to which the Agent and such parties are participants) with respect to such ErroneousPayment Deficiency Assignment, and such Lender shall deliver any promissory notes evidencing suchLoans to the Borrower or the Agent, (ii) the Agent as the assignee Lender shall be deemed to acquire theErroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Agent as theassignee Lender shall become a Lender hereunder with respect to such Erroneous Payment DeficiencyAssignment and the assigning Lender shall cease to be a Lender hereunder with respect to suchErroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations underthe indemnification provisions of this Agreement and its applicable Commitments which shall survive asto such assigning Lender and (iv) the Agent may reflect in the Register its ownership interest in theLoans subject to the Erroneous Payment Deficiency Assignment. The Agent may, in its discretion, sellany Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of theproceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shallbe reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Agent shall retainall other rights, remedies and claims against such Lender (and/or against any recipient that receivesfunds on its respective behalf). For the avoidance of doubt, no Erroneous Payment DeficiencyAssignment will reduce the Commitments of any Lender and such Commitments shall remain availablein accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the-117-

extent that the Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous PaymentDeficiency Assignment, and irrespective of whether the Agent may be equitable subrogated, the Agentshall be contractually subrogated to all the rights and interests of the applicable Lender or Secured Partyunder the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “ErroneousPayment Subrogation Rights”).(d) The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay,discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party, except, ineach case, to the extent such Erroneous Payment is, and solely with respect to the amount of suchErroneous Payment that is, comprised of funds received by the Agent from the Borrower or any otherLoan Party for the purpose of making such Erroneous Payment.(e) To the extent permitted by applicable law, no Payment Recipient shall assertany right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim,counterclaim, defense or right of set-off or recoupment with respect to any demand, claim orcounterclaim by the Agent for the return of any Erroneous Payment received, including withoutlimitation waiver of any defense based on “discharge for value” or any similar doctrine.(f) Each party’s obligations, agreements and waivers under this Section 8.04 shallsurvive the resignation or replacement of the Agent, any transfer of rights or obligations by, or thereplacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction ordischarge of all Obligations (or any portion thereof) under any Loan Document.ARTICLE IXMISCELLANEOUSSECTION 9.01 Notices.(a) Except in the case of notices and other communications expressly permitted tobe given by telephone (and subject to clause (b) below), all notices and other communications providedfor herein shall be in writing and shall be delivered by hand or overnight courier service, mailed bycertified or registered mail or sent by facsimile, as follows:if to any Loan Party, to it in care of the Borrower at:Clean Harbors, Inc.42 Longwater DriveNorwell, MA 02061-9149Attention: Chief Financial OfficerFacsimile No: (781)-792-5900with a copy to:Davis, Malm & D’Agostine, P.C.One Boston PlaceBoston, MA 02108Attention: C. Michael MalmFacsimile No.: (617) 523-6215-118-

if to the Agent, to it at:Goldman Sachs Lending Partners LLC200 West Street, 16th FloorNew York, NY 10282Attention: SBD OperationsFacsimile No: (212) 428-9270E-Mail Address for Borrowing Requests and Interest Election Requests:gs-sbdagency-borowernotices@ny.email.gs.comif to any other Lender, to it at its address or facsimile number set forth in itsAdministrative Questionnaire.All such notices and other communications (i) sent by hand or overnight courier service, or mailed bycertified or registered mail, shall be deemed to have been given when received or (ii) sent by facsimileshall be deemed to have been given when sent and when receipt has been confirmed by telephone;provided that if not given during normal business hours for the recipient, shall be deemed to have beengiven at the opening of business on the next Business Day for the recipient.(b) Notices and other communications to the Lenders hereunder may be deliveredor furnished by using Electronic Systems pursuant to procedures approved by the Agent; provided thatthe foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Agent andthe applicable Lender. The Agent or the Borrower (on behalf of the Loan Parties) may, in its discretion,agree to accept notices and other communications to it hereunder by electronic communications pursuantto procedures approved by it; provided that approval of such procedures may be limited to particularnotices or communications.Unless the Agent otherwise prescribes, (i) notices and other communications sent to ane-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from theintended recipient (such as by the “return receipt requested” function, as available, return e-mail or otherwritten acknowledgement), and (ii) notices or communications posted to an Internet or intranet websiteshall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address asdescribed in the foregoing clause (i), of notification that such notice or communication is available andidentifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice,email or other communication is not sent during the normal business hours of the recipient, such noticeor communication shall be deemed to have been sent at the opening of business on the next BusinessDay for the recipient.(c) Any party hereto may change its address or facsimile number for notices andother communications hereunder by notice to the other parties hereto.(d) Electronic Systems.(i) Each Loan Party agrees that the Agent may, but shall not be obligated to, makeCommunications (as defined below) available to the Lenders by posting the Communications on DebtDomain, Intralinks, Syndtrak, ClearPar or a substantially similar Electronic System.(ii) Any Electronic System used by the Agent is provided “as is” and “as available”.The Agent Parties (as defined below) do not warrant the adequacy of such Electronic Systems andexpressly disclaim liability for errors or omissions in the Communications. No warranty of any kind,express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose,-119-

non-infringement of third-party rights or freedom from viruses or other code defects, is made by anyAgent Party in connection with the Communications or any Electronic System. In no event shall theAgent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borroweror the other Loan Parties, any Lender or any other Person or entity for damages of any kind, includingdirect or indirect, special, incidental or consequential damages, losses or expenses (whether in tort,contract or otherwise) arising out of any Loan Party’s or the Agent’s transmission of communicationsthrough an Electronic System. “Communications” means, collectively, any notice, demand,communication, information, document or other material provided by or on behalf of any Loan Partypursuant to any Loan Document or the transactions contemplated therein which is distributed by theAgent or any Lender by means of electronic communications pursuant to this Section 9.01, includingthrough an Electronic System.SECTION 9.02 Waivers; Amendments.(a) No failure or delay by the Agent or any Lender in exercising any right or powerhereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single orpartial exercise of any such right or power, or any abandonment or discontinuance of steps to enforcesuch a right or power, preclude any other or further exercise thereof or the exercise of any other right orpower. The rights and remedies of the Agent and the Lenders under this Agreement and under any otherLoan Document are cumulative and are not exclusive of any rights or remedies that they wouldotherwise have. No waiver of any provision of any Loan Document or consent to any departure by anyLoan Party therefrom shall in any event be effective unless the same shall be permitted by clause (b) ofthis Section 9.02, and then such waiver or consent shall be effective only in the specific instance and forthe purpose for which given. Without limiting the generality of the foregoing, to the extent permitted bylaw, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether theAgent or any Lender may have had notice or knowledge of such Default at the time.(b) Neither this Agreement nor any other Loan Document nor any provision hereofor thereof may be waived, amended or modified except (i) in the case of this Agreement, pursuant to anagreement or agreements in writing entered into by the Borrower and the Required Lenders, or (ii) in thecase of any other Loan Document (other than any such amendment to effectuate any modification theretoexpressly contemplated by the terms of the other Loan Documents), pursuant to an agreement oragreements in writing entered into by the Agent and the Loan Party or Loan Parties that are partiesthereto, with the consent of the Required Lenders; provided that no such agreement shall (A) increase theTerm Commitment of any Lender without the written consent of such Lender; it being understood that awaiver of any condition precedent set forth in Article IV or the waiver of any Default or mandatoryprepayment shall not constitute an increase of any Term Commitment of any Lender, (B) reduce orforgive the principal amount of any Term Loan or reduce the rate of interest thereon, or reduce or forgiveany interest or fees payable hereunder or change the currency in which any such amount is required to bepaid, without the written consent of each Lender directly affected thereby, (C) postpone any scheduleddate of payment of the principal amount of any Term Loan, or any date for the payment of any interest,fees or other Obligations payable hereunder, or reduce the amount of, waive or excuse any suchpayment, or postpone the scheduled date of expiration of any Term Commitment, without the writtenconsent of each Lender directly affected thereby (it being understood that the waiver of (or amendmentto the terms of) any mandatory prepayment of the Term Loans will not constitute a postponement of anydate scheduled for, or a reduction in the amount of, any prepayment of Term Loans); provided that onlythe consent of the Required Lenders shall be necessary to amend the provisions of Section 2.11(c)providing for the default rate of interest, or to waive any obligations of the Borrower to pay interest atsuch default rate, (D) change Section 2.16(a) or (b) in a manner that would alter the manner in whichpayments are shared, without the written consent of each Lender adversely affected thereby, (E) changeany of the provisions of this Section 9.02 or the definition of “Required Lenders” or “Required Class-120-

Lenders” or any other provision of any Loan Document specifying the number or percentage of Lendersrequired to waive, amend or modify any rights thereunder or make any determination or grant anyconsent thereunder, without the written consent of each Lender adversely affected thereby, (F) release allor substantially all of the Subsidiary Guarantors from their obligation under their Loan Guaranty (exceptas otherwise permitted herein or in the other Loan Documents), without the written consent of eachLender, (G) except as provided in clauses (c) and (d) of this Section 9.02 or in any Collateral Document,release all or substantially all of the Collateral, without the written consent of each Lender or (H) amendthe definition of “Secured Obligations,” “Secured HedgeHedging Obligations,” or “Secured CashManagement Obligations” without the written consent of each Lender adversely affected thereby;provided, further, that no such agreement shall amend, modify or otherwise (x) affect the rights or dutiesof the Agent hereunder without the prior written consent of the Agent or (y) make any change to thedocuments that by its terms affects the rights of any Class of Lenders to receive payments in any mannerdifferent than any other Class of Lenders without the written consent of the Required Class Lenders ofsuch Class. (c) The Lenders hereby irrevocably agree that the Liens granted to the Agent by theLoan Parties on any Collateral shall be automatically released (i) upon the Discharge of Obligations, (ii)upon the sale or other disposition of the property constituting such Collateral (including as part of or inconnection with any other sale or other disposition permitted hereunder) to any Person other thananother Loan Party, to the extent such sale or other disposition is made in compliance with the terms ofthis Agreement (and the Agent may rely conclusively on a certificate to that effect provided to it by anyLoan Party upon its reasonable request without further inquiry), (iii) subject to clause (b) of thisSection 9.02, if the release of such Lien is approved, authorized or ratified in writing by the RequiredLenders, (iv) to the extent the property constituting such Collateral is owned by any Loan Guarantor,upon the release of such Loan Guarantor from its obligations under its Loan Guaranty in accordancewith the provisions of this Agreement or (v) as required to effect any sale or other disposition of suchCollateral in connection with any exercise of remedies of the Agent and the Lenders pursuant to theCollateral Documents. Any such release shall not in any manner discharge, affect, or impair theObligations or any Liens (other than those expressly being released) upon (or obligations of the LoanParties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all ofwhich shall continue to constitute part of the Collateral to the extent required under the provisions of theLoan Documents. The Lenders irrevocably authorize the Agent to release or subordinate any Lien onany property granted to or held by the Agent or the Collateral Agent under any Loan Document to theholder of any Lien on such property that is permitted by paragraph (q) of the definition of “PermittedLiens” (solely as it relates to Indebtedness permitted to be incurred pursuant to Sections 6.01(b)(vi) or(b)(xxi)) (in each case, to the extent required by the terms of the obligations secured by such Liens)pursuant to documents reasonably acceptable to the Agent).(d) Notwithstanding anything to the contrary contained in this Section 9.02, anywaiver, amendment or modification of this Agreement that by its terms affects the rights or duties underthis Agreement of Lenders holding Term Loans or Term Commitments of a particular Class (but not theLenders holding Term Loans or Term Commitments of any other Class) and is not adverse in anymaterial respect to any other Class may be effected by an agreement or agreements in writing enteredinto solely by the Borrower, the Agent and the requisite percentage in interest of the affected Class ofLenders that would be required to consent thereto under this Section if such Class of Lenders were theonly Class of Lenders hereunder at that time.(e) If, in connection with any proposed amendment, waiver or consent requiring theconsent of “each Lender” or “each Lender directly affected thereby,” the consent of the RequiredLenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whoseconsent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then the-121-

Borrower may elect to replace a Non-Consenting Lender as a Lender party to this Agreement (or toreplace such Non-Consenting Lender from the Class for which consent is being sought); provided that,concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory tothe Borrower and the Agent shall agree, as of such date, to purchase for cash the Term Loans and otherObligations due to the Non-Consenting Lender pursuant to an Assignment and Assumption and tobecome a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements ofsubclause (b)(ii) of Section 9.04, (ii) the replacement Lender shall grant its consent with respect to theapplicable proposed amendment, waiver or consent and (iii) the Borrower shall pay to such Non-Consenting Lender in same day funds on the day of such replacement all interest, fees and other amountsthen accrued but unpaid to such Non-Consenting Lender by the Borrower hereunder to and including thedate of termination, including without limitation payments due to such Non-Consenting Lender underSections 2.14 and 2.15 (assuming that the Term Loans of such Non-Consenting Lender have beenprepaid on such date rather than sold to the replacement Lender).(f) If the Agent and the Borrower acting together identify any ambiguity, omission,mistake, typographical error or other defect in any provision of this Agreement or any other LoanDocument, then the Agent and the Borrower shall be permitted to amend, modify or supplement suchprovision to cure such ambiguity, omission, mistake, typographical error or other defect, and suchamendment shall become effective without any further action or consent of any other party to thisAgreement. SECTION 9.03 Expenses; Indemnity; Damage Waiver.(a) The Borrower shall pay (i) all reasonable documented out-of-pocket expensesincurred by the Agent and its Affiliates, including the reasonable fees, charges and disbursements ofCahill Gordon & Reindel LLP, counsel for the Agent in connection with the syndication and distribution(including, without limitation, via the internet or through a service such as Intralinks) of the creditfacilities provided for herein and the preparation of the Loan Documents and related documentation, (ii)all reasonable documented out-of-pocket expenses incurred by the Agent and its Affiliates, including thereasonable fees, charges and disbursements of outside legal counsel to the Agent, in connection with anyamendments, modifications or waivers of the provisions of any Loan Documents (whether or not thetransactions contemplated thereby shall be consummated), (iii) all reasonable documented out-of-pocketexpenses incurred by the Agent or the Lenders, including the reasonable documented fees, charges anddisbursements of one firm of counsel to the Agent and the Lenders taken as a whole and one firm oflocal counsel for the Agent and Lenders in each applicable jurisdiction (and such additional counsel asthe Agent or any Lender or group of Lenders determines are necessary in light of actual or potentialconflicts of interest or the availability of different claims of defenses), in connection with theenforcement, collection or protection of its rights in connection with the Loan Documents, including itsrights under this Section, or in connection with the Term Loans and other extensions of credit madehereunder, including all such reasonable documented out-of-pocket expenses incurred during anyworkout, restructuring or related negotiations in respect of such Term Loans, and (iv) subject to anyother provisions of this Agreement, of the Loan Documents or of any separate agreement entered into bythe Borrower and the Agent with respect thereto, all reasonable documented out-of-pocket expensesincurred by the Agent in the administration of the Loan Documents. Expenses reimbursable by theBorrower under this Section 9.03 include, without limiting the generality of the foregoing, subject to anyother applicable provision of any Loan Document, reasonable documented out-of-pocket costs andexpenses incurred in connection with:(A) lien and title searches and title insurance; and-122-

(B) taxes, fees and other charges for recording the Mortgages, filing financingstatements and continuations, and other actions to perfect, protect, and continue the Agent’sLiens. (b) The Borrower shall indemnify the Agent, the Joint Lead Arrangers, the Co-Managers and each Lender, in their capacities as such, and each Related Party of any of the foregoingPersons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmlessfrom, any and all losses, claims, damages, penalties, liabilities and related expenses, including the fees,charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against anyIndemnitee arising out of, in connection with, or as a result of (i) the execution, enforcement or deliveryof the Loan Documents or any agreement or instrument contemplated thereby, the performance by theparties hereto of their respective obligations thereunder or the consummation of the Transactions or anyother transactions contemplated hereby, (ii) any actual or alleged Release or threat of Release at, onunder or from any facility currently or formerly owned or operated by the Borrower or any of itsSubsidiaries or any Environmental Liability related in any way to the Borrower or any of its Subsidiariesor to any property owned or operated by the Borrower or any of its Subsidiaries, (iii) any actual orprospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether basedon contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto (andregardless of whether such matter is initiated by a third party or by the Borrower, any other Loan Partyor any of their respective Affiliates) or (iv) any Term Loan or the use or proposed use of the proceedstherefrom; provided that such indemnity shall not, as to any Indemnitee, be available to the extent thatsuch losses, claims, damages, penalties, liabilities or related expenses are determined by a court ofcompetent jurisdiction by final and nonappealable judgment to have resulted from the gross negligenceor willful misconduct of such Indemnitee.(c) To the extent that the Borrower fails to pay any amount required to be paid by itto the Agent under clause (a) or (b) of this Section 9.03, each Lender severally agrees to pay to the Agentsuch Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursedexpense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursedexpense or indemnified loss, claim, damage, penalty, liability or related expense, as the case may be, wasincurred by or asserted against the Agent in its capacity as such.(d) To the extent permitted by applicable law, no party to this Agreement shallassert, and each hereby waives, any claim against any other party hereto or any Related Party thereof, onany theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct oractual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement orinstrument contemplated hereby, the Transactions, any Term Loan or the use of the proceeds thereof;provided that nothing in this clause (d) shall relieve the Borrower of any obligation it may have toindemnify an Indemnitee against special, indirect, consequential or punitive damages asserted againstsuch Indemnitee by a third party.(e) Other than to the extent required to be paid on the Closing Date, all amounts dueunder clauses (a) and (b) above shall be payable by the Borrower within ten (10) Business Days ofreceipt of an invoice relating thereto and setting forth such expenses in reasonable detail. All amountsdue from the Lenders under clause (c) of this Section 9.03 shall be paid promptly after written demandtherefor. SECTION 9.04 Successors and Assigns.(a) The provisions of this Agreement shall be binding upon and inure to the benefitof the parties hereto and their respective successors and assigns permitted hereby, except that (i) except-123-

as permitted by Section 6.03 or the definition of “Change of Control,” the Borrower may not assign orotherwise transfer any of its rights or obligations hereunder without the prior written consent of eachLender (and any attempted assignment or transfer by the Borrower without such consent shall be nulland void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder exceptin accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed toconfer upon any Person (other than the parties hereto, their respective successors and assigns permittedhereby, Participants (to the extent provided in clause (c) of this Section 9.04) and, to the extent expresslycontemplated hereby, the Related Parties of each of the Agent and the Lenders) any legal or equitableright, remedy or claim under or by reason of this Agreement.(b) (i) Subject to the conditions set forth in subclause (b)(ii) below, any Lendermay assign to one or more Persons (other than an Ineligible Institution) all or a portion of its rights andobligations under this Agreement (including all or a portion of its Term Commitment and the TermLoans at the time owing to it) with the prior written consent (such consent not to be unreasonablywithheld or delayed) of:(A) the Borrower; provided that the Borrower shall be deemed to have consented toan assignment of Term Loans unless it shall have objected thereto by written notice to the Agentwithin ten (10) Business Days after having received notice thereof; provided, further, that noconsent of the Borrower shall be required for an assignment to a Lender, an Affiliate of aLender, an Approved Fund or, if an Event of Default specified in clause (a), (f) or (g) of Section7.01 has occurred and is continuing, any other assignee; and(B) the Agent; provided that no consent of the Agent shall be required for anassignment of all or any portion of a Term Loan to a Lender, an Affiliate of a Lender or anApproved Fund.(ii) Assignments shall be subject to the following additional conditions:(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or anassignment of the entire remaining amount of the assigning Lender’s Term Commitment orTerm Loans of any Class, the amount of the Term Commitment or Term Loans of the assigningLender subject to each such assignment (determined as of the date the Assignment andAssumption with respect to such assignment is delivered to the Agent) shall not be less than$250,000 or an integral multiple of $250,000 in excess thereof, unless each of the Borrower andthe Agent otherwise consents; provided that no such consent of the Borrower shall be required ifan Event of Default specified in clause (a), (f), or (g) of Section 7.01 has occurred and iscontinuing;(B) each partial assignment shall be made as an assignment of a proportionate partof all the assigning Lender’s rights and obligations under this Agreement; provided that thissubclause (ii)(B) shall not be construed to prohibit the assignment of a proportionate part of allthe assigning Lender’s rights and obligations in respect of one Class of Term Commitments orTerm Loans;(C) the parties to each assignment shall execute and deliver to the Agent (x) anAssignment and Assumption or (y) to the extent applicable, an agreement incorporating anAssignment and Assumption by reference pursuant to a Platform as to which the Agent and theparties to the Assignment and Assumption are participants), together with a processing andrecordation fee of $3,500; provided that, notwithstanding the foregoing, no Assignment and-124-

Assumption shall be required in connection with any purchase and sale of any Term Loans heldby any Non-Consenting Lender pursuant to Section 9.02(e); and(D) the assignee, if it shall not be a Lender, shall deliver to the Agent anAdministrative Questionnaire in which the assignee designates one or more credit contacts towhom all syndicate-level information (which may contain material non-public information aboutthe Loan Parties and their related parties or their respective securities) will be made availableand who may receive such information in accordance with the assignee’s compliance proceduresand applicable laws, including Federal and state securities laws.For the purposes of this Section 9.04(b), the terms “Approved Fund” and “IneligibleInstitution” have the following meanings:“Approved Fund” means any Person (other than a natural person) that is engaged inmaking, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinarycourse of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or(c) an entity or an Affiliate of an entity that administers or manages a Lender.“Ineligible Institution” means (a) a natural person, (b) a holding company, investmentvehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s)thereof or (c) the Borrower or any of its Affiliates; provided that, with respect to clause (b), such holdingcompany, investment vehicle or trust shall not constitute an Ineligible Institution if it (x) has not beenestablished for the primary purpose of acquiring any Term Loans or Term Commitments, (y) is managedby a professional advisor, who is not such natural person or a relative thereof, having significantexperience in the business of making or purchasing commercial loans, and (z) has assets greater than$25,000,000 and a significant part of its activities consist of making or purchasing commercial loans andsimilar extensions of credit in the ordinary course of its business.(iii) Subject to acceptance and recording thereof pursuant to subclause (b)(iv) of thisSection 9.04, from and after the effective date specified in each Assignment and Assumption theassignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignmentand Assumption, have the rights and obligations of a Lender under this Agreement, and the assigningLender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, bereleased from its obligations under this Agreement (and, in the case of an Assignment and Assumptioncovering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shallcease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15 and 9.03with respect to facts and circumstances occurring on or prior to the effective date of such assignment).Any assignment or transfer by a Lender of rights or obligations under this Agreement that does notcomply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender ofa participation in such rights and obligations in accordance with clause (c) of this Section 9.04.(iv) The Agent, acting for this purpose as a non-fiduciary agent of the Borrower,shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and aregister for the recordation of the names and addresses of the Lenders, and the Term Commitment of,and principal amount (and related interest) of the Term Loans owing to, each Lender pursuant to theterms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absentmanifest error, and the Borrower, the Agent and the Lenders shall treat each Person whose name isrecorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of thisAgreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the-125-

Borrower, and solely with respect to its own interests, any Lender, at any reasonable time and from timeto time upon reasonable prior notice.(v) Upon its receipt of (x) a duly completed Assignment and Assumption executedby an assigning Lender and an assignee or (y) to the extent applicable, an agreement incorporating anAssignment and Assumption by reference pursuant to a Platform as to which the Agent and the parties tothe Assignment and Assumption are participants), the assignee’s completed AdministrativeQuestionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordationfee referred to in clause (b) of this Section 9.04 and any written consent to such assignment required byclause (b) of this Section, the Agent shall accept such Assignment and Assumption and record theinformation contained therein in the Register; provided that if either the assigning Lender or the assigneeshall have failed to make any payment required to be made by it pursuant to Section 2.02, 2.16(b) or9.03(c), the Agent shall have no obligation to accept such Assignment and Assumption and record theinformation therein in the Register unless and until such payment shall have been made in full, togetherwith all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unlessit has been recorded in the Register as provided in this subclause (b)(v).(c) Any Lender may, without the consent of the Borrower or the Agent, sellparticipations to one or more banks or other entities (a “Participant”), other than an Ineligible Institution,in all or a portion of such Lender’s rights and obligations under this Agreement (including all or aportion of its Term Commitment and the Term Loans owing to it); provided that (i) such Lender’sobligations under this Agreement shall remain unchanged; (ii) such Lender shall remain solelyresponsible to the other parties hereto for the performance of such obligations; and (iii) the Borrower, theAgent and the other Lenders shall continue to deal solely and directly with such Lender in connectionwith such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuantto which a Lender sells such a participation shall provide that such Lender shall retain the sole right toenforce this Agreement and to approve any amendment, modification or waiver of any provision of thisAgreement; provided that such agreement or instrument may provide that such Lender will not, withoutthe consent of the Participant, agree to any amendment, modification or waiver described in subclauses(A), (B), (C), (D), (F) and (G) of the first proviso to Section 9.02(b) that affects such Participant. TheBorrower agrees that each Participant shall be entitled to the benefits of Sections 2.14 and 2.15 (subjectto the requirements and limitations of such Sections, it being understood and agreed that thedocumentation required under Section 2.15(g) shall be delivered solely to the participating Lender) tothe same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b)of this Section 9.04; provided that such Participant shall not be entitled to receive any greater paymentunder Section 2.14 or 2.15, with respect to any participation, than its participating Lender would havebeen entitled to receive, except to the extent such entitlement to receive a greater payment results from aChange in Law that occurs after the Participant acquired the applicable participation. To the extentpermitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it werea Lender; provided that such Participant shall be subject to Section 2.16(c) as though it were a Lender.Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of theBorrower, maintain a register on which it enters the name and address of each Participant and theprincipal amounts (and related interest) of each Participant’s interest in the applicable Term Loans orother obligations under the Loan Documents (the “Participant Register”); provided that no Lender shallhave any obligation to disclose all or any portion of the Participant Register (including the identity ofany Participant or any information relating to a Participant’s interest in any Term Commitments, TermLoans or its other obligations under any Loan Document) to any Person except to the extent that suchdisclosure is necessary to establish that such Term Commitment, Term Loan or other obligation is inregistered form under Section 5f.103-1(c) of the U.S. Treasury Regulations. The entries in theParticipant Register shall be conclusive absent manifest error, and such Lender shall treat each Personwhose name is recorded in the Participant Register as the owner of such participation for all purposes of-126-

this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent (in itscapacity as Agent) shall have no responsibility for maintaining a Participant Register.(d) Any Lender may at any time pledge or assign a security interest in all or anyportion of its rights under this Agreement to secure obligations of such Lender, including any pledge orassignment to secure obligations to a Federal Reserve Bank, and this Section 9.04 shall not apply to anysuch pledge or assignment of a security interest; provided that no such pledge or assignment of a securityinterest shall release a Lender from any of its obligations hereunder or substitute any such pledgee orassignee for such Lender as a party hereto.SECTION 9.05 Survival. All covenants, agreements, representations and warrantiesmade by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered inconnection with or pursuant to this Agreement or any other Loan Document shall be considered to havebeen relied upon by the other parties hereto and shall survive the execution and delivery of the LoanDocuments and the making of any Term Loans, regardless of any investigation made by any such otherparty or on its behalf and notwithstanding that the Agent or any Lender may have had notice orknowledge of any Default or incorrect representation or warranty at the time any credit is extendedhereunder, and shall continue in full force and effect as long as the principal of or any accrued interest onany Term Loan or any fee or any other amount payable under this Agreement is outstanding and unpaidand so long as the Term Commitments have not expired or terminated. The provisions of Sections 2.14,2.15 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of theconsummation of the transactions contemplated hereby, the Discharge of Obligations or the terminationof this Agreement or any provision hereof.SECTION 9.06 Counterparts; Integration; Effectiveness; Electronic Execution.(a) This Agreement may be executed in counterparts (and by different parties heretoon different counterparts), each of which shall constitute an original, but all of which when takentogether shall constitute a single contract. This Agreement, the other Loan Documents and the AgencyFee Letter, dated as of June 30, 2017, by and among the Borrower and the Agent, and any separate letteragreements with respect to fees payable to the Agent constitute the entire contract among the partiesrelating to the subject matter hereof and supersede any and all previous agreements and understandings,oral or written, relating to the subject matter hereof. Except as provided in Article IV, this Agreementshall become effective when it shall have been executed by the Agent and when the Agent shall havereceived counterparts hereof which, when taken together, bear the signatures of each of the other partieshereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and theirrespective successors and assigns. Delivery of an executed counterpart of a signature page of thisAgreement by facsimile shall be effective as delivery of a manually executed counterpart of thisAgreement. (b) Delivery of an executed counterpart of a signature page of this Agreement bytelecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executedsignature page shall be effective as delivery of a manually executed counterpart of this Agreement. Thewords “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to anydocument to be signed in connection with this Agreement and the transactions contemplated hereby shallbe deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, eachof which shall be of the same legal effect, validity or enforceability as a manually executed signature,physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to theextent and as provided for in any applicable law, including the Federal Electronic Signatures in Globaland National Commerce Act, the New York State Electronic Signatures and Records Act, or any other-127-

similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shallrequire the Agent to accept electronic signatures in any form or format without its prior written consent.SECTION 9.07 Severability. To the extent permitted by law, any provision of anyLoan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to suchjurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affectingthe validity, legality and enforceability of the remaining provisions thereof; and the invalidity of aparticular provision in a particular jurisdiction shall not invalidate such provision in any otherjurisdiction. SECTION 9.08 Right of Setoff. If an Event of Default shall have occurred and becontinuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time,to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time ordemand, provisional or final) at any time held and other obligations at any time owing by such Lender orAffiliate to or for the credit or the account of the Borrower or any Loan Guarantor against any of and allthe Obligations held by such Lender, irrespective of whether or not such Lender shall have made anydemand under the Loan Documents and although such obligations may be unmatured. The applicableLender shall notify the Borrower and the Agent of such setoff or application; provided that any failure togive or any delay in giving such notice shall not affect the validity of any such setoff or applicationunder this Section 9.08. The rights of each Lender under this Section 9.08 are in addition to other rightsand remedies (including other rights of setoff) which such Lender may have. NOTWITHSTANDINGTHE FOREGOING, AT ANY TIME THAT ANY OF THE SECURED OBLIGATIONS SHALL BESECURED BY REAL PROPERTY LOCATED IN CALIFORNIA, NO LENDER SHALL EXERCISEA RIGHT OF SETOFF, LENDER’S LIEN OR COUNTERCLAIM OR TAKE ANY COURT ORADMINISTRATIVE ACTION OR INSTITUTE ANY PROCEEDING TO ENFORCE ANYPROVISION OF THIS AGREEMENT OR ANY LOAN DOCUMENT UNLESS IT IS TAKEN WITHTHE CONSENT OF THE LENDERS REQUIRED BY SECTION 9.02 OF THIS AGREEMENT, IFSUCH SETOFF OR ACTION OR PROCEEDING WOULD OR MIGHT (PURSUANT TOSECTIONS 580a, 580b, 580d AND 726 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE ORSECTION 2924 OF THE CALIFORNIA CIVIL CODE, IF APPLICABLE, OR OTHERWISE)AFFECT OR IMPAIR THE VALIDITY, PRIORITY, OR ENFORCEABILITY OF THE LIENSGRANTED TO THE AGENT PURSUANT TO THE COLLATERAL DOCUMENTS OR THEENFORCEABILITY OF THE OBLIGATIONS HEREUNDER, AND ANY ATTEMPTED EXERCISEBY ANY LENDER OR ANY SUCH RIGHT WITHOUT OBTAINING SUCH CONSENT OF THEPARTIES AS REQUIRED ABOVE, SHALL BE NULL AND VOID. THIS PARAGRAPH SHALLBE SOLELY FOR THE BENEFIT OF EACH OF THE LENDERS.SECTION 9.09 Governing Law; Jurisdiction.(a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHERTHAN AS EXPRESSLY SET FORTH IN ANY OTHER LOAN DOCUMENT) SHALL BECONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OFNEW YORK. (b) Each Loan Party hereby irrevocably and unconditionally submits, for itself andits property, to the exclusive jurisdiction of any U.S. Federal or New York State court sitting in theBorough of Manhattan, New York, New York in any action or proceeding arising out of or relating toany Loan Documents, or for recognition or enforcement of any judgment, and each of the parties heretohereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceedingmay be heard and determined in such New York State or, to the extent permitted by law, in such Federalcourt. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be-128-

conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other mannerprovided by law. Nothing in this Agreement or any other Loan Document shall affect any right that theAgent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement orany other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.(c) Each Loan Party hereby irrevocably and unconditionally waives, to the fullestextent it may legally and effectively do so, any objection which it may now or hereafter have to thelaying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any otherLoan Document in any court referred to in clause (b) of this Section 9.09. Each of the parties heretohereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forumto the maintenance of such action or proceeding in any such court.(d) [Reserved].(e) To the extent permitted by law, each party to this Agreement hereby irrevocablywaives personal service of any and all process upon it and agrees that all such service of process may bemade by registered mail (return receipt requested) directed to it at its address for notices as provided forin Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of anyparty to this Agreement to serve process in any other manner permitted by law.SECTION 9.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBYWAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT ITMAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY ORINDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOANDOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ONCONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THATNO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HASREPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, INTHE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B)ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TOENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERSAND CERTIFICATIONS IN THIS SECTION 9.10.SECTION 9.11 Headings. Article and Section headings and the Table of Contentsused herein are for convenience of reference only, are not part of this Agreement and shall not affect theconstruction of, or be taken into consideration in interpreting, this Agreement.SECTION 9.12 Confidentiality. The Agent and each Lender agrees to maintain theconfidentiality of the Information (as defined below), except that Information may be disclosed (a) to itsAffiliates and its and its Affiliates’ directors, officers, employees and agents, including accountants,legal counsel and other advisors (it being understood that the Persons to whom such disclosure is madewill be informed of the confidential nature of such Information and instructed to keep such Informationconfidential), (b) to the extent requested by any regulatory, governmental or administrative authority, (c)to the extent required by law or by any subpoena or similar legal process, (d) to any other party to thisAgreement, (e) in connection with the exercise of any remedies hereunder or under any other LoanDocument or any suit, action or proceeding relating to this Agreement or any other Loan Document orthe enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisionssubstantially similar to or consistent with those of this Section 9.12, to (i) any assignee of or Participantin, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement,(ii) any pledgee referred to in Section 9.04(d) or (iii) any actual or prospective counterparty (or itsadvisors) to any swap or derivative transaction relating to the Loan Parties and their obligations, (g) with-129-

the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available otherthan as a result of a breach of this Section 9.12 or (ii) becomes available to the Agent or any Lender on anonconfidential basis from a source other than the Borrower. For the purposes of this Section 9.12,“Information” means all information received from any Loan Party relating to the Loan Parties, theSubsidiaries or their respective businesses or the Transactions other than any such information that isavailable to the Agent or any Lender on a nonconfidential basis prior to disclosure by any Loan Party orany of the Subsidiaries or that becomes publicly available other than as a result of a breach by suchAgent or Lender of its obligations hereunder. Any Person required to maintain the confidentiality ofInformation as provided in this Section 9.12 shall be considered to have complied with its obligation todo so if such Person has exercised substantially the same degree of care to maintain the confidentiality ofsuch Information as such Person would accord to its own confidential information.SECTION 9.13 Several Obligations; Nonreliance; Violation of Law. The respectiveobligations of the Lenders hereunder are several and not joint and the failure of any Lender to make anyTerm Loan or perform any of its obligations hereunder shall not relieve any other Lender from any of itsobligations hereunder. Each Lender hereby represents that (a) it is not relying on or looking to anyMargin Stock for the repayment of the Borrowings and other credit extensions provided for herein andacknowledges that the Collateral shall not include any Margin Stock and (b) it is not and will not becomea “creditor” as defined in Regulation T or a “foreign branch of a broker-dealer” within the meaning ofRegulation X. Anything contained in this Agreement to the contrary notwithstanding, no Lender shallbe obligated to extend credit to the Borrower in violation of any Requirement of Law.SECTION 9.14 USA PATRIOT Act. Each Lender that is subject to the requirementsof the USA PATRIOT Act hereby notifies each Loan Party that pursuant to the requirements of such Actor Acts, it is required to obtain, verify and record information that identifies each Loan Party, whichinformation includes the name and address of each Loan Party and other information that will allow suchLender to identify each Loan Party in accordance with such Acts. Each Loan Party shall, promptlyfollowing a request by the Agent (on behalf of itself or any Lender), provide all reasonabledocumentation and other information that the Agent or such Lender reasonably requests that is aRequirement of Law in order to comply with its ongoing obligations under applicable “know yourcustomer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.SECTION 9.15 Disclosure. Each Loan Party and each Lender hereby acknowledgesand agrees that the Agent and/or its Affiliates from time to time may hold investments in, make otherloans to or have other relationships with any of the Loan Parties and their respective Affiliates.SECTION 9.16 Interest Rate Limitation. Notwithstanding anything herein to thecontrary, if at any time the interest rate applicable to any Term Loan, together with all fees, charges andother amounts which are treated as interest on such Term Loan under applicable law (collectively the“Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for,charged, taken, received or reserved by the Lender holding such Term Loan in accordance withapplicable law, the rate of interest payable in respect of such Term Loan hereunder, together with allCharges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, theinterest and Charges that would have been payable in respect of such Term Loan but were not payable asa result of the operation of this Section 9.16 shall be cumulated and the interest and Charges payable tosuch Lender in respect of other Term Loans or periods shall be increased (but not above the MaximumRate therefor) until such cumulated amount, together with interest thereon at the Federal Funds EffectiveRate to the date of repayment, shall have been received by such Lender.-130-

SECTION 9.17 Material Non-Public Information.(a) EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINEDIN SECTION 9.12 FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDEMATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER AND ITSRELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HASDEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLICINFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW,INCLUDING FEDERAL AND STATE SECURITIES LAWS.(b) ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS ANDAMENDMENTS, FURNISHED BY THE BORROWER OR THE AGENT PURSUANT TO, OR INTHE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVELINFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUTTHE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES.ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE AGENT THATIT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHOMAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLICINFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES ANDAPPLICABLE LAW.SECTION 9.18 No Fiduciary Duty, etc. The Borrower acknowledges and agrees,and acknowledges its subsidiaries’ understanding, that none of the Agent, any Joint Lead Arranger, anyCo-Manager, the Documentation Agent, the Syndication Agent or any Lender will have any obligationsexcept those obligations expressly set forth herein and in the other Loan Documents and each of theAgent, each Joint Lead Arranger, each Co-Manager, the Documentation Agent, the Syndication Agentand each Lender is acting solely in the capacity of an arm’s length contractual counterparty to theBorrower with respect to the Loan Documents and the transaction contemplated therein and not as afinancial advisor or a fiduciary to, or an agent of, the Borrower or any other person (including, withoutlimitation, each other Loan Party). The Borrower agrees that it will not assert any claim against theAgent, any Joint Lead Arranger, any Co-Manager, the Documentation Agent, the Syndication Agent orany Lender based on an alleged breach of fiduciary duty by such Agent, Joint Lead Arranger, Co-Manager, the Documentation Agent, the Syndication Agent or Lender in connection with this Agreementand the transactions contemplated hereby. Additionally, the Borrower acknowledges and agrees thatnone of the Agent, any Joint Lead Arranger, any Co-Manager, the Documentation Agent, theSyndication Agent or any Lender is advising the Borrower as to any legal, tax, investment, accounting,regulatory or any other matters in any jurisdiction. The Borrower shall consult with its own advisorsconcerning such matters and shall be responsible for making its own independent investigation andappraisal of the transactions contemplated hereby, and none of the Agent, any Joint Lead Arranger, anyCo-Manager, the Documentation Agent, the Syndication Agent or any Lender shall have anyresponsibility or liability to the Borrower with respect thereto.The Borrower further acknowledges and agrees, and acknowledges its subsidiaries’understanding, that each of the Agent, each Joint Lead Arranger, each Co-Manager, the DocumentationAgent and the Syndication Agent is, and certain of the Lenders are, full service securities or bankingfirms engaged in securities trading and brokerage activities as well as providing investment banking andother financial services. In the ordinary course of business, any of the Agent, any Joint Lead Arranger,any Co-Manager, the Documentation Agent, the Syndication Agent or any Lender may provideinvestment banking and other financial services to, and/or acquire, hold or sell, for its own accounts andthe accounts of customers, equity, debt and other securities and financial instruments (including bank-131-

loans and other obligations) of, you and other companies with which you may have commercial or otherrelationships. With respect to any securities and/or financial instruments so held by any of the Agent,any Joint Lead Arranger, any Co-Manager, the Documentation Agent, the Syndication Agent or anyLender or any of its customers, all rights in respect of such securities and financial instruments,including any voting rights, will be exercised by the holder of the rights, in its sole discretion.In addition, the Borrower acknowledges and agrees, and acknowledges its subsidiaries’understanding, that each of the Agent, any Joint Lead Arranger, any Co-Manager, the DocumentationAgent, the Syndication Agent or any Lender and any of their respective affiliates may be providing debtfinancing, equity capital or other services (including financial advisory services) to other companies inrespect of which the Borrower may have conflicting interests regarding the transactions described hereinand otherwise. None of the Agent, any Joint Lead Arranger, any Co-Manager, the DocumentationAgent, the Syndication Agent or any Lender will use confidential information obtained from theBorrower by virtue of the transactions contemplated by the Loan Documents or its other relationshipswith the Borrower in connection with the performance by such Person of services for other companies,and none of the Agent, any Joint Lead Arranger, any Co-Manager, the Documentation Agent, theSyndication Agent or any Lender will furnish any such information to other companies. The Borroweralso acknowledges that none of the Agent, any Joint Lead Arranger, any Co-Manager, theDocumentation Agent, the Syndication Agent or any Lender has any obligation to use in connection withthe transactions contemplated by the Loan Documents, or to furnish to the Borrower, confidentialinformation obtained from other companies.SECTION 9.19 Keepwell. Each Qualified ECP Guarantor hereby jointly andseverally absolutely, unconditionally and irrevocably undertakes to provide such funds or other supportas may be needed from time to time by each other Loan Party to honor all of its obligations under thisAgreement in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shallonly be liable under this Section 9.19 for the maximum amount of such liability that can be herebyincurred without rendering its obligations under this Section 9.19, or otherwise under this Agreement,voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for anygreater amount). The obligations of each Qualified ECP Guarantor under this Section 9.19 shall remainin full force and effect until the satisfaction and discharge of all Guaranteed Obligations. The Borrowerand each Qualified ECP Guarantor intends that this Section 9.19 constitute, and this Section 9.19 shallbe deemed to constitute, a “keepwell, support, or other agreement” for the benefit of the Borrower andeach Qualified ECP Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity ExchangeAct. SECTION 9.20 Acknowledgement and Consent to Bail-In of Affected FinancialInstitutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement,arrangement or understanding among any such parties, each party hereto acknowledges that any liabilityof any Affected Financial Institution arising under any Loan Document, to the extent such liability isunsecured, may be subject to the write-down and conversion powers of the applicable ResolutionAuthority and agrees and consents to, and acknowledges and agrees to be bound by:(a) the application of any Write-Down and Conversion Powers by the applicableResolution Authority to any such liabilities arising hereunder which may be payable to it by anyparty hereto that is an Affected Financial Institution; and(b) the effects of any Bail-In Action on any such liability, including, if applicable:(i) a reduction in full or in part or cancellation of any such liability;-132-

(ii) a conversion of all, or a portion of, such liability into shares or otherinstruments of ownership in such Affected Financial Institution, its parent undertaking,or a bridge institution that may be issued to it or otherwise conferred on it, and that suchshares or other instruments of ownership will be accepted by it in lieu of any rights withrespect to any such liability under this Agreement or any other Loan Document; or(iii) the variation of the terms of such liability in connection with theexercise of the write-down and conversion powers of the applicable ResolutionAuthority.SECTION 9.21 Certain ERISA Matters.(a) Each Lender (x) represents and warrants, as of the date such Person became aLender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto tothe date such Person ceases being a Lender party hereto, for the benefit of, the Agent and the Joint LeadArrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of theBorrower or any other Loan Party, that at least one of the following is and will be true:(i) such Lender is not using “plan assets” of one or more Benefit Plans inconnection with the Term Loans,(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (aclass exemption for certain transactions determined by independent qualified professional assetmanagers), PTE 95-60 (a class exemption for certain transactions involving insurance companygeneral accounts), PTE 90-1 (a class exemption for certain transactions involving insurancecompany pooled separate accounts), PTE 91-38 (a class exemption for certain transactionsinvolving bank collective investment funds) or PTE 96-23 (a class exemption for certaintransactions determined by in-house asset managers), is applicable with respect to such Lender’sentrance into, participation in, administration of and performance of the Term Loans and thisAgreement,(iii) (A) such Lender is an investment fund managed by a “Qualified ProfessionalAsset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified ProfessionalAsset Manager made the investment decision on behalf of such Lender to enter into, participatein, administer and perform the Term Loans and this Agreement, (C) the entrance into,participation in, administration of and performance of the Term Loans and this Agreementsatisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to thebest knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 aresatisfied with respect to such Lender’s entrance into, participation in, administration of andperformance of the Term Loans and this Agreement, or(iv) such other representation, warranty and covenant as may be agreed in writingbetween the Agent, in its sole discretion, and such Lender.(b) In addition, (I) unless sub-clause (i) in the immediately preceding clause (a) istrue with respect to a Lender or (II) if such sub-clause (i) is not true with respect to a Lender and suchLender has not provided another representation, warranty and covenant as provided in sub-clause (iv) inthe immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date suchPerson became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lenderparty hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent andthe Joint Lead Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the-133-

benefit of the Borrower or any other Loan Party, that:(i) none of the Agent or the Joint Lead Arrangers or Bookrunners or any of theirrespective Affiliates is a fiduciary with respect to the assets of such Lender (including inconnection with the reservation or exercise of any rights by the Agent under this Agreement, orany of the other Loan Documents),(ii) the Person making the investment decision on behalf of such Lender withrespect to the entrance into, participation in, administration of and performance of the TermLoans and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is abank, an insurance carrier, a registered investment adviser, a registered broker-dealer or otherperson that has under management or control, total assets of at least $50 million, in each case asdescribed in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),(iii) the Person making the investment decision on behalf of such Lender withrespect to the entrance into, participation in, administration of and performance of the TermLoans and this Agreement is capable of evaluating investment risks independently, both ingeneral and with regard to particular transactions and investment strategies,(iv) the Person making the investment decision on behalf of such Lender withrespect to the entrance into, participation in, administration of and performance of the TermLoans and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to theTerm Loans and this Agreement and is responsible for exercising independent judgment inevaluating the transactions hereunder, and(v) no fee or other compensation is being paid directly to the Agent or the JointLead Arrangers or Bookrunners or any of their respective Affiliates for investment advice (asopposed to other services) in connection with the Term Loans or this Agreement.(c) The Agent and the Joint Lead Arrangers hereby informs the Lenders that eachsuch Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciarycapacity, in connection with the transactions contemplated hereby, and that such Person has a financialinterest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) mayreceive interest or other payments with respect to the Term Loans and this Agreement, (ii) mayrecognize a gain if it extended the Term Loans for an amount less than the amount being paid for aninterest in the Term Loans by such Lender or (iii) may receive fees or other payments in connection withthe transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees,commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agencyfees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of creditfees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term outpremiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to theforegoing. SECTION 9.22 Acknowledgment Regarding any Supported QFCs. To the extentthat the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract orany other agreement or instrument that is a QFC (such support, “QFC Credit Support,” and each suchQFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolutionpower of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title IIof the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulationspromulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC andQFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents-134-

and any Supported QFC may in fact be stated to be governed by the laws of the State of New Yorkand/or of the United States or any other state of the United States):(a) In the event a Covered Entity that is party to a Supported QFC (each, a“Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, thetransfer of such Supported QFC and the benefit of such QFC Credit Support (and any interestand obligation in or under such Supported QFC and such QFC Credit Support, and any rights inproperty securing such Supported QFC or such QFC Credit Support) from such Covered Partywill be effective to the same extent as the transfer would be effective under the U.S. SpecialResolution Regime if the Supported QFC and such QFC Credit Support (and any such interest,obligation and rights in property) were governed by the laws of the United States or a state of theUnited States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomessubject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the LoanDocuments that might otherwise apply to such Supported QFC or any QFC Credit Support thatmay be exercised against such Covered Party are permitted to be exercised to no greater extentthan such Default Rights could be exercised under the U.S. Special Resolution Regime if theSupported QFC and the Loan Documents were governed by the laws of the United States or astate of the United States. Without limitation of the foregoing, it is understood and agreed thatrights and remedies of the parties with respect to a Defaulting Lender shall in no event affect therights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.(b) As used in this Section 10.28, the following terms have the following meanings:(i) “BHC Act Affiliate” of a party means an “affiliate” (as such term isdefined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.(ii) “Covered Entity” means any of the following: (i) a “covered entity” asthat term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a“covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R.§ 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted inaccordance with, 12 C.F.R. § 382.2(b).(iii) “Default Right” has the meaning assigned to that term in, and shall beinterpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.(iv) “QFC” has the meaning assigned to the term “qualified financialcontract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).ARTICLE XLOAN GUARANTYSECTION 10.01 Guaranty.(a) Each Loan Guarantor hereby agrees that it is jointly and severally liable for,and, as primary obligor and not merely as surety, and absolutely and unconditionally guarantees to theLenders the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, andat all times thereafter, of the Secured Obligations (collectively the “Guaranteed Obligations”). EachLoan Guarantor further agrees that the Guaranteed Obligations may be extended or renewed in whole orin part without notice to or further assent from it, and that it remains bound upon its guaranteenotwithstanding any such extension or renewal. For the avoidance of doubt, unless required by-135-

applicable law, the parties hereto acknowledge and agree to report consistently therewith that each LoanGuarantor shall be treated as a primary obligor of the Guaranteed Obligations for U.S. federal and statetax purposes. (b) The Borrower hereby agrees that it is jointly and severally liable for, and, asprimary obligor and not merely as surety, and absolutely and unconditionally guarantees to the Lendersthe prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at alltimes thereafter, of the Secured Obligations (other than Secured Obligations that are expressly theobligations of the Borrower pursuant to the terms of any Loan Document, Hedge Agreement or CashManagement Agreement, which Secured Obligations shall continue to be the primary obligations of theBorrower) (collectively the “Borrower Guaranteed Obligations”). The Borrower further agrees that theBorrower Guaranteed Obligations may be extended or renewed in whole or in part without notice to orfurther assent from it, and that it remains bound upon its guarantee notwithstanding any such extensionor renewal. The provisions of this Article X (other than Section 10.12) shall apply equally to theBorrower as guarantor of the Borrower Guaranteed Obligations as to the Loan Guarantors as guarantorsof the Guaranteed Obligations.SECTION 10.02 Guaranty of Payment. This Loan Guaranty is a guaranty of paymentand not of collection. Each Loan Guarantor waives any right to require the Agent or any Lender to suethe Borrower, any Loan Guarantor, any other guarantor, or any other Person obligated for all or any partof the Guaranteed Obligations (each, an “Obligated Party”), or otherwise to enforce its payment againstany Collateral securing all or any part of the Guaranteed Obligations.SECTION 10.03 No Discharge or Diminishment of Loan Guaranty.(a) Except as otherwise provided for herein, the obligations of each Loan Guarantorhereunder are unconditional and absolute and not subject to any reduction, limitation, impairment ortermination for any reason (other than the indefeasible payment in full in cash of the GuaranteedObligations), including (i) any claim of waiver, release, extension, renewal, settlement, surrender,alteration, or compromise of any of the Guaranteed Obligations, by operation of law or otherwise; (ii)any change in the corporate existence, structure or ownership of the Borrower or any other guarantor ofor other Person liable for any of the Guaranteed Obligations; (iii) any insolvency, bankruptcy,reorganization or other similar proceeding affecting any Obligated Party, or their assets or any resultingrelease or discharge of any obligation of any Obligated Party; or (iv) the existence of any claim, setoff orother rights which any Loan Guarantor may have at any time against any Obligated Party, the Agent, anyLender, or any other Person, whether in connection herewith or in any unrelated transactions.(b) The obligations of each Loan Guarantor hereunder are not subject to anydefense or setoff, counterclaim, recoupment, or termination whatsoever by reason of the invalidity,illegality, or unenforceability of any of the Guaranteed Obligations or otherwise, or any provision ofapplicable law or regulation purporting to prohibit payment by any Obligated Party, of the GuaranteedObligations or any part thereof.(c) Further, the obligations of any Loan Guarantor hereunder are not discharged orimpaired or otherwise affected by: (i) the failure of the Agent or any Lender to assert any claim ordemand or to enforce any remedy with respect to all or any part of the Guaranteed Obligations; (ii) anywaiver or modification of or supplement to any provision of any agreement relating to the GuaranteedObligations; (iii) any release, non-perfection, or invalidity of any indirect or direct security for theobligations of the Borrower for all or any part of the Guaranteed Obligations or any obligations of anyother guarantor of or other Person liable for any of the Guaranteed Obligations; (iv) any action or failureto act by the Agent or any Lender with respect to any collateral securing any part of the Guaranteed-136-

Obligations; or (v) any default, failure or delay, willful or otherwise, in the payment or performance ofany of the Guaranteed Obligations, or any other circumstance, act, omission or delay that might in anymanner or to any extent vary the risk of such Loan Guarantor or that would otherwise operate as adischarge of any Loan Guarantor as a matter of law or equity (other than the indefeasible payment in fullin cash of the Guaranteed Obligations).SECTION 10.04 Defenses Waived. To the fullest extent permitted by applicable law,each Loan Guarantor hereby waives any defense based on or arising out of any defense of the Borroweror any Loan Guarantor or the unenforceability of all or any part of the Guaranteed Obligations from anycause, or the cessation from any cause of the liability of the Borrower or any Loan Guarantor, other thanthe indefeasible payment in full in cash of the Guaranteed Obligations. Without limiting the generalityof the foregoing, each Loan Guarantor irrevocably waives acceptance hereof, presentment, demand,protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as anyrequirement that at any time any action be taken by any Person against any Obligated Party, or any otherPerson. The Agent may, at its election, foreclose on any Collateral held by it by one or more judicial ornonjudicial sales, accept an assignment of any such Collateral in lieu of foreclosure or otherwise act orfail to act with respect to any collateral securing all or a part of the Guaranteed Obligations, compromiseor adjust any part of the Guaranteed Obligations, make any other accommodation with any ObligatedParty or exercise any other right or remedy available to it against any Obligated Party, without affectingor impairing in any way the liability of such Loan Guarantor under this Loan Guaranty except to theextent the Guaranteed Obligations have been fully and indefeasibly paid in cash. To the fullest extentpermitted by applicable law, each Loan Guarantor waives any defense arising out of any such electioneven though that election may operate, pursuant to applicable law, to impair or extinguish any right ofreimbursement or subrogation or other right or remedy of any Loan Guarantor against any ObligatedParty or any security.SECTION 10.05 Rights of Subrogation. No Loan Guarantor will assert any right,claim or cause of action, including, without limitation, a claim of subrogation, contribution orindemnification that it has against any Obligated Party, or any Collateral, until the Loan Parties and theLoan Guarantors have fully performed all their obligations to the Agent and the Lenders.SECTION 10.06 Reinstatement; Stay of Acceleration. If at any time any payment ofany portion of the Guaranteed Obligations is rescinded or must otherwise be restored or returned uponthe insolvency, bankruptcy, or reorganization of the Borrower or otherwise, each Loan Guarantor’sobligations under this Loan Guaranty with respect to that payment shall be reinstated at such time asthough the payment had not been made. If acceleration of the time for payment of any of the GuaranteedObligations is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all suchamounts otherwise subject to acceleration under the terms of any agreement relating to the GuaranteedObligations shall nonetheless be payable by the Loan Guarantors forthwith on demand by the Agent.SECTION 10.07 Information. Each Loan Guarantor assumes all responsibility forbeing and keeping itself informed of the Borrower’s financial condition and assets, and of all othercircumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scopeand extent of the risks that each Loan Guarantor assumes and incurs under this Loan Guaranty, andagrees that neither the Agent nor any Lender shall have any duty to advise any Loan Guarantor ofinformation known to it regarding those circumstances or risks.SECTION 10.08 [Reserved].SECTION 10.09 Maximum Liability. The provisions of this Loan Guaranty areseverable, and in any action or proceeding involving any state corporate law, or any state, Federal or-137-

foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, ifthe obligations of any Loan Guarantor under this Loan Guaranty would otherwise be held or determinedto be avoidable, invalid or unenforceable on account of the amount of such Loan Guarantor’s liabilityunder this Loan Guaranty, then, notwithstanding any other provision of this Loan Guaranty to thecontrary, the amount of such liability shall, without any further action by the Loan Guarantors or theLenders, be automatically limited and reduced to the highest amount that is valid and enforceable asdetermined in such action or proceeding (such highest amount determined hereunder being the relevantLoan Guarantor’s “Maximum Liability”). This Section 10.09 with respect to the Maximum Liability ofeach Loan Guarantor is intended solely to preserve the rights of the Lenders to the maximum extent notsubject to avoidance under applicable law, and no Loan Guarantor nor any other Person or entity shallhave any right or claim under this Section 10.09 with respect to such Maximum Liability, except to theextent necessary so that the obligations of any Loan Guarantor hereunder shall not be rendered voidableunder applicable law. Each Loan Guarantor agrees that the Guaranteed Obligations may at any time andfrom time to time exceed the Maximum Liability of each Loan Guarantor without impairing this LoanGuaranty or affecting the rights and remedies of the Lenders hereunder; provided that nothing in thissentence shall be construed to increase any Loan Guarantor’s obligations hereunder beyond itsMaximum Liability.SECTION 10.10 Contribution. In the event any Loan Guarantor (a “PayingGuarantor”) shall make any payment or payments under this Loan Guaranty or shall suffer any loss as aresult of any realization upon any collateral granted by it to secure its obligations under this LoanGuaranty, each other Loan Guarantor (each a “Non-Paying Guarantor”) shall contribute to such PayingGuarantor an amount equal to such Non-Paying Guarantor’s Guarantor Percentage (as defined below) ofsuch payment or payments made, or losses suffered, by such Paying Guarantor. For purposes of thisArticle X, each Non-Paying Guarantor’s “Guarantor Percentage” with respect to any such payment orloss by a Paying Guarantor shall be determined as of the date on which such payment or loss was madeby reference to the ratio of (i) such Non-Paying Guarantor’s Maximum Liability as of such date (withoutgiving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such Non-Paying Guarantor’s Maximum Liability has not been determined, the aggregate amount of all moniesreceived by such Non-Paying Guarantor from the Borrower after the Closing Date (whether by loan,capital infusion or by other means) to (ii) the aggregate Maximum Liability of all Loan Guarantorshereunder (including such Paying Guarantor) as of such date (without giving effect to any right toreceive, or obligation to make, any contribution hereunder), or to the extent that a Maximum Liabilityhas not been determined for any Loan Guarantor, the aggregate amount of all monies received by suchLoan Guarantors from the Borrower after the Closing Date (whether by loan, capital infusion or by othermeans). Nothing in this provision shall affect any Loan Guarantor’s several liability for the entireamount of the Guaranteed Obligations (up to such Loan Guarantor’s Maximum Liability). Each of theLoan Guarantors covenants and agrees that its right to receive any contribution under this Loan Guarantyfrom a Non-Paying Guarantor shall be subordinate and junior in right of payment to the payment in fullin cash of the Guaranteed Obligations. This provision is for the benefit of both the Agent, the Lendersand the Loan Guarantors and may be enforced by any one, or more, or all of them in accordance with theterms hereof. SECTION 10.11 Liability Cumulative. The liability of each Loan Party as a LoanGuarantor under this Article X is in addition to and shall be cumulative with all liabilities of each LoanParty to the Agent and the Lenders under this Agreement and the other Loan Documents to which suchLoan Party is a party or in respect of any obligations or liabilities of the other Loan Parties, without anylimitation as to amount, unless the instrument or agreement evidencing or creating such other liabilityspecifically provides to the contrary. -138-

SECTION 10.12 Release of Loan Guarantors. Notwithstanding anything inSection 9.02(b) to the contrary (i) a Subsidiary Guarantor shall automatically be released from itsobligations hereunder and its Loan Guaranty shall be automatically released upon the consummation ofany transaction permitted hereunder as a result of which such Subsidiary Guarantor ceases to be aDomestic Subsidiary of the Borrower and (ii) so long as no Event of Default has occurred and iscontinuing (A) a Restricted Subsidiary is designated as an Unrestricted Subsidiary in accordance withSection 6.07, (B) a Restricted Subsidiary is designated as a Receivables Subsidiary in connection with aReceivables Facility otherwise permitted hereunder and such Restricted Subsidiary owns no assets orengages in no activities other than such assets or activities which are the subject of such ReceivablesFacility or (C) a Loan Guarantor ceases to be a Wholly-Owned Subsidiary as a result of a transactionpermitted by this Agreement, then in the case of each of clauses (A), (B) and (C), such SubsidiaryGuarantor shall be automatically released from its obligations hereunder and its Loan Guaranty shall beautomatically released upon notification thereof from the Borrower to the Agent. In connection with anysuch release, the Agent shall execute and deliver to any Subsidiary Guarantor, at such SubsidiaryGuarantor’s expense, all documents that such Subsidiary Guarantor shall reasonably request to evidencesuch termination or release. Any execution and delivery of documents pursuant to the precedingsentence of this Section 10.12 shall be without recourse to or warranty by the Agent.[SIGNATURE PAGES INTENTIONALLY OMITTED]-139-